Filed Pursuant to Rule 433
Registration Statement Nos. 333-187614 and 333-187614-04

SUBJECT TO COMPLETION AND MODIFICATION
BMW AUTO LEASING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS BMW AUTO LEASING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT BMW AUTO LEASING LLC AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, BMW AUTO LEASING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-221-1037.
Term Sheet
BMW Vehicle Lease Trust 2015-2
 Issuing Entity
BMW Auto Leasing LLC
 Depositor
BMW Financial Services NA, LLC
 Sponsor, Servicer and Administrator
$1,000,000,000 ASSET BACKED NOTES
•	The issuing entity’s main sources for payment of the notes will be lease payments generated by a portfolio of retail lease contracts and the proceeds from the sale of the BMW passenger cars and BMW light trucks currently leased under those contracts.
•	SEE “RISK FACTORS” BEGINNING ON PAGE 19 OF THE ATTACHED FREE-WRITING PROSPECTUS, DATED OCTOBER 1, 2015, AND PAGE 7 OF THE PROSPECTUS, DATED OCTOBER 1, 2015, FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.
•	This term sheet does not contain complete information about the offering of the notes. No one may use this term sheet to offer and sell the notes unless it is accompanied by the free-writing prospectus, dated October 1, 2015, and the attached prospectus, dated October 1, 2015, which are attached hereto. Only the notes are being offered by this term sheet.
•	The notes are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the sponsor, the depositor or any of their affiliates. Neither the notes nor the retail lease contracts are insured or guaranteed by any government agency.
•	Credit enhancement for the notes consists of overcollateralization, the reserve fund and excess cashflow.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this term sheet and the attached free-writing prospectus and prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.
	Initial Principal Balance (1)	Interest Rate	Accrual Method	Expected Final Payment Date (2)	Final Scheduled Payment Date	Initial Price to Public	Underwriting Discount	Proceeds to Depositor (3)
Class A-1 Notes	$171,000,000	____%	Actual/360	May 20, 2016	October 20, 2016%		%	%
Class A-2a Notes	$440,000,000 (aggregate)(4)	____%	30/360	May 22, 2017	January 22, 2018%		%	%
Class A-2b Notes		LIBOR plus ____%	Actual/360	May 22, 2017	January 22, 2018%		%	%
Class A-3 Notes	$308,000,000	____%	30/360	January 22, 2018	September 20, 2018%		%	%
Class A-4 Notes	$81,000,000	____%	30/360	April 20, 2018	February 20, 2019%		%	%
Total	$1,000,000,000					$	$	$
(1)
The initial principal balance of each class of notes set forth above is approximate, and is subject to a variance of plus or minus 5%.  The aggregate initial principal balance of the notes will be $1,000,000,000.

(2)	Based on the assumptions set forth under the heading “Weighted Average Lives of the Notes” in the attached free-writing prospectus, dated October 1, 2015.
(3)	Before deducting expenses expected to be $________.
(4)
The allocation of the initial principal balance between the Class A-2a Notes and Class A-2b Notes will be determined on the day of pricing of the notes offered hereunder. The depositor expects that the initial principal balance of the Class A-2b Notes will not exceed $220,000,000.

The issuing entity will pay interest and principal on the notes on the 20th day of each month (or, if the 20th day is not a business day, the next business day).  The first payment date, which is the first expected distribution date for purposes of Item 1102(g) of Regulation AB, will be November 20, 2015.
The notes will not be listed on any securities exchange.  Currently, there is no public market for the notes.
This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.  The information in this term sheet supplements and supersedes any information to the contrary contained in the free-writing prospectus, dated as of October 1, 2015, related to the notes.
We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about October 14, 2015.
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act, the issuing entity will be relying on its failure to meet the definitional requirements of the defined term “investment company” under Section 3(a)(l) of the Investment Company Act, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Underwriters

Credit Suisse	Mizuho Securities	RBC Capital Markets
Co-Managers
BofA Merrill Lynch	Credit Agricole Securities
October 7, 2015

Important Notice About Information
Presented in this Term Sheet
This term sheet supplements and revises, and should be read in conjunction with, the free-writing prospectus, dated October 1, 2015 (the “Initial Free-Writing Prospectus”), which is attached hereto.  To the extent that any information varies between this term sheet and the Initial Free-Writing Prospectus, you should rely on the information in this term sheet.  In addition to the specific changes to the Initial Free-Writing Prospectus that are set forth below, all changes set forth below apply globally to the Initial Free-Writing Prospectus.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Initial Free-Writing Prospectus.
This term sheet is not required to contain all information that is required to be included in the final prospectus supplement and the accompanying prospectus.  The information in this term sheet is preliminary and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale.
Some of the factors you should consider before making an investment in the notes are described in the Initial Free-Writing Prospectus and in the attached prospectus under the heading “Risk Factors.”
The information in the Initial Free-Writing Prospectus is hereby updated on the pages and in the sections identified below as follows:
Front Cover Page:
•	The blanks appearing in the list of Co-Managers’ names on the front cover page are deleted and replaced with the following:
BofA Merrill Lynch	Credit Agricole Securities
•	The following section is hereby added immediately before the section entitled “Statements to Noteholders”:
Use of Proceeds
The net proceeds from the sale of the Notes, which equal the proceeds of the public offering minus expenses relating thereto in the amount of $__________, together with the net proceeds from the private placement of the Certificates, will be applied by the Issuing Entity to acquire the SUBI Certificate from the Depositor.  The Depositor will then use the proceeds paid to the Depositor by the Issuing Entity to pay BMW LP the purchase price for the SUBI Certificate and to make the required deposit to the Reserve Fund.

•	The following section is hereby added immediately before the section entitled “Notice to Investors”:
Plan of Distribution
Subject to the terms and conditions set forth in an underwriting agreement relating to the Notes, the Depositor has agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, and the underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Notes.
Underwriter	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes
Credit Suisse Securities (USA) LLC	$ __________	$ __________	$ __________	$ __________	$ __________
Mizuho Securities USA Inc.	__________	__________	__________	__________	__________
RBC Capital Markets, LLC	__________	__________	__________	__________	__________
Credit Agricole Securities (USA) Inc.	__________	__________	__________	__________	__________
Merrill Lynch, Pierce, Fenner & Smith Incorporated	__________	__________	__________	__________	__________
Total	$171,000,000	$ __________	$ __________	$308,000,000	$81,000,000
The underwriting agreement provides, subject to conditions precedent, that the underwriters will be obligated to purchase all the Notes if any are purchased. The underwriting agreement provides that if there is an
1

event of default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Depositor has been advised that the underwriters propose initially to offer the Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the principal amount of the Notes set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the principal amount of the Notes set forth below.  After the initial public offering of the Notes, the public offering prices and concessions referred to in this paragraph may change.
Class of Notes	Selling Concession	Reallowance Discount
Class A-1	____%	____%
Class A-2a	____%	____%
Class A-2b	____%	____%
Class A-3	____%	____%
Class A-4	____%	____%

The Depositor and BMW FS have jointly and severally agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect thereof.
In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.  The Issuing Entity may, from time to time, invest funds in the SUBI Collection Account or the Reserve Fund in Permitted Investments (as defined in the attached prospectus) acquired from the underwriters.
The Notes are new issues of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Notes as permitted by applicable laws and regulations.  The underwriters are not obligated, however, to make a market in the Notes, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.
In connection with the offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions.  Overallotment involves sales in excess of the offering size which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes.  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions.  If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.
Back Cover Page:
•	The blanks appearing in the list of Co-Managers’ names on the back cover page are deleted and replaced with the following:
BofA Merrill Lynch
Credit Agricole Securities
2

BMW Auto Leasing LLC Depositor	BMW Vehicle Lease Trust 2015-2 Issuing Entity
TERM SHEET
BMW Financial Services NA, LLC Sponsor, Servicer and Administrator	Underwriters Credit Suisse Mizuho Securities RBC Capital Markets Co-Managers BofA Merrill Lynch Credit Agricole Securities
October 7, 2015

BMW AUTO LEASING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS BMW AUTO LEASING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT BMW AUTO LEASING LLC AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, BMW AUTO LEASING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-221-1037.
Free-Writing Prospectus
BMW Vehicle Lease Trust 2015-2
 Issuing Entity
BMW Auto Leasing LLC
 Depositor
BMW Financial Services NA, LLC
 Sponsor, Servicer and Administrator
$1,000,000,000 ASSET BACKED NOTES
•	The issuing entity’s main sources for payment of the notes will be lease payments generated by a portfolio of retail lease contracts and the proceeds from the sale of the BMW passenger cars and BMW light trucks currently leased under those contracts.
•	SEE “RISK FACTORS” BEGINNING ON PAGE 19 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.
•	This free-writing prospectus does not contain complete information about the offering of the notes. No one may use this free-writing prospectus to offer and sell the notes unless it is accompanied by the attached prospectus. Only the notes are being offered by this free-writing prospectus.
•	The notes are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the sponsor, the depositor or any of their affiliates. Neither the notes nor the retail lease contracts are insured or guaranteed by any government agency.
•	Credit enhancement for the notes consists of overcollateralization, the reserve fund and excess cashflow.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this free-writing prospectus and the attached prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.
	Initial Principal Balance (1)	Interest Rate	Accrual Method	Expected Final Payment Date (2)	Final Scheduled Payment Date	Initial Price to Public	Underwriting Discount	Proceeds to Depositor (3)
Class A-1 Notes	$171,000,000	____%	Actual/360	May 20, 2016	October 20, 2016%		%	%
Class A-2a Notes	$440,000,000 (aggregate) (4)	____%	30/360	May 22, 2017	January 22, 2018%		%	%
Class A-2b Notes		LIBOR plus ____%	Actual/360	May 22, 2017	January 22, 2018%		%	%
Class A-3 Notes	$308,000,000	____%	30/360	January 22, 2018	September 20, 2018%		%	%
Class A-4 Notes	$81,000,000	____%	30/360	April 20, 2018	February 20, 2019%		%	%
Total	$1,000,000,000					$	$	$
(1)	The initial principal balance of each class of notes set forth above is approximate, and is subject to a variance of plus or minus 5%. The aggregate initial principal balance of the notes will be $1,000,000,000.
(2)	Based on the assumptions set forth under the heading “Weighted Average Lives of the Notes.”
(3)	Before deducting expenses expected to be $________.
(4)	The allocation of the initial principal balance between the Class A-2a Notes and Class A-2b Notes will be determined on the day of pricing of the notes offered hereunder. The depositor expects that the initial principal balance of the Class A-2b Notes will not exceed $220,000,000.
The issuing entity will pay interest and principal on the notes on the 20th day of each month (or, if the 20th day is not a business day, the next business day). The first payment date, which is the first expected distribution date for purposes of Item 1102(g) of Regulation AB, will be November 20, 2015.
The notes will not be listed on any securities exchange.  Currently, there is no public market for the notes.
This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.
We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about October 14, 2015.
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act, the issuing entity will be relying on its failure to meet the definitional requirements of the defined term “investment company” under Section 3(a)(l) of the Investment Company Act, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Underwriters
Credit Suisse	Mizuho Securities	RBC Capital Markets
Co-Managers
__________	__________
October 1, 2015

TABLE OF CONTENTS
Page
Summary of Transaction	1
Summary of Monthly Deposits to and Withdrawals From Accounts	2
Summary of Monthly Distributions of Available Amounts	3
Summary of Terms	4
Risk Factors	19
Defined Terms	31
Overview of the Transaction	31
The Issuing Entity	32
Formation	32
Property of the Issuing Entity	33
Capitalization of the Issuing Entity	34
The Depositor	34
The Sponsor, Administrator and Servicer	35
General	35
Securitization Experience	35
Servicing	36
Repurchase Requests	36
Affiliations and Related Transactions	36
The Owner Trustee and the Indenture Trustee	36
Wilmington Trust, National Association	36
U.S. Bank National Association	37
The Vehicle Trust and the Vehicle Trustee	38
The SUBI	38
General	38
Transfers of the SUBI Certificate	39
The Specified Leases	39
General	39
Characteristics	40
Residual Values	45
Calculation of the Securitization Value of the Specified Leases	45
Delinquencies, Repossessions and Loss Information	46
Static Pools	50
Pool Underwriting	50
Review of Pool Assets	50
Maturity, Prepayment and Yield Considerations	51
Weighted Average Lives of the Notes	52
Note Factors	58
Statements to Noteholders	58
BMW FS’ Financing Program	58
Description of the Notes	59
General	59
Interest	59
Principal	60
Optional Purchase	61
Book-Entry Registration	62
Indenture	62
Notices	62
Governing Law	62
Payments on the Notes	62
Determination of Available Funds	63
Priority of Payments	63

The Certificates	64
Credit Enhancement	64
Overcollateralization	65
Reserve Fund	65
Excess Cashflow	66
Description of the Transaction Documents	66
Transfer, Assignment and Pledge of the SUBI Certificate	66
Accounts	66
Collections	67
Advances	68
Servicing Compensation	69
Net Deposits	69
Optional Purchase	69
Sales Proceeds and Termination Proceeds	69
Extensions and Pull-Ahead Program	71
Notification of Liens and Claims	71
Servicer Defaults	71
Removal of Servicer	71
Modification of the Transaction Agreements	72
Duties of the Vehicle Trustee, the Owner Trustee and the Indenture Trustee	72
Fees and Expenses	74
Legal Proceedings	74
Material Income Tax Consequences	75
Tax Characterization of the Trust	75
Treatment of the Notes as Indebtedness	75
Tax Status of the Vehicle Trust	75
ERISA Considerations	75
Prohibited Transactions	76
“Look-through” Rule under the Plan Assets Regulation	76
Treatment of Notes as Debt	76
Ratings of the Notes	77
Notice to Investors	77
Legal Opinions	79
Index of Principal Terms	80

APPENDIX A - Static Pool Information	Ap-A-1

ANNEX A - Global Clearance, Settlement and Tax Documentation Procedures	A-1

APPENDIX B - Assumed Cashflows	B-1

APPENDIX I - Base Prospectus	I-1

Important Notice About Information Presented in this
 Free-Writing Prospectus and the Prospectus Attached Hereto as Appendix I
Information about the securities is provided in two separate documents that provide varying levels of detail:  (1) the attached prospectus, attached hereto as Appendix I, provides general information, some of which may not apply to a particular class of securities, including your securities, and (2) this free-writing prospectus, which describes the specific terms of your securities.  The final structure will be set forth in the term sheet to be distributed to potential investors prior to the pricing of this transaction.
Cross-references are included in this free-writing prospectus and in the attached prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the Table of Contents beginning on page ii in this free-writing prospectus and the Table of Contents beginning on page i in the attached prospectus.  The information set forth in Appendix A, Appendix B and Annex A is deemed to be a part of this free-writing prospectus.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this free-writing prospectus and the attached prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.
We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.
You should not assume that the information contained or incorporated by reference in this free-writing prospectus or the attached prospectus is accurate as of any date other than the date on the front cover of this free-writing prospectus.
Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this free-writing prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this free-writing prospectus speak only as of the date of this free-writing prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this free-writing prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.
This free-writing prospectus is not required to contain all information that is required to be included in the final prospectus supplement and base prospectus.  The information in this free-writing prospectus is preliminary and is subject to completion or change.  The information in this free-writing prospectus, if conveyed prior to the time of your commitment to purchase any class of notes, supersedes any information contained in any prior free-writing prospectus relating to the notes.

Summary of Transaction

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this free-writing prospectus and the attached prospectus for a further description.

1

Summary of Monthly Deposits to and Withdrawals From Accounts*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this free-writing prospectus and the attached prospectus for a further description.

2

Summary of Monthly Distributions of Available Amounts*
(Prior to an Acceleration of the Maturity of the Notes)

*     This chart provides only a simplified overview of the monthly flow of funds.  Refer to this free-writing prospectus and the attached prospectus for a further description.

3

Summary of Terms
The following summary contains a brief description of the notes.  You will find a detailed description of the terms of the offering of the notes following this summary.  You should carefully read this entire document and the attached prospectus to understand all of the terms of the offering of the notes.  You should consider both documents when making your investment decision.
RELEVANT PARTIES

Issuing Entity	BMW Vehicle Lease Trust 2015-2, which we refer to as the “issuing entity” or the “trust”, is a Delaware statutory trust. The issuing entity will be established by the trust agreement.

Depositor	BMW Auto Leasing LLC. The depositor’s address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307-4000.

Sponsor, Seller, Servicer and Administrator	BMW Financial Services NA, LLC, which we refer to as “BMW FS.” The sponsor’s address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307‑4000.

Indenture Trustee	U.S. Bank National Association.

Owner Trustee	Wilmington Trust, National Association.

Vehicle Trust (and issuing entity with respect to the SUBI Certificate)	Financial Services Vehicle Trust.

Vehicle Trustee	BNY Mellon Trust of Delaware.

UTI Beneficiary	BMW Manufacturing L.P.

RELEVANT AGREEMENTS

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

Trust Agreement
The trust agreement, as amended and restated, between the depositor and the owner trustee.  The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.

Servicing Agreement
The basic servicing agreement between the servicer and the vehicle trust, as supplemented by the servicing agreement among the vehicle trust, the UTI Beneficiary and the servicer.  The servicing agreement governs the servicing of the leases and the leased vehicles by the servicer.

Administration Agreement
The administration agreement among the administrator, the depositor, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

4

SUBI Trust Agreement
Collectively, the vehicle trust agreement, as amended and restated, between BMW Manufacturing L.P. and the vehicle trustee, which governs the vehicle trust, and the SUBI supplement thereto between BMW Manufacturing L.P. and the vehicle trustee, under which the SUBI is issued.

SUBI Certificate Transfer Agreement	The SUBI certificate transfer agreement between BMW Manufacturing L.P. and the depositor, under which the SUBI certificate is conveyed to the depositor.

Issuer SUBI Certificate Transfer Agreement
The issuer SUBI certificate transfer agreement between the depositor and the issuing entity, under which the depositor’s right, title and interest in the SUBI certificate is transferred to the issuing entity.

RELEVANT DATES

Closing Date	Expected to be October 14, 2015.

Cutoff Date
The Cutoff Date for the specified leases and related specified leased vehicles allocated to the 2015-2 SUBI on the Closing Date and for the statistical pool is the close of business on August 31, 2015.

Collection Period
For any payment date other than the initial payment date, the month immediately preceding the month in which the related payment date occurs.  The collection period for the November 2015 payment date will begin on September 1, 2015 and end on October 31, 2015.

Payment Dates
The trust will pay interest and principal on the notes on the 20th day of each month with amounts received during the immediately preceding collection period, less amounts, if any, due to the servicer, and other amounts available for such purpose on deposit in the applicable trust accounts. If the 20th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is expected to be November 20, 2015.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due and payable on the final scheduled payment date indicated for each class of notes on the cover of this free-writing prospectus.

Expected Final Payment Dates
The final principal payment for each class of notes is expected to be made on or prior to the applicable expected final payment date specified on the front cover of this free-writing prospectus.  However, due to a variety of factors described herein, there can be no assurance that your class of notes will not actually be paid in full on an earlier or on a later payment date.  We refer you to “Risk Factors” in this free-writing prospectus and the attached prospectus for discussions of certain of these factors.

5

Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record at the close of business on the business day immediately preceding the payment date or redemption date, as applicable.  If the notes are issued in definitive form, the record date will be the last business day of the month preceding the payment date or the redemption date, as applicable.

DESCRIPTION OF THE ASSETS OF THE ISSUING ENTITY

Assets
The primary assets of the issuing entity will consist of the SUBI certificate, which represents the beneficial interest in a pool of closed-end BMW leases, the related BMW leased vehicles and related assets, including the right to receive monthly payments under the specified leases and the amounts realized from sales of the related specified vehicles, together with amounts in various accounts, including a reserve fund.

The information presented in this free-writing prospectus relates to a statistical portfolio of specified leases and the related specified vehicles as of the cutoff date.  The statistical portfolio of the specified leases and leased vehicles presented in this free-writing prospectus is based on a statistical portfolio of 31,337 leases and related leased vehicles.  The actual pool of leases and the related leased vehicles allocated to the 2015-2 SUBI on the closing date may vary from those included in the statistical pool because leases and related leased vehicles may be added to or removed from the pool of SUBI assets if the actual discount rate varies from the statistical discount rate as discussed below. Any variance between the characteristics of the pool information in this free-writing prospectus and the actual characteristics is not expected to be material.

As of the cutoff date, the statistical portfolio of the specified leases presented in this free-writing prospectus had the following characteristics:

•	the aggregate securitization value, based on a securitization rate calculated using the statistical discount rate, of the specified leases was $1,201,944,684.03;

•	the discounted aggregate residual value of the specified leases being financed was $741,593,068.21 (which is approximately 61.70% of the aggregate securitization value);

•	the weighted average original term to maturity of the specified leases was 36 months; and

•	the weighted average remaining term to maturity of the specified leases was 25 months.

6

The securitization value of the specified leases will equal the sum of (i) the present value of the remaining monthly payments payable under the specified leases and (ii) the present value of the residual values of the related specified vehicles, each determined using a discount rate equal to the securitization rate.  The residual value of each specified vehicle will be the lesser of (x) the residual value as determined by the Automotive Lease Guide at the time the related lease contract was originated and (y) the residual value as provided by the Automotive Lease Guide in August 2015.  The “securitization rate” for any specified lease and the related specified vehicle is an annualized rate that is the greater of (a) the imputed interest rate for such specified lease and (b) a discount rate of _____%.  For purposes of presenting the pool information in this free-writing prospectus, the securitization rates have been calculated using a statistical discount rate of 7.25%.  The actual discount rate may be greater than or less than the statistical discount rate, but such variance is not expected to be material.
If the actual discount rate is different than the statistical discount rate, then the statistical characteristics of the specified leases and related specified leased vehicles may vary somewhat from the statistical distribution of those characteristics presented in this free-writing prospectus, because leases and the related leased vehicles may be added to or removed from the pool of SUBI assets (depending on whether the actual discount rate is greater than or less than the statistical discount rate).  Any variance between the characteristics of the pool information in this free-writing prospectus and the actual characteristics is not expected to be material.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the specified leases and certain disclosure in this free-writing prospectus and the attached prospectus relating to the specified leases, as described under “Review of Pool Assets” below.

As described in “BMW FS’ Financing Program” in this free-writing prospectus and “BMW FS’ Lease Financing Program—Underwriting” in the attached prospectus, under BMW FS’ origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of

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internet verification tools and a review of the applicant’s credit score based on a combination of their credit bureau score and BMW FS’ own internal credit scoring process.  21,552 specified leases in the statistical pool, having an aggregate principal balance of approximately $824,401,029.24 (approximately 68.59% of the aggregate securitization value of the specified leases in the statistical portfolio as of the cutoff date) were automatically approved.  BMW FS determined that whether a specified lease was accepted automatically by BMW FS’ electronic credit decision system or was accepted following review by a BMW FS credit buyer was not indicative of the quality of the related specified lease.  No completed applications for specified leases in the statistical pool were automatically rejected.

The SUBI Certificate
On the closing date, the vehicle trust will issue a special unit of beneficial interest, which is also called a SUBI, which will constitute a beneficial interest in the specified leases and the related specified vehicles.
The SUBI certificate will evidence a beneficial interest in the related SUBI assets, and not a direct ownership interest in those SUBI assets. The SUBI assets are the specified leases and specified vehicles. By holding the SUBI certificate, the issuing entity will be entitled to receive an amount equal to all payments made in respect of the SUBI assets.
The SUBI certificate will be transferred to the issuing entity on the closing date. The SUBI certificate will not be offered to you under this free-writing prospectus.
The SUBI certificate will not evidence an interest in any vehicle trust assets other than the SUBI assets, and payments made on or in respect of all other vehicle trust assets will not be available to make payments on the notes or the certificates.

For more information regarding the issuing entity’s property, see “The Issuing Entity—Property of the Issuing Entity,” “The SUBI” and “The Specified Leases” in this free-writing prospectus.

Removal of Assets
The servicer may be required to reallocate from the SUBI certain leases and leased vehicles if, among other things, (i) there is a breach of the representations and warranties relating to those leases or leased vehicles and such breach materially and adversely affects the interests of the issuing entity and such breach is not timely cured or (ii) the servicer extends a lease so that it matures later than the last day of the collection period preceding the final scheduled payment date of the latest maturing class of notes.  In addition, the servicer may purchase any leased vehicle for which the related lease has reached its maturity date pursuant to the terms of the servicing agreement.

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DESCRIPTION OF THE SECURITIES

General
The notes consist of:
•         the Class A-1 Notes,
•         the Class A‑2a Notes and Class A-2b Notes (together, the “Class A-2 Notes”),
•        the Class A-3 Notes, and
•        the Class A-4 Notes.
The initial principal balance of each class of notes is specified on the front cover of this free-writing prospectus.
The allocation of the initial principal balance of the Class A-2 Notes between the Class A-2a Notes and Class A-2b Notes will be determined on the day of pricing of the notes offered hereunder. The depositor expects that the initial principal balance of the Class A-2b Notes will not exceed $220,000,000.
The issuing entity will also issue certificates representing the equity interest in the issuing entity.  The certificates will initially be held by the depositor.  The depositor currently does not expect to sell the certificates, but is not prohibited from doing so.  The depositor is not offering the certificates by this free-writing prospectus.  Any information in this free-writing prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

Terms of the Notes
In general, noteholders will receive payments of interest and principal from the issuing entity only to the extent that collections from trust assets are sufficient to make those payments.  Collections from trust assets will be divided among the various classes of securities in specified proportions.  The issuing entity will pay interest and principal to noteholders of record as of the preceding record date.

Interest.  The interest rate for each class of notes (other than the Class A-2b Notes) will be a fixed rate, as set forth on the cover of this free-writing prospectus.  The interest rate for the Class A-2b Notes will be a floating rate equal to one-month LIBOR plus the applicable spread set forth on the cover page to this free-writing prospectus.

The Class A-1 Notes and Class A-2b Notes will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the next payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) November 20, 2015.  This means that the interest due on each payment date will be the product of:

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• the outstanding principal balance of the related class of notes,
• the related interest rate, and

•        the actual number of days from (and including) the previous payment date (or, in the case of the first payment date, the actual number of days from (and including) the closing date) to (but excluding) the current payment date, divided by 360.

The Class A-2a Notes, Class A-3 Notes and Class A-4 Notes will accrue interest on a 30/360 basis from (and including) the 20th day of the calendar month preceding a payment date to (but excluding) the 20th day of the calendar month in which the payment date occurs, except that the first interest accrual period will be from (and including) the closing date to (but excluding) November 20, 2015. This means that the interest due on each payment date will be the product of:

• the outstanding principal balance of the related class of notes,
• the related interest rate, and
• 30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) November 20, 2015 (assuming a 30-day calendar month)) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes.  If noteholders of any class do not receive all interest owed to them on a payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall.

Principal.  The trust generally will pay principal sequentially to the earliest maturing class of Class A Notes then outstanding until that class is paid in full, and will pay principal to the Class A-2a Notes and Class A-2b Notes pro rata, based on the outstanding principal balances of those classes of notes, until each such class is paid in full.

Priority of Distributions
From collections collected or received in respect of the SUBI assets during the related collection period and, in the event of a shortfall in making the payments described in clauses 1 through 4, amounts withdrawn from the reserve fund, the issuing entity will pay the following amounts on each payment date in the following order of priority:

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1. to the servicer, the payment date advance reimbursement,

2. to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods,

3. to the note distribution account, for distribution to the noteholders, the accrued interest on the notes,

4.       to the note distribution account, the “first priority principal distribution amount”, which will generally be an amount equal to the excess of the aggregate outstanding amount of the notes over the aggregate securitization value as of the last day of the related collection period, which amount will be allocated to pay principal on the notes in the order of priority set forth under “––Distributions from the Note Distribution Account” and “––Acceleration of the Notes; Change in Priority of Distribution upon Acceleration of the Notes or Liquidation of the Assets of the Issuing Entity” below,

5.       to the reserve fund, the amount, if any, necessary to cause the amount on deposit in the reserve fund to equal the reserve fund requirement, which is 0.25% of the aggregate securitization value of the specified leases as of the cutoff date or, on any payment date occurring on or after the date on which the aggregate principal balance of the notes has been reduced to zero, zero,

6.     to the note distribution account, the “regular principal distribution amount”, which will generally be an amount equal to the excess of:
•        the aggregate outstanding amount of the notes over
•        the excess of (i) the aggregate securitization value as of the last day of the related collection period over (ii) the overcollateralization target amount (as described below); provided, that the amount will be reduced by any amounts previously deposited in the note distribution account pursuant to clause (4) above; which amount will be allocated to pay principal on the notes in the order of priority set forth under “––Distributions from the Note Distribution Account” and “––Acceleration of the Notes; Change in Priority of Distribution upon Acceleration of the Notes or Liquidation of the Assets of the Issuing Entity” below,

7. to the indenture trustee and the owner trustee, the trustee fees, expenses or indemnities for such payment date to the extent not paid by the servicer, in its capacity as administrator, and all
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unpaid trustee fees, expenses or indemnities from prior payment dates to the extent not otherwise paid by the servicer, in its capacity as administrator, and

8. to the holders of the certificates, all remaining amounts.

On the final scheduled payment date of any class of notes, the amount required to be allocated to the note distribution account will include the amount necessary to reduce the principal balance of that class of notes to zero.
The “overcollateralization target amount” is equal to (i) with respect to any payment date on or prior to the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 18.95% of the aggregate securitization value of the specified leases as of the cutoff date and (ii) with respect to any payment date after the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 17.95% of the aggregate securitization value of the specified leases as of the cutoff date.

Distributions from the Note Distribution Account	From deposits made to the note distribution account, the issuing entity will generally pay principal on the notes in the following order of priority:

•        to the Class A-1 Notes until they are paid in full,
•        to the Class A-2a Notes and Class A-2b Notes, pro rata, based on the outstanding principal balances of those classes of notes, until each such class is paid in full,
•        to the Class A-3 Notes until they are paid in full, and
•        to the Class A-4 Notes until they are paid in full.

Acceleration of the Notes; Change in Priority of Distribution upon Acceleration of the Notes or Liquidation of the Assets of the Issuing Entity
Following the occurrence of any of the following events of default (which are referred to in the attached prospectus as “Indenture Defaults”), the indenture trustee (at the direction of the holders of a majority of the aggregate outstanding amount of the notes) may accelerate the notes to become immediately due and payable:

• a default for five days or more in payment of interest on the notes;
• a default in the payment of principal of any note at its final scheduled payment date or redemption date;
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•       a default in the observance or performance of any covenant or agreement of the issuing entity or breach of any representation or warranty of the issuing entity (that is not cured or eliminated) under the indenture or in connection therewith; or

•        an insolvency or a bankruptcy with respect to the issuing entity;
provided that a delay in or failure of performance referred to under the first bullet point above for a period of 45 days, under the second bullet point above for a period of 60 days or under the third bullet point above for a period of 120 days, will not constitute an event of default if that failure or delay was caused by a force majeure or other similar occurrence.
See “Payments on the Notes” and “Description of the Notes—Indenture—Indenture Defaults and Remedies” in this free-writing prospectus.

Also, upon an event of default and acceleration of the notes, the indenture trustee may liquidate or sell the assets of the issuing entity; provided that if such event of default is not caused by a failure to pay interest or principal, then the following conditions must be met:

•        the proceeds of the sale or liquidation of the trust assets would be sufficient to repay the noteholders in full;
•        100% of the noteholders consent to such sale or liquidation; or
•        the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuing entity will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and noteholders holding at least 66-2/3% of the aggregate principal amount of notes outstanding consent to such sale or liquidation.

Following the acceleration of the notes or the liquidation of the assets of the issuing entity, the issuing entity will pay principal first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, and second, to the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes, pro rata, based on the outstanding principal balances of those classes of notes, until each such class is paid in full.
Following the occurrence of an event of default that has not resulted in an acceleration of the notes, no change will be made in the priority of payments on the notes on each payment date.

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Minimum Denominations, Registration, Clearance and Settlement
The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase
The servicer may, at its option, purchase the interest in the SUBI evidenced by the SUBI certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the aggregate outstanding note balance is less than or equal to 5% of the initial aggregate principal balance of the notes.

We refer you to “Description of the Transaction Documents—Optional Purchase” in this free-writing prospectus for more detailed information.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing credit losses on the leases, residual losses on the related leased vehicles and other shortfalls in cash flows.  The available credit enhancement is limited.  Losses on the leases and related leased vehicles in excess of available credit enhancement will not result in a writedown of the principal balances of the notes.  Instead, if losses on the leases and related leased vehicles exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.
The credit enhancement for the notes will include:

• overcollateralization, • the reserve fund, and • excess cashflow.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See “Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses,” “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain notes” and “Payments on the Notes” in this free-writing prospectus.

Overcollateralization. Overcollateralization represents the amount by which the aggregate securitization value of the specified leases exceeds the aggregate principal amount of the notes outstanding.  Overcollateralization will be available to absorb credit losses on the leases and residual losses on the related leased vehicles that are not otherwise covered by excess cashflow, if any.

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The aggregate securitization value of the specified leases as of the cutoff date is expected to exceed the initial aggregate principal amount of the notes by approximately 16.80% of the aggregate securitization value of the specified leases as of the cutoff date.  Clause 6 in the “Priority of Distributions” above results in the application of all remaining funds, including any excess cashflow, to achieve and maintain overcollateralization at the overcollateralization target amount.  This application will result in the payment of more principal on the notes so long as these amounts are available for this purpose.  As the principal balance of the notes is reduced faster than the reduction in the aggregate securitization value of the specified leases, credit enhancement in the form of additional overcollateralization is created.

Reserve Fund.  As an additional source of credit enhancement, the depositor will establish a reserve fund.
On each payment date, the issuing entity will use funds in the reserve fund to cover shortfalls in payments due to the servicer and interest and the first priority principal distribution amount required to be paid on the notes.
The reserve fund will be funded as follows:
•        on the closing date, the depositor will make an initial deposit to the reserve fund of an amount equal to 0.25% of the aggregate securitization value of the specified leases as of the cutoff date; and
•       on each payment date, amounts needed to increase the reserve fund balance to the required reserve fund balance will be deposited into the reserve fund after payments of higher priority have been made.
On each payment date, after all required distributions have been made, the amount on deposit in the reserve fund in excess of the reserve fund requirement will be released to the certificateholder.
Excess Cashflow.  The securitization rate, which is used to calculate the aggregate securitization value of the specified leases, is expected to be greater than the sum of the weighted average of the interest rates payable on the notes and the aggregate rate payable to the servicer in respect of servicing compensation and reimbursement.  The amount of monthly collections corresponding to the difference between these rates will serve as additional credit enhancement.

For more detailed information about the credit enhancement for the notes, we refer you to “Credit Enhancement” in this free-writing prospectus.

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Advances
On or before each deposit date, the servicer (i) is required to advance to the issuing entity lease payments that are due but unpaid by the related lessees and (ii) may, at its option, advance to the issuing entity an amount equal to the securitization value of leased vehicles for which the related leases have terminated during the related collection period and that the servicer has not sold.  The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or leased vehicle.

Servicer Compensation
As compensation for its roles as servicer and administrator, BMW FS, will be entitled to receive a servicing fee for each collection period in an amount equal to 1.00% per annum of the outstanding aggregate securitization value of the specified leases as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the aggregate securitization value of the specified leases as of the cutoff date and (b) 1.00% per annum of the outstanding aggregate securitization value of the specified leases as of October 1, 2015.  In addition, as additional servicing compensation, the servicer will be entitled to retain any and all expense reimbursements, late payment fees, extension fees, early termination fees, prepayment charges, administrative fees or similar charges received with respect to any lease other than excess wear and tear or excess mileage charges.  The servicing fee will be payable on each payment date prior to any other distributions.  For more detailed information about additional servicing compensation, we refer you to “Description of the Transaction Documents—Servicing Compensation” in this free-writing prospectus.

Trustee Fees and Expenses
Each trustee will be entitled to a fee (and will be entitled to be reimbursed for all costs and expenses incurred) in connection with the performance of its respective duties.
The indenture trustee will be entitled to an annual fee equal to $3,000.
The owner trustee will be entitled to an annual fee equal to $2,500.
The trustee fees and other costs, expenses and indemnities of the trustees will be paid directly by the servicer, in its capacity as administrator, from amounts received as the servicing fee.

CUSIP Numbers	Class A-1 Notes: 05581Q AA6 Class A-2a Notes: 05581Q AB4 Class A-2b Notes: 05581Q AC2 Class A-3 Notes: 05581Q AD0 Class A-4 Notes: 05581Q AE8

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Tax Status
Special tax counsel to the depositor is of the opinion that although there is no authority with respect to a transaction closely comparable to that contemplated herein:
•        notes sold on the closing date to parties unrelated to the initial holders of the certificates will constitute indebtedness for federal income tax purposes, and
•        the issuing entity will not constitute an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.
By accepting a note, each holder or beneficial owner will be deemed to have agreed to treat the notes as indebtedness. You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.
We refer you to “Material Income Tax Consequences” in this free-writing prospectus and “Material Income Tax Consequences” in the attached prospectus.

ERISA Considerations
The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this free-writing prospectus and in the attached prospectus.
We refer you to “ERISA Considerations” in this free-writing prospectus and in the attached prospectus.  If you are a benefit plan fiduciary considering purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds
The Class A-1 Notes have been structured to be “eligible securities” as defined in paragraph (a)(12) of  Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund’s investment policies, ratings requirements and objectives.

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Ratings	It is a condition to the issuance of the notes that they receive the following ratings from Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”):

Class	Fitch	Moody’s
A-1	F1+sf	Prime-1(sf)
A-2a	AAAsf	Aaa(sf)
A-2b	AAAsf	Aaa(sf)
A-3	AAAsf	Aaa(sf)
A-4	AAAsf	Aaa(sf)

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Certain Investment Company Act Considerations
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act, the issuing entity will be relying on its failure to meet the definitional requirements of the defined term “investment company” under Section 3(a)(l) of the Investment Company Act, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

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Risk Factors
You should consider the following risk factors (and the risk factors set forth under “Risk Factors” in the attached prospectus) in deciding whether to purchase the notes:
Because the issuing entity has limited assets, there is only limited protection against potential losses.
The only sources of funds for payments on the notes are the assets of the issuing entity and the reserve fund.  The notes are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the vehicle trust, the servicer, any trustee or any of their affiliates.  You must rely solely on payments on the leases and related leased vehicles and amounts on deposit in the reserve fund for payments on the notes.  Although funds in the reserve fund will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve fund will be limited.  If the entire reserve fund has been used, the issuing entity will depend solely on current collections on the leases and related leased vehicles to make payments on the notes.  Any excess amounts released from the reserve fund to the certificateholders will no longer be available to noteholders on any later payment date.  We refer you to “Credit Enhancement—Reserve Fund” in this free-writing prospectus.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.
Payment defaults or the insolvency or dissolution of the issuing entity may result in prepayment of the notes if the assets of the issuing entity are liquidated, which may result in losses.  If the issuing entity fails to pay principal on the notes when due, or fails to pay interest on the notes within five days of the due date (or at the end of any applicable grace period described herein), an event of default will occur.  If this happens and the notes are accelerated, the indenture trustee, subject to the terms of the indenture may sell or may be directed by holders of 100% (or, in some cases, 66-2/3%) of the aggregate principal amount of the notes outstanding to sell the assets of the issuing entity and prepay the notes.  In the event the indenture trustee sells the assets of the issuing entity under adverse market conditions, proceeds from such sale may not be sufficient to repay all of the notes and you may suffer a loss.

You may have difficulty selling your notes or obtaining your desired sales price.
The notes will not be listed on any securities exchange. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.
Continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of

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government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for some forms of asset-backed securities.  This period of illiquidity may continue, or even worsen, and may adversely affect the market value of your notes and your ability to locate a willing purchaser.  The market value of the notes is likely to fluctuate.  Fluctuation may be significant and could result in significant losses to you.
Furthermore, the issuance and terms of the notes will not comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (the “CRR”) and other similar regulations.  Moreover, Section 5 of Chapter III of the regulation implementing the EU Alternative Investment Fund Managers Directive (“AIFMD”), which generally became effective on July 22, 2013, introduced risk retention requirements in respect of alternative investment fund managers (i) which are required to become authorized under that directive and (ii) which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds. Lack of compliance with the CRR, the AIFMD or such other similar regulations may preclude certain investors from purchasing the notes.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.  For additional information, you should refer to “Notice to Investors—Capital Requirements Regulation” in this free-writing prospectus.

The notes are subject to risk because payments on the notes are subordinated to servicing fees and other payments.
The notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the servicing fee and the payment date advance reimbursement amount due to the servicer.
This subordination could result in reduced or delayed payments of principal and interest on the notes.

The concentration of leased vehicles to particular models could negatively affect the pool assets.
The 3 Series, 5 Series, 4 Series, X5, X3, 6 Series  and 7 Series models represent approximately 22.75%, 21.79%, 14.92%, 12.02%, 8.67%, 6.67% and 5.09%, respectively, of the aggregate securitization value of the leased vehicles in the statistical pool allocated to the 2015-2 SUBI as of the cutoff date. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

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The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and ongoing economic conditions.
Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new vehicles by BMW of North America, LLC or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles.  The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by BMW of North America, LLC or any of its competitors may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles.
In addition, the United States has experienced a period of economic slowdown. Elevated unemployment and continued lack of availability of credit may lead to increased delinquency and default rates on the specified leases. This period may be accompanied by decreased consumer demand for vehicles, increased turn-in rates and declining market values of off-lease vehicles, which increases the amount of a loss in the event of default by a lessee. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales.  If the economic turndown worsens, or continues for an extended period of time, delinquencies and default rates on the specified leases could increase which could result in losses on your notes.
As a result of these incentive plans or the economic slowdown, the proceeds received by the vehicle trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

Payment priorities increase risk of loss or delay in payment to certain notes.
Classes of notes that receive payments, particularly principal payments, before other classes will be repaid sooner than the other classes and payments to these other classes may be delayed if collections and amounts on deposit in the reserve fund are inadequate to pay all amounts payable on all classes of notes on any payment date.  In addition, because principal of each class of notes generally will be paid sequentially, certain classes of notes will be outstanding longer and therefore will be exposed to the risk of losses during periods after other classes have received most or all amounts payable on their notes.
As a result, the yields of the later maturing classes of notes will be more sensitive to losses on the leases and related leased vehicles and the timing of those losses.  If the actual rate and amount of losses exceeds historical levels, and if any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to

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maturity on your notes may be lower than anticipated, and you could suffer a loss.
Classes of notes that receive payments of principal later than expected are exposed to greater risk of loss.  In such case, the yields on your notes could be materially and adversely affected.

The geographic concentration of the specified leases and performance of the specified leases and related specified vehicles may increase the risk of loss on your investment.
Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy, in the states where obligors reside may affect delinquencies, losses and prepayments on the specified leases.  If there is a concentration of vehicle registrations in particular states, any adverse economic conditions in those states may affect the rate of prepayments and defaults on the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their Automotive Lease Guide residual values.  In addition, adverse economic conditions as a result of the recession, including the decline in home values in many states, may affect payments on the leases from lessees residing in the affected states.
As of the cutoff date, the servicer’s records indicate that the aggregate securitization value of the leases and leased vehicles in the statistical pool was concentrated in the following states (based on the billing addresses of the related lessees):

State	Percentage of Aggregate Securitization Value as of the Cutoff Date
Florida	14.33%
California	14.08%
New Jersey	12.13%
New York	10.91%

No other state, based on the billing addresses of the related lessees, accounted for more than 5.00% of the aggregate securitization value of the leases and related leased vehicles in the statistical pool as of the cutoff date.

For a discussion of the breakdown of the specified leases and specified vehicles by state, we refer you to “The Specified Leases” in this free-writing prospectus.

Certain lessees’ ability to make timely payments on the leases and related leased vehicles may be adversely affected by extreme weather conditions or other natural disasters.
Extreme weather conditions or other natural disasters could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related lessees’ ability to make timely payments could be adversely affected which could, in turn, adversely affect the issuing entity’s ability to make payments on the notes.

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The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act, as amended (the “Relief Act”), and similar laws of many states may provide relief to lessees who enter active military service and to lessees in reserve status who are called to active duty after the originations of their leases.  Current U.S. military operations and rising tensions in other regions may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty.  The Relief Act provides, generally, that the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Relief Act, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days), or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination.
Any interest shortfall resulting from application of the Relief Act will be paid in subsequent periods to the extent of available amounts before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement.  In addition, pursuant to the laws of many states, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the leases.
The Relief Act also limits the ability of the servicer to repossess a defaulted vehicle during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service.  As a result, there may be delays in payment and increased losses on the leases.  Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.
The servicer is not required to advance any shortfall due to the application of the Relief Act.

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While there are not a significant number of lessees in active military service as of the cutoff date, the servicer does not maintain data as to the number of lessees in the military reserves.

The timing of principal payments is uncertain.
The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the specified leases and the specified vehicles, which cannot be predicted with certainty.  Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted specified leases.  Additionally, the servicer may be required to make payments relating to the specified leases and specified vehicles under some circumstances, and will have the right to purchase all assets of the trust pursuant to an optional redemption of the notes.  Each of these payments will have the effect of shortening the average lives of the notes.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the specified leases and the specified vehicles.

Prepayments on leases, reallocations of leases and leased vehicles and the servicer’s optional purchase of the SUBI Certificate may cause prepayments on the notes, resulting in reinvestment risk to you.

You may receive payment of principal on your notes earlier than you expected.  If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes.  Prepayments on the leases will shorten the lives of the notes to an extent that cannot be predicted.  Prepayments may occur for a number of reasons.  Some prepayments may be caused by the lessees under the leases.  For example, lessees may:

•	default, resulting in the repossession and sale of the leased vehicle, or
•	damage the vehicle or become unable to make payments due to death or disability, resulting in payments to the servicer under any existing physical damage, credit life or other insurance.

Some prepayments may be caused by the servicer.  For example, the servicer will make representations and warranties regarding the specified leases and related specified vehicles, and will agree to take or refrain from taking certain actions with respect to such specified leases and specified vehicles.  If the servicer breaches a representation or warranty and the breach is material and cannot be remedied, it will be required to reallocate the related specified lease and specified vehicle from the SUBI.  This will result in the prepayment of the reallocated leases.

In addition, the servicer has the option to purchase the interest in the SUBI evidenced by the SUBI certificate from the issuing entity when the aggregate principal balance of the notes is less than or equal to 5% of the

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initial aggregate principal balance of the notes. If exercised, this could reduce the average lives of the notes.

The rate of prepayments on the leases and related leased vehicles may be influenced by a variety of economic, social and other factors.  The depositor maintains limited historical data with respect to prepayments.  For these reasons, the depositor cannot predict the actual prepayment rates for the leases and related leased vehicles.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, will affect the prices for the notes upon resale.
A rating is not a recommendation to buy, sell or hold securities and does not address market value or investor suitability.  The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms and will be based primarily upon the value of the specified leases and the specified vehicles and the reserve fund.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  In the event that a rating with respect to the notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.
The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for each such non-hired NRSRO to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this free-writing prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings disclosed in this free-writing

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prospectus. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.
None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee or any of their affiliates will be required to monitor any changes to the ratings on the notes.
Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the specified leases and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.
Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the trust pays the fee charged by each hired rating agency for its rating services.

The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

Recent economic developments may adversely affect the performance and market value of your notes.
As described above under “Risk Factors—The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and ongoing economic conditions,” the United States has experienced and may continue to experience a severe economic downturn that may adversely affect the performance of the specified leases.  Delinquencies and losses with respect to automobile retail lease contracts generally increased during the economic downturn and may continue to increase.  These increases in delinquencies and losses may be related to the continued weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans.  See “Delinquencies, Repossessions and Loss Information” and “Static Pools” in this free-writing prospectus for delinquency and loss information regarding certain automobile retail lease contracts originated and serviced by BMW FS.
No prediction or assurance can be made as to the effect of an economic downturn on the rate of delinquencies, prepayments and/or losses on the specified leases.

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Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the vehicle trust, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Act became law.  Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•
created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies” and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in each case, if certain conditions are met as set forth in the attached prospectus under “Certain Legal Aspects of the Vehicle Trust and the SUBI—Dodd Frank Orderly Liquidation Framework—Potential Applicability to BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust and Issuing Entities;”

•	created a new framework for the regulation of over-the-counter derivatives activities;

•	strengthened the regulatory oversight of securities and capital markets activities by the SEC; and

•	created the Consumer Financial Protection Bureau, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include BMW FS.  The Consumer Financial Protection Bureau has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices.  This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on BMW FS’ ability to expand product and service offerings due to stricter consumer protection laws and regulations. For additional information, you should refer to “Certain Legal Aspects of the Leases and Leased Vehicles — Consumer Protection Laws” in the attached prospectus.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in

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a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to, finance companies such as BMW FS.  Many provisions of the Dodd-Frank Act have been or will be implemented through rulemaking by the appropriate federal regulatory agencies.  As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time.  In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the leases and the related leased vehicles, and on the regulation and supervision of the servicer, the sponsor, the UTI beneficiary, the vehicle trust, the depositor, the issuing entity or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to BMW FS or its affiliates, including the UTI beneficiary, the vehicle trust, the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights.  Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

This free-writing prospectus provides information regarding the characteristics of the specified leases and the related specified vehicles in the statistical portfolio as of the cutoff date, which may differ from the characteristics of the specified leases and the related specified vehicles sold to the issuing entity on the closing date.

This free-writing prospectus describes the characteristics of the specified leases and the related specified vehicles in the statistical portfolio as of the cutoff date. The specified leases and related specified vehicles allocated to the 2015-2 SUBI on the closing date may have statistical characteristics that vary from those included in the statistical pool described in this free-writing prospectus because leases and related leased vehicles may be added to or removed from the pool of SUBI Assets if the actual discount rate varies from the statistical discount rate.  We do not expect the statistical characteristics (as of the cutoff date) of the specified leases and the related specified vehicles allocated to the 2015-2 SUBI on the closing date to vary materially from the characteristics (as of the cutoff date) of the leases and the related leased vehicles in the statistical portfolio described in this free-writing prospectus, and each specified lease and related

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specified vehicle must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the statistical characteristics of the actual pool of specified leases and related specified vehicles allocated to the 2015-2 SUBI on the closing date will be identical to the characteristics of the leases and the related leased vehicles in the statistical portfolio disclosed in this free-writing prospectus.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.
The leases allocated to the 2015-2 SUBI on the closing date will provide for level monthly payments, while the Class A-2b Notes will bear interest at a floating rate based on a spread over one-month LIBOR. Even though the issuing entity will issue the Class A-2b Notes as floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the floating rate payable by the issuing entity in respect of the Class A-2b Notes increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes.  If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the Class A-2b Notes out of its generally available funds—not solely from funds that are dedicated to the Class A-2b Notes.  Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the Class A-2b Notes.

Risks associated with the unknown allocation of the Class A-2 Notes.
The allocation of the initial principal balance between the Class A-2a Notes and the Class A-2b Notes may not be known until the day of pricing, and one of the two classes may not be issued or may have a very small initial principal balance.  Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.
As the allocated initial principal balance of the floating rate Class A-2b Notes is increased (relative to the Class A-2a Notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have greater exposure to increases in the floating rate payable on the Class A-2b Notes.

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Because the aggregate amount of Class A-2 Notes is fixed as set forth on the cover of this free-writing prospectus, the division of the aggregate initial principal balance between the Class A-2a Notes and the Class A-2b Notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

The outcome of LIBOR manipulation claims may have an adverse impact on your Class A-2b Notes.
The interest rate to be borne by the Class A-2b Notes is based on a spread over one-month LIBOR. The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.

On September 28, 2012, Britain’s Financial Services Authority recommended that the British Bankers’ Association be removed from its rate-setting responsibility and proposed additional reforms in connection with the determination of LIBOR.  In July 2013, a subsidiary of the parent company of the New York Stock Exchange was appointed to take over the administration of LIBOR in 2014. Following the acquisition of the parent company of the New York Stock Exchange, the appointment of the subsidiary, renamed ICE Benchmark Administration Limited, became effective and such entity assumed the administration of LIBOR. No assurance can be provided as to what effect this appointment and change in administration will have on setting the applicable rates of LIBOR or what other changes may occur in the future with respect to the administration of LIBOR.  In addition, various individual and class actions have been filed in U.S. federal and state courts in recent years in which plaintiffs make allegations that in various periods, starting in 2000 or later, certain banks either individually or collectively manipulated the U.S. dollar LIBOR index and other benchmark rates, or otherwise committed fraud or violated antitrust and other laws.  Certain of these actions are ongoing.  No assurance can be provided as to which entity or entities will assume responsibility for setting the applicable rates in the future.  In addition, no assurance can be provided that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved.  No prediction can be made as to future levels of the one-month LIBOR index or as to the timing of any changes thereto, each of which will directly affect the yield of the Class A-2b Notes.

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Defined Terms
You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 80.
Overview of the Transaction
Please refer to page 1 for a diagram providing an overview of the transaction described in this free-writing prospectus.
BMW passenger car centers, BMW light truck centers, BMW motorcycle dealers, MINI passenger car dealers, Rolls-Royce passenger car dealers (collectively referred to as “Centers”) have assigned, and will assign, vehicle leases and the related vehicles to Financial Services Vehicle Trust, a Delaware statutory trust (the “Vehicle Trust”). The Vehicle Trust was created in August 1995 to facilitate the titling of passenger cars, light trucks and motorcycles in connection with the securitization of passenger car, light truck and motorcycle leases. The Vehicle Trust has issued to BMW Manufacturing L.P. (“BMW LP” or the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”). The UTI represents the entire beneficial interest in assets of the Vehicle Trust that have not been allocated to special units of beneficial interest such as the ones described in this free-writing prospectus. The trustee of the Vehicle Trust will be directed by the UTI Beneficiary:
•	to establish a special unit of beneficial interest (the “2015-2 SUBI”); and
•	to allocate a separate portfolio of leases (the “Specified Leases”), the vehicles that are leased under the Specified Leases (the “Specified Vehicles”) and the related assets of the Vehicle Trust, including the cash proceeds (or other such equivalent proceeds) associated with such Specified Leases to the 2015-2 SUBI.
The SUBI will represent the entire beneficial interest in the Specified Leases and Specified Vehicles (collectively, the “SUBI Assets”). Upon creation of the 2015-2 SUBI, the related SUBI Assets will no longer be a part of the assets of the Vehicle Trust represented by the UTI, and the interest in the Vehicle Trust Assets represented by the UTI will be reduced accordingly. The 2015-2 SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the SUBI Assets. The 2015-2 SUBI will not represent a beneficial interest in any Vehicle Trust Assets other than the SUBI Assets. Payments made on or in respect of any Vehicle Trust Assets other than the SUBI Assets will not be available to make payments on the Notes or the Certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the 2015-2 SUBI (each, an “Other SUBI”) to be created out of the UTI. The Issuing Entity (and, accordingly, its securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust Assets evidenced by the UTI or any Other SUBI. See “The SUBI” and “The Vehicle Trust” in the attached prospectus.
BMW LP will sell, transfer and assign its interest in the 2015-2 SUBI to BMW Auto Leasing LLC (the “Depositor”). The Depositor will in turn transfer and assign the certificate representing its interest in the 2015-2 SUBI (the “SUBI Certificate”) to BMW Vehicle Lease Trust 2015-2 (which is referred to in this free-writing prospectus as the “Trust” or the “Issuing Entity”). The Issuing Entity will issue five classes of asset backed notes (the “Notes”) in an aggregate principal amount of $1,000,000,000 (the “Initial Note Balance”). The Issuing Entity will also issue one class of asset backed certificates (the “Certificates”), which represent the residual interest in the Issuing Entity. The Issuing Entity will pledge the SUBI Certificate to the Indenture Trustee as security for the Notes. The Notes and the Certificates are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders”. The holders of the Notes are referred to as the “Noteholders” and the holders of the Certificates are referred to as the “Certificateholders.” Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Trust. Payments in respect of the Certificates will be subordinated to payments in respect of the Notes to the extent described in this free-writing prospectus. The Notes are the only securities being offered hereby.  The Certificates are not being offered to you in this offering.
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As a condition to the issuance of the Notes, Moody’s and Fitch (together, the “Rating Agencies” and each, a “Rating Agency”) must each rate the Class A-1 Notes in their highest short-term rating category, and the remaining classes of Notes in their highest long-term rating category. See “Ratings of the Notes” in this free-writing prospectus for further information concerning the ratings assigned to the Notes, including the limitations of such ratings.
The Issuing Entity
Formation
The Issuing Entity has been formed under the laws of the State of Delaware solely for the purposes of the transactions described in this free-writing prospectus and the attached prospectus. The Issuing Entity will be governed by a trust agreement (the “Trust Agreement”), dated as of the date of issuance of the Notes (the “Closing Date”), between the Depositor and Wilmington Trust, National Association, as owner trustee (which is referred to in this free-writing prospectus as the “Owner Trustee”).
The Issuing Entity will issue the Notes under an indenture, dated as of the Closing Date (the “Indenture”), between the Issuing Entity and U.S. Bank National Association, as indenture trustee (which is referred to in this free-writing prospectus as the “Indenture Trustee”). The Certificates will be issued under the Trust Agreement.
The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:
•	issuing the Securities;
•	acquiring the SUBI Certificate and the other property of the Issuing Entity with the net proceeds from the sale of the Notes and the Certificates;
•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee;
•	making payments on the Securities;
•	entering into and performing its obligations under the Transaction Documents to which it is a party; and
•	engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.
Approval of additional activities and purposes may be requested by holders of at least 75% of the certificate percentage interest of the Certificates and will require (a) that each Rating Agency has been notified of such additional activities and purposes and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such additional activities and purposes would cause any of its then-current ratings of the Notes to be qualified, reduced or withdrawn and (b) approval by holders of at least 75% of the aggregate principal amount of the Notes outstanding.
The Issuing Entity may not issue securities other than the Notes and Certificates.  Except for the Securities, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.

The term “Transaction Documents” refers to the Indenture, together with the SUBI Trust Agreement, the Servicing Agreement, the Administration Agreement, the Trust Agreement, the SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement.

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Notes owned by the Issuing Entity, the Depositor, the Servicer and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purposes of making requests, demands, authorizations, directions, notices, consents or other actions under the Transaction Documents.

BMW FS, the sponsor of this transaction (which is sometimes referred to in this free-writing prospectus as the “Sponsor”) will be appointed to act as the servicer (which is sometimes referred to in this free-writing prospectus as the “Servicer”) of the Specified Leases and the related Specified Vehicles.  The Servicer will service the leases and related leased vehicles pursuant to (i) a servicing agreement, dated as of August 30, 1995, as amended by a supplement to be dated as of the Closing Date (as amended or supplemented from time to time, referred to in this free-writing prospectus as the “Servicing Agreement”), among the Vehicle Trust, the UTI Beneficiary, and BMW FS, as Servicer, (ii) the Trust Agreement and (iii) the issuer administration agreement dated as of the Closing Date (which is referred to in this free-writing prospectus as the “Administration Agreement”) among BMW FS, as administrator (which is sometimes referred to in this free-writing prospectus as the “Administrator”), the Trust, the Depositor and the Indenture Trustee, and will be compensated for those services as described under “Description of the Transaction Documents—Servicing Compensation” in this free-writing prospectus and “Description of the Transaction Documents—Servicing Compensation” in the attached prospectus.
The Issuing Entity’s principal offices will be in Wilmington, Delaware, in care of the Owner Trustee, at the address listed below under “The Owner Trustee and the Indenture Trustee”.  The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.
Property of the Issuing Entity
On the Closing Date, the Depositor will transfer the SUBI Certificate to the Issuing Entity pursuant to the Issuer SUBI Certificate Transfer Agreement. The Issuing Entity will then pledge its interest in the SUBI Certificate to the Indenture Trustee under the Indenture.  See “The SUBI—Transfers of the SUBI Certificate” in this free-writing prospectus and the attached prospectus.
After giving effect to the transactions described in this free-writing prospectus, the property of the Issuing Entity (the “Trust Estate”) will include:
•	the SUBI Certificate, evidencing a beneficial interest in the assets allocated to the 2015-2 SUBI, including the right to payments thereunder from certain Termination Proceeds and Recovery Proceeds on deposit in the SUBI Collection Account and net investment earnings, if any;
•	the rights of the Issuing Entity as secured party under a back-up security agreement with respect to the SUBI Certificate and the undivided interest in the SUBI Assets;
•	the rights of the Issuing Entity to funds on deposit from time to time in the SUBI Collection Account, the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, if any;
•	the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement;
•	the rights of the Issuing Entity, as transferee, under the Issuer SUBI Certificate Transfer Agreement;
•	the rights of the Vehicle Trust under any related dealer agreements;
•	the security interest of the Issuing Entity in the Reserve Fund (including investment earnings, net of losses and investment expenses, on amounts on deposit therein);
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•	the rights of the Issuing Entity as a third party beneficiary of the Servicing Agreement and the SUBI Trust Agreement; and
•	all proceeds of the foregoing, which shall include Sales Proceeds (to the extent vehicles are sold outside of BMW FS’ Like Kind Exchange Program (the “LKE Program”)) and an amount equal to Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program. For additional information, see “Additional Information Regarding the Securities—Like Kind Exchange Program” in the attached prospectus.
The Indenture will require the Trust Estate to be pledged by the Issuing Entity to the Indenture Trustee.
Because the 2015-2 SUBI will represent a beneficial interest in the SUBI Assets, Securityholders will be dependent on payments made on the Specified Leases and proceeds received in connection with the sale or other disposition of Specified Vehicles for the payment of interest on and principal of the related Securities. The Issuing Entity will not, except to the extent of the back-up security interest as discussed in “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in the attached prospectus, have a direct ownership interest in the Specified Leases or a direct ownership interest or perfected security interest in the Specified Vehicles, which will be titled in the name of the Vehicle Trust or the Vehicle Trustee.  Therefore, it is possible that a claim or lien in respect of the Specified Vehicles or the Vehicle Trust could limit the amounts payable in respect of the SUBI Certificate to less than the amounts received from the lessees of the Specified Vehicles (each, a “User-Lessee”) or received from the sale or other disposition of Specified Vehicles. To the extent that a claim or lien were to delay the disposition of the Specified Vehicles or reduce the amount paid to the holders of the SUBI Certificate in respect of their beneficial interests in the SUBI Assets, Noteholders could experience delays in payment or losses on their investment. See “Risk Factors—The bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities”, “The SUBI”, “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI” and “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in the attached prospectus.
Capitalization of the Issuing Entity
The following table illustrates the approximate expected assets of the Issuing Entity as of the Closing Date.
2015-2 SUBI Certificate	$1,201,944,684
Reserve Fund	$3,004,862
Total	$1,204,949,546

The following table illustrates the approximate capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:
Notes	$1,000,000,000
Overcollateralization	$201,944,684
Total	$1,201,944,684

The Issuing Entity will also issue the Certificates which represent the residual interest in the Issuing Entity.   The Certificates are not offered by this free-writing prospectus, and initially will be retained by the Depositor.
The Depositor
BMW Auto Leasing LLC, referred to in this free-writing prospectus as the Depositor, is a wholly owned, limited purpose subsidiary of BMW FS and was formed in August 2000 in the State of Delaware.  The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.  Additional information regarding the Depositor may be found in the attached prospectus under the caption “The Depositor.”
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For the time period that the Issuing Entity is required to report under the Exchange Act, reports filed under the Exchange Act with respect to the Issuing Entity will be available on the SEC’s website located at www.sec.gov, as described under “Where You Can Find More Information About Your Securities” in the attached prospectus.
The Sponsor, Administrator and Servicer
General
BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC (“BMW FS”), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307‑4000.  Its Customer Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43016.  Additional information regarding the Sponsor may be found in the attached prospectus under “The Sponsor, Administrator and Servicer.”
The Sponsor is responsible for pooling and servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, BMW FS plays a primary role in the management of the Issuing Entity and the Specified Leases and Specified Vehicles.  In addition, as Servicer, BMW FS will be authorized to exercise certain discretionary powers with regard to the administration of the Specified Leases and the Specified Vehicles, as described under “The Sponsor, Administrator and Servicer—Servicing Experience” in the attached prospectus.
Securitization Experience
In 1993, BMW FS began originating retail lease contracts and began selling retail installment sale contracts to asset-backed commercial paper conduits.  In 1999, BMW FS began sponsoring securitization trusts.  Since 2000, in its capacity as Sponsor, BMW FS has sponsored 15 securitization trusts backed by motor vehicle leases, where the trusts issued approximately $17,047,538,000 of securities to date.  None of the securities sponsored by BMW FS in those transactions have defaulted, experienced any trigger events or failed to pay principal in full at maturity.  Over the last five years, the number of BMW motor vehicles leased by BMW FS in the United States has increased at an average rate of 12.18% per year.
BMW FS has never defaulted in its payment obligations under its term securitization offerings, and none of the asset-backed securities issued under its term securitizations have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  BMW FS has never failed to pay principal in full at maturity on any of its securities issued in a term securitization.  BMW FS only securitizes leases that it has originated and it selects such leases based on the selection criteria specified in this free-writing prospectus and the attached prospectus.
In addition to securitizing motor vehicle leases similar to the Specified Leases, since 1999, BMW FS has sponsored 12 securitization trusts backed by retail installment sales contracts, which trusts have issued approximately $14,972,296,000 of securities to date and other securitization entities backed by pools of wholesale “floorplan” loans to automobile retailers, which entities have issued approximately $3,792,740,000 in securities to date.  Affiliates of BMW FS have also sold pools of leases to commercial paper conduits.  None of the securities sponsored by BMW FS or its affiliates in those transactions have defaulted, experienced any trigger events or failed to pay principal in full at maturity.
BMW FS expects that asset-backed debt offerings will continue to be a material funding source for BMW FS. For additional information regarding BMW FS’s overall procedures for originating or acquiring and securitizing assets similar to the Specified Leases, you should refer to “BMW FS’ Lease Financing Program” and “The Leases” in the attached prospectus.  For information regarding BMW FS’s experience in securitizing other types of assets, you should refer to “The Sponsor, Administrator and Servicer” in the attached prospectus.

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Servicing
BMW FS, in its capacity as Servicer, began servicing operations in 1993.  In addition to servicing motor vehicle leases similar to the Specified Leases, BMW FS also services the retail installment sale contracts and wholesale floorplan loans securitized in the transactions described above.
BMW FS is the servicer for all of the loans and leases that it finances. As the servicer, BMW FS generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.

The tables set forth below under “Delinquencies, Repossession and Loss Information” show BMW FS’ servicing experience for its entire portfolio of retail lease contracts on automobiles, including contracts sold in securitizations, that BMW FS continues to service, as further described under “Delinquencies, Repossession and Loss Information” in this free-writing prospectus.  Additional information regarding BMW FS in its capacities as Sponsor, Administrator and Servicer may be found under “The Sponsor, Administrator and Servicer” and “Description of the Transaction Documents” in the attached prospectus.
Repurchase Requests
The transaction documents for prior pools of retail lease contracts securitized by BMW FS contain covenants requiring the repurchase of a lease for the uncured breach of certain representations or warranties that materially and adversely affects the interests of the noteholders.  In the past three years, there was no activity to report with respect to any demand to repurchase any lease underlying a securitization of retail lease contracts sponsored by BMW FS.  BMW FS, as the securitizer on behalf of all of its related affiliated securitizers, discloses all fulfilled and unfulfilled repurchase requests for leases that were the subject of a demand to repurchase on SEC Form ABS-15G.  BMW FS filed its most recent Form ABS-15G, on behalf of itself and its affiliated securitizers, with the SEC on February 10, 2015.  BMW FS’ CIK number is 0001541188.  Additional information regarding BMW FS in its capacities as sponsor, administrator and servicer may be found under “The Sponsor, Administrator and Servicer” in this free-writing prospectus and “The Sponsor, Administrator and Servicer” and “Description of the Transfer Agreements” in the attached prospectus.

Affiliations and Related Transactions
The Vehicle Trust, the UTI Beneficiary and the Depositor are affiliates of the Sponsor, the Servicer and the Administrator.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Trust, the UTI Beneficiary and the Sponsor.
The Owner Trustee and the Indenture Trustee
Wilmington Trust, National Association
Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) is the Owner Trustee under the Trust Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as owner trustee and Delaware trustee in numerous asset-backed securities transactions involving auto receivables and auto leases.
On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.
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WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.
WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this free-writing prospectus.
U.S. Bank National Association
U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as Indenture Trustee, registrar and paying agent under the Indenture for the benefit of the Noteholders (the Indenture Trustee and the Owner Trustee are collectively referred to in this free-writing prospectus as the “Trustees”).  U.S. Bancorp, with total assets exceeding $419 billion as of June 30, 2015, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2015, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.
U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 51 domestic and 2 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.
U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2015, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $3.3 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
The Indenture Trustee will make each monthly statement available to Noteholders via the Indenture Trustee’s internet website at http://www.usbank.com/abs.  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.
As of June 30, 2015, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 72 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $33,583,700,000.
Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts.  The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo.  The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee's purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality.  The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.
Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.).  Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.
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There can be no assurance as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.  However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs' claims vigorously.
The fees, expenses and indemnities of the Indenture Trustee will be paid by the Servicer, in its capacity as Administrator.  The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.
For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Transaction Documents” and “—Administration Agreement” in the attached prospectus and “Description of the Transaction Documents—Duties of the Vehicle Trustee, the Owner Trustee and the Indenture Trustee” in this free-writing prospectus. For a description of the roles and responsibilities of the Indenture Trustee, see “The Notes—The Indenture” in the attached prospectus and “Description of the Transaction Documents—Duties of the Vehicle Trustee, the Owner Trustee and the Indenture Trustee” in this free-writing prospectus.
The Vehicle Trust and the Vehicle Trustee
The Vehicle Trust is a Delaware statutory trust and is governed by a trust agreement, dated as of August 30, 1995, as amended and restated as of September 27, 1996, and as further amended and restated as of May 25, 2000 and December 1, 2006 (the “Vehicle Trust Agreement”), between the UTI Beneficiary and BNY Mellon Trust of Delaware, as trustee (the “Vehicle Trustee”). The primary business purpose of the Vehicle Trust is to acquire leases, including the Specified Leases, and serve as record holder of title to vehicles, including the Specified Vehicles, in connection with asset backed securities issuance transactions.  Additional information regarding the Vehicle Trust may be found in the attached prospectus under the caption “The Vehicle Trust.”
BNY Mellon Trust of Delaware is the Vehicle Trustee under the Vehicle Trust Agreement.  BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809.  BNY Mellon Trust of Delaware has served as trustee on multiple automobile lease securitizations over the past 10 years. It has served as Vehicle Trustee since 1996.  It also currently serves as vehicle trustee in other vehicle trusts for automobile lease securitization structures.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Vehicle Trustee and its affiliates.
The SUBI
General
The 2015-2 SUBI will be issued by the Vehicle Trust under a supplement to the Vehicle Trust Agreement, dated as of the Closing Date by and between the UTI Beneficiary and the Vehicle Trust (the “SUBI Supplement” and, together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”). The 2015-2 SUBI will not represent a direct interest in the SUBI Assets or an interest in any Vehicle Trust Assets other than the SUBI Assets. The Issuing Entity and the Securityholders will have no interest in the UTI, any Other SUBI or any Vehicle Trust Assets evidenced by the UTI or any Other SUBI. Payments made on or in respect of Vehicle Trust Assets not represented by the 2015-2 SUBI will not be available to make payments on the Securities.  For further information regarding the Vehicle Trust, see “The Vehicle Trust” in the attached prospectus.
The SUBI Certificate will evidence a beneficial interest in the SUBI Assets, which will consist of the Specified Leases, the Specified Vehicles and all proceeds of or payments on the Specified Leases and the Specified Vehicles received on or after the close of business on August 31, 2015 (which is referred to in this free-writing prospectus as the “Cutoff Date”) and all other related SUBI Assets, including:
•	amounts in the SUBI Collection Account received in respect of the Specified Leases,
•	amounts in the SUBI Collection Account received in respect of the sale of the Specified Vehicles,
•	certain monies payable in respect of the Specified Leases and Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to BMW FS, the Depositor, the Vehicle
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Trust, the Vehicle Trustee or the Servicer under any insurance policies related to the Specified Leases and Specified Vehicles or the related User-Lessees, and
•	all proceeds of the foregoing.
Transfers of the SUBI Certificate
Simultaneously with the issuance of the SUBI Certificate to BMW LP, BMW LP will convey the SUBI Certificate to the Depositor pursuant to a transfer agreement, dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”).  BMW LP will covenant to treat the conveyance of the SUBI Certificate to the Depositor as an absolute sale, transfer and assignment for all purposes.
Immediately after the transfer of the SUBI Certificate to the Depositor, the Depositor will:
•	transfer to the Trust, without recourse, all of its right, title and interest in and to the SUBI Certificate under a transfer agreement, dated as of the Closing Date (the “Issuer SUBI Certificate Transfer Agreement”); and
•	deliver the SUBI Certificate to the Trust.
In exchange, the Issuing Entity will transfer to the Depositor the Notes and will issue to the Depositor the Certificates.
Immediately following the transfer of the SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the Trust Estate, which includes the SUBI Certificate, to the Indenture Trustee as security for the Notes. The Issuing Entity will deliver the SUBI Certificate to the Indenture Trustee to perfect the pledge of the SUBI Certificate. For additional information about the transfer of the SUBI Certificate, see “Description of the Transaction Documents” in the attached prospectus.
The Specified Leases
General
The Specified Leases and the related Specified Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement.  Under the Servicing Agreement, the Servicer will represent and warrant as to certain characteristics of each Specified Lease and Specified Vehicle as described under “The Leases—General” and “—Representations, Warranties and Covenants” in the attached prospectus.
Each of the Specified Leases was originated by a Center in the ordinary course of such Center’s business and assigned to the Vehicle Trust on or prior to the Cutoff Date, in accordance with the underwriting procedures described under “BMW FS’ Lease Financing Program” in the attached prospectus. As of the date of this free-writing prospectus, the Specified Leases are operating leases under International Financial Reporting Standards and U.S. generally accepted accounting principles and have been selected based upon the criteria specified in the SUBI Trust Agreement and described under “—Characteristics” below and “The Leases—Representations, Warranties and Covenants” in the attached prospectus. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust or the Vehicle Trustee.
The statistical portfolio of the Specified Leases and the related Specified Vehicles selected from the Vehicle Trust’s portfolio will consist of a pool of 31,337 Specified Leases that had an Aggregate Securitization Value as of the Cutoff Date of $1,201,944,684.03.  The Aggregate Securitization Value for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all Specified Leases.  For more information regarding how the Securitization Value for each Specified Lease is calculated, you should refer to “—Calculation of the Securitization Value of the Specified Leases” below.
Each Specified Lease provides for equal Monthly Payments that are allocated between principal and Rent Charges. The “Rent Charge” portion of each Monthly Payment is the amount the User-Lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the “Lease Rate”). The “Lease Balance” of a Specified Lease equals the present value of the remaining Monthly Payments owed by the User-Lessee and the present value of the Contract Residual Value of the related Specified Vehicle, each determined using
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a discount rate equal to the Lease Rate. The initial Lease Balance of a Specified Lease (the “Initial Lease Balance”) equals the adjusted capitalized cost set forth in the Lease. The adjusted capitalized cost of a Specified Lease represents the initial value of the Specified Lease and the related Specified Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Specified Lease). The Initial Lease Balance amortizes over the term of the Specified Lease to an amount equal to the Contract Residual Value.
All of the Specified Leases will be closed-end leases. Under a “closed-end lease,” at the end of its term, if the User-Lessee does not elect to purchase or re-lease the related leased vehicle by exercise of the purchase or re-lease option contained in such BMW lease contract, the User-Lessee is required to return the leased vehicle to or upon the order of BMW FS, as Servicer on behalf of the Vehicle Trust, at which time the User-Lessee will then owe (in addition to unpaid Monthly Payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease.
Each User-Lessee will be permitted to purchase or re-lease the Specified Vehicle at the scheduled termination date specified in the related Specified Lease (the “Maturity Date”) or upon the early termination of the related Specified Lease. The purchase price (the “Purchase Option Price”) is the amount payable by a User-Lessee upon the exercise of its option to purchase a Specified Vehicle which amount equals (a) with respect to a Matured Vehicle, the Contract Residual Value plus any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Specified Vehicle for which the related Specified Lease has been terminated early by the User-Lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Specified Lease and (iii) the Actuarial Payoff. In addition, so long as a User-Lessee is not in default under a Specified Lease, a User-Lessee may terminate the Specified Lease and not exercise its option to purchase a Specified Vehicle at any time upon payment in full of a payoff amount (the “Early Termination Cost”). The Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the User-Lessee under the Specified Lease, including repair charges at termination; (c) a disposition fee; and (d) the Actuarial Payoff; minus (e) the estimated value of the vehicle as determined by Black Book Wholesale Average Condition, or if unavailable, the N.A.D.A. Official Used Car Guide Wholesale Average Condition (or, in California, the Kelly Blue Book Auto Market Report). The “Actuarial Payoff” is the excess of the sum of the Monthly Payments remaining until the end of the Specified Lease and the Contract Residual Value over the remaining unearned Rent Charges, calculated using the actuarial method.
Each Specified Lease will provide that BMW FS, as Servicer on behalf of the Vehicle Trust, may terminate the Specified Lease and repossess the related Specified Vehicle following an event of default by the related User-Lessee (each, a “Lease Default”). Typical Lease Defaults include, but may not be limited to, failure of the User-Lessee to make payments when due, certain events of bankruptcy or insolvency of the User-Lessee, failure to maintain required insurance or failure to comply with any other term or condition of the Specified Lease. BMW FS regularly tracks User-Lessees’ compliance with their payment obligations, but BMW FS does not monitor the maintenance of required User-Lessee insurance and will not be required to do so in the Transaction Documents.  For additional disclosure about the rights of BMW FS in the case of a Lease Default, see “The Leases” in the attached prospectus.
In the event of termination of a Specified Lease where the related User-Lessee is in default following a casualty of the related Specified Vehicle, amounts collected with respect to the Specified Lease and Specified Vehicle, after deducting costs and other sums retained by the Servicer in connection therewith may be less than the Securitization Value of the Specified Lease. In the event that any of the foregoing shortfalls are not covered from available monies on deposit in the SUBI Collection Account and Reserve Fund, investors in the Notes could suffer a loss on their investment.
Characteristics
The Specified Leases were selected by reference to several criteria, including, that as of the Cutoff Date, each Specified Lease:
•	applied to a Specified Vehicle that was a new BMW vehicle at the time of origination of the Specified Lease;
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•	applied to a Specified Vehicle that has a model year of 2013 or later;
•	was originated for a User-Lessee with a United States address;
•	provides for level payments that fully amortize the Initial Lease Balance of the Specified Lease at the related Lease Rate to the related Contract Residual Value over the lease term;
•	was originated on or after March 2, 2013;
•	had a Maturity Date on or after the February 2016 Payment Date and no later than the August 2018 Payment Date;
•	has an original term of not more than 36 months; and
•	was not more than 29 days past due.
The statistical portfolio of the Specified Leases and Specified Vehicles presented in this free-writing prospectus is based on a statistical portfolio of 31,337 leases and the related leased vehicles. The actual pool of Specified Leases and Specified Vehicles allocated to the 2015-2 SUBI on the Closing Date may vary from those included in the statistical pool because leases and the related leased vehicles may be added to or removed from the pool of SUBI Assets if the actual discount rate varies from the statistical discount rate.  Although they may be different, the portfolio characteristics of the Specified Leases and Specified Vehicles allocated to the 2015-2 SUBI as of the Closing Date will not differ in any material respect from the portfolio characteristics of the Specified Leases and Specified Vehicles in the statistical portfolio as of the Cutoff Date set forth in the following tables (which were calculated as of the Cutoff Date and are based on the securitization rate calculated using the statistical discount rate).  The characteristics of the Specified Leases in the statistical portfolio as of the Cutoff Date are as set forth in the following tables. We refer you to “The Leases” in the attached prospectus for a further description of the characteristics of the Leases, including the Specified Leases.
9,639 Specified Leases, having an aggregate principal balance of approximately $366,449,791.45 (representing approximately 30.49% of the Aggregate Securitization Value as of the Cutoff Date) are evidenced by electronic contracts.
Composition of the Statistical Portfolio of the Specified Leases
(As of the Cutoff Date)

Aggregate Securitization Value	$1,201,944,684.03
Number of Specified Leases	31,337
Aggregate ALG Residual Value	$861,611,345.47
Aggregate of ALG Residual Values as a Percentage of Aggregate Securitization Value	71.68%
Aggregate of Discounted ALG Residual Values(1) as a Percentage of Aggregate Securitization Value	61.70%
BMW Passenger Cars as a Percentage of Aggregate Securitization Value	72.05%
BMW Light Trucks as a Percentage of Aggregate Securitization Value	27.95%
Weighted Average FICO Score(2)	776

	Average	Minimum	Maximum

Securitization Value	$38,355.45	$17,247.91	$110,465.18
Original Term to Maturity (months)	36 (2)	24	36
Remaining Term to Maturity (months)	25(2)	7	35
Seasoning (months)	10 (2)	1	29
ALG Residual Value	$27,495	$13,368	$65,187
____________________________________
(1)  Discounted by the securitization rate calculated using the statistical discount rate.
(2)  Weighted by Securitization Value as of the Cutoff Date.

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The FICO Score of a User-Lessee is calculated as the average of all available FICO Scores at the time of application.  A “FICO Score” is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO Score, is one of several factors that may be used by BMW FS in its credit scoring system to assess the credit risk associated with each applicant.  See “BMW FS’ Lease Financing Program” in the attached prospectus.  Additionally, FICO Scores are based on independent third party information.  BMW FS does not calculate the FICO scores and does not have access to the information used by the independent credit reporting agencies which provide the FICO scores to BMW FS.  FICO Scores should not necessarily be relied upon as a meaningful predictor of the performance of the Specified Leases.
Distribution of the Statistical Portfolio of the Specified Leases by Securitization Value as of the Cutoff Date

As of the Cutoff Date, the distribution of the Specified Leases by Securitization Value was as follows:
Securitization Value as of the Cutoff Date	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
$10,000.01 - $20,000.00	49	0.16%	$947,032.31	0.08%
$20,000.01 - $30,000.00	8,014	25.57	211,310,206.55	17.58
$30,000.01 - $40,000.00	12,165	38.82	423,041,377.37	35.20
$40,000.01 - $50,000.00	6,552	20.91	289,962,824.99	24.12
$50,000.01 - $60,000.00	2,540	8.11	137,753,077.74	11.46
$60,000.01 - $70,000.00	1,338	4.27	85,909,254.07	7.15
$70,000.01 - $80,000.00	475	1.52	35,251,501.76	2.93
$80,000.01 - $90,000.00	145	0.46	12,136,737.61	1.01
$90,000.01 - $100,000.00	46	0.15	4,278,023.33	0.36
$100,000.01-$110,000.00	12	0.04	1,244,183.12	0.10
$110,000.01-$120,000.00	1	*	110,465.18	0.01
Total:	31,337	100.00%	$1,201,944,684.03	100.00%
____________________________________
(1) Percentages may not add to 100.00% due to rounding.
* Represents a percentage greater than 0.000% but less than 0.005%.

Distribution of the Statistical Portfolio of the Specified Leases by Original Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the original term to maturity was as follows:
Original Term to Maturity (months)	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
19 – 24	305	0.97%	$16,314,006.16	1.36%
25 – 30	281	0.90	11,852,628.75	0.99
31 – 36	30,751	98.13	1,173,778,049.13	97.66
Total:	31,337	100.00%	$1,201,944,684.03	100.00%
____________________________________
(1) Percentages may not add to 100.00% due to rounding.

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Distribution of the Statistical Portfolio of the Specified Leases by Remaining Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the remaining term to maturity was as follows:
Remaining Term to Maturity (months)	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
7 – 12	907	2.89%	$31,982,985.19	2.66%
13 – 18	4,612	14.72	165,497,959.49	13.77
19 – 24	9,573	30.55	351,867,611.88	29.27
25 – 30	6,280	20.04	240,858,552.69	20.04
31 – 36	9,965	31.80	411,737,574.77	34.26
Total:	31,337	100.00%	$1,201,944,684.03	100.00%
____________________________________
(1) Percentages may not add to 100.00% due to rounding.

Distribution of the Statistical Portfolio of the Specified Leases by State

As of the Cutoff Date, the distribution of the Specified Leases, based on the billing address of the User-Lessee of the related Specified Vehicle, was as follows:
State	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
Florida	4,502	14.37%	$172,272,303.42	14.33%
California	4,535	14.47	169,199,468.28	14.08
New Jersey	3,898	12.44	145,785,075.58	12.13
New York	3,448	11.00	131,161,122.64	10.91
Texas	1,302	4.15	55,485,493.08	4.62
Pennsylvania	1,347	4.30	50,048,150.15	4.16
Massachusetts	1,010	3.22	37,327,782.10	3.11
Illinois	887	2.83	37,134,413.15	3.09
Ohio	957	3.05	36,866,866.16	3.07
Connecticut	897	2.86	33,529,576.77	2.79
Virginia	746	2.38	29,231,242.91	2.43
North Carolina	749	2.39	28,493,558.36	2.37
Washington	616	1.97	23,467,762.31	1.95
Maryland	535	1.71	21,383,087.90	1.78
Colorado	519	1.66	20,113,980.83	1.67
Arizona	510	1.63	19,575,101.33	1.63
Michigan	497	1.59	19,539,204.72	1.63
Minnesota	447	1.43	17,449,978.33	1.45
Georgia	417	1.33	16,417,597.93	1.37
Nevada	403	1.29	15,265,749.18	1.27
Oregon	390	1.24	14,183,088.23	1.18
South Carolina	367	1.17	14,100,136.38	1.17
Tennessee	336	1.07	13,491,283.07	1.12
Louisiana	306	0.98	12,718,971.78	1.06
Indiana	312	1.00	12,467,802.39	1.04
Hawaii	296	0.94	10,506,079.10	0.87
Other(2)	1,108	3.54	44,729,807.96	3.72
Total:	31,337	100.00%	$1,201,944,684.03	100.00%
____________________________________
(1) Percentages may not add to 100.00% due to rounding.
(2) Includes States each accounting for less than 0.75% of the Aggregate Securitization Value as of the Cutoff Date.

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No state other than Florida, California, New Jersey and New York accounts for 5% or more of the Aggregate Securitization Value of the Specified Leases and the related Specified Vehicles as of the Cutoff Date.  Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the Specified Leases and Specified Vehicles.  See “Risk Factors—The geographic concentration of the specified leases and performance of the specified leases and related specified vehicles may increase the risk of loss on your investment” in this free-writing prospectus.
Distribution of the Statistical Portfolio of the Specified Leases by Specified Vehicle Model

As of the Cutoff Date, the distribution of the Specified Leases by the model of the related Specified Vehicle was as follows:

Model	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 Series	148	0.47%	$3,570,513.48	0.30%
3 Series	9,116	29.09	273,458,408.26	22.75
4 Series	4,526	14.44	179,316,876.63	14.92
5 Series	6,311	20.14	261,871,955.18	21.79
6 Series	1,221	3.90	80,210,776.22	6.67
7 Series	1,048	3.34	61,138,947.69	5.09
X1	2,037	6.50	52,001,515.44	4.33
X3	3,091	9.86	104,198,907.65	8.67
X5	3,035	9.69	144,433,617.21	12.02
X6	632	2.02	35,322,378.44	2.94
Z4	172	0.55	6,420,787.81	0.53
Total:	31,337	100.00%	$1,201,944,684.03	100.00%
____________________________________
(1) Percentages may not add to 100.00% due to rounding.

Distribution of the Statistical Portfolio of the Specified Leases by Year and Quarter of Maturity

As of the Cutoff Date, the distribution of the Specified Leases based on the year and quarter of maturity was as follows:

Year and Quarter of Maturity	Number of Specified Leases	Percentage of Total Number of Specified Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
2016 1st Quarter	16	0.05%	$562,749.91	0.05%
2016 2nd Quarter	259	0.83	9,560,343.98	0.80
2016 3rd Quarter	1,066	3.40	37,008,558.04	3.08
2016 4th Quarter	2,354	7.51	83,125,816.03	6.92
2017 1st Quarter	3,472	11.08	128,560,491.41	10.70
2017 2nd Quarter	5,133	16.38	191,983,281.21	15.97
2017 3rd Quarter	3,980	12.70	142,859,530.52	11.89
2017 4th Quarter	3,356	10.71	129,870,257.26	10.81
2018 1st Quarter	3,997	12.75	159,302,540.21	13.25
2018 2nd Quarter	6,175	19.71	256,907,009.34	21.37
2018 3rd Quarter	1,529	4.88	62,204,106.13	5.18
Total:	31,337	100.00%	$1,201,944,684.03	100.00%
____________________________________
(1) Percentages may not add to 100.00% due to rounding.

44

Residual Values
BMW FS conducts a broad analysis of different factors that may affect the residual values of the Leased Vehicles. However, the residual values of the Specified Vehicles for purposes of calculation of the Securitization Value will be calculated by the Servicer using the lesser of (i) ALG residual values of the Specified Vehicles at the scheduled termination of the related Specified Leases at the time the related Specified Lease was signed and (ii) the ALG residual values of the Specified Vehicles at the scheduled termination of the related Specified Leases provided by ALG in August 2015 (the “ALG Residual Value”). ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.
As part of BMW NA sales support programs, BMW FS distributes to Centers residual value percentages for certain vehicles that are higher than those determined pursuant to the methods described above. As a result, the residual value set forth in a Specified Lease (the “Contract Residual Value”) may be higher than the residual value determined using ALG Residual Values. The Securitization Values have been and will be calculated by the Servicer based upon ALG Residual Values. As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in the transaction described herein. However, the Purchase Option Prices (which if paid are part of Collections available to the Trust) for the Specified Vehicles at the Maturity Dates of the related Specified Leases will be the Contract Residual Values.  For additional information, see “BMW FS’ Lease Financing Program—Determination of Residual Values” in the attached prospectus.
Calculation of the Securitization Value of the Specified Leases
Under the Servicing Agreement, the Servicer will calculate a “securitization value” (the “Securitization Value”) for each Specified Lease equal to:
(a) as of the Cutoff Date or any date other than the Maturity Date of such Specified Lease, the sum of (i) the present value (discounted at the Securitization Rate) of the aggregate Monthly Payments remaining on such Specified Lease (including Monthly Payments due and not yet paid for which the Servicer has never made a Monthly Payment Advance) and (ii) the present value (discounted at the Securitization Rate) of the ALG Residual Value of the related Specified Vehicle; and
(b) as of the Maturity Date of such Specified Lease, the ALG Residual Value of the related Specified Vehicle; provided, however, that the Securitization Value of a Liquidated Lease, except for purposes of calculating a Reallocation Payment, is equal to zero.
The “Securitization Rate” for any Specified Lease and the related Specified Vehicle is an annualized rate that is the greater of (a) the Lease Rate for such Specified Lease and (b) a discount rate of _____%.  For purposes of presenting the pool information in this free-writing prospectus, the securitization rates have been calculated using a statistical discount rate of 7.25%.  The actual discount rate may be greater than or less than the statistical discount rate, but such variance is not expected to be material.
If the actual discount rate is different than the statistical discount rate, then the statistical characteristics of the Specified Leases and Specified Vehicles may vary somewhat from the statistical distribution of those characteristics presented in this free-writing prospectus, because leases and the related leased vehicles may be added to or removed from the pool of SUBI Assets (depending on whether the actual discount rate is greater than or less than the statistical discount rate).  Any variance between the characteristics of the pool information in this free-writing prospectus and the actual characteristics is not expected to be material.
The initial Securitization Value represents the amount of financing that will be raised for each Specified Vehicle and related Specified Lease. The Securitization Value at any given time during the term of a Specified Lease represents the principal amount of Securities that can be amortized by the sum of the Monthly Payments due in respect of the Specified Lease over the remaining lease term, plus the ALG Residual Value of the related Specified Vehicle.
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The “Monthly Payment” is the fixed lease payment payable monthly by the User-Lessee and does not include other amounts payable by the User-Lessee, such as late charges, returned check fees, taxes and similar items (all of which will be payable to the Servicer).
A “Liquidated Lease” means a Specified Lease for which any of the following has occurred during a Collection Period (or, with respect to clause (d) below, on the Deposit Date immediately following such Collection Period):
(a) the related Specified Vehicle was sold or otherwise disposed of by the Servicer following (i) such Specified Lease becoming a Defaulted Lease, (ii) the early termination (including any early termination by the related User-Lessee) of such Specified Lease, or (iii) such Specified Vehicle becoming a Matured Vehicle;
(b) such Specified Lease became a Defaulted Lease or such Specified Lease terminated or matured more than 90 days prior to the end of such Collection Period and the related Specified Vehicle was not sold;
(c) the Servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related Specified Vehicle; or
(d) the Servicer shall have made a Sales Proceeds Advance with respect to such Specified Lease.
A “Defaulted Lease” will mean a Specified Lease terminated by the Servicer (a) following a default by or bankruptcy of the related User-Lessee or (b) because the related Specified Vehicle has been lost, stolen or damaged beyond economic repair.
Delinquencies, Repossessions and Loss Information
Set forth below is information concerning BMW FS’ experience with respect to its entire portfolio of leases.  Credit losses are an expected cost in the business of extending credit and are considered in BMW FS’ rate-setting process.  The following tables set forth the historical delinquency experience, net credit loss and repossession experience and residual loss value experience of BMW FS’ portfolio of leases.
Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS.  There is no assurance that BMW FS’ delinquency, repossession and loss experience with respect to its motor vehicle leases, or the experience of the Issuing Entity with respect to the Specified Leases, will be similar to that set forth below.  If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS’ delinquency, repossession and loss experience may be adversely affected.
The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS’ portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of leases were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over that period.
In the table below, the periods of delinquency at December 31, 2014, 2013, 2012, 2011 and 2010, and at June 30, 2015 and 2014 are based on the number of days that more than a specified percentage of any scheduled monthly payment is contractually past due.  Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the related lessee failed to make at least 80% of a scheduled monthly payment by the related due date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the related lessee fails to make at least 90% of a scheduled monthly payment by the related due date.  The information included below under the heading “Lease Contracts Delinquent” excludes vehicles that have been repossessed.  There is no assurance that the performance of the Specified Leases will be comparable to BMW FS’ experience shown in the following tables.
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BMW FS MANAGED NEW LEASE PORTFOLIO
DELINQUENCY EXPERIENCE (1)(2)
(Dollars in Thousands)
	At December 31,
	2014		2013		2012		2011		2010
Lease Contracts Outstanding ($)	17,689,369		15,346,403		13,069,419		11,900,971		11,278,370
Number of Lease Contracts Outstanding	402,816		346,892		300,860		281,610		275,336

Lease Contracts Delinquent	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
31-60 Days	89,978	0.51%	90,547	0.59%	86,368	0.66%	63,181	0.53%	77,732	0.69%
61-90 Days	17,609	0.10%	19,147	0.12%	15,904	0.12%	12,416	0.10%	18,049	0.16%
91-120 Days	4,686	0.03%	4,040	0.03%	4,151	0.03%	2,769	0.02%	5,558	0.05%
121-150 Days	1,944	0.01%	1,584	0.01%	1,246	0.01%	1,553	0.01%	2,202	0.02%
151 Days or More(3)	1,191	0.01%	1,936	0.01%	641	*	1,633	0.01%	1,987	0.02%
TOTAL	115,408	0.65%	117,253	0.76%	108,310	0.83%	81,551	0.69%	105,528	0.94%

	At June 30,
	2015		2014
Lease Contracts Outstanding ($)	18,924,405		16,330,700
Number of Lease Contracts Outstanding	432,619		369,594

Lease Contracts Delinquent	Dollars	%	Dollars	%
31-60 Days	75,482	0.40%	70,211	0.43%
61-90 Days	14,471	0.08%	14,360	0.09%
91-120 Days	1,691	0.01%	2,258	0.01%
121-150 Days	765	*	1,480	0.01%
151 Days or More(3)	1,261	0.01%	1,715	0.01%
TOTAL	93,669	0.49%	90,024	0.55%

________________
(1)	Data presented in the table is based upon Lease Balance for new BMW vehicles including those that have been sold but are serviced by BMW FS.
(2)	Percentages and numbers may not add to total due to rounding.
(3)	Leases are charged off when they become 150 days delinquent, except when BMW FS is prohibited by applicable law from charging-off such leases, including when the related user-lessee is the subject of bankruptcy proceedings.
*	Represents a percentage greater than 0.000% but less than 0.005%.
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BMW FS MANAGED NEW LEASE PORTFOLIO
NET CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)(2)
(Dollars in Thousands)

	For the year ended December 31,
	2014	2013	2012	2011	2010
Lease Contracts Outstanding ($)	17,689,369	15,346,403	13,069,419	11,900,971	11,278,370
Average Lease Contracts Outstanding ($)	16,517,886	14,207,911	12,485,195	11,589,671	12,337,563
Number of Lease Contracts Outstanding	402,816	346,892	300,860	281,610	275,336
Average Number of Lease Contracts Outstanding	374,854	323,876	291,235	278,473	304,920

Number of Repossessions Sold (3)	2,063	1,805	2,110	2,518	5,055
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding (3)	0.55%	0.56%	0.72%	0.90%	1.66%

Charge-offs (4) ($)	30,756	21,968	22,636	26,316	65,377
Recoveries (5) ($)	(4,604)	(4,559)	(5,261)	(7,012)	(11,633)
Net Losses ($)	26,151	17,409	17,375	19,304	53,744
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	0.16%	0.12%	0.14%	0.17%	0.44%

	For the six months ended June 30,
	2015	2014
Lease Contracts Outstanding ($)	18,924,405	16,330,700
Average Lease Contracts Outstanding ($)	18,306,887	15,838,552
Number of Lease Contracts Outstanding	432,619	369,594
Average Number of Lease Contracts Outstanding	417,718	358,243

Number of Repossessions Sold (3)	1,151	1,001
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding (3)	0.55%	0.56%

Charge-offs (4) ($)	16,250	14,382
Recoveries (5) ($)	(2,343)	(2,302)
Net Losses ($)	13,907	12,080
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding(6)	0.15%	0.15%

________________
(1)	Data presented in the table is based upon Lease Balance for new BMW vehicles including those that have been sold but are serviced by BMW FS. Averages are computed by taking a simple average of month end outstanding amounts for each period presented.
(2)	Percentages and numbers may not add to total due to rounding.
(3)	“Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by BMW FS in a given period.
(4)	Charge-offs represent the total aggregate Lease Balance determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).
(5)	Recoveries generally include amounts received with respect to lease contracts previously charged off, net of the proceeds realized in connection with the sale of the related leased vehicles.
(6)	Annualized.

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BMW FS MANAGED NEW LEASE PORTFOLIO
RESIDUAL VALUE LOSS EXPERIENCE (1)(2)
	For the year ended December 31,
	2014	2013	2012	2011	2010
Total Number of Vehicles Scheduled to Terminate (1)	113,429	112,880	99,500	105,563	164,472
Total Initial ALG Residual on Vehicles Scheduled to Terminate (3)	$3,249,626,840	$3,318,915,727	$2,620,080,800	$2,749,220,193	$4,570,131,645
Number of Vehicles Returned to BMW FS (4)	92,345	92,247	82,944	90,619	143,761
Number of Vehicles Going to Full Term (5)	85,540	87,953	84,057	92,165	143,671
Vehicles Returned to BMW FS Ratio	81%	82%	83%	86%	87%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$111,509,269	$11,054,757	$249,635,580	$184,583,077	($292,658,941)
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$1,208	$120	$3,010	$2,037	($2,036)
Total ALG Residual on Vehicles Returned to BMW FS (3)	$2,630,813,143	$2,690,566,774	$2,157,144,170	$2,357,174,959	$3,994,469,941
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Returned Vehicles sold by BMW FS	4.2%	0.4%	11.6%	7.8%	(7.3%)
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	3.4%	0.3%	9.5%	6.7%	(6.4%)

	For the six months ended June 30,
	2015	2014
Total Number of Vehicles Scheduled to Terminate (1)	45,622	47,079
Total Initial ALG Residual on Vehicles Scheduled to Terminate (3)	$1,316,161,410	$1,418,090,273
Number of Vehicles Returned to BMW FS (4)	49,272	47,299
Number of Vehicles Going to Full Term (5)	40,176	41,524
Vehicles Returned to BMW FS Ratio	108%	100%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$167,196,496	$68,259,435
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$3,393	$1,443
Total ALG Residual on Vehicles Returned to BMW FS (3)	$1,422,783,635	$1,383,523,754
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Returned Vehicles sold by BMW FS	11.8%	4.9%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	12.7%	4.8%
_____________________
(1)	Includes leases for new BMW vehicles including those that have been sold but are serviced by BMW FS. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee's failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).
(2)	Percentages and numbers may not add to total due to rounding.
(3)	ALG Residual adjusted for applicable mileage and term.
(4)	Excludes repossessions, early terminations, and vehicles in inventory.
(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 120 days prior to scheduled maturity.
(6)	Residual loss is net of remarketing expenses and end of lease collections.
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Static Pools
Attached to this free-writing prospectus as Appendix A, we have included charts that reflect the static pool performance of previous, recent securitizations of the sponsor.  The static pool information is deemed to be a part of this free-writing prospectus.  We caution you that the Specified Leases may not perform in a similar manner to the Leases presented in Appendix A.
Pool Underwriting
In connection with the offering of the notes, the Depositor has performed a review of the Specified Leases and certain disclosure in this free-writing prospectus and the attached prospectus relating to the Specified Leases, as described under “Review of Pool Assets” below.
As described in “BMW FS’ Financing Program” in this free-writing prospectus and “BMW FS’ Lease Financing Program—Underwriting” in the attached prospectus, under BMW FS’ origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of their credit bureau score and BMW FS’ own internal credit scoring process.  21,552 Specified Leases in the statistical pool, having an aggregate principal balance of approximately $824,401,029.24 (approximately 68.59% of the Aggregate Securitization Value of the Specified Leases in the statistical portfolio as of the Cutoff Date) were automatically approved.  BMW FS determined that whether a Specified Lease was accepted automatically by BMW FS’ electronic credit decision system or was accepted following review by a BMW FS credit buyer was not indicative of the quality of the related Specified Lease.  No completed applications for Specified Leases in the statistical pool were automatically rejected.  No Specified Leases in the statistical pool were originated with exceptions to BMW FS’ underwriting guidelines.

Review of Pool Assets
In connection with the offering of the notes, the Depositor has performed a review of the Specified Leases in the statistical pool and the disclosure regarding those Specified Leases that is required to be included in this free-writing prospectus and the attached prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”).  This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  This review included a review of BMW FS’ underwriting guidelines and the contract terms, eligibility and characteristics of the Specified Leases, as well as a review of the disclosure describing such underwriting guidelines, contract terms and the eligibility and characteristics of the Specified Leases in this free-writing prospectus and the attached prospectus.
As part of the review of the Specified Leases, BMW FS and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this free-writing prospectus consisting of factual information were reviewed and approved by BMW FS’ senior management to ensure the accuracy of such descriptions.  Additionally, members of BMW FS’ securitization group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Specified Leases or payments on the notes.
In addition, BMW FS performed an eligibility review of the Specified Leases in the statistical pool to confirm that those Specified Leases satisfied the criteria set forth under “The Specified Leases—Characteristics” above in this free-writing prospectus.  The first aspect of that review tested the accuracy of the data contained in BMW FS’ data tape.  The data tape is an electronic record maintained by BMW FS, which includes certain attributes of the Specified Leases.  BMW FS selected a random sample of 100 lease files intended for inclusion in the statistical pool to confirm that the following 14 data points conformed to the applicable information on the data tape: lease number, first payment due date, adjusted capitalized cost, monthly base payment amount, original term to maturity, maturity date, ALG residual value, state of registration, vehicle identification number, vehicle model year, adjusted manufacturer’s suggested retail price, FICO score, remaining term to maturity and days past due.  A second aspect of that review consisted of a comparison of the statistical information relating to the Specified Leases set forth in this free-writing prospectus to data contained in, or derived from, the data tape.  Specifically, statistical information
50

relating to the Specified Leases in the pool was recalculated using the applicable information on the data tape.  No variances between the sample Specified Leases and the data points reviewed or the statistical information and the data tape were found.
In addition to this review, the Depositor’s review of the Specified Leases is further supported by BMW FS’ extensive compliance procedures used in the day-to-day operation of its business.  These procedures include regular internal audits of key business functions, including credit decisions, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, BMW FS has an integrated network of computer applications to make certain that information about the Specified Leases is accurately entered, captured and maintained in its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures including the Rule 193 Information.
BMW FS and the Depositor have performed a review of the Rule 193 Information with respect to the statistical pool, which is not expected to differ materially from the actual pool.
Portions of the review of legal matters and the review of the characteristics of, and statistical information with respect to, the Specified Leases, were performed with the assistance of third parties engaged by BMW FS.  BMW FS and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all findings and conclusions of the review to itself.
After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this free-writing prospectus and the attached prospectus is accurate in all material respects.
Maturity, Prepayment and Yield Considerations
For more detailed information regarding maturity and prepayment considerations with respect to the Notes, see “Weighted Average Lives of the Securities” in the attached prospectus and “Risk Factors—You may experience reduced returns on your investments resulting from prepayments on the leases, events of default, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in the attached prospectus.  Except upon the occurrence of an event of default that results in an acceleration of the Notes or the liquidation of the assets of the Issuing Entity, no principal payments will be made on the Class A‑3 Notes until the Class A-2a Notes and Class A-2b Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full.  We refer you to “Payments on the Notes” in this free-writing prospectus.  However, following an event of default and an acceleration of the Notes or the liquidation of the assets of the Issuing Entity, principal payments will be made first to the holders of the Class A-1 Notes until they have been paid in full and after the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes, on a pro rata basis, based on the outstanding principal balances of those classes of Notes, until such classes have been paid in full.  We refer you to “Description of the Notes—Indenture—Indenture Defaults and Remedies” in this free-writing prospectus and “The Notes—The Indenture—Indenture Defaults; Rights Upon an Indenture Default” in the attached prospectus for a more detailed description of events of default.
The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.
In addition, because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) on the Specified Leases, final payment of any class of Notes could occur significantly earlier than their respective final scheduled payment dates specified on the front cover of this free-writing prospectus for each class of Notes (each, a “Final Scheduled Payment Date”).  Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective classes of Notes.  Higher rates of prepayments on the Specified Leases with Lease Rates higher than the discount
51

rates used to calculate the related Securitization Values will decrease the amount available to cover delinquencies and defaults on the Specified Leases.  No prediction can be made as to the rate of prepayments on the Specified Leases in either stable or changing interest rate environments.
Weighted Average Lives of the Notes
The following information is provided solely to illustrate the effect of prepayments of the Specified Leases on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Specified Leases.
Prepayments on motor vehicle lease contracts may be measured by a prepayment standard or model. The prepayment model used in this free-writing prospectus is based on a prepayment assumption (the “Prepayment Assumption”) expressed in terms of percentages of the Absolute Prepayment Model (“ABS”). ABS refers to a prepayment model that assumes a constant percentage of the original number of lease contracts in a pool prepay each month. However, as used in this free-writing prospectus, a 100% Prepayment Assumption assumes that, based on the assumptions below, the Initial Lease Balance of a contract will prepay as follows:
(1)            0.04% ABS in month one, increasing by 0.03% (precisely 0.46%/15) ABS in each subsequent month until reaching 0.50% ABS in the 16th month of the life of the lease;
(2)            0.50% ABS in month 16, increasing by 0.01% (precisely 0.20%/15) ABS in each subsequent month until reaching 0.70% ABS in the 31st month of the life of the lease;
(3)            0.70% ABS in month 31, increasing by 0.08% (precisely 0.40%/5) ABS in each subsequent month until reaching 1.10% ABS in the 36th month of the life of the lease;
(4)            1.10% ABS in months 36 and 37, decreasing to 0.75% in months 38 and 39; and
(5)            0.50% ABS in month 40 and remain at that level until the Initial Lease Balance of the lease contract has been paid in full.
Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Specified Leases. There can be no assurance that the Specified Leases will prepay at the indicated levels of the Prepayment Assumption or at any other rate.
The tables below were prepared on the basis of certain assumptions regarding the statistical portfolio, including that:
•	the Specified Leases and Specified Vehicles have the characteristics set forth in this free-writing prospectus;
•	all Monthly Payments are made in accordance with the cashflow schedule set forth in Appendix B to this free-writing prospectus;
•	the Residual Value for each Specified Vehicle is received on the maturity date of the related Specified Lease in accordance with the cashflow schedule set forth in Appendix B to this free-writing prospectus;
•	all Monthly Payments are timely received and no Specified Lease is ever delinquent;
•	the initial principal amount of the Class A-2 Notes is allocated to the Class A-2a Notes in the amount of $220,000,000 and to the Class A-2b Notes in the amount of $220,000,000;
•	the interest on the Class A-1 Notes is 0.41% based on an actual/360 day count, on the Class A‑2a Notes is 1.07% based on a 30/360 day count, on the Class A-2b Notes is 0.69% based on an
52

actual/360 day count, on the Class A-3 Notes is 1.38% based on a 30/360 day count and on the Class A-4 Notes is 1.58% based on a 30/360 day count;
•	no Reallocation Payment is made in respect of any Specified Lease;
•	there are no losses in respect of the Specified Leases;
•	distributions of principal of and interest on the Notes are made on the 20th day of each month, whether or not the day is a Business Day;
•	the Servicing Fee is 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the Collection Period; provided that in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) 1.00% per annum of the Aggregate Securitization Value as of the Cutoff Date and (b) 1.00% per annum of the outstanding Aggregate Securitization Value as of October 1, 2015;
•	the Reserve Fund is funded with an amount equal to the Initial Deposit;
•	all prepayments are prepayments in full; and
•	the Closing Date is October 14, 2015.
No representation is made as to what the actual levels of losses and delinquencies on the Specified Leases will be. Because payments on the Specified Leases will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.
The following tables set forth the percentages of the unpaid principal amount of the Notes that would be outstanding after each of the dates shown, based on a prepayment rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a Specified Lease, “50% Prepayment Assumption” assumes that a Specified Lease will prepay at 50% of the Prepayment Assumption, and so forth.
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Percentage of Class A-1 Note Balance Outstanding(1)
Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	77.45%	74.92%	73.62%	72.30%	69.57%	66.74%
December 2015	66.27%	62.37%	60.36%	58.31%	54.09%	49.70%
January 2016	55.07%	49.73%	46.97%	44.16%	38.36%	32.30%
February 2016	44.59%	37.68%	34.11%	30.47%	22.92%	15.02%
March 2016	36.32%	27.82%	23.42%	18.92%	9.58%	0.00%
April 2016	27.73%	17.64%	12.40%	7.04%	0.00%	0.00%
May 2016	18.71%	7.03%	0.97%	0.00%	0.00%	0.00%
June 2016	9.03%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	0.38	0.33	0.31	0.29	0.26	0.24
Weighted Average Life to Call (years)(2)(3)	0.38	0.33	0.31	0.29	0.26	0.24
_________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.
In calculating the expected final payment date shown on the cover to this free-writing prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-1 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.
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Percentage of Aggregate Class A-2a and Class A-2b Note Balance Outstanding(1)
Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%	99.91%
April 2016	100.00%	100.00%	100.00%	100.00%	98.41%	93.85%
May 2016	100.00%	100.00%	100.00%	97.96%	92.93%	87.62%
June 2016	100.00%	98.36%	95.68%	92.93%	87.21%	81.15%
July 2016	99.24%	93.50%	90.51%	87.43%	81.02%	74.22%
August 2016	94.35%	88.03%	84.74%	81.36%	74.28%	66.76%
September 2016	88.77%	81.92%	78.35%	74.66%	66.96%	58.75%
October 2016	82.86%	75.49%	71.65%	67.68%	59.37%	50.49%
November 2016	76.11%	68.29%	64.20%	59.98%	51.11%	41.62%
December 2016	68.22%	60.01%	55.71%	51.27%	41.92%	31.89%
January 2017	58.92%	50.42%	45.96%	41.35%	31.63%	21.17%
February 2017	51.04%	42.23%	37.60%	32.81%	22.69%	11.76%
March 2017	41.69%	32.68%	27.94%	23.03%	12.63%	1.37%
April 2017	28.53%	19.58%	14.86%	9.97%	0.00%	0.00%
May 2017	15.26%	6.45%	1.80%	0.00%	0.00%	0.00%
June 2017	1.92%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	1.36	1.28	1.24	1.20	1.12	1.03
Weighted Average Life to Call (years)(2)(3)	1.36	1.28	1.24	1.20	1.12	1.03
________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)	The weighted average lives of the Class A-2a Notes and the Class A-2b Notes are determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.
In calculating the expected final payment dates shown on the cover to this free-writing prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-2a Notes and the Class A-2b Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.
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Percentage of Class A-3 Note Balance Outstanding(1)
Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	99.40%	83.27%
May 2017	100.00%	100.00%	100.00%	95.67%	84.89%	68.87%
June 2017	100.00%	90.49%	84.01%	81.17%	66.80%	51.05%
July 2017	84.98%	76.93%	70.58%	63.97%	49.79%	34.09%
August 2017	74.02%	62.23%	55.95%	49.36%	35.11%	19.03%
September 2017	60.47%	48.81%	42.54%	35.94%	21.47%	4.60%
October 2017	48.04%	36.48%	30.21%	23.55%	8.67%	0.00%
November 2017	34.78%	23.45%	17.25%	10.59%	0.00%	0.00%
December 2017	24.75%	13.53%	7.33%	0.61%	0.00%	0.00%
January 2018	13.21%	2.63%	0.00%	0.00%	0.00%	0.00%
February 2018	4.57%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	2.05	1.98	1.94	1.90	1.82	1.73
Weighted Average Life to Call (years)(2)(3)	2.05	1.98	1.94	1.90	1.82	1.73
__________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.
In calculating the expected final payment date shown on the cover to this free-writing prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-3 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.
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Percentage of Class A-4 Note Balance Outstanding(1)
Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	63.52%
November 2017	100.00%	100.00%	100.00%	100.00%	82.12%	0.00%
December 2017	100.00%	100.00%	100.00%	100.00%	42.39%	0.00%
January 2018	100.00%	100.00%	87.78%	63.73%	7.57%	0.00%
February 2018	100.00%	78.80%	57.53%	34.52%	0.00%	0.00%
March 2018	82.99%	47.00%	27.21%	5.85%	0.00%	0.00%
April 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	2.50	2.45	2.41	2.35	2.21	2.07
Weighted Average Life to Call (years)(2)(3)	2.50	2.45	2.39	2.35	2.20	2.07
__________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.
In calculating the expected final payment date shown on the cover to this free-writing prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-4 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

57

Note Factors
The “Note Factor” for each class of Notes will be a two-digit decimal that the Servicer will compute for each Payment Date, which will represent the remaining outstanding principal amount of that class of Notes as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal amount of that class of Notes. The Note Factor for each class of Notes will initially be 1.00, and will thereafter decline to reflect reductions in the unpaid principal amount of that class of Notes.  A Noteholder’s portion of the principal amount of a particular class of Notes, will be the product of (a) the original denomination of that class of Notes and (b) the applicable Note Factor.
Statements to Noteholders
Pursuant to the Indenture, the Servicing Agreement, the Administration Agreement and the Trust Agreement, the Noteholders will receive monthly reports concerning the payments received on the Specified Leases and the related Specified Vehicles, the Securitization Value, the related Note Factor and various other items of information pertaining to the Trust.
In addition, the Indenture Trustee will furnish the Noteholders of record during each calendar year such information as may be reasonably requested in writing (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.
The Indenture Trustee will make the foregoing statements available to the Noteholders each month via its Internet website, which is presently located at http://www.usbank.com/abs.
We refer you to “Description of the Transaction Documents—Statements to Securityholders” in the attached prospectus for a more detailed description of the reports to be sent to Noteholders.
BMW FS’ Financing Program
Leases are originated or purchased in accordance with underwriting procedures that are intended to assess the applicant’s ability to pay the amounts due on the lease.  BMW FS utilizes credit score analysis and approval authority levels as credit controls.
BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are generally submitted for new and used vehicles from approved retailers via InfoBahn—a BMW intranet system linking Centers and BMW FS.  The credit applications are evaluated for completeness when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of their credit bureau score and BMW FS’ own internal credit scoring process, as further described under the caption “BMW FS’ Lease Financing Program—Underwriting” in the attached prospectus.  While independent verification of information in the application is generally not required, BMW FS will seek verification of some information, including employment, income and/or residence, under some circumstances, such as discovery of a discrepancy between information in the application and information in a credit bureau report. For the period ended August 31, 2015, 88.61% of applications were approved.
Additional information regarding BMW FS’ Financing Program is set forth under the caption “BMW FS’ Lease Financing Program” in the attached prospectus.
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Description of the Notes
General
The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement.  A copy of the final signed Indenture will be filed with the SEC.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.  The following summary supplements the description of the general terms and provisions of the Notes and the related Indenture set forth in the attached prospectus.
The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Notes initially will be represented by certificates registered in the name of Cede, the nominee of DTC. No Note Owner will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “—Book-Entry Registration” below and “Additional Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in the attached prospectus.
Distributions in respect of the Certificates will be subordinated to distributions in respect of the Notes to the extent described under “Payments on the Notes.”
Interest
Interest on the unpaid principal amount of the Notes will be paid in monthly installments on the 20th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning November 20, 2015 (each, a “Payment Date”) to the Noteholders of record as of the Business Day immediately preceding the Payment Date (each such date, a “Record Date”), and will cease to accrue on the Payment Date on which the principal amount of the related class of Notes is reduced to zero. A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Minnesota, Ohio, New Jersey or New York are authorized or obligated by law, executive order or government decree to be closed.
The interest rate for each class of Notes (other than the Class A-2b Notes) will be a fixed rate, as set forth on the cover of this free-writing prospectus.  Interest on the Class A-2b Notes will be calculated based on LIBOR plus the applicable spread set forth on the cover page to this free-writing prospectus.  Interest on the outstanding principal amount of the Class A-1 Notes and Class A-2b Notes will accrue at the related interest rate from and including the previous Payment Date (or from and including the Closing Date with respect to the first Payment Date) to but excluding the next Payment Date (which is referred to as an “Accrual Period”).  Interest on the Class A-2a Notes, Class A-3 Notes and Class A-4 Notes will accrue at the related interest rate from and including the 20th day of the calendar month preceding a Payment Date (or from and including the Closing Date with respect to the first Payment Date) to but excluding the 20th day of the calendar month in which the Payment Date occurs.
For purposes of computing interest on the Class A-2b Notes, the following terms have the following meanings:
“LIBOR” means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BBAM Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Accrual Period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first Accrual Period.  If the rates used to determine LIBOR do not appear on the Bloomberg Screen BBAM Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference
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Banks.  The Indenture Trustee will request the principal London office of each Reference Bank to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.  If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consultation with the Depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if such selected Banks are not quoting as described in this sentence, LIBOR in effect for the applicable Accrual Period will be LIBOR in effect for the previous Accrual Period. The “Reference Banks” for any LIBOR Determination Date are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Depositor).
“LIBOR Determination Date” means, (i) with respect to the first Payment Date, the second London Business Day prior to the Closing Date and (ii) with respect to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.
“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.
The Indenture Trustee will determine LIBOR for each Accrual Period on the related LIBOR Determination Date.  All determinations of LIBOR by the Indenture Trustee, in the absence of manifest error, will be conclusive for all purposes and binding on the Noteholders.
Interest on the Class A-1 Notes and Class A-2b Notes will be calculated on the basis of the actual number of days elapsed, but assuming a 360-day year. Interest on the Class A-2a Notes, Class A-3 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If Noteholders of any class do not receive all interest owed to them on a Payment Date, the Issuing Entity will make payments of interest on later Payment Dates to make up the shortfall together with interest on those amounts, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall.
As more fully described under “Payments on the Notes” in this free-writing prospectus, interest payments on the Notes on a Payment Date generally will be made from the sum of:
•	Available Funds remaining after the Servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee, and
•	the Reserve Fund Draw Amount, if any.
Interest payments to holders of the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes will have the same priority.  If the sum of Available Funds (after the payment of the Issuing Entity’s obligations with higher priorities) and the Reserve Fund Draw Amount, if any, for such Payment Date is insufficient, the amount available for interest payments could be less than the amount of interest due and payable on the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes on any Payment Date, in which case the holders of such classes of Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on such Notes.
Principal
Noteholders are entitled to receive, to the extent of funds available for payment, on each Payment Date an amount (the “Principal Distribution Amount”) equal to the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount not to exceed the outstanding Note Balance.  The Final Scheduled Payment Date, and expected final payment date for each class of Notes, is set forth on the cover of this free-writing prospectus.
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For the purposes of this free-writing prospectus, the following terms will have the following meanings:
“First Priority Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to (a) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date), minus (b) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of the Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of Notes to zero.
“Regular Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) over (ii) the Targeted Note Balance and (b) the First Priority Principal Distribution Amount, if any, with respect to that Payment Date.
“Targeted Note Balance” will mean, with respect to any Payment Date, the excess, if any, of (x) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date over (y) the Overcollateralization Target Amount.
On each Payment Date, unless the maturity of the Notes has been accelerated following an event of default, principal payments shall be made sequentially, in the following order of priority:
1.	to the Class A-1 Notes until paid in full,
2.	to the Class A-2a Notes and Class A-2b Notes, pro rata, based on the outstanding principal balances of those classes of Notes, until paid in full,
3.	to the Class A-3 Notes until paid in full, and
4.	to the Class A-4 Notes until paid in full.

On each Payment Date after the maturity of the Notes has been accelerated following an event of default, principal will be allocated, first, to the Class A-1 Notes until paid in full and second, pro rata among all other outstanding classes of Notes. See “Payments on the Notes” and “Description of the Notes—Indenture—Indenture Defaults and Remedies” in this free-writing prospectus.
The principal amount of each class of Notes, to the extent not paid, will be due on the related Final Scheduled Payment Date. The failure to pay principal in full on a class of Notes will result in an event of default only on the related Final Scheduled Payment Date or a redemption date. If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, as shown on the front cover of this free-writing prospectus, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Funds and the Reserve Fund Draw Amount are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date.  The actual date on which a class of Notes is paid may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Risk Factors—The timing of principal payments is uncertain” and “Maturity, Prepayment and Yield Considerations” in this free-writing prospectus.
“Aggregate Securitization Value” for any date will mean the amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all Specified Leases.
On any Payment Date, the “Note Balance” will equal the initial Note Balance reduced by all payments of principal made on the Notes on or prior to such Payment Date.
Optional Purchase
The Notes may be redeemed in whole, but not in part, by the Servicer on any Payment Date when an Optional Purchase can be exercised. The redemption price for each class of Notes will equal the Note Balance for such class plus accrued and unpaid interest thereon at the applicable interest rate up to but not including the Payment
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Date fixed for redemption. See “Description of the Transaction Documents—Optional Purchase” in this free-writing prospectus.
Book-Entry Registration
The Notes will be issued in book-entry form. For additional information regarding the book-entry registration, see “Additional Information Regarding the Securities—Book-Entry Registration” in the attached prospectus.
Indenture
Indenture Defaults and Remedies.  The Indenture Trustee may sell the assets of the Trust Estate subject to the conditions and procedures set forth in the Indenture after the maturity of the Notes has been accelerated following an event of default.  In the case of an event of default not involving any default in payment of principal of or interest on a Note, the Indenture Trustee is prohibited from selling the assets of the Trust Estate unless one of the conditions set forth in the attached prospectus under “The Notes—The Indenture—Indenture Default; Rights Upon an Indenture Default” has been satisfied.  In the event of a sale of the assets of the Trust Estate at the direction of the Indenture Trustee or 100% (or, in some cases, 66-2/3%) of the Noteholders following the occurrence of an event of default and the acceleration of the Notes, the proceeds of such sale (net of liquidation costs), including available monies on deposit in the Reserve Fund, will be distributed first, pro rata, to the Indenture Trustee and the Owner Trustee for amounts due as compensation, expense reimbursement or indemnity payments pursuant to the terms of the Indenture and the Trust Agreement respectively; second, to the Servicer for any Payment Date Advance Reimbursement; third, to the Servicer for amounts due in respect of unpaid Servicing Fees; fourth, to the Noteholders to pay due and unpaid interest, including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate; fifth, to the holders of the Class A-1 Notes to pay due and unpaid principal on the Class A-1 Notes until paid in full; sixth, to the holders of all other classes of Notes to pay due and unpaid principal on those classes of Notes, which shall be allocated to such classes of Notes on a pro rata basis; and seventh, to the Certificateholder, any remaining amounts.
Notices
Noteholders will be notified in writing by the Indenture Trustee of any event of default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of such an event.  The Servicer will notify Noteholders of a Servicer Default.  If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing.  Notices given by the Servicer will be deemed to have been given on the date of that publication or mailing.
Governing Law
The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.
Payments on the Notes
On the second Business Day preceding each Payment Date (each of which is referred to as a “Determination Date”), the Servicer will inform the Vehicle Trustee, the Indenture Trustee and the Owner Trustee of, among other things, the amount of (a) Collections, (b) Advances to be made by the Servicer and (c) the Servicing Fee payable to the Servicer, in each case with respect to the month immediately preceding the month (or, in the case of the first Payment Date, two months) in which the Payment Date occurs (which is referred to as the “Collection Period”). On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Regular Principal Distribution Amount, and, based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Indenture Trustee, as paying agent, will make distributions from the SUBI Collection Account to the Note Distribution Account, Certificate Distribution Account, Reserve Fund, the Indenture Trustee and the Owner Trustee. The Indenture Trustee will make distributions to the Noteholders out of amounts on deposit in the Note Distribution Account and the Reserve Fund and the Owner Trustee (or the paying agent, on its behalf) will make distributions to the Certificateholders out of amounts on deposit in the Certificate Distribution Account. The amount
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to be distributed to the Securityholders will be determined in the manner described below.  For as long as BMW FS is Servicer, amounts owed to the Servicer on any Payment Date will be retained by the Servicer as described under “Description of the Transaction Documents—Net Deposits” in this free-writing prospectus.
Determination of Available Funds
The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and the Reserve Fund Draw Amount.
“Available Funds” for a Payment Date and the related Collection Period will equal the sum of the following amounts: (a) Collections, (b) Advances made by the Servicer, (c) in the case of an Optional Purchase, the Optional Purchase Price and (d) net investment earnings on amounts on deposit in the SUBI Collection Account.
The “Available Funds Shortfall Amount” for a Payment Date and the related Collection Period will equal the amount by which the amount necessary to make the distributions in clauses (a) through (d) under “—Priority of Payments—SUBI Collection Account” below exceeds the Available Funds.
Priority of Payments
SUBI Collection Account.  On each Deposit Date, the Servicer will allocate Available Funds on deposit in the 2015-2 SUBI Collection Account with respect to the related Collection Period as described below, and will instruct the Indenture Trustee to cause the following distributions to be made on the related Payment Date in the following amounts and order of priority:
(a)	first, to the Servicer, the Payment Date Advance Reimbursement;
(b)	second, to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods;
(c)	third, to the Note Distribution Account, to pay interest due on each class of the Notes outstanding on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;
(d)	fourth, to the Note Distribution Account, the First Priority Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “Description of the Notes—Principal” in this free-writing prospectus;
(e)	fifth, to the Reserve Fund, the amount necessary to cause the amount on deposit in the Reserve Fund to equal the Reserve Fund Requirement;
(f)	sixth, to the Note Distribution Account, the Regular Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “Description of the Notes—Principal” in this free-writing prospectus;
(g)	seventh, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustee fees, expenses and indemnities, in each case to the extent the fees, expenses and indemnities have not been previously paid by the Servicer, in its capacity as Administrator; and
(h)	eighth, to the Certificate Distribution Account, any remaining amounts.
See “Description of the Transaction Documents—Accounts” in the attached prospectus.
Reserve Fund. On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account, the Servicer will allocate the amounts necessary to pay clauses (a) through (d) under “—Priority of Payments—SUBI Collection Account” above, if any, to the extent of amounts on deposit in the Reserve Fund with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:
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(a)	to the Servicer, any remaining Payment Date Advance Reimbursement and the Servicing Fee, together with any remaining unpaid Servicing Fees in respect of one or more prior Collection Periods;
(b)	to the Note Distribution Account, to pay any remaining interest due on each class of Notes outstanding on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the applicable interest rate; and
(c)	to the Note Distribution Account, the remaining First Priority Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described above under “Description of the Notes—Principal”.
On each Payment Date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, any such excess shall be released to the Certificateholder.  See “Description of the Transaction Documents—Accounts” in the attached prospectus.
The “Payment Date Advance Reimbursement” for a Payment Date will equal the sum of (x) all outstanding Sales Proceeds Advances and Monthly Payment Advances that have been outstanding as of the end of the related Collection Period for at least 90 days, and (y) with respect to Specified Vehicles that have become Residual Value Loss Vehicles during the related Collection Period, an amount equal to the excess, if any, of (1) the related aggregate Sales Proceeds Advances over (2) the sum of the aggregate related Sales Proceeds and the aggregate related Termination Proceeds.
“Residual Value Loss Vehicle” will mean a Specified Vehicle that has been sold and for which (i) the Servicer has made a Sales Proceeds Advance and (ii) the Sales Proceeds Advance exceeds the related Sales Proceeds or Termination Proceeds, as the case may be.
The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuing Entity specified in the notice of termination. Any funds remaining in the Trust, after the related Indenture Trustee has taken certain measures to locate the related Noteholders and those measures have failed, will be distributed to the Depositor.
Amounts properly distributed to any Securityholder or the Servicer will not have to be refunded.
The Certificates
The Certificates are not being offered pursuant to this free-writing prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the registration statement.  A copy of the final signed Trust Agreement will be filed with the SEC.  The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Trust Agreement.
The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.
Credit Enhancement
The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this free-writing prospectus, current distributions, the subordination of the Certificateholder’s right to receive distributions, excess cashflow, overcollateralization and the establishment of the Reserve Fund.  The available credit enhancement is limited.  Losses on the Specified Leases and residual losses on the related Specified Vehicles in excess of available credit enhancement will not result in a writedown of the principal balances of the Notes.  Instead, if credit losses on the Specified Leases and residual losses on the related Specified Vehicles exceed the amount of available credit enhancement, the amount available to make payments on the Notes will be reduced to the extent such losses result in shortfalls.  If the available credit enhancement is exhausted by losses on the Specified Leases and related Specified Vehicles, there may be insufficient funds to pay in full the accrued interest and principal amounts of the Notes and Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled
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Payment Date.  See “Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses” and “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain notes.”
Overcollateralization
Overcollateralization represents the amount by which the Aggregate Securitization Value of the Specified Leases exceeds the outstanding principal amount of the Notes.  Overcollateralization will be available to absorb losses on the Specified Leases that are not otherwise covered by excess cashflow, if any.  The Aggregate Securitization Value of the Specified Leases as of the Cutoff Date is expected to exceed the initial aggregate principal amount of the Notes by approximately 16.80% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date.  The “Overcollateralization Target Amount” is equal to (i) with respect to any Payment Date on or prior to the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 18.95% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date and (ii) with respect to any Payment Date after the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 17.95% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date.  Payment of the Regular Principal Distribution Amount results in the application of all remaining funds, including any excess cashflow, to achieve and maintain overcollateralization at the Overcollateralization Target Amount.  This application will result in the payment of more principal on the Notes so long as these amounts are available for this purpose.  As the principal balance of the Notes is reduced faster than the reduction in the Aggregate Securitization Value of the Specified Leases, credit enhancement in the form of additional overcollateralization is created.

Reserve Fund
On or before the Closing Date, the Depositor will establish and the Indenture Trustee will maintain a trust account in the name of the Indenture Trustee for the benefit of the Securityholders (the “Reserve Fund”). The Reserve Fund will be established to provide additional security for payments on the Notes. On each Payment Date, amounts on deposit in the Reserve Fund, together with Available Funds, will be available to make the distributions described under “Payments on the Notes—Priority of Payments—Reserve Fund” in this free-writing prospectus.
The Reserve Fund initially will be funded by the Depositor with a deposit of an amount equal to 0.25% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date (the “Initial Deposit”), and the amounts on deposit in the Reserve Fund will be pledged to the Trust.  On each Payment Date, monies on deposit in the Reserve Fund will be supplemented by the deposit of:
•	payments, to the extent necessary to cause the amount therein to equal the Reserve Fund Requirement, as described under “Payments on the Notes—Priority of Payments” in this free-writing prospectus; and
•	income received on the investment of funds on deposit in the Reserve Fund.
On each Payment Date, a withdrawal will be made from the Reserve Fund in an amount (the “Reserve Fund Draw Amount”) equal to the lesser of (a) the Available Funds Shortfall Amount, calculated as described above under “Payments on the Notes—Determination of Available Funds” for that Payment Date, and (b) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the Business Day immediately preceding the related Payment Date (the “Deposit Date”) or that Payment Date.
On any Payment Date on which the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Fund Requirement, any such excess will be released to the Certificateholder.
On any Payment Date, the “Reserve Fund Requirement” will equal:
•	0.25% of the Aggregate Securitization Value as of the Cutoff Date, or
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•	on any Payment Date occurring on or after the date on which the Note Balance has been reduced to zero, zero.
Excess Cashflow
The Securitization Rate, which is used to calculate the Aggregate Securitization Value of the Specified Leases, is expected to be greater than the sum of the weighted average of the interest rates payable on the Notes and the aggregate rate payable to the Servicer in respect of servicing compensation and reimbursement.  The amount of monthly collections corresponding to the difference between these rates will serve as additional credit enhancement.
Description of the Transaction Documents
The following summary of the Transaction Documents describes the material terms of the Transaction Documents.  The description of the terms of the Transaction Documents in this free-writing prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transaction Documents.  Forms of the Transaction Documents have been filed as exhibits to the registration statement.  Copies of the final signed Transaction Documents will be filed as current reports on Form 8-K with the SEC.  We refer you to “Where You Can Find More Information About Your Securities—The Depositor” in the attached prospectus for additional information regarding reports required to be filed by the Depositor.
Transfer, Assignment and Pledge of the SUBI Certificate
On or prior to the Closing Date, the UTI Beneficiary will direct the Vehicle Trust to create the 2015-2 SUBI in connection with the Specified Leases and Specified Vehicles.  Pursuant to the terms of the SUBI Certificate Transfer Agreement, the UTI Beneficiary will sell, transfer and assign its interest in the 2015-2 SUBI to the Depositor. On the Closing Date, the Depositor will in turn transfer and assign the SUBI Certificate to the Issuing Entity pursuant to the Issuer SUBI Certificate Transfer Agreement.  The Issuing Entity will pledge its interest in the SUBI Certificate to the Indenture Trustee as security for the Noteholders.  See “The SUBI—Transfers of the SUBI Certificate” in this free-writing prospectus.  The net proceeds received from the sale of the Securities will be applied to make the required initial deposit into the Reserve Fund and to purchase the SUBI Certificate from the UTI Beneficiary.
Accounts
On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain a trust account in the name of the Vehicle Trust for the benefit of the holders of interests in the 2015-2 SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the “SUBI Collection Account”) together with income received on the investment of funds on deposit in the SUBI Collection Account.
As more fully described under “ —Collections” below and “Additional Information Regarding the Securities—Like Kind Exchange Program” in the attached prospectus, the Servicer may reallocate a Specified Vehicle returned to the Servicer at the scheduled end of the related Specified Lease or in connection with an early termination initiated by the related User-Lessee or a Specified Vehicle returned to, or repossessed by, the Servicer from the 2015-2 SUBI to the UTI for purposes of implementing the Servicer’s Like Kind Exchange Program. In connection with such reallocation, the Servicer shall deposit or shall cause to be deposited into the SUBI Collection Account an amount equal to Sales Proceeds for the related Specified Vehicle no later than two Business Days after the reallocation, unless the Monthly Remittance Condition is satisfied, in which case the Servicer shall be permitted to retain such amount received during a Collection Period until the Business Day immediately preceding the related Payment Date.
On the Closing Date, (a) the Indenture Trustee will establish a trust account in its name on behalf of the Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Fund, for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the “Note Distribution Account”) and (b) the Owner Trustee will establish (or will cause the Indenture Trustee to establish) a trust account in its name on behalf of the Certificateholders, into which
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amounts released from the SUBI Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the “Certificate Distribution Account”).
The Note Distribution Account, the Certificate Distribution Account, the Reserve Fund and any other trust account will be an account (i) maintained in a depository institution in which such accounts are fully insured to the limits established by the FDIC, (ii) maintained with the corporate trust department of a federal or state chartered depository institution or (iii) otherwise acceptable to each Rating Agency (an “Eligible Account”).  Each of the foregoing accounts will be segregated trust accounts.  If any such account shall cease to be an Eligible Account, the Indenture Trustee shall, as necessary, assist the Servicer in causing each such account to be moved to an institution at which it shall be an Eligible Account.
The 2015-2 SUBI Collection Account initially shall be established with the corporate trust department of U.S. Bank National Association, as Indenture Trustee.  If the 2015-2 SUBI Collection Account is no longer maintained in the corporate trust department of the Indenture Trustee, and the Indenture Trustee at any time does not have the ratings specified in either clause (a) or (b) of the definition of “Required Deposit Rating,” the Servicer shall, with the assistance of the Indenture Trustee, as necessary, cause the 2015-2 SUBI Collection Account to be moved in accordance with the Vehicle Trust Agreement.  The “Required Deposit Rating” means either (a) the short-term unsecured debt obligations of the depository institution or trust company are rated in the highest short-term rating category by each Rating Agency, (b) the depository institution or trust company is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers or (c) the related trust account is maintained in the corporate trust department of the Indenture Trustee.
On the Payment Date on which all Securities have been paid in full and following payment of any remaining obligations of the Depositor under the Transaction Documents, any amounts remaining on deposit in the trust accounts, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, will be paid to the Depositor.
Except to the extent, if at all, covered under the annual accountants’ attestation report described under “Evidence of Compliance” in the attached prospectus, there will not be any independent verification of the trust accounts or the activity in those accounts.
For additional information regarding the various accounts, see “Description of the Transaction Documents—Accounts” in the attached prospectus.
Collections
The Transaction Documents generally require that the Servicer deposit all Collections received into the SUBI Collection Account not later than two Business Days after receipt. However, if the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts received during a Collection Period until the related Deposit Date.  As of the date of this free-writing prospectus, the Monthly Remittance Condition is satisfied.  “Collections” with respect to any Collection Period will include all net collections collected or received in respect of the SUBI Assets during the Collection Period that are allocable to the Securities, including:
•	Monthly Payments made by User-Lessees, net of Daily Advance Reimbursements;
•	Reallocation Payments made by the Servicer;
•	Sales Proceeds;
•	Termination Proceeds;
•	Recovery Proceeds;
•	pull-ahead amounts described under “BMW FS’ Lease Financing Program—Extensions and Pull-Ahead Program” in the attached prospectus; and
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•	the price paid by the Servicer for certain Specified Leases and Specified Vehicles on or after the Maturity Dates of such Specified Vehicles.
The “Monthly Remittance Condition” will be satisfied if (a)(1) the short-term unsecured debt rating of the commercial paper of BMW US Capital, LLC (or, if an affiliate of BMW US Capital, LLC is not the Servicer, the entity that is the Servicer) is rated in the highest rating category of Moody’s or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or is a rating otherwise acceptable to each Rating Agency rating the Notes, as evidenced by the satisfaction of the requirements set forth in subclause (b)(2) below, and (2) no Servicer Default has occurred or (b)(1) the Servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the SUBI Collection Account and (2) each Rating Agency has been notified and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such action will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.  Pending deposit into the SUBI Collection Account, Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.
Advances
On or before each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payments of certain Specified Leases and may, at its option, make a Sales Proceeds Advance equal to the Securitization Value of Specified Leases relating to certain Specified Vehicles for which the Specified Lease has terminated and the related Specified Vehicle was not sold.  An “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance. The Servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related Specified Lease or Specified Vehicle.  All Advances will be reimbursable to the Servicer, without interest.
A “Monthly Payment Advance” means an advance made by the Servicer due to the failure of a User-Lessee to make a Monthly Payment billed to the User-Lessee for the related Collection Period.  The Servicer will offset, on an ongoing basis, from amounts collected or received in respect of the SUBI Assets, an amount to repay Monthly Payment Advances where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related User-Lessee of the Monthly Payment due (the “Daily Advance Reimbursement”), or if a Monthly Payment Advance has been outstanding for at least 90 days as of the end of a Collection Period, it will be reimbursed on the related Payment Date as part of the Payment Date Advance Reimbursement.
A “Sales Proceeds Advance” means an advance made by the Servicer, at its option, of an amount equal to the Securitization Value of the related Specified Lease if, during a Collection Period, the Servicer has not sold a Specified Vehicle for which the Specified Lease terminated during that Collection Period.  After the Servicer makes a Sales Proceeds Advance for a Specified Vehicle, the Issuing Entity will have no claim against or interest in that Specified Vehicle or any Sales Proceeds or Termination Proceeds, as the case may be, resulting from its sale or other disposition except for any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value. If the Servicer sells or otherwise disposes of a Specified Vehicle after making a Sales Proceeds Advance, the Issuing Entity will retain the related Sales Proceeds Advance, and the Servicer will retain the Sales Proceeds or Termination Proceeds, as the case may be, up to the Securitization Value of the related Specified Lease, and will deposit any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value into the SUBI Collection Account.
If the Servicer has not sold a Specified Vehicle within 90 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance as part of the Payment Date Advance Reimbursement.  In the event that the Sales Proceeds in respect of a Specified Vehicle are less than the related Sales Proceeds Advance, the Servicer will be reimbursed the difference as part of the related Payment Date Advance Reimbursement. Within six months of receiving that reimbursement, if the related Specified Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause that Specified Vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that Specified Vehicle to the SUBI Collection Account.
We refer you to “Description of the Transaction Documents—Advances” in the attached prospectus.
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Servicing Compensation
The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Funds and to the extent available, the Reserve Fund Draw Amount.  The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges or other similar charges collected during that Collection Period, other than excess wear and tear or excess mileage charges.  We refer you to “Description of the Transaction Documents—Servicing Compensation” in the attached prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the Payment Date related to that Collection Period.  The Servicing Fee will be paid from Available Funds in accordance with the priority of payments set forth above under “Payments on the Notes—Priority of Payments” in this free-writing prospectus.
Net Deposits
For so long as BMW FS is the Servicer, the Servicer will be permitted to deposit into the SUBI Collection Account only the net amount distributable to the Issuing Entity on the related Deposit Date. The Servicer will, however, account to the Issuing Entity, the Indenture Trustee, the Owner Trustee and the Noteholders and Certificateholders as if all of the deposits and distributions described herein were made individually.  We refer you to “Description of the Transaction Documents—Net Deposits” in the attached prospectus.
Optional Purchase
The Servicer will be permitted at its option to purchase from the Issuing Entity the SUBI Certificate on any Payment Date if, either before or after giving effect to any payment of principal required to be made on that Payment Date, the Note Balance is less than or equal to 5% of the Initial Note Balance. The exercise of that option by the Servicer is referred to in this free-writing prospectus as an “Optional Purchase.” The purchase price for the SUBI Certificate will equal the sum of (i) the Note Balance together with accrued interest thereon to the date fixed for redemption and (ii) the aggregate amount of any accrued and unpaid fees, expenses and indemnities due and owing to the Indenture Trustee and the Owner Trustee, in each case to the extent such fees, expenses and indemnities have not been previously paid by the Servicer (the “Optional Purchase Price”), which amount will be deposited by the Servicer into the SUBI Collection Account on the Deposit Date related to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Notes will be redeemed on that Payment Date in whole, but not in part, for the Redemption Price. The “Redemption Price” for a class of Notes will equal the Note Balance for the related class, plus accrued and unpaid interest thereon at the applicable interest rate, to but not including the Payment Date fixed for redemption. The Administrator or the Issuing Entity will provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee will provide at least 10 days’ notice thereof to the Noteholders. On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full.
For additional information regarding termination of the Issuing Entity, see “Description of the Transaction Documents—Termination” in the attached prospectus.
Sales Proceeds and Termination Proceeds
Under the Servicing Agreement, the Servicer, on behalf of the Issuing Entity, will sell or otherwise dispose of Specified Vehicles related to Specified Leases that have reached their respective Maturity Dates (a “Matured Vehicle”), related to Specified Leases where the User-Lessee has terminated the Specified Lease or related to Defaulted Leases (each, a “Defaulted Vehicle”).  In connection with the sale or other disposition of such Specified Vehicles, the Servicer will deposit into the SUBI Collection Account all Sales Proceeds, Termination Proceeds and Recovery Proceeds from Specified Vehicles received during the related Collection Period within two Business Days.  However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts until the related Deposit Date.
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 “Disposition Expenses” will mean expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle, a Defaulted Vehicle or a Specified Vehicle related to a Specified Lease terminated early by the related lessee, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer from amounts otherwise included in Sales Proceeds, Insurance Proceeds and Termination Proceeds.
“End of Lease Term Liability” will mean with respect to a Matured Vehicle returned to the Servicer by the User-Lessee, the amount paid by such User-Lessee including any disposition fee, unpaid Monthly Payments due, excess mileage payments, excess wear and use payments and any fees and taxes.
“Insurance Proceeds” will include recoveries or proceeds collected by the Servicer net of related Disposition Expenses under any insurance policy, including any self-insurance, and also including any vehicle liability insurance policy required to be obtained and maintained by the related User-Lessees pursuant to the Specified Leases, any blanket or supplemental vehicle casualty insurance policy maintained by the Servicer and any other insurance policy relating to the Specified Leases or the related User-Lessees, in each case in connection with damage to a Specified Vehicle or its loss, destruction or theft, except to the extent required to be paid to a User-Lessee.
“Recovery Proceeds” will mean any Insurance Proceeds, any security deposit applied to an amount owed by a User-Lessee, any Total Loss Payoff, Early Termination Cost and End of Lease Term Liability received from a User-Lessee and any other net recoveries recovered by the Servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).
“Sales Proceeds” with respect to a Specified Vehicle will mean all proceeds received from the sale at auction of such Specified Vehicle, net of related Disposition Expenses or an amount equal to Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program.
“Termination Proceeds” will mean any Purchase Option Price received upon the purchase of a Specified Vehicle by the related User-Lessee or the price received from the sale of a Specified Vehicle to a dealer minus amounts included in either such price that represent reimbursement for third-party charges paid or payable (such as fees and taxes).
“Total Loss Payoff” will mean with respect to a Specified Vehicle that has been lost, stolen or damaged beyond economic repair, an amount paid by the User-Lessee generally equal to the deductible under the related insurance policy, unpaid Monthly Payments due, and any official fees and taxes and any other charges owed under the Specified Lease.
The Servicer will be required to purchase or cause to be purchased a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if the Servicer agrees with the User-Lessee to a change in the Lease Rate applicable to that Specified Vehicle and that change results in a change in the Contract Residual Value and/or the lease term.
After the sale of the SUBI Certificate to the Issuing Entity, the Servicer will be obligated to repurchase from the Issuing Entity, any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties by depositing or causing to be deposited into the SUBI Collection Account an amount equal to the Securitization Value of the Specified Lease not meeting such representations and warranties made by the Servicer that materially and adversely affect the interests of the Issuing Entity in the Specified Vehicle or Specified Lease  and that are not timely cured (the “Reallocation Payment”).  See “The Leases—Representations, Warranties and Covenants” in the attached prospectus for a description of the representations and warranties made by the Servicer in respect of the Specified Leases and the Servicer’s obligations to reallocate certain Specified Vehicles.
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Extensions and Pull-Ahead Program
The Servicing Agreement will provide that consistent with its customary servicing practices, the Servicer may, in its discretion, modify or extend the term of a Specified Lease. If any such extension of a Maturity Date exceeds six months, the Servicer will be required to repurchase the Specified Lease by making a Reallocation Payment to the SUBI Collection Account and by directing the Vehicle Trustee to reallocate such Specified Lease and the related Specified Vehicle to the UTI. The Servicer will be required to make a Reallocation Payment for any extension that causes the Specified Leases to mature after the last day of the collection period preceding the Class A‑4 Note Final Scheduled Maturity Date.
The Servicer may also permit a User-Lessee to terminate a Specified Lease prior to its maturity in order to allow that User-Lessee, among other things, (1) to enter into a new lease contract for a different vehicle, (2) to purchase a different vehicle or (3) to finance a different vehicle.  For additional information, see “BMW FS’ Lease Financing Program—Extensions and Pull-Ahead Program” in the attached prospectus.
Notification of Liens and Claims
The Servicer will be required to immediately notify the Depositor, in the event that BMW FS is not acting as the Servicer, the Indenture Trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of the Depositor, the Vehicle Trust or the Issuing Entity in any Specified Lease or Specified Vehicle.
Servicer Defaults
The occurrence and continuation of a Servicer Default under the Servicing Agreement (each, a  “Servicer Default”) as defined in the attached prospectus under “Description of the Transaction Documents—Servicer Defaults”, with respect to the 2015-2 SUBI will be a Servicer Default only with respect to the 2015-2 SUBI and will not be a Servicer Default with respect to the UTI or any Other SUBI.
Upon the occurrence of any Servicer Default, the sole remedy available to the holders of the UTI, the 2015-2 SUBI and any Other SUBIs will be to remove the Servicer and appoint a successor Servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See “—Removal of Servicer” below.
Removal of Servicer
The Vehicle Trustee may, and at the direction of the holder of the SUBI Certificate (which shall be the Indenture Trustee, acting at the direction of Noteholders evidencing not less than 66-2/3% of the aggregate principal amount of the Notes outstanding) shall, terminate the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets upon the occurrence and continuance of a Servicer Default and will appoint a successor Servicer.  The Vehicle Trustee will have the right to approve that successor Servicer, and that approval may not be unreasonably withheld.
Under those circumstances, authority and power shall, without further action, pass to and be vested in the successor Servicer appointed by the Vehicle Trustee under the Servicing Agreement.  The successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Servicing Agreement.  Notwithstanding termination under this section, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination.  For additional information regarding the removal of the Servicer during the occurrence or continuation of a Servicer Default, see “Description of the Transaction Documents—Rights Upon Servicer Default” in the attached prospectus.
The Vehicle Trustee will effect that termination by delivering notice thereof to the Servicer, with a copy made available to each Rating Agency and any rating agency rating any securities based on any Other SUBIs affected by that Servicer Default.  Upon the termination of the Servicer with respect to the SUBI Assets, the Servicer subject to that termination or removal will continue to perform its functions as Servicer until the date on which a
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successor servicer shall have been appointed under the Servicing Agreement.  The Servicer will promptly reimburse the Issuing Entity and the Administrator for all reasonable expenses incurred by such entity in connection with the transfer of servicing of the Specified Leases.
Upon appointment of a successor Servicer, the successor Servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor Servicer will have any responsibilities with respect to making Advances. If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders from effecting that transfer of servicing. The predecessor Servicer will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefor in respect of the Advances made.
Modification of the Transaction Agreements
The Transaction Documents may be amended or supplemented under the circumstances described in the attached prospectus under the headings “The Notes—The Indenture” and “Description of the Transaction Documents — Amendment.”

Duties of the Vehicle Trustee, the Owner Trustee and the Indenture Trustee
The Vehicle Trustee will make no representations as to the validity or sufficiency of the 2015-2 SUBI or the SUBI Certificate (other than the execution and authentication of the SUBI Certificate) or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Vehicle Trust Assets of any funds paid in respect of the Vehicle Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to the 2015-2 SUBI, any Other SUBI and the UTI. The Vehicle Trustee will not independently verify the Specified Leases or the Specified Vehicles. The duties of the Vehicle Trustee will generally be limited to the acceptance of assignments of Leases, the creation of the 2015-2 SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Vehicle Trustee under the SUBI Trust Agreement, in which case the Vehicle Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.
The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the SUBI Certificate, the Notes or Certificates (other than the authentication of the Certificates) or of any Specified Leases or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the SUBI Certificate, or the investment of any monies by the Servicer before those monies are deposited into the SUBI Collection Account.  The Owner Trustee will not independently verify the Specified Leases.  The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement.  In addition to making distributions to the Certificateholder, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.
The Owner Trustee will not be required to perform any of the obligations of the Trust under the Trust Agreement or the other Transaction Documents that are required to be performed by:
•	the Servicer under the Servicing Agreement or the SUBI Trust Agreement;
•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;
•	the Depositor under the SUBI Certificate Transfer Agreement, the Trust Agreement or the Back-up Security Agreement; or
•	the Indenture Trustee under the Indenture.
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In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.
The Owner Trustee will administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Trust with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.
The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of the SUBI Certificate or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the SUBI Certificate, or the investment of any monies by the Servicer before those monies are deposited into the SUBI Collection Account.  The Indenture Trustee will not independently verify the Specified Leases.  If no event of default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture provides that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.
If required by the TIA, the Indenture Trustee will mail to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture.  For additional information regarding such reports, see “The Notes—The Indenture” in the attached prospectus.
The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or that litigation at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee is conditioned upon the Noteholder providing the Indenture Trustee with written notice of the event of default and the holders of the Notes outstanding evidencing not less than 25% of the aggregate principal amount of the Notes outstanding, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, the Indenture Trustee has for 60 days failed to institute that proceeding and no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by Noteholders evidencing a majority of the aggregate principal amount of the Notes outstanding.  No obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.
Upon the continuance of an event of default of which a responsible officer of the Indenture Trustee has actual knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.
The Owner Trustee and the Indenture Trustee
Wilmington Trust, National Association will be the Owner Trustee under the Trust Agreement.  U.S. Bank National Association will be the Indenture Trustee under the Indenture.  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.
For the purpose of meeting the legal requirements of some jurisdictions, the Depositor and the Owner Trustee, acting jointly, or the Indenture Trustee (or in some instances, the Owner Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the assets of the Issuing Entity.  In the event of
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an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee by the Transaction Documents will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.
The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Depositor or the Issuing Entity, respectively, will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable.  The Depositor or Issuing Entity may also remove the Owner Trustee or the Indenture Trustee, respectively, if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In those circumstances, the Depositor or Issuing Entity will be obligated to appoint a successor Owner Trustee or Indenture Trustee, respectively, as applicable.  Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee, as applicable, will not become effective until acceptance of the appointment by the successor.  Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Servicer, in its capacity as Administrator.
The Servicer, in its capacity as Administrator, will be obligated to pay the fees and expenses of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively.  The Owner Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee not resulting from its own willful misconduct, bad faith or gross negligence.  The Indenture Trustee will be entitled to indemnification by the Servicer, in its capacity as Administrator, for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from its own willful misconduct, bad faith or negligence.
The Vehicle Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against any loss, liability, fee, disbursement or expense incurred by it in connection with its acceptance of the trusts and duties contained in the Vehicle Trust Agreement.
Fees and Expenses
The table below sets forth the fees and expenses payable by the trust on each payment date.
Fee	Amount
Servicing Fee(1)
1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the Collection Period; provided that in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) 1.00% per annum of the Aggregate Securitization Value as of the Cutoff Date and (b) 1.00% per annum of the outstanding Aggregate Securitization Value as of October 1, 2015.

Indenture Trustee Fee(2)(3)	$3,000 per annum
Owner Trustee Fee(2)(3)	$2,500 per annum
(1)                  To be paid before any amounts are distributed to Noteholders.  A portion of the Servicing Fee will be paid to the Administrator as the administrator fee.
(2)                  In the event that such fees are not paid by the Servicer, in its capacity as Administrator, such fees will be paid pursuant to clause (g) under “Payments on the Notes—Priority of Payments—SUBI Collection Account” in this free-writing prospectus.  After liquidation of the assets of the Issuing Entity, such fees will be paid before any amounts are distributed to Noteholders.
(3)                  To be paid by the Servicer, in its capacity as Administrator, from the Servicing Fee.
Legal Proceedings
To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the UTI Beneficiary, the Vehicle Trust, the Vehicle Trustee, the Servicer or the Issuing Entity that would be material to holders of any Notes or Certificates.
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For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee and the Indenture Trustee that would be material to holders of any Notes or Certificates, you should refer to “The Owner Trustee and the Indenture Trustee” in this free-writing prospectus.
Material Income Tax Consequences
In the opinion of Morgan, Lewis & Bockius LLP, tax counsel to the Issuing Entity, under current law and assuming execution of, and compliance with, the Indenture and the Trust Agreement (i) Notes sold on the Closing Date to parties unrelated to the initial holders of the Certificates will be classified as debt for U.S. federal income tax purposes and any Notes retained by the initial holders of the Certificates or parties related to such holders, if later sold to a party unrelated to the holder of the Certificates for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the ratings of the Notes as of the Closing Date have not declined below investment grade) and (ii) the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.
In addition, tax counsel to the Issuing Entity has prepared or reviewed the statements under the heading “Summary of Terms—Tax Status” as they relate to federal income tax matters and under the heading “Material Income Tax Consequences” in this free-writing prospectus and in the prospectus.  The discussion is counsel’s opinion of the law and counsel is of the opinion that, to the extent they relate to matters of law or legal conclusions, such statements are correct in all material respects.  Such statements are intended as an explanatory discussion of the possible effects of the classification of the Issuing Entity as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in Notes.
Tax Characterization of the Trust
The Depositor and the Servicer will agree, and the beneficial owners of the Certificates (which we refer to in this free-writing prospectus as the “Certificate Owners”) will agree by their purchase of the Certificates, to treat the Issuing Entity (i) as a partnership for purposes of U.S. federal income tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the Certificate Owners, and the Notes being debt of the partnership, or (ii) if the Depositor owns all of the Certificates and none of the Notes are characterized as equity interests in the Issuing Entity, as disregarded as an entity separate from the Depositor for purpose of U.S. federal and state income tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this free-writing prospectus.
Treatment of the Notes as Indebtedness
The Depositor, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the Notes (which we refer to in this free-writing prospectus as the “Note Owners”) will agree by their purchase of the Notes, to treat the Notes as debt for purposes of U.S. federal income tax and any other tax measured in whole or in part by income.
Tax Status of the Vehicle Trust
On the basis of and subject to the foregoing, it is our opinion that neither the establishment of the SUBI nor the issuance of the SUBI Certificate will cause the Vehicle Trust or the SUBI to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. Federal income tax purposes.
ERISA Considerations
Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans from
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engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. Title I of ERISA also requires that fiduciaries of an employee benefit plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of an employee benefit plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these “prohibited transaction” rules and fiduciary requirements may result in liability under ERISA and the Code for such persons.
Prohibited Transactions
The prohibited transaction provisions of ERISA and Section 4975 of the Code (“Prohibited Transactions”) generally restrict a broad range of transactions directly or indirectly involving any employee benefit plans or plans or any entity which may be deemed to hold assets of any such plans (collectively, “Plans”), and any “party in interest” or “disqualified person” (as those terms are defined in ERISA or Section 4975 of the Code, respectively) with respect to such Plans. In particular, a sale or exchange of property or an extension of credit between a Plan and a party in interest or disqualified person with respect to such Plan might constitute a Prohibited Transaction unless an exemption applies. In the case of indebtedness, the prohibited transaction provisions continually apply throughout the term of such indebtedness (and not only on the date of the initial borrowing). An excise tax is imposed under Section 4975 of the Code upon any disqualified person which engages in a non-exempt Prohibited Transaction, and penalties or other liabilities may be imposed under ERISA upon any fiduciary which causes a Plan to engage in a transaction that the fiduciary knows or should know constitutes a Prohibited Transaction or upon certain other persons who were involved in the Prohibited Transaction.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, such plans may be subject to comparable state or local law restrictions (“Similar Law”).  Plans, together with such plans, are collectively referred to as “Benefit Plans”.
“Look-through” Rule under the Plan Assets Regulation
The United States Department of Labor (the “DOL”) has issued a regulation (the “Plan Assets Regulation”) describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. Under a “look-through” rule set forth in the Plan Assets Regulation, the underlying assets owned by an entity (such as an Issuing Entity) in which a Plan has an equity interest might be treated as if they were plan assets of such Plan. However, the “look-through” rule does not, by its terms, apply to an entity in which a Plan only owns debt of such entity and not an equity interest. The Plan Assets Regulation provides that an instrument treated as indebtedness under applicable local law and which has no substantial equity features is not treated as an equity interest for purposes of such Regulation as of any date of determination.
Treatment of Notes as Debt
Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based in part upon (i) tax counsel’s opinion that Notes transferred on the Closing Date to parties unrelated to the initial holders of the Certificates will be classified as debt for U.S. federal income tax purposes and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.
However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a Prohibited Transaction in the event that the Issuing Entity becomes 50% owned by a disqualified person or party in interest with respect to a Plan, the Issuing Entity itself, as an entity owned by party in interest, may be deemed a party in interest with respect to a Plan and a Prohibited Transaction may be deemed to occur by reason of the extension of credit by a particular Plan to a party in interest, among other things. The Depositor can make no assurances that equity interests in the Issuing Entity will not be purchased by a party in interest to any particular
76

Plan.  Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; and PTCE 75-1 regarding transactions effected by broker-dealers or the non-fiduciary servicer provider exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(2) of the Code. By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not (A) give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of an applicable exemption or (B) cause a non-exempt violation of any Similar Law.
Neither the Issuing Entity, the Servicer, the Administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any Plan with respect to the Plan’s decision to invest in the Notes.  Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the Issuing Entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.   Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
Ratings of the Notes
The Notes will be issued only if the Class A-1 Notes are rated in the highest short-term rating category and the other Notes are rated in the highest long-term rating category by each Rating Agency. The ratings of the Notes will be based primarily upon the value of the Specified Leases and the Specified Vehicles and the Reserve Fund. There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes.
The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the payment of principal of and interest on the Notes pursuant to their terms.
There can be no assurance as to whether any rating agency other than the assigning Rating Agency will rate the Notes or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the assigning Rating Agency.
None of the Sponsor, Depositor, Servicer, Administrator, Indenture Trustee, Owner Trustee or any of their affiliates will be required to monitor any changes to the ratings on the Notes.
Notice to Investors

Selling Restrictions Addressing Additional United Kingdom Securities Laws
Each underwriter will represent that:
•	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and
77

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Notice To Residents Of The European Economic Area

This free-writing prospectus is not a prospectus for purposes of the Prospectus Directive. This free-writing prospectus has been prepared on the basis that all offers of the Notes will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with a public offering of securities. Accordingly, any person making or intending to make any offer within the European Economic Area (the “EEA”) of Notes which are the subject of the offering contemplated in this free-writing prospectus should only do so in circumstances in which no obligation arises for the Issuing Entity or any of the Underwriters to produce a prospectus for such offers.  Neither the Issuing Entity nor the Underwriters have authorized, nor does it or they authorize, the making of any offer of the Notes through any financial intermediary, other than offers made by the Underwriters which constitute the final placement of the Notes contemplated in this free-writing prospectus.

Public Offer Selling Restriction Under The Prospectus Directive

In relation to each member state of the European Economic Area (each, a “Member State”), each Underwriter has represented and agreed that it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this free-writing prospectus to the public in that Member State other than:

(a)            to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)            to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead Underwriter; or

(c)            in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of Notes shall require the Issuing Entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this free-writing prospectus, (i) the expression “an offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amendment Directive) and includes any relevant implementing measure in each Member State; and (iii) the expression “2010 PD Amendment Directive” means Directive 2010/73/EU.
Capital Requirements Regulation
Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (the “CRR”), place certain restrictions on the ability of a credit institution or investment firm regulated by the national authorities of a member state of the European Economic Area (the “EAA” ) and its affiliates to invest in asset-backed securities. These Articles, which came into effect in all member states of the European Union on January 1, 2014, replace and in some respects amend Article 122a of Directive 2006/48/EC (as amended by Directive 2009/111/EC), known as Article 122a of the Capital Requirements Directive, or CRD Article 122a.  The CRR has direct effect in EU member states and implementing regulations relating thereto were recently finalized for the other Member States.
CRR Article 405 allows such credit institutions and investment firms and their affiliates to invest in asset-backed securities only if the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, and while it holds that investment, the credit institution or investment firm or its affiliate must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the
78

securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406.
Similar requirements are in effect with respect to alternative investment fund managers subject to regulation by the national authorities of a Member State, under Article 17 of EU Directive 2011/61/EC on Alternative Investment Fund Managers (“AIFMD”) and Chapter III, Section 5 of Regulation 231/2013, which Regulation implements and supplements AIFMD.  There are legislative proposals under consideration within the European Union to implement similar risk retention and ongoing monitoring and diligence requirements in respect of other types of investors which are regulated by the national authorities of a Member State, including insurance and reinsurance companies, and other types of regulated investment funds.   The risk retention and ongoing monitoring and diligence requirements of CRR Articles 404-410, AIFMD and its implementing Regulation and any similar requirements which may be imposed on other investors or investment managers subject to regulation by the national authorities of a Member State, are collectively referred to in this free-writing prospectus as “Retention Rules.”   The Retention Rules, to the extent they have been or may in the future be implemented, may apply to investments in securities already issued, including the notes offered by this free-writing prospectus and the attached prospectus.
 None of the Sponsor, the Depositor, nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this free-writing prospectus and the attached prospectus for the purposes of the Retention Rules or to take any other action or provide any information that may be required to enable any investor to satisfy the requirements of any Retention Rules.
Failure by an investor that is or may become subject to any Retention Rules, to comply with one or more requirements for an investment in a securitization set forth in the applicable Retention Rules in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of that investor or of other regulatory sanctions.  In addition, the Retention Rules and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and/or investment managers and have an adverse impact on the value and liquidity of asset-backed securities such as the notes.  None of the Sponsor, the Depositor, the Issuing Entity, the Underwriters or any other parties to the transactions described herein make any representations to any investors or purchasers of the Notes regarding the regulatory capital treatment of their investment in the Notes on the Closing Date or at any time in the future.  Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding the requirements for compliance with any applicable Retention Rules or other applicable regulations in their jurisdiction and the suitability of the notes for investment.
Legal Opinions
In addition to the legal opinions described in the attached prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.
79

Index of Principal Terms
Set forth below is a list of capitalized terms used in this free-writing prospectus and the pages on which the definitions of those terms may be found.
Term	Page(s)	Term	Page(s)
0% Prepayment Assumption	53	FICO Score	42
2010 PD Amendment Directive	78	Final Scheduled Payment Date	51
2015-2 SUBI	31	First Priority Principal Distribution Amount	61
50% Prepayment Assumption	53	Fitch	18
ABS	52	FSMA	77
Accrual Period	59	Global Securities	A-1
Actuarial Payoff	40	Indenture	32
Administration Agreement	33	Indenture Trustee	32
Administrator	33	Initial Deposit	65
Advance	68	Initial Lease Balance	40
Aggregate Securitization Value	61	Initial Note Balance	31
AIFMD	79	Insurance Proceeds	70
ALG Residual Value	45	Investment Company Act	17
Available Funds	63	Issuer SUBI Certificate Transfer Agreement	39
Available Funds Shortfall Amount	63	Issuing Entity	31
Benefit Plans	76	Lease Balance	39
BMW FS	35	Lease Default	40
BMW LP	31	Lease Rate	39
Business Day	59	LIBOR	59
Centers	31	LIBOR Determination Date	60
Certificate Distribution Account	67	Liquidated Lease	46
Certificate Owners	75	LKE Program	34
Certificateholders	31	London Business Day	60
Certificates	31	Matured Vehicle	69
Clearstream, Luxembourg	A-1	Maturity Date	40
Closing Date	32	Member State	78
Code	75	Monthly Payment	46
Collection Period	62	Monthly Payment Advance	68
Collections	67	Monthly Remittance Condition	68
Contract Residual Value	45	Moody’s	18
CRR	20, 78	Non-U.S. Person	A-3
Cutoff Date	38	Note Balance	61
Daily Advance Reimbursement	68	Note Distribution Account	66
Defaulted Lease	46	Note Factor	58
Defaulted Vehicle	69	Note Owners	75
Definitive Notes	59	Noteholders	31
Deposit Date	65	Notes	31
Depositor	31	Optional Purchase	69
Determination Date	62	Optional Purchase Price	69
Disposition Expenses	70	Other SUBI	31
Dodd-Frank Act	18	Overcollateralization Target Amount	65
DOL	76	Owner Trustee	32
DTC	A-1	Payment Date	59
EAA	78	Payment Date Advance Reimbursement	64
Early Termination Cost	40	Plan Assets Regulation	76
EEA	78	Plans	76
Eligible Account	67	Prepayment Assumption	52
End of Lease Term Liability	70	Principal Distribution Amount	60
ERISA	75	Prohibited Transactions	76
Euroclear	A-1	Prospectus Directive	78

80

PTCE	77	Servicing Agreement	33
Purchase Option Price	40	Servicing Fee	74
Rating Agencies	32	Similar Law	76
Rating Agency	32	Specified Leases	31
Reallocation Payment	70	Specified Vehicles	31
Record Date	59	Sponsor	33
Recovery Proceeds	70	SUBI Assets	31
Redemption Price	69	SUBI Certificate	31
Reference Banks	60	SUBI Certificate Transfer Agreement	39
Regular Principal Distribution Amount	61	SUBI Collection Account	66
Relief Act	23	SUBI Supplement	38
Rent Charge	39	SUBI Trust Agreement	38
Required Deposit Rating	67	Targeted Note Balance	61
Reserve Fund	65	Termination Proceeds	70
Reserve Fund Draw Amount	65	Total Loss Payoff	70
Reserve Fund Requirement	65	Transaction Documents	32
Residual Value Loss Vehicle	64	Trust	31
Retention Rules	79	Trust Agreement	32
RMBS	37	Trust Estate	33
Rule 193 Information	50	Trustees	37
Sales Proceeds	70	U.S. Bank	37
Sales Proceeds Advance	68	User-Lessee	34
Securities	31	UTI	31
Securitization Rate	45	UTI Beneficiary	31
Securitization Value	45	Vehicle Trust	31
Securityholders	31	Vehicle Trust Agreement	38
Servicer	33	Vehicle Trustee	38
Servicer Defaults	71

81

Appendix A
Static Pool Information

BMW Financial Services NA, LLC
BMW Vehicle Lease Trust 2010-1 Portfolio
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	September 23, 2010	Original Number of Monthly Payments
Cutoff Date	July 31, 2010	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	34,742	Maximum Number of Monthly Payments	48
Aggregate Securitization Value	$1,238,428,251.00	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$874,008,558.09
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	70.57%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	23
Securitization Value of Receivables		Maximum Remaining Number of Payments	34
Average Securitization Value	$35,646	Minimum Remaining Number of Payments	9
Highest Securitization Value	$112,321	Composition of Top 5 States
Lowest Securitization Value	$17,818	California	20.69%
		Florida	13.86%
ALG Residual Value		New York	12.32%
Average Residual Value	$25,157	New Jersey	9.76%
Highest Residual Value	$71,048	Texas	4.64%
Lowest Residual Value	$13,448
		Weighted Average FICO	760
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-1

Month	Date	End of Period Aggregate Securitization Value ($)	31 - 60 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	61 - 90 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	91 - 120 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	121 - 150 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)(1)
1	9/30/2010	$1,197,883,107	$1,513,714	0.13%	$270,091	0.02%	$0	0.00%	$0	0.00%	$0	0.00%	$(16,902)	0.00%	$3,073,582	0.25%	$5,413,783
2	10/31/2010	$1,179,032,956	$2,202,993	0.19%	$262,447	0.02%	$34,125	0.00%	$0	0.00%	$0	0.00%	$(29,816)	0.00%	$4,502,443	0.36%	$2,608,880
3	11/30/2010	$1,159,531,211	$2,018,879	0.17%	$452,969	0.04%	$111,227	0.01%	$0	0.00%	$0	0.00%	$(85,646)	-0.01%	$5,961,990	0.48%	$2,846,326
4	12/31/2010	$1,138,206,151	$2,705,762	0.24%	$338,534	0.03%	$136,529	0.01%	$63,642	0.01%	$0	0.00%	$(114,387)	-0.01%	$7,858,923	0.63%	$4,490,970
5	1/31/2011	$1,116,981,420	$2,760,546	0.25%	$485,350	0.04%	$103,412	0.01%	$58,139	0.01%	$0	0.00%	$(207,551)	-0.02%	$9,821,635	0.79%	$3,900,065
6	2/28/2011	$1,095,527,888	$2,608,435	0.24%	$366,151	0.03%	$68,385	0.01%	$48,948	0.00%	$0	0.00%	$(239,072)	-0.02%	$11,441,600	0.92%	$3,430,598
7	3/31/2011	$1,068,760,800	$3,039,196	0.28%	$332,329	0.03%	$0	0.00%	$92,566	0.01%	$0	0.00%	$(265,200)	-0.02%	$13,674,888	1.10%	$4,642,965
8	4/30/2011	$1,040,811,533	$2,442,022	0.23%	$492,235	0.05%	$94,337	0.01%	$0	0.00%	$0	0.00%	$(278,562)	-0.02%	$16,479,397	1.33%	$4,160,748
9	5/31/2011	$1,005,040,175	$3,320,370	0.33%	$577,696	0.06%	$230,271	0.02%	$64,301	0.01%	$0	0.00%	$(293,836)	-0.02%	$20,063,376	1.62%	$4,564,197
10	6/30/2011	$964,194,870	$3,161,700	0.33%	$701,249	0.07%	$167,768	0.02%	$125,617	0.01%	$0	0.00%	$(310,734)	-0.03%	$24,764,821	2.00%	$6,223,678
11	7/31/2011	$924,937,164	$3,276,372	0.35%	$481,092	0.05%	$234,271	0.03%	$137,088	0.01%	$0	0.00%	$(349,983)	-0.03%	$28,964,253	2.34%	$4,559,052
12	8/31/2011	$880,448,401	$4,164,032	0.47%	$844,311	0.10%	$17,860	0.00%	$90,374	0.01%	$0	0.00%	$(359,530)	-0.03%	$34,170,552	2.76%	$5,545,575
13	9/30/2011	$839,791,845	$3,392,607	0.40%	$1,048,306	0.12%	$221,652	0.03%	$46,818	0.01%	$0	0.00%	$(361,972)	-0.03%	$39,306,601	3.17%	$6,277,660
14	10/31/2011	$798,813,351	$3,128,144	0.39%	$780,325	0.10%	$397,633	0.05%	$114,778	0.01%	$0	0.00%	$(393,951)	-0.03%	$44,006,884	3.55%	$4,771,104
15	11/30/2011	$755,866,104	$2,852,793	0.38%	$791,493	0.10%	$321,172	0.04%	$230,162	0.03%	$0	0.00%	$(385,666)	-0.03%	$49,239,219	3.98%	$4,787,429
16	12/31/2011	$703,687,368	$2,678,540	0.38%	$721,246	0.10%	$215,637	0.03%	$181,542	0.03%	$23,917	0.00%	$(467,291)	-0.04%	$55,808,939	4.51%	$6,121,384
17	1/31/2012	$658,097,035	$2,877,454	0.44%	$423,736	0.06%	$73,934	0.01%	$29,307	0.00%	$0	0.00%	$(516,120)	-0.04%	$61,009,629	4.93%	$4,250,078
18	2/29/2012	$614,904,301	$2,505,605	0.41%	$528,482	0.09%	$122,106	0.02%	$0	0.00%	$0	0.00%	$(555,336)	-0.04%	$65,722,996	5.31%	$3,033,812
19	3/31/2012	$558,564,479	$2,388,020	0.43%	$429,308	0.08%	$51,062	0.01%	$47,736	0.01%	$43,675	0.01%	$(534,253)	-0.04%	$72,943,001	5.89%	$4,439,976
20	4/30/2012	$510,025,802	$1,753,476	0.34%	$628,002	0.12%	$109,884	0.02%	$50,135	0.01%	$23,168	0.00%	$(565,392)	-0.05%	$80,157,379	6.47%	$3,403,868
21	5/31/2012	$459,946,328	$1,620,320	0.35%	$425,304	0.09%	$150,192	0.03%	$63,180	0.01%	$0	0.00%	$(574,010)	-0.05%	$88,805,144	7.17%	$3,472,106
22	6/30/2012	$409,350,390	$1,341,096	0.33%	$317,687	0.08%	$40,921	0.01%	$80,678	0.02%	$0	0.00%	$(537,990)	-0.04%	$97,535,956	7.88%	$3,432,489
23	7/31/2012	$364,179,528	$1,330,549	0.37%	$252,212	0.07%	$62,076	0.02%	$0	0.00%	$0	0.00%	$(558,368)	-0.05%	$103,502,654	8.36%	$2,820,784
(1) Data presented under “Prepayments ($)” represents the actual prepayments received for the related month, discounted at the securitization rate.

Ap-A-2

BMW Financial Services NA, LLC
BMW Vehicle Lease Trust 2011-1 Portfolio
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	April 21, 2011	Original Number of Monthly Payments
Cutoff Date	February 28, 2011	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	32,636	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,230,778,011.32	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$ 872,931,378.36
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	70.93%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	24
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$37,712	Minimum Remaining Number of Payments	11
Highest Securitization Value	$136,311	Composition of Top 5 States
Lowest Securitization Value	$17,164	California	20.04%
		New Jersey	13.98%
ALG Residual Value		Florida	13.45%
Average Residual Value	$26,747	New York	11.81%
Highest Residual Value	$76,296	Texas	4.77%
Lowest Residual Value	$14,618
		Weighted Average FICO
Percentage New and Used Composition			763
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-3

Month	Date	End of Period Aggregate Securitization Value ($)	31 - 60 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	61 - 90 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	91 - 120 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	121 - 150 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)(1)
1	4/30/2011	$1,191,473,996	$1,014,779	0.09%	$134,339	0.01%	$0	0.00%	$0	0.00%	$0	0.00%	$(13,066)	0.00%	$2,842,729	0.23%	$4,997,264
2	5/31/2011	$1,171,115,743	$1,204,676	0.10%	$101,422	0.01%	$29,138	0.00%	$30,245	0.00%	$0	0.00%	$(17,711)	0.00%	$5,247,657	0.43%	$4,763,695
3	6/30/2011	$1,150,869,672	$1,209,207	0.11%	$383,066	0.03%	$33,409	0.00%	$0	0.00%	$29,890	0.00%	$(18,049)	0.00%	$7,779,286	0.63%	$4,965,468
4	7/31/2011	$1,131,485,853	$1,433,823	0.13%	$140,518	0.01%	$50,164	0.00%	$32,852	0.00%	$29,533	0.00%	$(20,022)	0.00%	$10,080,836	0.82%	$4,550,133
5	8/31/2011	$1,109,689,369	$1,621,255	0.15%	$389,647	0.04%	$21,355	0.00%	$49,219	0.00%	$29,174	0.00%	$(81,482)	-0.01%	$12,955,524	1.05%	$5,811,593
6	9/30/2011	$1,088,002,381	$1,824,587	0.17%	$216,727	0.02%	$196,977	0.02%	$0	0.00%	$19,292	0.00%	$(105,145)	-0.01%	$15,585,811	1.27%	$5,968,181
7	10/31/2011	$1,066,832,636	$1,839,337	0.17%	$591,648	0.06%	$111,098	0.01%	$57,168	0.01%	$0	0.00%	$(134,553)	-0.01%	$17,913,366	1.46%	$5,466,233
8	11/30/2011	$1,045,564,328	$2,347,543	0.22%	$357,260	0.03%	$119,823	0.01%	$55,867	0.01%	$34,263	0.00%	$(132,651)	-0.01%	$20,056,163	1.63%	$4,984,078
9	12/31/2011	$1,016,791,935	$2,899,314	0.29%	$394,080	0.04%	$145,402	0.01%	$83,931	0.01%	$66,360	0.01%	$(172,834)	-0.01%	$24,027,276	1.95%	$6,440,659
10	1/31/2012	$987,180,134	$2,132,602	0.22%	$510,485	0.05%	$137,798	0.01%	$84,664	0.01%	$93,126	0.01%	$(191,398)	-0.02%	$27,740,251	2.25%	$5,144,764
11	2/29/2012	$952,751,194	$1,929,531	0.20%	$360,130	0.04%	$62,399	0.01%	$0	0.00%	$59,704	0.01%	$(279,715)	-0.02%	$31,632,413	2.57%	$4,661,599
12	3/31/2012	$907,760,538	$2,276,733	0.25%	$337,205	0.04%	$139,680	0.02%	$0	0.00%	$28,093	0.00%	$(283,492)	-0.02%	$37,591,908	3.05%	$4,751,309
13	4/30/2012	$859,711,369	$2,067,440	0.24%	$353,285	0.04%	$31,285	0.00%	$50,131	0.01%	$0	0.00%	$(180,756)	-0.01%	$44,036,390	3.58%	$4,427,912
14	5/31/2012	$807,791,039	$2,086,977	0.26%	$299,891	0.04%	$102,618	0.01%	$0	0.00%	$0	0.00%	$(201,562)	-0.02%	$52,301,435	4.25%	$3,938,409
15	6/30/2012	$755,127,950	$1,640,765	0.22%	$343,917	0.05%	$27,722	0.00%	$0	0.00%	$0	0.00%	$(204,327)	-0.02%	$60,810,543	4.94%	$4,966,955
16	7/31/2012	$704,229,391	$2,059,774	0.29%	$326,241	0.05%	$217,310	0.03%	$27,076	0.00%	$0	0.00%	$(233,065)	-0.02%	$67,124,303	5.45%	$4,194,760
17	8/31/2012	$652,902,086	$1,668,602	0.26%	$308,947	0.05%	$0	0.00%	$107,868	0.02%	$0	0.00%	$(266,556)	-0.02%	$72,094,988	5.86%	$3,710,486
18	9/30/2012	$606,324,088	$1,867,715	0.31%	$579,710	0.10%	$59,542	0.01%	$0	0.00%	$0	0.00%	$(290,341)	-0.02%	$76,055,210	6.18%	$2,917,246
19	10/31/2012	$562,317,497	$1,947,704	0.35%	$333,756	0.06%	$116,853	0.02%	$0	0.00%	$0	0.00%	$(300,798)	-0.02%	$80,755,816	6.56%	$3,586,681
20	11/30/2012	$524,969,907	$1,514,601	0.29%	$238,432	0.05%	$168,313	0.03%	$0	0.00%	$0	0.00%	$(353,111)	-0.03%	$83,203,245	6.76%	$4,591,026
21	12/31/2012	$482,818,430	$2,202,849	0.46%	$484,321	0.10%	$21,998	0.00%	$51,475	0.01%	$0	0.00%	$(385,901)	-0.03%	$85,607,135	6.96%	$4,499,427
22	1/31/2013	$450,625,359	$1,615,327	0.36%	$483,916	0.11%	$122,153	0.03%	$21,761	0.00%	$0	0.00%	$(372,185)	-0.03%	$87,232,864	7.09%	$4,174,577
23	2/28/2013	$421,656,823	$1,141,668	0.27%	$298,240	0.07%	$113,672	0.03%	$59,439	0.01%	$0	0.00%	$(388,496)	-0.03%	$88,461,868	7.19%	$4,833,234
24	3/31/2013	$384,530,152	$1,509,188	0.39%	$227,771	0.06%	$56,297	0.01%	$67,064	0.02%	$0	0.00%	$(433,629)	-0.04%	$89,940,934	7.31%	$5,184,173
25	4/30/2013	$346,010,090	$1,111,133	0.32%	$256,583	0.07%	$36,078	0.01%	$0	0.00%	$0	0.00%	$(435,956)	-0.04%	$91,548,647	7.44%	$4,828,844
(1) Data presented under “Prepayments ($)” represents the actual prepayments received for the related month, discounted at the securitization rate.

Ap-A-4

BMW Financial Services NA, LLC
BMW Vehicle Lease Trust 2012-1 Portfolio
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	April 26, 2012	Original Number of Monthly Payments
Cutoff Date	February 29, 2012	Weighted Average Original Number of Monthly Payments*	35
Number of Receivables	32,429	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,208,459,567.63	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$ 894,295,679.80
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	74.00%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	24
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$37,265	Minimum Remaining Number of Payments	5
Highest Securitization Value	$108,714	Composition of Top 5 States
Lowest Securitization Value	$18,132	California	19.66%
		Florida	13.14%
ALG Residual Value		New York	12.37%
Average Residual Value	$27,577	New Jersey	11.27%
Highest Residual Value	$77,155	Texas	4.52%
Lowest Residual Value	$15,058
		Weighted Average FICO
Percentage New and Used Composition			763
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-5

Month	Date	End of Period Aggregate Securitization Value ($)	31 - 60 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	61 - 90 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	91 - 120 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	121 - 150 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)(1)
1	4/30/2012	$1,167,108,921	$2,734,869	0.23%	$172,772	0.01%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$3,485,982	0.29%	$7,393,741
2	5/31/2012	$1,147,111,631	$3,808,567	0.33%	$399,377	0.03%	$0	0.00%	$0	0.00%	$0	0.00%	$(2,908)	0.00%	$5,257,355	0.44%	$3,550,208
3	6/30/2012	$1,124,051,032	$3,216,925	0.29%	$624,625	0.06%	$53,283	0.00%	$0	0.00%	$0	0.00%	$26	0.00%	$8,085,999	0.67%	$4,681,450
4	7/31/2012	$1,101,291,084	$4,567,890	0.41%	$409,908	0.04%	$69,942	0.01%	$0	0.00%	$0	0.00%	$(5,084)	0.00%	$10,290,798	0.85%	$3,701,646
5	8/31/2012	$1,073,341,480	$3,593,296	0.33%	$739,169	0.07%	$115,264	0.01%	$43,617	0.00%	$0	0.00%	$(60,686)	-0.01%	$13,060,867	1.08%	$3,976,960
6	9/30/2012	$1,046,656,215	$3,745,054	0.36%	$794,290	0.08%	$251,630	0.02%	$0	0.00%	$0	0.00%	$(63,409)	-0.01%	$15,656,436	1.30%	$3,625,110
7	10/31/2012	$1,018,437,799	$4,820,649	0.47%	$699,923	0.07%	$109,953	0.01%	$141,707	0.01%	$0	0.00%	$(66,271)	-0.01%	$18,732,508	1.55%	$4,449,494
8	11/30/2012	$991,578,940	$4,127,620	0.42%	$509,797	0.05%	$99,042	0.01%	$25,541	0.00%	$54,690	0.01%	$(138,724)	-0.01%	$21,111,063	1.75%	$4,547,879
9	12/31/2012	$961,968,510	$5,347,336	0.56%	$634,922	0.07%	$0	0.00%	$74,829	0.01%	$54,147	0.01%	$(194,570)	-0.02%	$23,508,207	1.95%	$4,894,674
10	1/31/2013	$936,797,208	$4,371,624	0.47%	$789,987	0.08%	$155,717	0.02%	$0	0.00%	$81,230	0.01%	$(269,572)	-0.02%	$25,559,378	2.12%	$4,655,057
11	2/28/2013	$911,397,712	$2,711,783	0.30%	$614,260	0.07%	$65,392	0.01%	$75,194	0.01%	$0	0.00%	$(273,709)	-0.02%	$27,198,120	2.25%	$4,506,047
12	3/31/2013	$882,020,529	$3,864,063	0.44%	$629,403	0.07%	$36,029	0.00%	$0	0.00%	$0	0.00%	$(323,347)	-0.03%	$29,147,179	2.41%	$6,278,835
13	4/30/2013	$847,490,348	$3,105,097	0.37%	$664,252	0.08%	$75,310	0.01%	$0	0.00%	$0	0.00%	$(332,984)	-0.03%	$32,884,124	2.72%	$6,176,800
14	5/31/2013	$810,612,520	$3,385,921	0.42%	$641,732	0.08%	$105,723	0.01%	$22,327	0.00%	$0	0.00%	$(342,197)	-0.03%	$36,105,939	2.99%	$5,903,952
15	6/30/2013	$771,949,854	$3,068,432	0.40%	$728,052	0.09%	$80,073	0.01%	$30,462	0.00%	$0	0.00%	$(346,196)	-0.03%	$39,662,722	3.28%	$6,425,766
16	7/31/2013	$729,900,082	$4,142,499	0.57%	$506,903	0.07%	$211,148	0.03%	$26,157	0.00%	$0	0.00%	$(383,374)	-0.03%	$43,063,210	3.56%	$5,552,812
17	8/31/2013	$684,568,149	$3,608,121	0.53%	$452,229	0.07%	$90,269	0.01%	$42,400	0.01%	$0	0.00%	$(418,844)	-0.03%	$46,253,902	3.83%	$5,315,150
18	9/30/2013	$640,568,093	$2,844,483	0.44%	$634,320	0.10%	$30,880	0.00%	$30,216	0.00%	$0	0.00%	$(420,581)	-0.03%	$48,385,653	4.00%	$5,244,951
19	10/31/2013	$597,658,300	$2,913,313	0.49%	$578,922	0.10%	$146,742	0.02%	$30,298	0.01%	$0	0.00%	$(453,261)	-0.04%	$49,900,504	4.13%	$4,507,380
20	11/30/2013	$559,460,904	$2,850,687	0.51%	$586,329	0.10%	$147,847	0.03%	$0	0.00%	$0	0.00%	$(475,266)	-0.04%	$51,549,726	4.27%	$2,154,828
21	12/31/2013	$512,434,202	$2,959,606	0.58%	$688,036	0.13%	$49,725	0.01%	$68,761	0.01%	$0	0.00%	$(490,831)	-0.04%	$54,094,878	4.48%	$2,532,862
22	1/31/2014	$470,413,353	$2,615,657	0.56%	$629,494	0.13%	$233,409	0.05%	$20,613	0.00%	$22,682	0.00%	$(518,980)	-0.04%	$56,398,899	4.67%	$3,422,314
23	2/28/2014	$432,583,229	$1,826,389	0.42%	$700,474	0.16%	$132,624	0.03%	$0	0.00%	$0	0.00%	$(536,280)	-0.04%	$58,564,793	4.85%	$3,717,254
24	3/31/2014	$385,104,773	$1,534,502	0.40%	$591,121	0.15%	$134,295	0.03%	$103,050	0.03%	$0	0.00%	$(569,303)	-0.05%	$61,687,590	5.10%	$3,799,919
25	4/30/2014	$337,991,504	$1,131,599	0.33%	$210,601	0.06%	$222,014	0.07%	$82,536	0.02%	$0	0.00%	$(588,774)	-0.05%	$67,158,139	5.56%	$9,562,645
26	5/31/2014	$294,268,020	$1,217,996	0.41%	$143,062	0.05%	$87,809	0.03%	$78,213	0.03%	$0	0.00%	$(594,771)	-0.05%	$73,226,700	6.06%	$9,757,238
27	6/30/2014	$254,512,307	$1,126,542	0.44%	$186,365	0.07%	$26,928	0.01%	$86,164	0.03%	$77,626	0.03%	$(569,697)	-0.05%	$77,993,228	6.45%	$7,476,367
(1) Data presented under “Prepayments ($)” represents the actual prepayments received for the related month, discounted at the securitization rate.

Ap-A-6

BMW Financial Services NA, LLC
BMW Vehicle Lease Trust 2013-1 Portfolio
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	January 24, 2013	Original Number of Monthly Payments
Cutoff Date	November 30, 2012	Weighted Average Original Number of Monthly Payments*	35
Number of Receivables	30,900	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,201,201,826.43	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$ 854,322,877.28
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	71.12%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	25
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$38,874	Minimum Remaining Number of Payments	6
Highest Securitization Value	$116,571	Composition of Top 5 States
Lowest Securitization Value	$18,075	California	19.70%
		Florida	13.31%
ALG Residual Value		New York	11.79%
Average Residual Value	$27,648	New Jersey	10.15%
Highest Residual Value	$74,399	Texas	4.56%
Lowest Residual Value	$13,615
		Weighted Average FICO
Percentage New and Used Composition			764
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-7

Month	Date	End of Period Aggregate Securitization Value ($)	31 - 60 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	61 - 90 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	91 - 120 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	121 - 150 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)(1)
1	1/31/2013	$1,159,526,548	$2,122,811	0.18%	$599,943	0.05%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$3,768,366	0.31%	$9,043,670
2	2/28/2013	$1,141,341,894	$2,886,161	0.25%	$241,083	0.02%	$71,459	0.01%	$0	0.00%	$0	0.00%	$(48,872)	0.00%	$5,255,214	0.44%	$3,849,240
3	3/31/2013	$1,124,939,067	$2,869,329	0.26%	$449,897	0.04%	$129,427	0.01%	$70,448	0.01%	$0	0.00%	$(59,641)	0.00%	$5,633,407	0.47%	$4,271,693
4	4/30/2013	$1,103,739,926	$2,666,813	0.24%	$198,049	0.02%	$104,750	0.01%	$56,900	0.01%	$69,432	0.01%	$(91,811)	-0.01%	$8,571,577	0.71%	$5,545,370
5	5/31/2013	$1,078,557,140	$3,193,697	0.30%	$229,260	0.02%	$0	0.00%	$0	0.00%	$124,698	0.01%	$(120,576)	-0.01%	$10,581,889	0.88%	$6,043,565
6	6/30/2013	$1,056,229,853	$2,957,761	0.28%	$527,743	0.05%	$143,016	0.01%	$0	0.00%	$123,055	0.01%	$(121,854)	-0.01%	$12,359,237	1.03%	$5,212,647
7	7/31/2013	$1,032,252,515	$3,635,770	0.35%	$652,386	0.06%	$127,324	0.01%	$86,821	0.01%	$121,403	0.01%	$(138,540)	-0.01%	$13,936,675	1.16%	$4,629,716
8	8/31/2013	$1,002,222,763	$4,197,881	0.42%	$642,419	0.06%	$274,870	0.03%	$68,853	0.01%	$205,120	0.02%	$(152,091)	-0.01%	$15,760,532	1.31%	$5,108,006
9	9/30/2013	$972,067,416	$3,282,666	0.34%	$649,685	0.07%	$156,796	0.02%	$58,959	0.01%	$202,000	0.02%	$(238,572)	-0.02%	$17,082,802	1.42%	$4,978,356
10	10/31/2013	$939,417,038	$3,765,831	0.40%	$516,389	0.05%	$28,163	0.00%	$67,367	0.01%	$203,802	0.02%	$(317,810)	-0.03%	$18,168,541	1.51%	$4,983,077
11	11/30/2013	$911,260,497	$3,919,401	0.43%	$688,325	0.08%	$190,105	0.02%	$27,836	0.00%	$238,493	0.03%	$(328,821)	-0.03%	$19,000,452	1.58%	$3,373,879
12	12/31/2013	$874,483,572	$3,909,027	0.45%	$887,307	0.10%	$148,938	0.02%	$62,004	0.01%	$118,024	0.01%	$(403,421)	-0.03%	$20,581,978	1.71%	$4,819,740
13	1/31/2014	$843,366,949	$4,198,329	0.50%	$542,464	0.06%	$241,586	0.03%	$34,926	0.00%	$60,040	0.01%	$(459,503)	-0.04%	$21,821,900	1.82%	$4,847,071
14	2/28/2014	$810,790,815	$2,761,613	0.34%	$664,589	0.08%	$138,968	0.02%	$0	0.00%	$93,411	0.01%	$(485,016)	-0.04%	$22,854,208	1.90%	$4,119,550
15	3/31/2014	$772,212,192	$3,312,013	0.43%	$483,617	0.06%	$272,646	0.04%	$41,761	0.01%	$93,456	0.01%	$(467,792)	-0.04%	$24,598,790	2.05%	$5,147,067
16	4/30/2014	$732,688,320	$2,159,909	0.29%	$715,740	0.10%	$45,685	0.01%	$49,186	0.01%	$97,968	0.01%	$(445,156)	-0.04%	$28,190,818	2.35%	$11,422,312
17	5/31/2014	$693,596,479	$2,490,845	0.36%	$766,668	0.11%	$80,108	0.01%	$0	0.00%	$40,551	0.01%	$(541,116)	-0.05%	$31,965,893	2.66%	$11,137,111
18	6/30/2014	$655,945,813	$2,202,930	0.34%	$470,777	0.07%	$103,160	0.02%	$20,546	0.00%	$39,942	0.01%	$(585,770)	-0.05%	$35,467,483	2.95%	$8,660,517
19	7/31/2014	$616,672,065	$1,996,805	0.32%	$452,072	0.07%	$34,485	0.01%	$46,105	0.01%	$39,329	0.01%	$(622,774)	-0.05%	$38,003,153	3.16%	$5,047,281
20	8/31/2014	$578,090,196	$1,900,684	0.33%	$405,259	0.07%	$128,418	0.02%	$33,940	0.01%	$63,315	0.01%	$(629,386)	-0.05%	$39,886,592	3.32%	$2,628,481
21	9/30/2014	$539,131,142	$1,577,618	0.29%	$232,721	0.04%	$79,558	0.01%	$81,010	0.02%	$90,220	0.02%	$(676,803)	-0.06%	$41,395,002	3.45%	$2,487,196
22	10/31/2014	$502,092,240	$1,560,436	0.31%	$221,437	0.04%	$24,652	0.00%	$27,170	0.01%	$74,151	0.01%	$(722,070)	-0.06%	$42,364,017	3.53%	$2,931,368
23	11/30/2014	$468,764,949	$1,703,803	0.36%	$190,621	0.04%	$34,322	0.01%	$0	0.00%	$99,708	0.02%	$(730,273)	-0.06%	$43,995,343	3.66%	$2,828,888
24	12/31/2014	$424,449,862	$1,798,811	0.42%	$352,415	0.08%	$82,228	0.02%	$0	0.00%	$0	0.00%	$(763,851)	-0.06%	$47,080,195	3.92%	$4,154,103
25	1/31/2015	$378,342,163	$1,475,418	0.39%	$299,562	0.08%	$88,890	0.02%	$73,934	0.02%	$0	0.00%	$(785,352)	-0.07%	$51,325,517	4.27%	$13,081,282
26	2/28/2015	$330,655,304	$1,399,750	0.42%	$227,681	0.07%	$93,759	0.03%	$80,414	0.02%	$0	0.00%	$(793,765)	-0.07%	$55,985,499	4.66%	$11,260,462
27	3/31/2015	$272,701,020	$1,649,733	0.60%	$190,571	0.07%	$58,145	0.02%	$0	0.00%	$28,487	0.01%	$(797,999)	-0.07%	$61,175,746	5.09%	$11,813,453
(1) Data presented under “Prepayments ($)” represents the actual prepayments received for the related month, discounted at the securitization rate.
Ap-A-8

BMW Financial Services NA, LLC
BMW Vehicle Lease Trust 2014-1 Portfolio
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	April 16, 2014	Original Number of Monthly Payments
Cutoff Date	February 28, 2014	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	30,052	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,194,030,112.58	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$860,902,985.20
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	72.10%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	25
Securitization Value of Receivables		Maximum Remaining Number of Payments	34
Average Securitization Value	$39,732	Minimum Remaining Number of Payments	6
Highest Securitization Value	$135,223	Composition of Top 5 States
Lowest Securitization Value	$17,448	California	19.53%
		Florida	14.04%
ALG Residual Value		New York	10.22%
Average Residual Value	$28,647	New Jersey	9.24%
Highest Residual Value	$68,169	Texas	3.96%
Lowest Residual Value	$14,135
		Weighted Average FICO	765
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-9

Month	Date	End of Period Aggregate Securitization Value ($)	31 - 60 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	61 - 90 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	91 - 120 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	121 - 150 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)(1)
1	4/30/2014	$1,154,609,037	$2,031,323	0.18%	$259,179	0.02%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$3,421,384	0.29%	$9,904,916
2	5/31/2014	$1,132,933,422	$2,407,490	0.21%	$249,341	0.02%	$68,821	0.01%	$0	0.00%	$0	0.00%	$(3,204)	0.00%	$5,724,320	0.48%	$5,733,545
3	6/30/2014	$1,110,455,716	$1,914,281	0.17%	$357,912	0.03%	$192,566	0.02%	$0	0.00%	$0	0.00%	$(5,958)	0.00%	$8,164,296	0.68%	$5,519,392
4	7/31/2014	$1,088,664,711	$2,928,425	0.27%	$496,554	0.05%	$125,751	0.01%	$0	0.00%	$0	0.00%	$(35,059)	0.00%	$10,388,760	0.87%	$4,541,251
5	8/31/2014	$1,067,117,662	$2,575,096	0.24%	$434,381	0.04%	$68,842	0.01%	$93,656	0.01%	$0	0.00%	$(67,078)	-0.01%	$12,087,512	1.01%	$3,248,207
6	9/30/2014	$1,043,418,587	$2,828,500	0.27%	$493,244	0.05%	$25,883	0.00%	$0	0.00%	$19,610	0.00%	$(184,250)	-0.02%	$13,808,456	1.16%	$3,050,475
7	10/31/2014	$1,017,796,883	$3,222,924	0.32%	$498,989	0.05%	$44,498	0.00%	$0	0.00%	$0	0.00%	$(256,621)	-0.02%	$15,111,772	1.27%	$3,989,190
8	11/30/2014	$994,447,863	$3,392,763	0.34%	$546,151	0.05%	$123,848	0.01%	$43,676	0.00%	$0	0.00%	$(253,713)	-0.02%	$16,705,618	1.40%	$3,082,807
9	12/31/2014	$966,547,857	$3,673,735	0.38%	$699,062	0.07%	$154,910	0.02%	$55,760	0.01%	$0	0.00%	$(246,933)	-0.02%	$19,110,273	1.60%	$5,182,793
10	1/31/2015	$933,994,936	$3,222,887	0.35%	$568,159	0.06%	$210,529	0.02%	$174,584	0.02%	$0	0.00%	$(306,759)	-0.03%	$22,085,995	1.85%	$9,762,072
11	2/28/2015	$897,773,545	$2,428,308	0.27%	$602,301	0.07%	$111,477	0.01%	$85,000	0.01%	$90,079	0.01%	$(313,293)	-0.03%	$25,676,952	2.15%	$7,934,679
12	3/31/2015	$855,540,450	$2,991,618	0.35%	$283,835	0.03%	$151,092	0.02%	$109,550	0.01%	$88,114	0.01%	$(350,360)	-0.03%	$29,919,213	2.51%	$9,243,719
13	4/30/2015	$816,294,975	$2,346,421	0.29%	$444,896	0.05%	$28,308	0.00%	$95,238	0.01%	$86,138	0.01%	$(405,625)	-0.03%	$33,468,406	2.80%	$6,556,272
14	5/31/2015	$783,291,598	$2,973,858	0.38%	$504,282	0.06%	$61,367	0.01%	$0	0.00%	$115,131	0.01%	$(431,138)	-0.04%	$35,666,319	2.99%	$5,125,813
15	6/30/2015	$750,468,094	$2,328,813	0.31%	$451,055	0.06%	$100,177	0.01%	$60,535	0.01%	$30,552	0.00%	$(504,331)	-0.04%	$37,647,648	3.15%	$6,505,807
(1) Data presented under “Prepayments ($)” represents the actual prepayments received for the related month, discounted at the securitization rate.
Ap-A-10

BMW Financial Services NA, LLC
BMW Vehicle Lease Trust 2015-1 Portfolio
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	January 14, 2015	Original Number of Monthly Payments
Cutoff Date	November 30, 2014	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	31,256	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,203,373,850	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$878,050,422
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	72.97%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	26
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$38,501	Minimum Remaining Number of Payments	7
Highest Securitization Value	$115,170	Composition of Top 5 States
Lowest Securitization Value	$18,147	California	19.46%
		Florida	13.56%
ALG Residual Value		New Jersey	11.90%
Average Residual Value	$28,092	New York	10.92%
Highest Residual Value	$69,510	Pennsylvania	4.17%
Lowest Residual Value	$14,158
		Weighted Average FICO	772
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-11

Month	Date	End of Period Aggregate Securitization Value ($)	31 - 60 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	61 - 90 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	91 - 120 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	121 - 150 Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)(1)
1	1/31/2015	$1,167,631,842	$1,339,858	0.11%	$291,188	0.02%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$2,730,320	0.23%	$6,553,876
2	2/28/2015	$1,149,562,119	$1,480,749	0.13%	$311,076	0.03%	$41,840	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$4,227,633	0.35%	$3,314,650
3	3/31/2015	$1,131,401,707	$1,289,523	0.11%	$299,949	0.03%	$0	0.00%	$41,326	0.00%	$0	0.00%	$(733)	0.00%	$5,727,864	0.48%	$4,219,350
4	4/30/2015	$1,113,404,128	$1,330,225	0.12%	$100,866	0.01%	$75,844	0.01%	$0	0.00%	$0	0.00%	$(49,625)	0.00%	$7,050,509	0.59%	$3,752,562
5	5/31/2015	$1,094,800,489	$1,726,856	0.16%	$121,821	0.01%	$0	0.00%	$48,710	0.00%	$0	0.00%	$(66,784)	-0.01%	$8,626,310	0.72%	$4,166,291
6	6/30/2015	$1,075,164,944	$1,716,127	0.16%	$387,315	0.04%	$0	0.00%	$0	0.00%	$0	0.00%	$(94,265)	-0.01%	$10,220,370	0.85%	$4,445,275

Ap-A-12

ANNEX A

 Global Clearance, Settlement and Tax Documentation Procedures
Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through The Depository Trust Company (“DTC”), Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”).  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.
Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.
Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.
Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.
Investors electing to hold their Global Securities through DTC will follow DTC settlement practice.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
Trading between DTC Participants.   Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.
Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost-of-funds.
Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the fast day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:
1.	borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;
2.	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or
3.	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.
Material U.S. Federal Income Tax Documentation Requirements
A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the attached prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
Exemption for Non-U.S. Persons (Form W-8BEN and Form W-8BEN-E).  Beneficial owners of Global Securities that are individual Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor Form.  Non-individual beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)).
Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI).  A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN and Form W-8BEN-E). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN or Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  Form W-8BEN or Form W-8BEN-E, as applicable, may be filed by the Noteowners or an agent with legal authority to act on behalf of the Noteowners.
Exemption for U.S. Persons (Form W-9).  U.S.  Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency.  A Form W-8ECI, Form W-8BEN and Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain conditions a Form W-8BEN or Form W-8-BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on Form W-8ECI, Form W-8BEN or Form W-8BEN-E changes, a new form must be filed within 30 days of the change.

As used in the foregoing discussion, the term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the attached prospectus).
This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities.  It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

APPENDIX B
Assumed Cashflows

Modeling Assumption: The cashflow schedules appearing in the immediately following table were generated assuming (i) that the lessees make their remaining Monthly Payments starting in September 2015 and every month thereafter until all scheduled Monthly Payments are made and (ii) that the residual value of the Specified Vehicles is due the month following the last related Monthly Payment.
Period	Beginning Aggregate Securitization Value ($)	Monthly Payment ($)	Residual Value ($)
September 2015	1,201,944,684.04	20,737,950.09	0.00
October 2015	1,188,469,903.89	20,837,073.55	0.00
November 2015	1,174,814,574.11	20,922,617.63	0.00
December 2015	1,160,991,178.91	20,951,970.39	0.00
January 2016	1,147,054,893.97	20,974,093.15	0.00
February 2016	1,133,012,267.19	20,982,405.49	0.00
March 2016	1,118,876,466.26	20,967,529.15	477,437.40
April 2016	1,104,192,679.43	20,927,044.51	1,171,467.03
May 2016	1,088,766,602.76	20,856,371.92	2,280,258.10
June 2016	1,072,209,187.27	20,722,070.88	4,536,243.08
July 2016	1,053,430,032.22	20,511,819.96	7,395,916.70
August 2016	1,031,887,975.67	20,220,679.81	10,528,180.35
September 2016	1,007,374,531.66	19,888,603.48	12,238,382.06
October 2016	981,334,841.51	19,464,298.31	16,139,884.33
November 2016	951,660,588.30	18,900,873.49	21,584,244.42
December 2016	916,926,070.05	18,190,236.73	28,239,404.85
January 2017	876,037,152.79	17,620,062.60	22,349,069.94
February 2017	841,361,689.74	16,874,533.52	29,376,510.86
March 2017	800,194,777.15	15,730,453.55	46,985,262.48
April 2017	742,314,447.46	14,565,607.65	48,322,386.99
May 2017	683,912,061.76	13,367,664.25	49,466,809.89
June 2017	625,210,302.57	12,257,736.92	46,236,655.64
July 2017	570,493,953.91	11,354,512.67	37,850,520.63
August 2017	524,736,359.25	10,544,496.46	34,366,774.92
September 2017	482,996,013.72	9,767,835.11	31,436,131.74
October 2017	444,710,759.93	8,906,773.94	34,631,754.70
November 2017	403,859,603.60	8,281,909.55	25,046,219.59
December 2017	372,972,020.38	7,537,643.27	30,266,297.93
January 2018	337,421,941.93	6,993,035.44	21,645,290.70
February 2018	310,822,627.26	6,424,494.25	23,308,210.37
March 2018	282,968,220.81	4,947,048.73	62,939,451.95
April 2018	216,791,711.25	3,828,971.96	47,142,316.75
May 2018	167,130,497.25	2,397,659.87	62,564,110.87
June 2018	103,178,703.58	959,909.68	62,513,701.70
July 2018	40,328,688.02	0.00	40,572,449.50
August 2018	0.00	0.00	0.00

B-1

APPENDIX I

Base Prospectus

I-1

PROSPECTUS

BMW Vehicle Lease Trusts
Asset Backed Notes

BMW Auto Leasing LLC
Depositor

BMW Financial Services NA, LLC
Servicer, Administrator and Sponsor
______________________

The Issuing Entities:
1.	A new issuing entity will be formed to issue each series of securities and a particular issuing entity may issue multiple classes of securities.
2.	The property of each issuing entity will consist of:
•
a certificate evidencing a 100% beneficial interest in a pool of BMW, MINI and Rolls-Royce retail lease contracts, the related leased vehicles and all of the dealers’ rights with respect to those lease contracts and leased vehicles;

	•	one or more of the items representing credit enhancement described in this prospectus which will be specified in the applicable prospectus supplement;
	•	other assets described in this prospectus which will be specified in the applicable prospectus supplement; and
	•	all proceeds of the foregoing.
The Notes:

1.	will be asset-backed notes sold periodically in one or more series;
2.	will be paid only from the assets of the related issuing entity and any form of credit enhancement; and
3.	will be issued as part of a designated series that may include one or more classes.

You should review carefully the factors set forth under “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is October 1, 2015

Table of Contents

Page
Summary of Terms	1
Risk Factors	7
Defined Terms	19
The Sponsor, Administrator and Servicer	19
Securitization Experience	19
Servicing Experience	19
The Depositor	20
The Trustees	21
Formation of the Issuing Entities	21
Property of the Issuing Entities	22
The Vehicle Trust	23
General	23
The UTI Beneficiary	24
The Vehicle Trustee	25
Lease Origination and the Titling of Leased Vehicles	27
The SUBI	28
General	28
Transfers of the SUBI Certificate	28
The Leases	28
General	28
Representations, Warranties and Covenants	30
BMW FS’ Lease Financing Program	32
General	32
Underwriting	32
Servicing	33
Physical Damage and Liability Insurance; Additional Insurance Provisions	34
Contingent and Excess Liability Insurance	34
Leased Vehicle Maintenance	35
Remarketing	35
End of Lease Term; Vehicle Disposition	35
Extensions and Pull-Ahead Program	37
Determination of Residual Values	37
Use of Proceeds	37
Where You Can Find More Information About Your Securities	38
Weighted Average Lives of the Securities	39
Note Factors, Certificate Factor and Trading Information	40
The Notes	40
General	40
Principal and Interest on the Notes	41
The Indenture	41
The Certificates	47
General	47
Payments of Principal and Interest	47
Additional Information Regarding the Securities	47
Fixed Rate Securities	47
Floating Rate Securities	48
Revolving Period	55
Prefunding Period	55
Derivative Arrangements	55
Like-Kind Exchange Program	55
Book-Entry Registration	56
Definitive Securities	59

i

Description of the Transaction Documents	60
Transfer, Assignment and Pledge of the SUBI Certificate	60
Representations and Warranties	60
Accounts	61
Servicing Procedures	62
Custody of Lease Documents and Certificates of Title	63
Insurance on the Leased Vehicles	63
Collections	64
Sales Proceeds and Termination Proceeds	64
Advances	65
Realization Upon Charged-off Leases	65
Servicing Compensation	66
Distributions on the Securities	66
Credit and Cash Flow Enhancement	67
Statements to Securityholders	69
Evidence as to Compliance	70
Certain Matters Regarding the Servicer	71
Servicer Defaults	71
Rights Upon Servicer Default	72
Insolvency Event	72
Termination	73
Administration Agreement	73
Amendment	75
Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates	77
Certain Legal Aspects of the Vehicle Trust and the SUBI	77
The Vehicle Trust	77
The SUBI	78
Insolvency-Related Matters	79
Dodd Frank Orderly Liquidation Framework	80
Certain Legal Aspects of the Leases and the Leased Vehicles	82
Back-up Security Interests	83
Vicarious Tort Liability	84
Repossession of Specified Vehicles	85
Deficiency Judgments	85
Consumer Protection Laws	85
Other Limitations	86
Material Income Tax Consequences	87
Treatment of the Notes as Debt	87
Possible Alternative Characterization	88
Interest Income to U.S. Noteholders	88
Sale or Exchange of Notes by U.S. Noteholders	89
Medicare Tax	89
Non-U.S. Note Owners	89
FATCA Withholding	90
Information Reporting and Backup Withholding	91
State and Local Tax Considerations	91
ERISA Considerations	91
Prohibited Transactions	92
“Look-through” Rule under the Plan Assets Regulation	92
Treatment of Notes as Debt	92
Certificates	93
Plan of Distribution	93
Legal Opinions	94
Index of Principal Terms	95

ii

Important Notice about Information Presented in this Prospectus and the
Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

·	This prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and

·	The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

We have started with an introductory section describing the trust and the securities in abbreviated form, followed by a more complete description of the terms.  The introductory section is the Summary of Terms, which gives a brief introduction to the securities to be offered.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

The disclosure in this prospectus may be enhanced by the disclosure in the prospectus supplement.

 Incorporation of Certain Documents by Reference

The Securities and Exchange Commission (which we refer to in this prospectus as the “SEC”) allows us to “incorporate by reference” information filed with it by BMW Auto Leasing LLC on behalf of a trust, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

·	you received this prospectus and the prospectus supplement and

·	you request such copies from BMW Auto Leasing LLC, the address of which is 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. located at 100 F Street, N.E., Washington, D.C.  20549 (telephone 1-800-732-0330).

iii

Summary of Terms

The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities.  You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Issuing Entity:	The trust to be formed for each series of securities. The issuing entity will be formed for each series by a trust agreement between the depositor and the trustee of the issuing entity.

Depositor:	BMW Auto Leasing LLC, a Delaware limited liability company.

Sponsor, Servicer and Administrator:
BMW Financial Services NA, LLC (“BMW FS”), a direct wholly owned subsidiary of BMW of North America, LLC.  BMW of North America, LLC is the exclusive distributor of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories (“BMW Products”) and MINI passenger cars and MINI parts and accessories (“MINI Products”) in the United States and is an indirect wholly owned subsidiary of Bayerische Motoren Werke Aktiengesellschaft, a corporation organized under the laws of Germany (“BMW AG”). Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and Rolls-Royce parts and accessories (“Rolls-Royce Products”) throughout the United States and is an indirect wholly owned subsidiary of BMW AG.

Indenture Trustee:	The indenture trustee under the indenture pursuant to which the notes of each series will be issued will be named in the prospectus supplement for that series.

Owner Trustee:	The owner trustee for the issuing entity issuing each series of notes will be named in the prospectus supplement for that series.

Originator and Vehicle Trust:	Financial Services Vehicle Trust, a Delaware statutory trust.

Vehicle Trustee:	BNY Mellon Trust of Delaware.

Securities Offered:
Notes: Notes of a series may include one or more classes, and will be issued pursuant to an indenture. Some of the notes issued by the issuing entity may not be offered to the public. The applicable prospectus supplement will specify the class or classes of notes that are being offered by it.

Certificates: The issuing entity will also issue one or more classes of certificates, which may or may not have a stated certificate balance, representing all of the beneficial ownership interests in the issuing entity.  These certificates will not be offered to the public and will be retained by the depositor or will be sold in one or more private placements. Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets as the notes.

The applicable prospectus supplement will describe the priority of payments:

•      between the notes and the certificates;

•      among different classes of notes; and

•      among different classes of certificates.

Terms—The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:

·	the stated principal amount of each class of notes and the stated certificate balance, if any, of each class of certificates; and

·	the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

·	timing and priority of payments;

·	seniority;

·	allocation of losses;

·	interest rate or formula for determining interest rate;

·	amount of interest or principal payments;

·	whether interest or principal will be payable to holders of the class if specified events occur; and

·	the ability of holders of a class to direct the trustee to take specified remedies.

The notes will be the only securities being offered to you. The depositor will either retain the certificates or sell them in one or more private placements.  Payment on the certificates, if any are issued, will be subordinated to payment on the notes, to the extent described in the applicable prospectus supplement.

The SUBI Certificate:
BMW passenger car centers, BMW light truck centers, BMW motorcycle dealers, MINI passenger car dealers and Rolls-Royce passenger car dealers have assigned motor vehicle retail lease contracts and the related leased vehicles to Financial Services Vehicle Trust. The leases have been or will be underwritten using the underwriting criteria described in this prospectus under “BMW FS’ Lease Financing Program—Underwriting.”

On or before the date the notes of a series are issued, Financial Services Vehicle Trust will establish a special unit of beneficial interest, which is also called a SUBI, and allocate to such SUBI certain leases and related leased vehicles owned by Financial Services Vehicle Trust. Each lease and the related leased vehicle allocated to the SUBI will be selected based on criteria specified in a servicing agreement between BMW FS, as servicer, and Financial Services Vehicle Trust. These criteria will be described in the applicable prospectus supplement.

Each SUBI will be represented by a SUBI certificate representing a beneficial interest in that SUBI. Upon the creation of a SUBI, Financial Services Vehicle Trust will issue the related SUBI certificate to BMW Manufacturing L.P., the beneficiary of Financial Services Vehicle Trust. BMW Manufacturing L.P. will then sell, transfer and assign the SUBI certificate to BMW Auto Leasing LLC pursuant to a SUBI certificate transfer agreement. BMW Auto Leasing LLC will then transfer and assign the SUBI certificate to the related issuing entity pursuant to an issuer SUBI certificate transfer agreement. The transfer of the SUBI certificate from BMW Auto Leasing LLC to the related issuing entity in exchange for the notes and certificates issued by such issuing entity will be described in the applicable prospectus supplement.

The Issuing Entity’s Property:	The property of each issuing entity:

·	will be described in the applicable prospectus supplement,

·
will be primarily the SUBI certificate and the proceeds received on the related assets, including the right to receive monthly payments under the leases and the amounts realized from sales of the related leased vehicles on or after a specified cut-off date, and

·	will include other related assets such as:

o	amounts deposited in specified trust accounts,

o	proceeds of any derivative arrangements or similar agreement described in this prospectus applicable to the related issuing entity and the rights of the related issuing entity under such agreement,

o	any other enhancement items described in this prospectus which are issued with respect to any particular series or class, and

o	the rights of the depositor and the issuing entity in the related transaction agreements.

For more information regarding assets of the issuing entity, you should refer to “Property of the Issuing Entities” in this prospectus and “The Issuing Entity — Property of the Issuing Entity” in the applicable prospectus supplement.

Prefunding:
If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering.  Amounts on deposit in the prefunding account will be used to purchase a beneficial interest in additional leases and leased vehicles, which will be required to have the same eligibility criteria and general characteristics as the initial leases and leased vehicles during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related securities.  Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the prospectus supplement.

Revolving Period:
If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent principal collections on the leases that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase a beneficial interest in additional leases and the related leased vehicles, which will be required to have the same eligibility criteria and general characteristics as the initial pool of leases and leased vehicles or such other characteristics as described in the related prospectus supplement.

An issuing entity may have both a prefunding account and revolving period.  In this event, the prospectus supplement will specify which funds will be applied first to the purchase of beneficial interests in additional leases and the related leased vehicles.

Credit and Cash Flow Enhancement:
The issuing entities may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit and cash flow enhancement.” Credit and cash flow enhancement may include any one or more of the following:

·	subordination of one or more other classes of securities;

·	one or more reserve funds;

·	letters of credit;

·	excess interest;

·	overcollateralization;

·	cash deposits;

·	a credit or liquidity facility;

·	repurchase obligations;

·	a yield supplement account;

·	a cash collateral account;

·	surety bond or insurance policies; or

·	guaranteed investment contracts, interest rate cap or floor agreements, or interest rate or currency swap agreements.

The specific terms of any credit or cash flow enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the applicable prospectus supplement. See “Description of the Transaction Documents — Credit and Cash Flow Enhancement” in this prospectus for general terms applicable to the different forms of credit and cash flow enhancement that may be used by the issuing entities.

Servicing Fee:
BMW FS, as the servicer, will be responsible for servicing the leases, handling the disposition of the related vehicles when the leases terminate or when vehicles relating to defaulted leases are repossessed, and collecting amounts due in respect of the leases. In addition, BMW FS will act as administrator for the issuing entity. The issuing entity will pay BMW FS a monthly fee equal to a percentage of the aggregate value of the retail lease contracts included in the trust property at the beginning of the preceding month, as specified in the applicable prospectus supplement.  The servicer may also receive additional servicing compensation in the form of, among other things, expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges and similar charges received with respect to any lease other than excess wear and tear or excess mileage charges.

Advances:
The servicer will be required to advance to the issuing entity lease payments that are due but unpaid by the user-lessee.  The servicer may, at its option, advance to the issuing entity proceeds from expected sales of leased vehicles for which the related leases have terminated during the related collection period, to the extent provided in the applicable prospectus supplement. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or leased vehicle.  All advances will be reimbursable to the servicer to the extent described herein.

For more detailed information regarding advances made by the servicer and reimbursement of advances, you should refer to “Description of the Transaction Documents—Advances” in this prospectus and in the applicable prospectus supplement.

Optional Purchase:
The servicer has the option to purchase all of the assets of the issuing entity on any payment date when the combined unpaid principal amount of the notes and certificates is less than or equal to 5% of the total initial balance of the notes and certificates as of the cutoff date.

You should refer to “Description of the Transaction Documents—Termination” in this prospectus and “Description of the Transaction Documents—Optional Purchase” in the applicable prospectus supplement for more detailed information regarding the optional purchase of the assets of an issuing entity.

Changes in Payment Priorities:	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to noteholders would be made on any given payment date.

Reallocation of Leases and Leased
Vehicles from the SUBI:
With respect to each series of notes, the servicer will be obligated to deposit or cause to be deposited into the related SUBI collection account an amount equal to the securitization value of any leases and related leased vehicles that breach certain representations and warranties and such breach materially and adversely affects the related issuing entity and is not timely cured. In addition, the servicer will be obligated to deposit or cause to be deposited into the related SUBI collection account an amount equal to the securitization value of any leases for which a user-lessee changes the domicile of or title to the related leased vehicle to any jurisdiction in which the vehicle trust is not qualified and licensed to do business and does not become qualified within 90 days of the date on which the servicer is aware of such move or any other jurisdiction specified in the applicable prospectus supplement.

For more information regarding the representations and warranties made by the servicer for each series of notes, you should refer to “The Leases—General,” “—Representations, Warranties and Covenants” in this prospectus and “The Specified Leases—Characteristics” in the applicable prospectus supplement. For more information regarding the obligation of the servicer to reallocate leases and the related leased vehicles from the SUBI for each series of notes, you should refer to “Description of the Transaction Documents—Sales Proceeds and Termination Proceeds” in this prospectus.

Tax Status:
Special tax counsel to the depositor and issuing entity will be required to deliver an opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in this prospectus:

·	the notes will constitute indebtedness for federal income tax purposes when owned by parties unrelated to the applicable issuing entity, and

·	the trust will not constitute an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

By accepting a note, each holder or beneficial owner will be deemed to have agreed to treat the notes as indebtedness for tax purposes. You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

We refer you to “Material Income Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.

ERISA Considerations:
Notes—Notes will generally be eligible for purchase by employee benefit plans.  The limitations to, and the requirements for, such purchase will be set forth in the related prospectus supplement, including certain representations with respect to prohibited transactions, which will be required.

Certificates—Certificates will not be eligible for purchase by an employee benefit plan, governmental plan, foreign plan or individual retirement account unless the related prospectus supplement states otherwise.

We refer you to “ERISA Considerations” in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

Risk Factors

 You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the applicable prospectus supplement in deciding whether to purchase notes of any class.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes
Your notes are asset backed securities issued by and represent obligations of the issuing entity only and do not represent obligations of or interest in BMW FS, BMW Auto Leasing LLC or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related leases and leased vehicles and any credit enhancement for the notes of a series specified in the applicable prospectus supplement. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your notes. The notes and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

Turn-in rates may increase losses
Under each lease, the user-lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease.  User-lessees who decide not to purchase their leased vehicles at lease termination will expose the related issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at lease termination could be adversely affected by user-lessee views on vehicle quality, the relative attractiveness of new models available to the user-lessees, sales and lease incentives offered with respect to other vehicles (including those offered by BMW FS), the level of the purchase option prices for the related leased vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of leases allocated to the SUBI certificate for your series of notes by user-lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

You may experience reduced returns on your investments resulting from prepayments on the leases, events of default, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity

You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.  Prepayments on the leases by the related user-lessees and purchases of the leases and related leased vehicles by the servicer will shorten the lives of the notes to an extent that cannot be fully predicted.

In addition, an issuing entity may contain a feature known as a prefunding account from which specified funds will be used to purchase a beneficial interest in additional leases and leased vehicles after the date the notes are issued.  To the extent all of those funds are not used by the end of the specified period to purchase new beneficial interests, those funds will be used to make payments on the notes.  In that event, you would receive payments on your notes earlier than expected.  Unless otherwise set forth in the related prospectus supplement, BMW FS, as servicer, may be required to reallocate from the related SUBI certain leases and leased vehicles if it breaches its servicing obligations with respect to those leases and leased vehicles or if there is a breach of the representations and warranties relating to those leases or leased vehicles and such breach materially and adversely affects the interest of the related issuing entity and such breach is not timely cured. In connection with such reallocation, the servicer will be obligated to pay the related issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected lease, discounted at a rate specified in the applicable prospectus supplement and (ii) the present value of the residual value of the affected leased vehicle discounted at a rate specified in the applicable prospectus supplement. The servicer may also be permitted to purchase all of the assets of the issuing entity when the aggregate principal amount of the notes and certificates of a series is less than or equal to 5% of the initial aggregate principal amount of the notes and certificates of that series on the related cutoff date.

Further, the leases allocated to the SUBI for a series of notes may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. The rate of prepayments on the leases allocated to the SUBI for a series of notes may be influenced by a variety of economic, social and other factors in addition to those described above.  The servicer has limited historical experience with respect to prepayments on the leases.  In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the leases. For these reasons, the servicer cannot predict the actual prepayment rates for the leases. You will bear any reinvestment risks resulting from prepayments on the leases and the corresponding acceleration of payments on the related notes.

The final payment of each class of notes is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes
Because each SUBI will represent a beneficial interest in the related SUBI assets, you will be dependent on payments made on the leases allocated to the SUBI for your series of notes and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. Except to the extent of the back-up security interest as discussed in this prospectus under “Certain Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests,” the issuing entity of a series will not have a direct ownership interest in the related leases or a direct ownership interest or perfected security interest in the related leased vehicles, which will be titled in the name of the vehicle trust or the vehicle trustee on behalf of the vehicle trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the vehicle trust could limit the amounts payable in respect of the related SUBI certificate to less than the amounts received from the user-lessees of the related leased vehicles or received from the sale or other disposition of the related leased vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the vehicle trust (including the leases and the leased vehicles allocated to the SUBI for your series of notes) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes BMW FS and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the SUBI for your series of notes and because no issuing entity will have a prior perfected security interest in the assets of the related SUBI, these liens could have priority over the interest of the issuing entity for a series of notes in the assets of the related SUBI.

To the extent a third-party makes a claim against, or files a lien on, the assets of the vehicle trust, including the leased vehicles allocated to the SUBI for your series of notes, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

We refer you to “Certain Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this prospectus.
If the servicer does not maintain control of leases evidenced by electronic contracts, the vehicle trust may not have a perfected interest in those leases.
As described in “The Sponsor, Administrator and Servicer —Electronic Contracts and Electronic Contracting” in this prospectus, the leases allocated to the SUBI for a series of notes may be originated electronically by the vehicle trust and stored by BMW FS, as servicer, in its electronic vault.  BMW FS’ electronic vaulting system recognizes BMW FS as the party having control of the leases originated electronically by the vehicle trust, and BMW FS, as servicer, will maintain control of those leases on behalf of the vehicle trust and its assigns.  BMW FS’ electronic vaulting system is designed to enable the vehicle trust to perfect its interest in the leases evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  For a description of these requirements, see “Certain Legal Aspects of the Leases and the Leased Vehicles — General” in this prospectus.

However, it is possible that another person could acquire an interest in an electronic contract that is superior to the vehicle trust’s interest (and, accordingly, the issuing entity’s beneficial interest or back-up security interest).  This could occur if BMW FS ceases to have “control” over an electronic contract and another party purchases that electronic contract (without knowledge that such purchase violates the vehicle trust’s rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract.   BMW FS also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in its electronic vaulting system, a person other than the vehicle trust were able to modify or duplicate the authoritative copy of the contract.

Although the vehicle trust will perfect its assignment of a back-up security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the leases that the vehicle trust acquired from the originating dealer were not perfected by control, the priority of the vehicle trust’s interest and the issuing entity’s beneficial interest in the leases (evidenced by the related SUBI certificate) or back-up security interest could be affected. The vehicle trust’s interest and the issuing entity’s beneficial interest in the leases or back-up security interest could be junior to another party with a perfected interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the leases or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third party software employed by BMW FS in its electronic vaulting system will perform as represented to the vehicle trust in maintaining the systems and controls required to provide assurance that BMW FS maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

BMW FS will represent that the vehicle trust has a perfected interest in the leases evidenced by electronic contracts by means of control, the beneficial interest in which (evidenced by the related SUBI certificate) has been transferred to the issuing entity.

From time to time, the leases evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, BMW FS, as servicer, will agree to maintain the perfected interest in the leases (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing the perfection of interests in electronic contracts by control is relatively recent.  As a result, there is a risk that the systems employed by BMW FS to maintain control of the electronic contracts may be insufficient under applicable law to give the vehicle trust a perfected interest in the leases evidenced by electronic contracts and, accordingly, may affect the issuing entity’s beneficial interest (evidenced by the related SUBI certificate) and back-up security interest in such leases.

As a result of the foregoing, the vehicle trust may not have a perfected interest and the issuer may not have a perfected back-up security interest in certain leases or the vehicle trust’s interest, although perfected, could be junior to that of another party.  Either circumstance could affect the receipt by the issuing entity of collections from the leases, including the proceeds from the repossession and sale of the related leased vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

Leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment
Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts. California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The failure by the vehicle trust to comply with these requirements may give rise to liabilities on the part of the vehicle trust (as lessor under the leases) or the issuing entity of a series (as owner of the related SUBI certificate). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the user-lessee be refunded. BMW FS will make representations and warranties that each lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, has certain material and adverse effects on the related issuing entity, and is not timely cured, BMW FS will be required to make a reallocation payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the related SUBI. To the extent that BMW FS fails to make such repurchase, or to the extent that a court holds the vehicle trust or the applicable issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the vehicle trust or the related issuing entity. If sufficient funds are not available to make both payments to user-lessees and on your notes, you may suffer a loss on your investment in the notes.
We refer you to “Certain Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Laws” in this prospectus.
The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities
Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the SUBI certificate for your series of notes is owned by the servicer or the depositor, instead of the related issuing entity. This conclusion could be either because the transfer of that SUBI certificate from the depositor to the issuing entity was not a “true sale” or because the court concluded that the depositor or the related issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:
  the “automatic stay”, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances, tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the related SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in the leased vehicles allocated to the related SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the SUBI held by the servicer at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the depositor with BMW FS for bankruptcy purposes or conclude that the transfer of the SUBI certificate was not a “true sale.”

We refer you to “Certain Legal Aspects of the Vehicle Trust and the SUBI — Insolvency-Related Matters” in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, any of which may have an adverse effect on your notes
If a servicer default occurs, the vehicle trustee, at the direction of the indenture trustee (acting on behalf of 66 2/3% of the related noteholders of a given series of notes) may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
  the cost of the transfer of servicing to the successor;
  the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or
  the servicing fees charged by the successor.
Furthermore, the related indenture trustee or the related noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Paying the servicer a fee based on a percentage of the securitization value of the related leases may result in the inability to obtain a successor servicer
Because the servicer is paid its base servicing fee based on a percentage of the aggregate securitization value of the related leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining related leases and leased vehicles.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the liquidation of the assets of the related issuing entity may not be sufficient to pay your notes in full
If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the related indenture trustee will liquidate the assets of the related issuing entity only in limited circumstances.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate principal amount of the outstanding notes of that series. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated in the case of notes where the aggregate principal amount of the securities exceeds the aggregate securitization value of the related leases.

Failure to pay principal on your notes will not constitute an event of default until maturity
The amount of principal required to be paid to noteholders will be limited to amounts available for those purposes in the collection account (and the reserve fund, if any, or other forms of credit enhancement, if any). Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  We refer you to “The Notes—The Indenture—Indenture Defaults; Rights Upon an Indenture Default” in this prospectus.

If ERISA liens are placed on the vehicle trust assets, you could suffer a loss on your investment
Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the vehicle trust and could be used to satisfy unpaid ERISA obligations of any member of a controlled group that includes BMW FS and its affiliates. Because these liens could attach directly to the leases and leased vehicles and because no issuing entity will have a prior perfected security interest in the assets included in a related SUBI, these liens could have priority over the interest of the issuing entity in the assets included in each related SUBI. As of the date of this prospectus, neither BMW FS nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. Moreover, the depositor believes that the likelihood of this liability being asserted against the assets of the vehicle trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the leases and leased vehicles will not become subject to an ERISA liability.

Commingling by the servicer may result in delays and reductions in payments on your notes
So long as BMW FS is the servicer, no servicer default has occurred and is continuing and BMW US Capital, LLC meets certain criteria established by the rating agencies that are rating the notes of a series, the servicer will not have to deposit collections (or an amount equal to sales proceeds that are deposited under BMW FS’ Like-Kind Exchange Program (the “LKE Program”)) into the related collection account until the business day preceding the related payment date.

Until any collections or proceeds (or an amount equal to sales proceeds that are deposited under the LKE Program) are deposited into a collection account, the servicer will be able to use those funds for its own benefit and will not segregate those funds from its own assets, and the proceeds of any investment of those funds will accrue to the servicer.  The servicer will pay no fee to any issuing entity or noteholder for any use by the servicer of such collections or proceeds.  If the servicer were to become insolvent, the servicer’s failure to deposit such collections and proceeds (or an amount equal to sales proceeds that are deposited under the LKE Program, for which the related indenture trustee will not have a security interest in the actual leased vehicle sales proceeds held by the qualified intermediary) in the related collection account may result in delays and reductions in payments on the notes of the related series and investors may suffer a loss.

If the issuing entity enters into an interest rate cap or floor agreement or an interest rate or currency swap agreement, payments on the notes will be dependent on payments made under the interest rate cap or floor agreement or the interest rate or currency swap agreement

If the issuing entity enters into an interest rate cap or floor agreement or an interest rate or currency swap agreement, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of the cap/floor agreement or swap agreement, as applicable, and whether the applicable counterparty performs its obligations under the related cap, floor or swap. If the issuing entity does not receive the payments it expects from the applicable counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

Termination of a swap agreement and the inability to locate a replacement swap counterparty may cause termination of the issuing entity
A swap agreement may be terminated if particular events occur.  Most of these events are generally beyond the control of the issuing entity or the swap counterparty.  If an event of default under a swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement consistent with the rating agencies’ criteria, the trustee may terminate the swap agreement.  In addition, the issuing entity may terminate and the trustee would then sell the assets of the trust.  It is impossible to predict how long it would take to sell the assets of the trust.  Some of the possible adverse consequences of a sale of the assets of the issuing entity are:
  the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you:
  amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty;
  termination of the swap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you;
  the sale may result in payments to you significantly earlier than expected; and
  a significant delay in arranging a sale of the trust’s assets could result in a delay in principal payments.  This would, in turn, increase the weighted average lives of the securities and could reduce the return on your securities.
Additional information about termination of the issuing entity and sale of the trust’s assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement.  Any swap agreement involves risk.  An issuing entity will be exposed to this risk should it use this mechanism.  For this reason, only investors capable of understanding these risks should invest in the securities.  You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes
If an issuing entity enters into any third party credit enhancement arrangement, the rating agencies that rate the notes may consider the provisions of such arrangement and the rating of the related third party credit enhancement provider in rating the notes. If a rating agency downgrades the debt rating of any third party credit enhancement provider, it may also downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market
The notes are not expected to be listed on any securities exchange.  Therefore, in order to sell your notes, you must first locate a willing purchaser.  In addition, currently, no secondary market exists for the notes.  We cannot assure you that a secondary market will develop.  The underwriters of any series of notes may make a secondary market for the notes by offering to buy the notes from investors that wish to sell.  However, any underwriters agreeing to do so will not be obligated to offer to buy the notes and they may stop making offers at any time.

Because the notes are in book-entry form, your rights can only be exercised indirectly
Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe.  Transfers of interests in the notes within The Depository Trust Company, Clearstream, Luxembourg or Euroclear must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described in this prospectus under the caption “Additional Information Regarding the Securities—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, the trustee will not recognize you as a “noteholder” or “certificateholder.”  As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg and Euroclear (in Europe) and their participating organizations.  Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear and to take other actions that require a physical note representing the notes.  Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form.  The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

Used car market factors may increase the risk of loss for all investors
The used car market could be adversely affected by factors such as changes in consumer tastes, discovery of defects, styling changes, an overabundance of used cars in the marketplace and economic conditions generally.  Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of specified vehicles, and therefore could result in increased residual value losses. Discount pricing incentives or other marketing incentive programs on new cars, including those offered by BMW FS or by its competitors, that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. The market for used luxury vehicles may respond differently to changes in economic conditions than the market for other used cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. The servicer manages the market for used BMW, MINI and Rolls-Royce vehicles through certain programs described herein, but there can be no assurance that such efforts will continue to be successful.

In addition, the used car market for any particular model of vehicle could be adversely affected by factors not affecting other model types, such as changes in consumer tastes, discovery of defects in respect of such model or an overabundance of that model in the used car market.  Any such adverse change with respect to a specific model type could result in reduced proceeds upon the liquidation or other disposition of leased vehicles of such model type, and therefore could result in increased residual value losses. If such losses exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

Vicarious tort liability may result in a loss
Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the user-lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the vehicle trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case, concluding that the preemption provision in the Transportation

Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, the U.S. Court of Appeals for the 8th Circuit issued a similar decision. While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

BMW FS maintains, on behalf of the vehicle trust, contingent liability insurance coverage against third party claims that provides coverage at a minimum of $10 million per accident and permits multiple claims in any policy period. Claims could be imposed against the assets of the vehicle trust if such coverage were exhausted and damages were assessed against the vehicle trust. In that event, investors in the notes of a series could incur a loss on their investment.

If vicarious liability imposed on the vehicle trust exceeds the coverage provided by BMW FS’ primary and excess liability insurance policies, or if lawsuits are brought against either the vehicle trust or BMW FS involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss.

We refer you to “Certain Legal Aspects of the Leases and the Leased Vehicles — Vicarious Tort Liability” in this prospectus.
Failure of user-lessee to maintain physical damage insurance could result in a loss
Each lease contract requires the user-lessee to obtain physical damage insurance covering loss or damage to the leased vehicle. Dealers are required to provide BMW FS with written evidence that physical damage and liability insurance covers the leased vehicle at least in the amount required by the lease contract at the time the lease contract is acquired by BMW FS. However, there can be no assurance that each leased vehicle will continue to be covered by physical damage insurance for the entire term during which the related lease contract is outstanding. BMW FS does not “force place” insurance, and does not monitor the maintenance of required user-lessee insurance. In the event that this insurance coverage is exhausted and no third-party reimbursement for that damage is available, investors in the notes could incur a loss on their investment.

We refer you to “BW FS’s Lease Financing Program—Physical Damage and Liability Insurance; Additional Insurance Provisions” and “—Contingent and Excess Liability Insurance” in this prospectus.

Possible prepayment due to inability to acquire subsequent special units of beneficial interest
If so disclosed in the applicable prospectus supplement, an issuing entity may agree to buy a beneficial interest in additional leases and leased vehicles after the closing date. If the full amount deposited on the closing date for the purpose of purchasing such additional beneficial interests cannot be used for that purpose during the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of notes.  We refer you to “Additional Information Regarding the Securities—Prefunding Period” in this prospectus.

You may experience reduced returns and delays in payments on your notes resulting from a vehicle recall
Lessees of leased vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their leases. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the leases increases and the price at which the related leased vehicles may be sold declines, you may experience losses with respect to your notes.  If any of these events materially affect collections on the leases, you may experience delays in payments or principal losses on your notes.

Defined Terms

You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 95.

The Sponsor, Administrator and Servicer

BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC (“BMW FS”), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  BMW FS is a wholly owned subsidiary of BMW of North America, LLC (“BMW NA”).  BMW FS provides retail and wholesale financing, retail leasing and other financial services to authorized centers and their customers throughout the United States.  BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories as well as MINI passenger cars and MINI parts and accessories throughout the United States.  BMW NA is an indirect wholly owned subsidiary of BMW AG, a German corporation that is an international manufacturer and distributor of passenger cars, light trucks and motorcycles.  Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and Rolls-Royce parts and accessories throughout the United States.  Rolls-Royce Motor Cars NA, LLC is an indirect wholly owned subsidiary of BMW AG.

The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307-4000.  Its Customer Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43016.

BMW FS serves as sponsor, administrator and servicer in its securitization program.

Securitization Experience

BMW FS sponsors securitization programs for retail lease and receivables contracts and has sold lease and retail installment sales contracts to asset-backed commercial paper conduits since 1993.  BMW FS has had an active public securitization program involving retail installment sales contracts since 1999 and sponsored its first public securitized lease transaction in 2000.  Additionally, BMW FS has been privately securitizing its wholesale automotive dealer inventory accounts since 2000 in private 144A floorplan transactions.

For a description of the selection criteria used in selecting the Leases to be securitized, see “The Leases” in this prospectus.  BMW FS engages one of the selected underwriters of the related securities to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.

Servicing Experience

BMW FS has been the servicer for its public retail securitization program since 1999 and its lease securitization program since 2000.  BMW FS will be responsible for all servicing functions for the Leases, as well as handling the disposition of the related vehicles when the Leases terminate or when vehicles relating to defaulted leases are repossessed, and collecting amounts due in respect of the Leases.  We refer to BMW FS in this capacity as the servicer.  In addition, the servicer, at its discretion and in accordance with its customary servicing practices, has the option to waive any late payment charge, extension fee or any other similar fees that may be collected in the ordinary course of servicing any lease.  In addition, the servicer will not grant an extension except that, at its discretion and in accordance with its customary servicing practices, the servicer may extend up to six months the final payment date on any lease, as specified in the applicable Servicing Agreement.  All required information regarding any material third-party providers will be disclosed either in the related prospectus supplement or in subsequent required filings with the SEC.

Information concerning BMW FS’ experience pertaining to delinquencies, repossessions and net losses on its portfolio of motor vehicle leases (including leases owned by BMW FS or the Vehicle Trust which BMW FS continues to service) will be set forth in each prospectus supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any pool of Leases will be comparable to prior experience or to the information in any prospectus supplement.

For a description of BMW FS’ servicing experience for its entire portfolio of Leases and Leased Vehicles, including Leases and Leased Vehicles sold in securitizations, that BMW FS continues to service, see “The Sponsor, Administrator and Servicer” in the related prospectus supplement.

The Depositor

BMW Auto Leasing LLC, referred to in this prospectus as the Depositor, is a limited liability company that was formed under the laws of Delaware in August, 2000. BMW FS is the managing member of the Depositor. The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.  Since its formation in August 2000, BMW Auto Leasing LLC has been the Depositor in each of BMW FS’ lease securitization transactions, and has not participated in or been a party to any other financing transactions.

The Depositor was organized solely for the purpose of acquiring interests in SUBIs and Other SUBIs, causing securities to be issued and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes, including the following:

·
acquire from, or sell to, BMW FS or its dealers or affiliates its rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of BMW, MINI and Rolls-Royce vehicles, monies due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies and any related rights (collectively, the “Receivables”),

·
acquire from BMW FS or any of its affiliates as the holder of the UTI or one or more SUBIs and act as the beneficiary of any such SUBIs, and sell to BMW FS or reallocate to the UTI certain of the Leased Vehicles and related Leases comprising such SUBIs,

·
acquire, own and assign the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with Dealers or lessors or other originators or servicers of the Receivables and any proceeds or rights thereto (the “Collateral”),

·
transfer the Receivables and SUBIs and/or related Collateral to a trust pursuant to one or more trust agreements, sale and servicing agreements or other agreements to be entered into by, among others, BMW Auto Leasing LLC, the related trustee and the servicer of the Receivables or SUBIs,

·	authorize, sell and deliver any class of certificates or notes issued by the Issuing Entity under the related agreement,

·	acquire from BMW FS the certificates or notes issued by one or more trusts to which BMW FS or one of its subsidiaries transferred the Receivables,

·	perform its obligations under the related Trust Agreement, Indenture and any other related agreements, and

·	engage in any activity and exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing.

Other than the obligation to obtain the consent of the Depositor with respect to amendments to the related trust agreement or other consent rights given to the holder of the residual interest in the related trust, the payment of organizational expenses of the related trust, the maintenance and establishment of certain trust accounts, the maintenance of books and records, the perfection of the security interest created by the Trust Agreement and the appointment of a successor owner trustee for the related trust, the Depositor will have no ongoing duties with respect to each trust.

The limited liability company agreement of the Depositor includes requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of the all of its members, including the independent directors of its special member.

The Trustees

The owner trustee for each Issuing Entity (the “owner trustee”) and the trustee under any Indenture pursuant to which notes are issued (the “indenture trustee”) will be specified in the applicable prospectus supplement.  The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that owner trustee or indenture trustee set forth in the related Trust Agreement or Indenture, as applicable.  An owner trustee or indenture trustee may resign at any time, in which event the depositor, in the case of the owner trustee, and the Issuing Entity, in the case of the indenture trustee, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  The administrator, Depositor or the certificateholders of an Issuing Entity may also remove an owner trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement.  The related Issuing Entity may also remove an indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Indenture.  In those circumstances, the Depositor or the Issuing Entity, as the case may be, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  Any resignation or removal of an owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

The Depositor is required under the Transaction Documents to indemnify the related owner trustee for any loss, liability, fee, disbursement or expense incurred by it in connection with the performance of its duties under Transaction Documents.  The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the applicable owner trustee through the owner trustee’s own willful misconduct, gross negligence or bad faith.

Each Issuing Entity is required under the Transaction Documents to cause BMW FS, in its capacity as administrator, to indemnify the related indenture trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the applicable Issuing Entity and the performance of its duties under Transaction Documents. The indenture trustee will notify the related Issuing Entity and the administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the indenture trustee to provide such notification will not relieve the related Issuing Entity or the administrator of its obligations under the indenture.  Neither the issuing entity nor the administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the applicable indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

The owner trustee may resign at any time by so notifying the administrator, the servicer, each rating agency hired to rate the securities of a series (each, a “Rating Agency”), the Depositor, the related indenture trustee and the certificateholders.  The Depositor may remove the owner trustee if the owner trustee is adjudged a bankrupt or insolvent, a receiver or other public officer takes charge of the owner trustee or its property, or the owner trustee otherwise becomes incapable of acting.  No resignation or removal of the owner trustee and no appointment of a successor owner trustee will become effective until the acceptance of appointment by the successor owner trustee pursuant to the trust agreement.

The indenture trustee may resign at any time by so notifying the issuing entity, the servicer and each Rating Agency.  The related Issuing Entity will be required to remove the indenture trustee if the indenture trustee is adjudged a bankrupt or insolvent, a receiver or other public officer takes charge of the indenture trustee or its property or the indenture trustee otherwise becomes incapable of acting.  No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by the successor indenture trustee pursuant to the indenture.

Formation of the Issuing Entities

With respect to each series of securities, BMW Auto Leasing LLC, referred to in this prospectus as the Depositor, will establish each issuing entity (each, an “Issuing Entity” or a “Trust”) under the laws of the State of Delaware pursuant to a trust agreement (as it may be amended and restated from time to time, each a “Trust Agreement”).

The terms of each series of notes (the “Notes”) and the certificates (the “Certificates,” and together with the Notes, the “Securities”) issued by the related Issuing Entity and specific information concerning the assets of the Issuing Entity and any credit or cash flow enhancement described in this prospectus which is applicable to the related Issuing Entity will be set forth in a prospectus supplement to this prospectus.

Under an administration agreement (the “Administration Agreement”), BMW FS, in its capacity as administrator (referred to in this capacity as the “administrator”) will perform the administrative obligations of the related Issuing Entity under the Trust Agreement and the Indenture.

It is expected that each Issuing Entity will be structured, and each document governing a transaction will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable Issuing Entity or the Depositor at any time in connection with any obligations relating to the related Notes or any of the related transaction.

The Issuing Entity’s principal offices will be in Wilmington, Delaware, in care of the applicable owner trustee named in the related prospectus supplement for such Issuing Entity.

Property of the Issuing Entities

           The property of each Issuing Entity will consist of an indirect beneficial interest in a pool of motor vehicle leases and the related leased vehicles originated on or after the date indicated in the applicable prospectus supplement.  BMW passenger car centers, BMW light truck centers, BMW motorcycle dealers, MINI passenger car dealers, Rolls-Royce passenger car dealers (collectively referred to as “Centers”) have assigned, and will assign, these motor vehicle leases and the related leased vehicles to Financial Services Vehicle Trust, a Delaware statutory trust (referred to in this prospectus as the “Vehicle Trust”). The Vehicle Trust was created in August 1995 to facilitate the titling of motor vehicles in connection with the securitization of motor vehicle leases.  See “The Vehicle Trust” in this prospectus.  The Vehicle Trust has issued to BMW Manufacturing L.P. (“BMW LP” or the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”). The UTI represents the entire beneficial interest in assets of the Vehicle Trust that have not been allocated to special units of beneficial interest. On or before the initial issuance of any series of Notes (each, a “closing date”), the trustee of the Vehicle Trust will be directed by the UTI Beneficiary:

·	to establish a special unit of beneficial interest (each a “SUBI”); and

·
to allocate a separate portfolio of leases (the “Specified Leases”), the vehicles that are leased under the Specified Leases (the “Specified Vehicles”) and the related assets of the Vehicle Trust to the SUBI related to an Issuing Entity.

A SUBI for an Issuing Entity will represent the entire beneficial interest in the related Specified Leases and Specified Vehicles (collectively, the “SUBI Assets”). Upon creation of a SUBI, the related SUBI Assets will no longer be a part of the assets of the Vehicle Trust represented by the UTI, and the interest in the assets of the Vehicle Trust represented by the UTI will be reduced accordingly. A SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. A SUBI will not represent a beneficial interest in any assets of the Vehicle Trust other than the related SUBI Assets. Payments made on or in respect of any assets of the Vehicle Trust other than the SUBI Assets will not be available to make payments on the Notes or the Certificates of the related series. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the SUBI (each, an “Other SUBI”) to be created out of the UTI. An Issuing Entity (and, accordingly, its securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust evidenced by the UTI or any Other SUBI. See “The SUBI” and “The Vehicle Trust” in this prospectus.

BMW LP will sell, transfer and assign its interest in the applicable SUBI to the Depositor. On the related closing date, the Depositor will transfer and assign the certificate representing its interest in the related SUBI (the “SUBI Certificate”) to the related Issuing Entity.  Such transfer and assignment will be described in the applicable prospectus supplement.  In exchange for the applicable SUBI Certificate, the related Issuing Entity will issue the Notes and Certificates of the related series. The Issuing Entity will pledge its interest in the SUBI Certificate to the related indenture trustee as security for the Notes of that series. See “The SUBI—Transfers of the SUBI Certificate.”  Each Note

will represent an obligation of, and for some non-tax purposes each Certificate will represent a fractional undivided interest in, the related Issuing Entity.

After giving effect to the transactions described above, the property of the related Issuing Entity (the “Trust Estate”) will include:

·
the related SUBI Certificate, evidencing a beneficial interest in the assets allocated to the related SUBI, including the right to payments thereunder from certain Termination Proceeds and Recovery Proceeds on deposit in the related SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in such SUBI Collection Account;

·	the rights of the Issuing Entity as secured party under a back-up security agreement with respect to the related SUBI Certificate and the undivided interest in the SUBI Assets;

·	the rights of the Issuing Entity to funds on deposit from time to time in certain trust accounts established pursuant to the Indenture;

·	the rights of the Depositor, as transferee, under the related SUBI Certificate Transfer Agreement;

·	the rights of the Issuing Entity, as transferee, under the related Issuer SUBI Certificate Transfer Agreement;

·	the rights of the Vehicle Trust under any related Dealer Agreements;

·
the security interest of the Issuing Entity in amounts deposited in any reserve fund or similar account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein);

·	the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement and the SUBI Trust Agreement;

·	the rights of the Issuing Entity and the indenture trustee under any credit or cash flow enhancement issued with respect to any particular series or class;

·	security deposits, if any; and

·
all proceeds of the foregoing, which will include Sales Proceeds (to the extent vehicles are sold outside of the LKE Program) and an amount equal to Sales Proceeds deposited by the servicer in lieu of actual Sales Proceeds in connection with the LKE Program.

The Indenture will require the Trust Estate to be pledged by the Issuing Entity to the indenture trustee.

The Vehicle Trust

 General

The Vehicle Trust is a Delaware statutory trust and is governed by a trust agreement, dated as of August 30, 1995, as amended and restated as of September 27, 1996, as further amended and restated as of May 25, 2000 and December 1, 2006 (the “Vehicle Trust Agreement”), between the UTI Beneficiary and BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as trustee (the “Vehicle Trustee”).

The assets of the Vehicle Trust (the “Vehicle Trust Assets”) consist of:

·
closed-end retail lease contracts (the “Leases”) of BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars (the “Leased Vehicles”), which Leases are or were originated by Centers pursuant to dealer agreements entered into with BMW FS, all monies due from user-lessees under such Leases and all proceeds thereof;

·	the Leased Vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

·	proceeds from sales of the Leased Vehicles;

·
the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the Leases or the related user-lessees or the Leased Vehicles, including but not limited to the Contingent and Excess Liability Insurance; and

·	all proceeds of the foregoing.

From time to time after the date of this prospectus and any applicable prospectus supplement, the Centers may assign additional Leases to the Vehicle Trust and, as described below, title the related Leased Vehicles in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

The primary business purpose of the Vehicle Trust is to acquire, and serve as record holder of title to, the Leases and Leased Vehicles, in connection with asset backed securities issuance transactions.

Under a servicing agreement, dated as of August 30, 1995 (as amended or supplemented from time to time, the “Servicing Agreement”), among the Vehicle Trust, the UTI Beneficiary, and BMW FS, as servicer, BMW FS will service the Leases and the Leased Vehicles.

Under the Vehicle Trust Agreement, the Vehicle Trust has not and will not:

·
issue interests or securities other than the SUBI, the SUBI Certificate, Other SUBIs, one or more certificates representing each Other SUBI (the “Other SUBI Certificates”), the UTI and one or more certificates representing the UTI (the “UTI Certificates”);

·	borrow money, except from BMW FS or the UTI Beneficiary in connection with funds used to acquire Leases and Leased Vehicles;

·	make loans;

·	invest in or underwrite securities;

·	offer securities in exchange for Vehicle Trust Assets, with the exception of the SUBI Certificate issued in connection with a series of Securities, Other SUBI Certificates and the UTI Certificates; or

·
repurchase or otherwise reacquire its securities, except as permitted by or in connection with financing or refinancing the acquisition of Leases and Leased Vehicles or as otherwise permitted by each such financing or refinancing.

For further information regarding the servicing of the Leases and the Leased Vehicles, see “Description of the Transaction Documents—Servicing Procedures” in this prospectus.

The UTI Beneficiary

BMW LP is the UTI Beneficiary under the Vehicle Trust Agreement. The sole general partner of BMW LP is BMW Facility Partners, LLC (“BMW Facility Partners”), a Delaware limited liability company. BMW FS is the limited partner of the UTI Beneficiary. The UTI Beneficiary was formed as a limited partnership under the laws of Indiana in September 1992. Currently, its sole purposes are being the initial beneficiary of the Vehicle Trust, holding the UTI and the UTI Certificate, acquiring interests in the SUBI and Other SUBIs and engaging in related transactions. The limited liability company agreement of BMW Facility Partners and the limited partnership agreement of the UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. The principal office of BMW LP is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Vehicle Trustee, in trust, Vehicle Trust Assets. At any time, the UTI Beneficiary may allocate all or a portion of the leases and the related vehicles held by the Vehicle Trust to an Other SUBI held by BMW Bank of North America (the “Bank SUBI”).  On or prior to the date that a SUBI related to an

Issuing Entity is created, any leases held by the Bank SUBI will be released and assigned back to the UTI.  The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Vehicle Trust Assets except for (a) any Vehicle Trust Assets allocated to Other SUBIs (“Other SUBI Assets”) and (b) any SUBI Assets (those Vehicle Trust Assets to be referred to as the “UTI Assets”). The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus and the related prospectus supplement. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Vehicle Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Vehicle Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be required to expressly waive any claim to the Vehicle Trust Assets, except for the related Other SUBI Assets, and to fully subordinate those claims to the Vehicle Trust Assets or any other SUBI in the event that waiver is not given effect. Except under the limited circumstances described under “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI,” no SUBI Assets will be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI.

The Vehicle Trustee

BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)) is the Vehicle Trustee for the Vehicle Trust. BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809.  For additional information regarding BNY Mellon Trust of Delaware as Vehicle Trustee, see “The Vehicle Trust and the Vehicle Trustee” in the applicable prospectus supplement.

The Depositor, the servicer and their affiliates may maintain normal commercial banking relationships with the Vehicle Trustee and its affiliates.

The Vehicle Trustee will make no representations as to the validity or sufficiency of a SUBI or the related SUBI Certificate (other than with regard to the execution and authentication of such SUBI Certificate) or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the servicer and will not be accountable for the use or application by any owners of beneficial interests in the Vehicle Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to any SUBI, any Other SUBI and the UTI. The Vehicle Trustee will not independently verify any Specified Leases or the related Specified Vehicles. The duties of the Vehicle Trustee will generally be limited to the acceptance of assignments of Leases, the creation of the SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Vehicle Trustee under the related SUBI Trust Agreement, in which case the Vehicle Trustee will only be required to examine them to determine whether they conform to the requirements of the related SUBI Trust Agreement.

The Vehicle Trustee will be under no obligation to exercise any of the rights or powers vested in it by a SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary, the servicer or the holders of a majority in interest in the related SUBI, unless such party or parties have offered to the Vehicle Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Vehicle Trustee, will be a reimbursable expense of the Vehicle Trustee.

The Vehicle Trustee may enter into one or more agency agreements with such person or persons, including without limitation any affiliate of the Vehicle Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary and any assignee or pledgee of a SUBI Certificate.

The Vehicle Trustee may resign at any time by providing written notice of such resignation to the UTI Beneficiary.  The UTI Beneficiary will be required to remove the Vehicle Trustee if at any time the Vehicle Trustee ceases to be (i) a bank or trust company organized under the laws of the United States or any state with capital and surplus of at least $50,000,000 or (ii) have a principal place of business, or will have appointed an agent with a principal place of business, in the State of Delaware. In addition, the UTI Beneficiary may remove the Vehicle Trustee if (A) any representation or warranty made by the Vehicle Trustee under any SUBI Trust Agreement was untrue in any material respect when made, and the Vehicle Trustee fails to resign upon written request by the UTI Beneficiary or the assignee or pledgee of any UTI Certificate or SUBI Certificate, (B) at any time the Vehicle Trustee is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Vehicle Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Vehicle Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Vehicle Trustee, the UTI Beneficiary will promptly appoint a successor vehicle trustee. Any resignation or removal of the Vehicle Trustee and appointment of a successor vehicle trustee will not become effective until acceptance of appointment by the successor vehicle trustee. Any successor vehicle trustee will execute and deliver to the servicer, the predecessor vehicle trustee, the UTI Beneficiary and the holder of all SUBI Certificates written acceptance of its appointment as Vehicle Trustee.

The Vehicle Trustee will be indemnified and held harmless by BMW FS or out of and to the extent of the Vehicle Trust Assets (other than the SUBI Assets) with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation arising out of or incurred in connection with (a) any of the Vehicle Trust Assets, including without limitation any such fees and expenses relating to Leases or Leased Vehicles, any personal injury or property damage claims arising with respect to any such Leased Vehicle or any fees and expenses relating to any tax arising with respect to any Vehicle Trust Asset, or (b) the Vehicle Trustee’s acceptance or performance of the trusts and duties contained in a SUBI Trust Agreement. Notwithstanding the foregoing, the Vehicle Trustee will not be indemnified or held harmless out of the Vehicle Trust Assets as to such fees and expenses:

·	for which BMW FS will be liable under, and will have paid pursuant to, a Servicing Agreement,

·	incurred by reason of the Vehicle Trustee’s willful misfeasance, bad faith or negligence, or

·	incurred by reason of the Vehicle Trustee’s breach of its respective representations and warranties made in a SUBI Trust Agreement or in a Servicing Agreement.

The Vehicle Trustee will not be liable in its individual capacity under the Vehicle Trust Agreement except for liability for its own negligent action, its own negligent failure to act, its own bad faith, its own breach of its representations, warranties or covenants given in its individual capacity or its own willful misfeasance or similar acts or omissions of any trust agent.  Further, the Vehicle Trustee will not be personally liable for any action taken, suffered or omitted by it or any error of judgment, in each case made in good faith by any officer of, or any other employee of the corporate trust office of, the Vehicle Trustee or any trust agent, unless it is proved that the Vehicle Trustee or trust agent was negligent or acted with willful misfeasance in performing its contractual duties.  The Vehicle Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of the UTI Beneficiary, any Issuing Entity as holder of a SUBI Certificate, or the related Indenture Trustee as pledgee of a SUBI Certificate, or the holder or pledgee of any Other SUBI Certificate, relating to the exercise of any trust power conferred upon the Vehicle Trustee.

Except with respect to a claim based on the failure of the Vehicle Trustee to perform certain very limited specified duties or based on its (or any trust agent’s) willful misconduct, bad faith or negligence, no recourse may be had against the Vehicle Trustee in its individual capacity for any claim based on any provision of the Vehicle Trust Agreement, any SUBI Trust Agreement, any Servicing Agreement, or any Vehicle Trust Asset or assignment thereof.  The Vehicle Trustee is not accountable for the use or application of any SUBI Certificate or any Other SUBI Certificate or any proceeds thereof, or the use or application of any funds properly paid to the Servicer pursuant to a Servicing Agreement.

If the Vehicle Trustee is unable to decide between alternative courses of action permitted or required by the terms of the Vehicle Trust Agreement, a SUBI Trust Agreement or any other agreement to which the Vehicle Trust is a party, the Vehicle Trustee will promptly give written notice to the UTI Beneficiary, the beneficiary of the related SUBI Certificate or the beneficiary of any Other SUBI Certificate requesting instruction as to the course of action to be taken, and to the extent the Vehicle Trustee acts in good faith, without negligence or willful misconduct, in accordance with any written instruction received from that beneficiary, the Vehicle Trustee will not be liable on account of that action to any person or entity.  If the Vehicle Trustee has not have received appropriate instruction within ten business days of such notice (or within such shorter period as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action, not inconsistent with the Vehicle Trust Agreement, the related SUBI Trust Agreement or any such other agreement, as it may deem to be in the best interest of that beneficiary, and will have no liability to any person or entity for such action or inaction, absent bad faith, willful misconduct or negligence.

The Vehicle Trustee will not be personally liable for (i) special, consequential or punitive damages, including lost profits, (ii) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it may hold the Vehicle Trust’s securities or (iii) any losses due to forces beyond the reasonable control of the Vehicle Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Lease Origination and the Titling of Leased Vehicles

All Leases have been or will be underwritten using the underwriting criteria described under “BMW FS’ Lease Financing Program—Underwriting.”  Under each Lease, the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, will be listed as the owner of the related Leased Vehicle on the Leased Vehicle’s certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of an Issuing Entity or Other SUBI, as holder of the related SUBI Certificate, in the Specified Vehicles.

All Leased Vehicles owned by the Vehicle Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Vehicle Trust. Those interests will be evidenced by the related SUBI, the UTI or the Other SUBIs.  Entities holding beneficial interests in the Vehicle Trust will not have a direct ownership in the related Leases or a direct ownership or perfected security interest in the related Leased Vehicles.

The certificates of title for the Specified Vehicles will not reflect the indirect interest of the related Issuing Entity in the Specified Vehicles by virtue of its beneficial interest in the related SUBI Assets. Therefore, an Issuing Entity will not have a direct perfected lien in the related Specified Vehicles, but will have filed a financing statement to perfect the security interest in the related SUBI Assets, but only to the extent that the security interest may be perfected by filing under the Uniform Commercial Code (the “UCC”). The servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions. For further information regarding the titling of the Specified Vehicles and the interest of the related Issuing Entity therein, see “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in this prospectus.

Electronic Contracts and Electronic Contracting

BMW FS uses and maintains programs developed to allow it to complete the entire contracting process with respect to certain Leases electronically.  Centers and Dealers originate electronic lease contracts and then transfer these electronic contracts to the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust.  Electronic contracts created by the programs are electronically signed by the related user-lessees and are stored in an electronic vault maintained by BMW FS, as servicer, through which BMW FS will maintain control of the electronic contracts on behalf of the Vehicle Trust and its assigns.  BMW FS does not maintain physical copies of electronic contracts.

BMW FS’ electronic vaulting system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail and lease industry.  The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the lease, (ii) manage access to and the expression of the authoritative copy, (iii) identify the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

If a substantial portion of the Leases allocated to the SUBI for a series of Notes consist of Leases evidenced by electronic contracts, the portion of the aggregate Securitization Value evidenced by electronic contracts will be described in the related prospectus supplement.

The SUBI

 General

On or prior to the closing date for each series of Securities, the SUBI relating to that series of Notes will be issued by the Vehicle Trust pursuant to a supplement to the Vehicle Trust Agreement (the “SUBI Supplement” and, together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”). The SUBI Certificate related to each Issuing Entity will not represent a direct interest in the related SUBI Assets or an interest in any related Vehicle Trust Assets other than the related SUBI Assets.  The related Issuing Entity and its Securityholders will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Vehicle Trust Assets not represented by the SUBI will not be available to make payments on the related Securities. For further information regarding the Vehicle Trust, see “The Vehicle Trust” in this prospectus.

The SUBI Certificate related to an Issuing Entity will evidence a beneficial interest in the assets allocated to the related SUBI (the “SUBI Assets”), which will generally consist of the related Specified Leases, the related Specified Vehicles and all proceeds of or payments on such Specified Leases and Specified Vehicles received on or after the applicable cutoff date (each, a “Cutoff Date”) and all other related SUBI Assets, including:

·
amounts in the related SUBI Collection Account received in respect of the Specified Leases and the sale of the related Specified Vehicles (or an amount equal to the Sales Proceeds deposited by the servicer in lieu of actual Sales Proceeds in connection with the LKE Program).  For additional information, see “Additional Information Regarding the Securities — Like-Kind Exchange Program” in this prospectus.

·
certain monies due under or payable in respect of the related Specified Leases and Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to BMW FS, the Depositor, the Vehicle Trust, the Vehicle Trustee or the servicer under any insurance policies relating to the Specified Leases, the Specified Vehicles or the related user-lessees, and

·	all proceeds of the foregoing.

On or prior to the closing date for a series of Notes, the Vehicle Trust will issue the related SUBI Certificate to or upon the order of BMW LP, as UTI Beneficiary.

Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to the UTI Beneficiary, the UTI Beneficiary will convey that SUBI Certificate to the Depositor pursuant to a transfer agreement (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat each conveyance of a SUBI Certificate to the Depositor as a true sale, transfer and assignment for all purposes.

           Immediately after the transfer of a SUBI Certificate to the Depositor, the Depositor will transfer and assign such SUBI Certificate to the related Issuing Entity pursuant to a transfer agreement (the “Issuer SUBI Certificate Transfer Agreement”), as described in the applicable prospectus supplement under the caption “The SUBI—Transfers of the SUBI Certificate.”

The Leases

 General

Each of the Leases in the Vehicle Trust will have been originated by a Center in the ordinary course of that Center’s business and assigned to the Vehicle Trust on or prior to the related Cutoff Date, in accordance with the underwriting procedures described herein under “BMW FS’ Lease Financing Program.” The Leases are operating leases under generally accepted accounting principles and have been selected by the sponsor based upon the criteria specified in the SUBI Trust Agreement and described below and under “—Representations, Warranties and Covenants.”

These selection criteria provide that each Lease:

·	relates to a BMW passenger car, BMW light truck, BMW motorcycle, MINI passenger car or Rolls-Royce passenger car,

·	was originated in the United States,

·
provides for level payments that fully amortize the initial Lease Balance of the Lease at the related Lease Rate to the related Contract Residual Value over the lease term and, in the event of a user-lessee initiated early termination, provides for payment of the Early Termination Cost and

·	satisfies the other selection criteria, if any, set forth in the applicable prospectus supplement.

In addition, currently, BMW FS only securitizes Leases that were originated in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia and Washington.  From time to time, BMW FS may revise this list of states to include or omit certain states.  Any such change will be disclosed in the related prospectus supplement.

BMW FS will represent and warrant that aside from such criteria, it used no adverse selection procedures in selecting the Specified Leases from the pool of Leases for allocation to the related SUBI as SUBI Assets and that aside from such criteria, it is not aware of any bias in the selection of the Specified Leases that would cause delinquencies or losses on the Specified Leases to be worse than any other Leases held by the Vehicle Trust. However, there can be no assurance as to actual delinquencies or losses on the Specified Leases. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

Each Lease provides for an equal, fixed lease payment payable monthly by the user-lessee (each, a “Monthly Payment”), that does not include other amounts payable by the user-lessee, such as late charges, returned check fees, taxes and similar items (all of which will be payable to the servicer), that are allocated between principal and Rent Charges. The “Rent Charge” portion of each Monthly Payment is the amount the user-lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the “Lease Rate”). The “Lease Balance” of a Lease equals the present value of the remaining Monthly Payments owed by the user-lessee and the present value of the Contract Residual Value of the related Leased Vehicle, each determined using a discount rate equal to the Lease Rate. The initial Lease Balance of a Lease equals the adjusted capitalized cost set forth in the Lease. The adjusted capitalized cost of a Lease represents the initial value of the Lease and the related Leased Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Lease). The initial Lease Balance amortizes over the term of the Lease to an amount equal to the Contract Residual Value.

All of the Leases will be closed-end leases. Under a “closed-end lease,” at the end of its term, if the user-lessee does not elect to purchase or re-lease the related Leased Vehicle by exercise of the purchase or re-lease option contained in such lease contract, the user-lessee is required to return the Leased Vehicle to or upon the order of BMW FS, at which time the user-lessee will then owe (in addition to unpaid monthly payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease.

Each user-lessee will be permitted to purchase or re-lease the Leased Vehicle at the scheduled termination date specified in the related Lease (the “Maturity Date”) or upon the early termination of the related Lease (an “Early Termination Lease”). The purchase price (the “Purchase Option Price”) is the amount payable by a user-lessee upon the exercise of its option to purchase a Leased Vehicle which amount equals (a) with respect to a Matured Vehicle, the Contract Residual Value plus any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Leased Vehicle for which the related Lease has been terminated early by the user-lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Lease and (iii) the excess of the sum of the Monthly Payments remaining until the end of the Lease and the Contract Residual Value over the remaining unearned Rent Charges, calculated using the actuarial method (the “Actuarial Payoff”).  In addition, so long as a user-lessee is not in default under a Lease, a user-lessee may terminate the Lease and not exercise its option to purchase a Leased Vehicle at any time upon payment in full of a payoff amount (the “Early Termination Cost”). The Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the user-lessee under the Lease, including repair charges at termination; (c) a disposition fee; and (d) the Actuarial Payoff; minus (e) the estimated value of the vehicle as determined by Black Book Wholesale Average Condition, or if unavailable, the N.A.D.A. Official Used Car Guide Wholesale Average Condition (or, in California, the Kelly Blue Book Auto Market Report).

Each Lease will provide that BMW FS may terminate the Lease and repossess the related Leased Vehicle following an event of default by the related user-lessee (each, a “Lease Default”). Typical Lease Defaults include, but may not be limited to, failure of the user-lessee to make payments when due, certain events of bankruptcy or insolvency of the user-lessee, failure to maintain required insurance, failure to comply with any other term or condition of the Specified Lease or any other act by the user-lessee constituting a default under applicable law. Currently, BMW FS regularly tracks user-lessees’ compliance with their payment obligations, but BMW FS does not monitor the maintenance of required user-lessee insurance and will not be required to do so in the Transaction Documents.

If a user-lessee is in default of a Lease, BMW FS may do any or all of the following: (i) take any reasonable measures to correct the default or save BMW FS from loss; (ii) terminate the Lease and the user-lessee’s rights to use and possess the Leased Vehicle, and if the user-lessee does not voluntarily return the Leased Vehicle, take possession of the Leased Vehicle by any method permitted by law; (iii) determine the user-lessee’s “early termination liability,” which is the sum of the Early Termination Cost, all collection costs, and to the extent permitted by law, court costs and reasonable attorney’s fees; or (iv) pursue any other remedy permitted by law. The user-lessee is also liable for all related expenses, fees, legal cost and attorney’s fees incurred by BMW FS to repossess, store, restore and/or dispose of the Leased Vehicle.

Representations, Warranties and Covenants

The servicer will represent and warrant that each Lease or, to the extent applicable, the related Leased Vehicle or user-lessee:

·	was originated in the United States for a user-lessee with a U.S. address and in compliance with BMW FS’ customary credit policies and practices;

·	is a U.S. dollar-denominated obligation;

·	provides for constant Monthly Payments to be made by the user-lessee over the term of the Lease;

·
is a closed-end lease as to which no selection procedure aside from those specified in the Servicing Agreement was used that was believed to be adverse to the holders of interests in the Vehicle Trust, the related SUBI or any Other SUBI;

·	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

·
(a) is a legal, valid and binding payment obligation of the user-lessee, enforceable against the user-lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing and (d) no written default notice has been transmitted to BMW FS;

·	an electronic executed copy of the documentation associated therewith is located at one of BMW FS’s offices;

·	requires the user-lessee to obtain physical damage and liability insurance that names BMW FS or the lessor as loss payee covering the related Leased Vehicle as required under the Lease;

·
has been validly assigned to the Vehicle Trust by the related Center and is owned by the Vehicle Trust, free of all liens, encumbrances or rights of others other than liens relating to administration of title and tax issues;

·
all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Vehicle Trust and the Vehicle Trustee in connection with (i) the origination of such Lease and (ii) the execution, delivery and performance by the Vehicle Trust of the Lease have been duly obtained, effected or given and are in full force and effect as of the date of the origination of such Lease;

·	the related Center, BMW FS and the Vehicle Trust have each satisfied all obligations required to be fulfilled on its part with respect thereto;

·
the related user-lessee has a billing address in a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and is not BMW FS, the Depositor or any of their respective affiliates;

·
the related certificate of title is registered in the name of the Vehicle Trust or the Vehicle Trustee (or a properly completed application for such certificate of title has been submitted to the appropriate titling authority);

·	is fully assignable and does not require the consent of the user-lessee as a condition to any transfer, sale or assignment of the rights of the originator;

·	has not been extended or otherwise modified except in accordance with BMW FS’ normal credit and collection policies and practices;

·	is not an Other SUBI Asset; and

·
to the knowledge of BMW FS, the related user-lessee is not currently the subject of a bankruptcy proceeding and the Lease constitutes “tangible chattel paper” or “electronic chattel paper” for purposes of the UCC.

These representations and warranties are made to the other parties to the Servicing Agreement, which also provides that the related Issuing Entity, as the holder of the related SUBI, and the related Indenture Trustee, as pledgee of the related SUBI on behalf of the related Noteholders, are third-party beneficiaries of these representations and warranties insofar as they relate to the related SUBI Assets.

The servicer will be required to deposit or cause to be deposited into the related SUBI Collection Account for a series of Securities an amount equal to the Securitization Value of a Specified Lease (the “Reallocation Payment”) if:

·
the related user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and the Vehicle Trustee does not have such licenses for such state within 90 days of the servicer becoming aware of such move; or

·
the Vehicle Trustee, the servicer or the indenture trustee discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the related Issuing Entity’s interests in a Specified Lease or Specified Vehicle and gives prompt written notice of such breach to the servicer and the breach is not cured in all material respects within 60 days after the servicer discovers the breach or is given notice of it.

In the case of the first bullet point of this paragraph, the Reallocation Payment must be made by the servicer on the business day immediately preceding the next payment date (each such date, a “Deposit Date”) following the end of such 90-day period.  Otherwise, the Reallocation Payment must be made by the servicer as of the day on which the related cure period ended. Upon such payment, the related Specified Lease and Specified Vehicle will no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of BMW FS as servicer under the Servicing Agreement.

BMW FS’ Lease Financing Program

General

BMW FS currently provides financing for a substantial portion of the motor vehicle consumer lease contracts in respect of BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars (the “lease contracts”) originated by authorized Centers throughout the United States. BMW FS finances lease contracts in accordance with its established underwriting procedures, subject to the terms of its agreement (each, a “Dealer Agreement”) with each Center. Except as otherwise specified, the discussion below applies to all lease contracts, whether owned by BMW FS or the Vehicle Trust.  See “—Underwriting.”  If any lease contract added to an asset pool would be an exception to the underwriting criteria set forth below, the applicable prospectus supplement will set forth the nature of such exception and data on the number of such lease contracts under both “Summary of Terms” and “Composition of the Portfolio of Specified Leases” in the related prospectus supplement.

Each Dealer Agreement, among other things, obligates the related Center to repurchase any lease contract BMW FS financed for the outstanding lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the lease contract and the transfer of the related Leased Vehicles and not the creditworthiness of the user-lessee under the lease contract.

Underwriting

Lease contracts are acquired or financed by BMW FS in accordance with underwriting procedures that are intended to assess the applicant’s ability to pay the amounts due on the contract and the adequacy of the Leased Vehicle as collateral. BMW FS utilizes credit score analysis and approval authority levels as credit controls.

BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are generally submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linking Centers and BMW FS.  Credit applications are evaluated by BMW FS’ electronic decisioning systems when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.

BMW FS’ electronic decisioning system was implemented in 2001 and has increased the percentage of contracts automatically decisioned while also enhancing BMW FS’ ability to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms.

This electronic decision-making system evaluates each application based on certain criteria, including the applicant’s credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decision-making system also takes into consideration the custom credit score generated for each applicant based on a set of credit scorecards utilized for internal purposes by BMW FS.

BMW FS’ current custom credit scorecards are statistically-based models developed by Austin Logistics Incorporated which were enhanced in 2010.  The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS’ contract portfolio, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments to BMW FS as agreed.

While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to credit buyers for review.

A credit buyer reviews each application that is not automatically approved through the use of a system of rules and scorecards.  Credit buyers have credit authority levels of “1,” “2,” “3,” “4,” “5,” “6,” “7” or “8,” depending on their level of seniority.  The credit buyer’s review includes an evaluation of the customer demographics, income and collateral; review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant’s credit score based on BMW FS’ custom credit scorecards.

Upon review of the application, the applicant’s credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS to process applications provides review/decline indicators to assist the credit buyer in the review of applications.  BMW FS’ guidelines provide that an applicant’s credit score will be highly considered by the credit buyer in determining whether to extend credit.  Besides the credit score, BMW FS also considers the applicant’s debt to income ratio, the applicant’s equity in the Leased Vehicle and other attributes as part of the decision making process.  BMW FS’ management sets limits on the approval of applications scoring below the company’s minimum scores.  In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require review and approval by a credit buyer.  Applicants that score below a minimum score established by BMW FS management may not be approved by credit buyers with Level 1 credit authority.  These applicants may be approved by a credit buyer with Level 2 or Level 3 credit authority (or in some cases only by credit buyers with a higher level of authority) based on the presence of certain factors, up to and including a guarantee by the Center, the customer’s history with BMW FS, employment stability and additional security deposits, in each case, as provided in BMW’s underwriting criteria.

In commercial transactions, BMW FS requires an individual to guarantee the business’ obligations under the lease contract; otherwise BMW FS may obtain two years of audited financial statements, bank account statements and credit references of the related business entity.

BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS’ guidelines do permit such financing under some circumstances, such as if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

Upon the maturity of a lease contract, the user-lessee has the option to purchase or re-lease the Leased Vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these user-lessees.

Servicing

BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the lease contract (each, a “Due Date”).  BMW FS considers a payment to be past due or delinquent when a user-lessee fails to make at least 90% of a scheduled payment by the related Due Date. Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when a user-less failed to make at least 80% of a scheduled payment by the related Due Date.  BMW FS generally begins collection activities with respect to a delinquent lease contract through telephone dialer contact that has payment self service capabilities. BMW FS assigns collectors to specific user-lessees and attempts to contact the delinquent user-lessee by telephone, letter or email based on a days-past-due risk combination.  BMW FS uses decision engine technology and scoring to accelerate or decelerate collection activities across days-past-due segments based on a variety of risk factors.  Repossession procedures typically begin when a contract becomes 60 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

BMW FS’s current policy is generally to charge-off a lease contract on the earlier of (a) the date on which the proceeds of sale of the Leased Vehicle are applied to the lease contract balance or (b) the month in which the lease contract reaches its 150th day of delinquency.

Any deficiencies remaining after repossession and sale of the related Leased Vehicle or after full charge-off of the related lease contract are pursued by BMW FS to the extent practicable and legally permitted. User-lessees are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Physical Damage and Liability Insurance; Additional Insurance Provisions

Each lease contract requires the user-lessee to obtain physical damage insurance covering loss or damage to the Leased Vehicle, personal liability insurance, comprehensive liability insurance, including fire and theft, covering the actual value of the Leased Vehicle and collision liability insurance covering the actual value of the Leased Vehicle. The Dealer Agreements include a requirement that the Centers provide BMW FS with written evidence that physical damage and liability insurance covers the Leased Vehicle at least in the amount required by the lease contract at the time the lease contract is acquired by BMW FS. BMW FS requires the policy to include BMW FS as loss payee and as additional insured. Since user-lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary.

If a user-lessee does not have appropriate insurance, BMW FS is entitled to treat this as a default of the lease and take appropriate remedial action including repossession of the related vehicle and termination of the lease. There can be no assurance that each Leased Vehicle will continue to be covered by physical damage insurance for the entire term during which the related lease contract is outstanding. BMW FS does not “force place” insurance.

In addition, if a user-lessee’s vehicle is destroyed or irretrievably lost as a result of theft, an accident or other reason that meets BMW FS’ published criteria, and BMW FS determines that the user-lessee is in compliance with its insurance obligations, BMW FS will accept the actual cash value paid by the user-lessee’s insurance company as payment in full of the lease balance. However, a user-lessee will be obligated to pay certain amounts outstanding.  If the insurance loss proceeds exceed the user-lessee’s lease obligations, the excess is refunded to the user-lessee.

In addition, BMW FS may purchase residual value insurance on Leased Vehicles.  Such residual value insurance would insure the difference, if any, between the residual value originally estimated at the time that a lease contract was signed and the actual market value of the lease at lease termination. The related prospectus supplement for a series of Notes will describe such residual value insurance, if any, on the related Specified Leases.

Contingent and Excess Liability Insurance

In addition to the personal property and liability insurance coverage required to be obtained and maintained by the user-lessee pursuant to the Leases, and as additional protection in the event the user-lessee fails to maintain the required insurance, BMW FS maintains contingent liability insurance for the benefit of, among others, BMW FS, the Vehicle Trust, the UTI Beneficiary, the Depositor and the related Issuing Entity, which provides coverage for liability caused by any Leased Vehicle owned by the Vehicle Trust. BMW FS also maintains excess insurance coverage as to which the Vehicle Trustee is an additional insured (together with the aforementioned primary contingent liability insurance policy, the “Contingent and Excess Liability Insurance”). These insurance policies collectively provide insurance coverage at a minimum of $10 million per accident and permit multiple claims in any policy period. Claims could be imposed against the assets of the Vehicle Trust if such coverage were exhausted and damages were assessed against the Vehicle Trust. In that event, investors in the Notes could incur a loss on their investment. See “Risk Factors—Vicarious tort liability may result in a loss”, “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI” and “Certain Legal Aspects of the Leases and the Vehicles—Vicarious Tort Liability” in this prospectus for a discussion of related risks.

With respect to damage to the Leased Vehicles, a user-lessee is required by the related Lease to maintain comprehensive and collision insurance. As more fully described under “—Physical Damage and Liability Insurance; Additional Insurance Provisions”  BMW FS requires that Centers provide it with written evidence that physical damage and liability insurance covers the Leased Vehicle at least in the amount required by the related lease contract at the time the lease contract is acquired by BMW FS.  BMW FS does not monitor the maintenance of required user-lessee insurance and will not be required to do so in the Transaction Documents.  In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the Notes could incur a loss on their investment.

The Servicing Agreement will provide that for so long as any Notes or Certificates are outstanding, neither the Vehicle Trustee nor BMW FS may terminate or cause the termination of any Contingent and Excess Liability Insurance policy that would reduce the liability limit below the minimum $10 million per accident unless (i) each Rating Agency rating the Notes or Certificates of the related series has been notified of such termination or any replacement insurance and each such Rating Agency confirms (or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing) that such termination or replacement insurance would not cause the then-current ratings of any class of Notes or Certificates of the related series to be qualified, reduced or withdrawn or (ii) BMW FS has determined that claims can no longer be brought against the Vehicle Trust as vehicle owner of the related Leased Vehicles, whether as a result of the expiration, revision or reinterpretation of any applicable state or federal statute or otherwise and each Rating Agency confirms (or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing) that such termination would not cause the then-current ratings of any class of Notes or Certificates of the related series to be qualified, reduced or withdrawn. These obligations of BMW FS will survive any termination of BMW FS as servicer under the Servicing Agreement.

Leased Vehicle Maintenance

Each lease contract states that the user-lessee is responsible for all maintenance, repair, service, operating expenses and damage to the Leased Vehicle.  At the scheduled maturity date of a lease contract, if the user-lessee does not purchase the Leased Vehicle, the user-lessee is required to pay BMW FS (a) any applicable charges for excess mileage at the stated rate on the related lease contract (“Excess Mileage Payments”) and (b) any applicable charges for excess wear and tear (“Excess Wear and Use Payments”), as defined by the contract to be, but not limited to: (i) inoperative electrical or mechanical parts; (ii) dented, scratched, chipped, rusted, pitted, broken or mismatched body parts, paint, vehicle identification items, trim or grill work; (iii) non-functioning, scratched, cracked, pitted or broken glass or lights; (iv) missing equipment, parts, accessories or adornments; (v) torn, damaged, burned or stained interior; (vi) damage that makes the vehicle unlawful or unsafe to drive; (vii) damage due to installation or removal of non-manufacturer, after-market or replacement parts; (viii) damage, including damage to the engine, due to failure to maintain the vehicle in accordance with stated policies; and (ix) tires other than those with at least 1/8” tread remaining at the shallowest point, all the same grade, quantity and quality as those delivered with the Leased Vehicle.

Each of these above stated items is inspected during the vehicle inspection process as described under “—End of Lease Term; Vehicle Disposition.”

If applicable charges are billed to the user-lessee through the maturity billing process and not paid in a timely manner to BMW FS, collection activities are pursued through the BMW FS’ Recovery Department.

Remarketing

BMW FS handles all remarketing activities of Leased Vehicles, including, but not limited to customer service, collections, accounting, end of term process and titling.  This department is managed from BMW FS’ Regional Service Center in Hilliard, Ohio, and Field Remarketing Managers are located at various auction sites throughout the United States.  All remarketing operations are handled electronically.

End of Lease Term; Vehicle Disposition

BMW FS’ Vehicle Sales Department handles vehicle sales for BMW FS, including those related to lease terminations, repossessions, company cars and maturity billing.

At 180 days prior to the expiration of a lease contract, BMW FS contacts each user-lessee through email, inviting the user-lessee to a specially designed website which includes account and lease-end information and options.  At this time, BMW FS also places a courtesy call to the user-less regarding lease-end options.

At 140 days prior to the expiration of a lease contract, BMW FS contacts each user-lessee through email, promoting the benefits and products that BMW FS offers.

At 120 days prior to the expiration of a lease contract, BMW FS, through its direct parent, BMW NA, contacts each user-lessee through email, promoting offers and new products.  BMW FS also places another courtesy call to the user-lessee regarding lease-end options.

At 90 days prior to the expiration of a lease contract, BMW FS contacts each user-lessee through direct mail and email, providing each such user-lessee with (i) an explanation of the end-of-lease options and the end-of-lease process and (ii) information regarding the vehicle turn-in process, the inspection process, BMW FS’ excess wear and tear guidelines and vehicle inspection guidelines.  The email sent to each user-lessee invites that user-lessee to a specially designed website addressing the end of term process.  BMW also places another courtesy call to the user-lessee regarding lease-end options.

At 60 days prior to the expiration of a lease contract, BMW FS contacts each user-lessee via email, again inviting them to go to their specially designed website that includes (i) an explanation of the end-of-lease options and the end-of-lease process and (ii) information regarding the vehicle turn-in process, the inspection process, BMW FS’s excess wear and tear guidelines and vehicle inspection guidelines.

At 60 days prior to the expiration of a lease contract, BMW FS’ Lease End department begins placing calls to the related user-lessee to: (i) obtain the user-lessee’s end of term intentions and document the current mileage on the Leased Vehicle; (ii) determine the date the user-lessee plans to return the Leased Vehicle and the retailer to which the Leased Vehicle will be returned; (iii) assist and educate the user-lessee regarding the end of lease process; (iv) advise the user-lessee of the inspection process, including the option to repair the Leased Vehicle after the inspection; (v) advise the user-lessee to schedule an appointment with the retailer for the return of the Leased Vehicle; (vi) answer questions and resolve issues with the user-lessee regarding the end of lease maturity billing statement; and (vii) advise the user-lessee to sign and retain a copy of the federal odometer statement completed at the retailer upon return of the Leased Vehicle.

Until a turn-in decision is obtained from the user-lessee, follow-up calls are placed to the user-lessee at 45, 30, and 15 days prior to lease termination.  Occasionally, BMW FS will extend a lease contract up to a maximum of six months. BMW FS only does so if the user-lessee has ordered another BMW vehicle that has not yet been delivered.  If the user-lessee has decided to purchase the Leased Vehicle, such user-lessee may do so at the stated residual value of the Leased Vehicle.

If the user-lessee has decided not to purchase or re-lease the Leased Vehicle, the related Center has the option to purchase such Leased Vehicle for its pre-owned inventory.  Most Centers participate in the “Full Circle Retail Program”, which is an annual contract that each Center has the option to sign.  If a Center elects to participate in the Full Circle Retail Program, such Center is obligated to keep and retail a majority of the vehicles for which such Center originated the lease and to purchase the related vehicles at the lower of current market value or stated residual value.  If a Center elects to join this program, BMW FS and BMW NA help such Center with many tactical retail assistance tools.  If a Center elects not to purchase the related vehicle, BMW FS has established standardized pickup procedures to retrieve the vehicle from the Center as quickly as possible. The vehicle is then delivered to a regional auction site for remarketing/sale.

Once a Leased Vehicle arrives at the regional auction site, a vehicle condition report is completed and the vehicle is prepped for sale.  BMW FS uses numerous auctions throughout the United States and monitors sale percentages, operational efficiencies and sale values.  The regional auctions currently used by BMW FS are “open” auctions, which means that any licensed dealer (not limited to Centers) may participate. A BMW FS representative is present at the auction and is responsible for handling BMW FS’ decisions at the auction, including approval of repairs on the vehicle and acceptance of auction bids.  While a majority of vehicles are sold in the physical auction lane, a Field Remarketing Manager may choose to place a vehicle for sale via auction internet sales systems, such as Manheim OVE or Adesa Dealerblock.  BMW FS communicates daily with each auction location via data feeds.  Upon completion of a sale, sale results are transmitted electronically in accordance with BMW FS’ policies and procedures.

The Certified Pre-Owned BMW Vehicle Program (“CPO”) was established by BMW NA in 1996 to create customer and Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles. To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA. For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the New Vehicle Warranty. Each CPO vehicle also is covered by the BMW Roadside Assistance Program which is identical to that offered on new vehicles. CPO is actively marketed by BMW NA through a separate sales force and is advertised using both broadcast and print media.

Occasionally, BMW FS offers to user-lessees, whose lease contracts are nearing expiration, incentives to lease new vehicles (“New Lease Incentives”). These incentives may include forgiveness of one or more monthly payments otherwise payable under the related lease contracts. In the event that a lease contract subject to such forgiveness is a Specified Lease, BMW FS has agreed in the Servicing Agreement to pay to the related Issuing Entity the Monthly Payments so forgiven.  New Lease Incentives may increase the turn-in rates for the related vehicles, including Specified

Vehicles, and increase the exposure of securityholders to the risks associated with the market valuation of pre-owned vehicles.

Extensions and Pull-Ahead Program

On occasion, BMW FS may extend the term of a Lease if the user-lessee requests such extension and is not in default on any of its obligations under the Lease and if the user-lessee agrees to continue to make monthly payments. User-lessees at the end of a Lease who intend to lease or purchase another BMW, MINI or Rolls-Royce motor vehicle, but cannot do so at lease maturity due to awaiting delivery of a new vehicle, may qualify for a lease term extension of up to six months.

BMW FS, as servicer, may also permit a user-lessee to terminate a lease prior to its maturity in order to allow that user-lessee, among other things, (1) to enter into a new lease contract for a different BMW, MINI or Rolls-Royce motor vehicle, (2) to purchase a different BMW, MINI or Rolls-Royce motor vehicle or (3) to finance a different BMW, MINI or Rolls-Royce motor vehicle. However, an early termination with respect to any lease allocated to the related SUBI will not be permitted unless all pull-ahead amounts due and payable by the user-lessee under that lease on or before the date of the user-lessee’s election to terminate the lease have been paid by or on behalf of the user-lessee and are deposited in the collection account within the time period required for the servicer to deposit collections into the collection account. Following this early termination, the servicer will charge the user-lessee any applicable excess wear and use charges and excess mileage charges in accordance with its customary servicing practices with respect to leases that are terminated early by the related user-lessee in the absence of a “pull-ahead” or other marketing program.

Determination of Residual Values

The value of the Securities of a series being issued is based on the aggregate Securitization Value of the related Specified Leases and the related Specified Vehicles.  The term “Securitization Value” will have the meaning set forth in the applicable prospectus supplement.  The residual values (“Residual Value”) of the related Specified Vehicles will be calculated by the servicer using Automotive Lease Guide (“ALG”) residual values.  The calculation of such Residual Values and the Securitization Value will be more fully described in the applicable prospectus supplement.

The residual value set forth in a Specified Lease (the “Contract Residual Value”) may be higher than the residual value determined pursuant to the above methods (the “ALG Residual Value”). The Securitization Values have been and will be calculated by the servicer based upon ALG Residual Values. As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in a securitization transaction. However, the Purchase Option Prices (which if paid are part of collections available to the related Issuing Entity) for the Specified Vehicles at the Maturity Dates of the related Specified Leases will be the Contract Residual Values.

All of the Leases and Leased Vehicles assigned to any SUBI have been originated under the residual value policies described above.  Notwithstanding the foregoing, no assurance can be given as to BMW FS’ future experience with respect to the return rates of BMW, MINI and Rolls-Royce motor vehicles relating to Leases originated under these policies. If the residual values of the Specified Vehicles relating to an Issuing Entity, as originally determined by BMW FS are substantially higher than the sales proceeds actually realized upon the sale of such Specified Vehicles, you may suffer losses on your investment. See “Risk Factors – Used car market factors may increase the risk of loss for all investors.” For more information regarding BMW FS’ procedures for realizing the residual value of Leased Vehicles, see “– End of Lease Term; Vehicle Disposition” above.

For each Issuing Entity, the aggregate Residual Value of the related Specified Vehicles will constitute less than 65% of the aggregate Securitization Value of the related Specified Leases and Specified Vehicles assigned to the SUBI related to such Issuing Entity.

Use of Proceeds

 Each Issuing Entity will use the net proceeds from the sale of the Securities of a given series to acquire the related SUBI Certificate from the Depositor and to fund any related Reserve Fund or other accounts of such Issuing Entity.  Unless specified in the related prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the related Specified Leases and Specified Vehicles that will be payable from offering proceeds nor are there any such material expenses that would be paid by a transaction party.  If any such expenses are payable to the sponsor, servicer, Depositor, Issuing Entity, originator, underwriter or any of their respective affiliates, the related prospectus supplement will disclose the type and amount of such expenses, if any, and the party or parties to whom they are paid.

Where You Can Find More Information About Your Securities

The Issuing Entity—The Trustees will provide to securityholders (which will be Cede & Co. (“Cede”) as the nominee of The Depository Trust Company (“DTC”), unless Definitive Securities are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the related Specified Leases and Specified Vehicles and other specified matters. We refer you to “Description of the Transaction Documents—Statements to Securityholders” and “—Evidence as to Compliance” in this prospectus.  Unless definitive securities are issued under the limited circumstances described in this prospectus, the sole holder of record will be Cede, as the nominee of DTC.  Copies of these reports may be obtained at no charge at the offices or the website specified in the applicable prospectus supplement.

The Depositor—BMW Auto Leasing LLC, as Depositor, has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) of which this prospectus forms a part.  The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) SEC-0330.  You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR filed under registration number 333-187614, and all reports filed with respect to each Issuing Entity under that number plus the applicable serial tag number.  Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above or the specific number of the related Issuing Entity described below.

The Depositor on behalf of the Issuing Entity of the related series will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These reports include (but are not limited to):

·	Reports on Form 8-K (Current Report), including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

·
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

·
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related prospectus supplement; and

·	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Act.

The Depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.  Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each Issuing Entity formed by the Depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series.  Reports filed with respect to an Issuing Entity with the SEC after the final prospectus supplement is filed will be available under that Issuing Entity’s specific number, which will be a series number assigned to the file number of the Depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in “Description of the Transaction Documents—Statements to Securityholders” in this prospectus.  For the time period that each Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of each Issuing Entity, will file the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on a website as indicated in the related prospectus supplement, as soon as reasonably practicable after such reports are filed with the SEC.

      Static Pool Data—Static pool data with respect to the delinquency, cumulative loss and prepayment data for each Issuing Entity or the static pool performance of all Leases originated by either Centers or BMW FS and included in BMW FS’ managed Lease portfolio by vintage origination year will be attached as an appendix to each prospectus supplement.

Weighted Average Lives of the Securities

           Information regarding maturity and prepayment considerations with respect to each series of Notes will be set forth under “Weighted Average Lives of the Notes” in the applicable prospectus supplement and “Risk Factors — You may experience reduced returns on your investments resulting from prepayments on the leases, events of default, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this prospectus. The rate of payment of principal and yield to maturity of each class of Notes will be directly related to the rate at which payments on or in respect of the related Specified Leases and the Specified Vehicles are made (including scheduled payments on and prepayments and liquidations of the Specified Leases) and losses on those Specified Leases and Specified Vehicles, which cannot be predicted with certainty.

A prepayment of a Specified Lease in full may be in the form of:

·	payments resulting from a voluntary early termination of the Specified Lease;

·	Sales Proceeds, Termination Proceeds or Recovery Proceeds following a default by or bankruptcy of the related user-lessee; or

·	Reallocation Payments and other repurchases made by the servicer.

The rate of prepayments on the related Specified Leases may be influenced by a variety of economic, social and other factors, including competing automobile lessors and the conditions in the used automobile market.

BMW FS is not aware of any publicly available industry statistics setting forth termination rates for automobile leases similar to the Specified Leases. Neither BMW FS nor the Issuing Entity can assure that prepayments on the Specified Leases will conform to any historical experience, nor can they predict the actual prepayment rates that may be experienced on the Specified Leases. See “Delinquencies, Repossessions and Loss Information” in the related prospectus supplement.

The effective yield on, and average lives of, a series of Notes will depend on, among other things, the amount of scheduled payments on or in respect of the related Specified Leases and related the Specified Vehicles and the rate at which such payments are made to such noteholders. The timing of changes in the rate of payments in respect of the Specified Vehicles also may affect significantly an investor’s actual yield to maturity and the average lives of a series of Notes. A substantial increase in the rate of payments on or in respect of the related Specified Leases and related Specified Vehicles (including liquidations of the related Specified Leases) may shorten the final maturities of, and may significantly affect the yields on, the related series of Notes.

An investor’s expected yield will be affected by:

·	the price paid for the Notes of a series,

·	the rate of prepayments of the related Specified Leases, and

·	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if prepayments on the related Specified Leases are slower than anticipated, an investor’s yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the related Specified Leases are faster than anticipated, an investor’s yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.

In addition, if not previously paid prior to such time, the Notes of a series will be prepaid in full if the servicer has an option to purchase the related SUBI Certificate and other assets of the related Issuing Entity and exercises that option. See “Description of the Transaction Documents — Termination” in this prospectus and “Description of the Transaction Documents—Optional Purchase” in the applicable prospectus supplement.

Note Factors, Certificate Factor and Trading Information

The “Note Factor” for each class of Notes of a series will be a two-digit decimal that the servicer will compute for each payment date, which will represent the remaining outstanding principal amount of that class of Notes as of that payment date, after giving effect to payments made on the payment date, expressed as a fraction of the initial outstanding principal amount of that class of Notes. Unless otherwise specified in the applicable prospectus supplement, the Note Factor for each class of Notes of a series will initially be 1.00, and will thereafter decline to reflect reductions in the unpaid principal amount of that class of Notes. A noteholder’s portion of the principal amount of a particular class of Notes will be the product of (a) the original denomination of that class of Notes and (b) the applicable Note Factor.

The “Certificate Factor” for the Certificates of a series will be a seven-digit decimal that the servicer will compute for each payment date, which will represent the remaining outstanding principal amount of the Certificates as of that payment date, after giving effect to payments made on the payment date, expressed as a fraction of the initial outstanding principal amount of the Certificates. The Certificate Factor will initially be 1.0000000, and will thereafter decline to reflect reductions on the Certificate Balance.

The securityholders will receive monthly reports concerning payments received on the related Specified Leases and Specified Vehicles, each Certificate Factor and Note Factor, as applicable, and various other items of information.

The Notes

 General

           Each Issuing Entity will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an indenture (the “Indenture”).  A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Each class of Notes of a series will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below.  Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only.  The Depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement.  Accordingly, that nominee is expected to be the sole holder of record of the Notes of each class of a series.  No noteholder will be entitled to receive a physical certificate representing a note until definitive securities are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement.  All references in this prospectus and in the applicable prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to noteholders in accordance with DTC’s procedures.  We refer you to “Additional Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, the interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series.  The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series.  Payments of interest on a class of Notes will generally be made prior to payments of principal on that class. A series may include one or more classes of Notes entitled to either principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments (which we refer to in this prospectus as the “Strip Notes”).  Each class of Notes of a series may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing.  The applicable prospectus supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate.  We refer you to “Additional Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities” in this prospectus. One or more classes of Notes of a series may be redeemable in whole or in part as a result of the servicer exercising its option to purchase the assets of the related Issuing Entity or other early termination of the related Issuing Entity.  Except in connection with the servicer exercising the option described in the preceding sentence, no Notes of a series will be redeemable by the related Issuing Entity and under no circumstances will the Notes be redeemable by the related noteholder.

One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement.  Noteholders of those Notes would be entitled to receive as payments of principal on any given payment date the amounts set forth on that schedule with respect to those Notes.

One or more classes of Notes of a given Issuing Entity may have targeted scheduled payment dates, in the manner and to the extent set forth in the applicable prospectus supplement. Such Notes will be paid in full on their respective targeted scheduled payment dates to the extent the related Issuing Entity is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the applicable prospectus supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the applicable prospectus supplement.

To the extent provided in the related prospectus supplement, payments of interest to noteholders of two or more classes of Notes within a series may have the same priority.  Under some circumstances, on any payment date the amount available for those payments could be less than the amount of interest payable on the Notes.  If this is the case, each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount of interest available for payment on such Notes.  We refer you to “Description of the Transaction Documents—Credit and Cash Flow Enhancement” in this prospectus.

If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement.  Payments of principal and interest within any class of Notes will be made on a pro rata basis among all the noteholders of that class.

The Indenture

Modification of Indenture.  An Issuing Entity and the indenture trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

1.	change:

·	the due date of any installment of principal of or interest on that Note or reduce the principal amount of that Note;

·	the interest rate for that Note or the redemption price for that Note;

·	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal and interest on the Note; or

·	any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.
reduce the percentage of the aggregate amount of the outstanding Notes of a series of Notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.	modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Issuing Entity, the administrator, the Depositor or an affiliate of any of them;

5.
reduce the percentage of the aggregate outstanding amount of Notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Trust Estate if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

6.
reduce the percentage of the aggregate principal amount of Notes required to amend the sections of the related Indenture that specify the applicable percentages of aggregate principal amount of the Notes of a series necessary to amend the Indenture or other specified agreements; or

7.
permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for that Note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided that each Rating Agency rating the Notes or Certificates of the related series confirms in writing that such supplemental indenture will not cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing that such supplemental indenture will cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn.

The Issuing Entity and the indenture trustee may also enter into supplemental indentures, without the consent of the noteholders, and with written notice to each Rating Agency rating the Notes or Certificates of the related series, for any of the following purposes:

1.
to correct or amplify the description of any property at any time subject to the lien of the related Indenture, or better to assure, convey or confirm unto the related indenture trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of the related Indenture;

2.
to evidence the succession, in compliance with the applicable provisions of the related Indenture, of another Person to the related Issuing Entity and the assumption by any such successor of the covenants of such Issuing Entity contained in the related Indenture and in the Notes;

3.	to add to the covenants of an Issuing Entity for the benefit of the related Noteholders or to surrender any right or power under the related Indenture conferred upon the related Issuing Entity;

4.	to convey, transfer, assign, mortgage or pledge any property to or with the related indenture trustee;

5.
to cure any ambiguity, correct or supplement any provision in the related Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in such Indenture or in any supplemental indenture or make any other provisions with respect to matters or questions arising under such Indenture or in any supplemental indenture that will not be inconsistent with the provisions of the applicable Indenture; provided that such other provisions will not adversely affect the interests of the related Noteholders, as evidenced by an officer’s certificate of the Issuing Entity;

6.
to evidence and provide for the acceptance of the appointment under an Indenture by a successor trustee with respect to the Notes or to add to or change any of the provisions of such Indenture as are necessary to facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements set forth therein; or

7.
to modify, eliminate or add to the provisions of an Indenture to the extent necessary to effect the qualification of such Indenture under the TIA or under any similar federal statute hereafter enacted and to add to such Indenture such other provisions as may be expressly required by the TIA;

An Issuing Entity and the related indenture trustee may execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Indenture or for the purpose of modifying in any manner (other than the modifications set forth above, which require the consent of the holder of each outstanding affected Note) the rights of the Noteholders under such Indenture; provided, that:

·	such action will not materially adversely affect the interests of any noteholder, as evidenced by an officer’s certificate of the Issuing Entity;

·
each Rating Agency rating the Notes or Certificates of the related series confirms in writing that such supplemental indenture will not cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing that such supplemental indenture will cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn; and

·	an opinion of counsel as to certain tax matters is delivered.

Indenture Defaults; Rights Upon an Indenture Default.  With respect to the Notes of a given series, events of defaults under the related Indenture (each, an “Indenture Default”) will consist of the occurrence and continuation of any of the following:

·	a default for five days or more in the payment of interest on the Notes of a series specified in the related prospectus supplement when the same becomes due and payable;

·
a default in the payment of principal of a class of Notes of a series on the related final scheduled payment date as specified in the related prospectus supplement or on a payment date fixed for redemption of the Notes;

·
a default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or writing delivered under the Indenture proves to have been incorrect in any material respect at the time made, and the continuation of that default for a period of 30 days after written notice thereof is given to that Issuing Entity by the indenture trustee or to that Issuing Entity and the indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Notes of that series; or

·	certain events of bankruptcy, insolvency, receivership or liquidation of that Issuing Entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 45 days, under the second bullet point above for a period of 60 days or under the third bullet point above for a period of 120 days, will not constitute an Indenture Default if that failure or delay was caused by a force majeure or other similar occurrence.

Noteholders holding at least a majority of the aggregate principal amount of the Notes of a series may waive any past default or Indenture Default as it relates to that series prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the noteholders.

If an Indenture Default occurs and is continuing, the indenture trustee, at the direction of the holders of a majority of the aggregate principal amount of the Notes of a series, may declare the principal of the Notes of such series to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the aggregate principal amount of the Notes of such series before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

·
the related Issuing Entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the Notes of that series as if the Indenture Default giving rise to that declaration had not occurred and (2) all amounts advanced by the indenture trustee and its costs and expenses, and

·	all Indenture Defaults (other than the nonpayment of principal of the Notes of that series that has become due solely due to that acceleration) have been cured or waived.

If the Notes of a series have been declared due and payable following an Indenture Default, the related indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the related Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration. A indenture trustee may not, however, sell the related Trust Estate following an Indenture Default (other than the occurrence of an Indenture Default described in the first two bullet points in the definition thereof) unless:

·	100% of the noteholders of the related series consent thereto;

·	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Securities of that series, or

·
the indenture trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all required payments of principal and interest on the Notes when due and payable and the indenture trustee obtains the consent of holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes of that series.

An indenture trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Estate to pay interest on and principal of the Notes of a series on an ongoing basis. Any sale of the Trust Estate of an Issuing Entity is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Vehicle Trust or an interest therein or a portion thereof to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

In the event of a sale of a Trust Estate following the occurrence of an Indenture Default under the circumstances described in the prior paragraph, at the direction of the related indenture trustee, the proceeds of such sale, including any available monies on deposit in any Reserve Fund, will be distributed as described in the applicable prospectus supplement.

Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Indenture Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of at least a majority of the aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee.

No noteholder will have the right to institute any proceeding with respect to the Indenture unless:

·	that noteholder previously has given the indenture trustee written notice of a continuing Indenture Default,

·
noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes, voting together as a single class, have made written request of the indenture trustee to institute that proceeding in its own name as indenture trustee under the Indenture,

·	the noteholder has offered the indenture trustee indemnity satisfactory to it,

·	the indenture trustee has for 60 days failed to institute that proceeding, and

·
no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by noteholders holding a majority of the aggregate principal amount of the outstanding Notes.

In addition, each indenture trustee and the related noteholders, by accepting the related Notes, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the related transaction documents have been paid in full, institute against the applicable Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Any Notes owned by the Depositor, the servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transaction Documents, except that such Notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of noteholders of a series have given any request, demand, authorization, direction, notice, consent or other action under the related Indenture.

With respect to any Issuing Entity, neither the related indenture trustee nor the related owner trustee in their respective individual capacities, nor any holder of a Certificate of a series, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes of the related series or for the agreements of that Issuing Entity contained in the applicable Indenture.

Particular Covenants.  Each Indenture will provide that the related indenture trustee may not consolidate with or merge into any other entity, or convey or transfer any of its assets, including those included in the assets of the Issuing Entity, unless, among other things,

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state and meets certain requirements set forth in the related Indenture; and

2.	the indenture trustee provides each Rating Agency rating the Securities of the related series with written notice of any such merger or consolidation within 30 days of such consolidation or merger.

Each Issuing Entity will not, so long as any Notes are outstanding, among other things,

·
except as expressly permitted by the applicable Indenture, the applicable Transaction Documents or other specified documents with respect to that Issuing Entity, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity unless directed to do so by the indenture trustee;

·
claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Issuing Entity;

·	except as expressly permitted by the Transaction Documents, dissolve or liquidate in whole or in part;

·
permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted by the Indenture;

·
permit any lien or other encumbrance (other than the lien of the related Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, or any interest in the assets of the Issuing Entity or the proceeds of those assets; or

·	assume, incur or guarantee any indebtedness other than the related Notes or as expressly permitted by the related Indenture or the Transaction Documents.

The Issuing Entity may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the related SUBI Certificate as contemplated by the Indenture and the other Transaction Documents.

Replacement of the Indenture Trustee.  An indenture trustee may resign at any time by so notifying the related Issuing Entity, the servicer and each Rating Agency rating the Notes or Certificates of the related series. An Issuing Entity may remove the related indenture trustee if the indenture trustee:

·	ceases to be eligible to continue as the indenture trustee,

·	is adjudged to be bankrupt or insolvent, or

·	otherwise becomes incapable of acting.

Following that removal, the Issuing Entity of a series may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of “A” or better by each Rating Agency rating the Notes or Certificates of the related series or be otherwise acceptable to each Rating Agency rating the Notes or Certificates of the related series. Each Rating Agency rating the Notes or Certificates of the related series must confirm or not confirm in writing, as applicable, that the appointment of the successor indenture trustee would not cause the then-current rating on any class of related Notes or Certificates to be qualified, reduced or withdrawn.

Upon the resignation or removal of an indenture trustee, the applicable Issuing Entity will be required promptly to appoint a successor indenture trustee.

Annual Compliance Statement.  The Issuing Entity will be required to file an annual written statement with the indenture trustee certifying the fulfillment of its obligations under the Indenture.

Reports and Documents by Indenture Trustee to Noteholders.  If required by the TIA, the indenture trustee for each series of Notes will mail to the related noteholders of record a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the related Indenture, the outstanding principal amount, the Note Rate and the note final scheduled payment date in respect of each class of Notes, the indebtedness owing by the Issuing Entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by the indenture trustee that materially affects the Notes of the related series and that has not been previously reported.

The indenture trustee for each series of Notes will also deliver, at the expense of the related Issuing Entity, to each noteholder of that series such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.

The indenture trustee for each series of Notes will be required to furnish to any related noteholder promptly upon receipt of a written request by such noteholder (at the expense of the requesting noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the indenture trustee under the Transaction Documents.

If required by TIA Section 313(a), beginning in the year stated in the applicable prospectus supplement, the indenture trustee for each series of Notes will be required to mail to each noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Under the Servicing Agreement, each Issuing Entity will cause the servicer to deliver to the indenture trustee, the owner trustee and each paying agent, if any, on or prior to the related payment date, a report describing distributions to be made to the noteholders for the related collection period and accrual period. The form of such report will be described in the applicable prospectus supplement. The indenture trustee will make such reports available to the noteholders pursuant to the terms of the Indenture.

Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the indenture trustee for cancellation of all of the Notes or, with some limitations (including receipt of certain opinions with respect to tax matters) upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes, including interest, and any fees, expenses and indemnities due and payable to the owner trustee or the indenture trustee.

The Certificates

General

Each Issuing Entity will issue one or more classes of Certificates pursuant to the terms of a Trust Agreement.  A form of the Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  The Certificates will not be offered pursuant to the applicable prospectus supplement.

It is anticipated that the Certificates will either be initially retained by the Depositor or sold in one or more private placements.  The applicable prospectus supplement will describe the timing and priority of payment on the Certificates as such payments relate to the Notes of the related series.

Payments of Principal and Interest

The timing and priority of payments, seniority, allocations of losses, the pass-through rate and interest rate and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the applicable prospectus supplement.  Payments of interest on those Certificates will be made on the related payment dates.  Payments of interest in respect of the Certificates of a given series will be subordinate to payments of interest in respect of the Notes of that series as more fully described in the applicable prospectus supplement.  Payments of principal in respect of the Certificates of a given series will be subordinate to payments of interest and principal in respect of the Notes of that series as more fully described in the applicable prospectus supplement.

The rights of holders of any class of Certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of Certificates of that series as more fully described in the applicable prospectus supplement.  Payments in respect of principal of and interest on any class of Certificates will be made on a pro rata basis among all the Certificateholders of that class.

Additional Information Regarding the Securities

 Fixed Rate Securities

Any class of Securities (other than some classes of Strip Notes) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement.  A class of “Fixed Rate Securities” will be a security that bears interest at the applicable per annum interest rate specified in the applicable prospectus supplement.  Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement.  We refer you to “The Notes—Principal and Interest on the Notes” in this prospectus.

Floating Rate Securities

Interest Rate Basis.  A class of “Floating Rate Securities” will be a security that bears interest during each applicable accrual period at a rate per annum (referred to in this prospectus as the “Base Rate”), which will be on an index, which will be one or more of the following: (a) LIBOR (“LIBOR Securities”), (b) the Commercial Paper Rate (“Commercial Paper Rate Securities”), (c) the Treasury Rate (“Treasury Rate Securities”), (d) the Federal Funds Rate (“Federal Funds Rate Securities”), (e) the CD Rate (“CD Rate Securities”) or (f) the Prime Rate (“Prime Rate Securities”).  In addition, a Floating Rate Security may bear interest at a rate determined by reference to the lowest of two or more Base Rates.  The Base Rate for any Floating Rate Security will in turn be determined, if applicable, by reference to the Index Maturity specified in the applicable prospectus supplement.  The interest rate on each Floating Rate Security will be calculated by reference to such Base Rate, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement.

Interest Reset Dates.  Each applicable prospectus supplement will specify the date on which the Interest Rates will be reset (the “Interest Reset Date”) and the specified period, whether daily, weekly, monthly, quarterly, semiannually or annually during which the Interest Rate will be reset (the “Interest Reset Period”) for each class of Floating Rate Securities.  Unless otherwise specified in the applicable prospectus supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset:

(1)	daily, each business day;

(2)	weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week except as described below);

(3)	monthly, the third Wednesday of each month;

(4)	quarterly, the third Wednesday of March, June, September and December of each year,

(5)	semiannually, the third Wednesday of the two months specified in the applicable prospectus supplement; or

(6)	annually, the third Wednesday of the month specified in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a business day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a business day, except that in the case of a floating Rate Security as to which LIBOR is an applicable Base Rate, if that business day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding business day.  In addition, in the case of a floating Rate Security for which the Treasury Rate is an applicable interest rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding business day.

The “Interest Determination Date” means the date on which the applicable interest rate for one or more classes of Floating Rate Securities will be determined for the next succeeding accrual period.  The Interest Determination Dates will be as follows:

·
The Interest Determination Date for the CD Rate, the Commercial Paper Rate and the Federal Funds Rate will be the second Business Day preceding each Interest Reset Date for the related Floating Rate Security;

·	The Interest Determination Date for LIBOR will be the second London Banking Day preceding each Interest Reset Date;

·
The Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned.  Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following that auction.

Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each date will be:

·	if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding that Interest Reset Date, or

·	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Payments.  The interest payment dates will be specified in the applicable prospectus supplement.  Unless otherwise specified in the related prospectus supplement, if any payment date for a Floating Rate Security (other than the final payment date) would otherwise be a day that is not a business day, that payment date will be the next succeeding day that is a business day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if the business day falls in the next succeeding calendar month, the applicable payment date will be the immediately preceding business day.  If the final payment date of a Floating Rate Security falls on a day that is not a business day, the payment of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on that payment will accrue for the period from and after that scheduled payment date.

Floating Rate Securities may accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case as specified in the applicable prospectus supplement.  For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each accrual period will be calculated by multiplying:

(1)	the face amount of the Floating Rate Security;

(2)	the applicable interest rate; and

(3)
the actual number of days in the related accrual period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related accrual period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that accrual period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that accrual period falling in a non-leap year divided by 365).

For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that accrual period.  With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any payment date, including the related final payment date, falls on a day that is not a business day, the related payment of principal or interest will be made on the next succeeding business day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that payment date.

Maximum and Minimum interest rates.  As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):

·
a maximum limitation, or ceiling, on the rate at which interest may accrue during any accrual period, which may be an available funds cap rate (referred to in this prospectus as the Maximum interest rate); and

·	a minimum limitation, or floor, on the rate at which interest may accrue during any accrual period (referred to in this prospectus as the Minimum interest rate).

In addition to any Maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Calculation Agent.  If so disclosed in the related prospectus supplement, an Issuing Entity with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Securities.  The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related owner trustee or indenture trustee with respect to that series.  All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class.  All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

CD Rate Securities.  Each CD Rate Security will bear interest at the rates calculated with reference to the CD Rate and the number of basis points to be added to or subtracted from the related Base Rate applicable to the applicable Floating Rate Securities (the “Spread”) or the percentage of the related Base Rate applicable to one or more classes of Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities (the “Spread Multiplier”), if any, specified in that CD Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, CD Rate will mean, with respect to any Interest Determination Date relating to a CD Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the CD Rate,

(1)
the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (secondary market),” or

(2)
if the rate referred to in clause (1) above is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “CDs (secondary market).”

(3)
if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated (the “Index Maturity” designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

(4)
if the dealers selected by the Calculation Agent are not quoting as set forth in clause (3) above, the CD Rate on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

Commercial Paper Rate Securities.  Each Commercial Paper Rate Security will bear interest at the rates calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Commercial Paper Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, Commercial Paper Rate will mean, with respect to any Interest Determination Date relating to a Commercial Paper Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Commercial Paper Rate,

(1)
the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption "Commercial Paper–Nonfinancial," or

(2)
if the rate referred to in clause (1) above is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Commercial Paper—Nonfinancial.”

(3)
if by 3:00 P.M.  New York City time, on the related Calculation Date, the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is “Aa” or the equivalent, by a nationally recognized securities rating organization.

(4)
If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =         D x 360        x 100
                                360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the accrual period for which interest is being calculated (from and including the last preceding Interest Payment Date for which interest on the relevant Floating Rate Security has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following Interest Payment Date for such Note).

Federal Funds Rate Securities.  Each Federal Funds Rate Security will bear interest at the rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Federal Funds Rate Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, “Federal Funds Rate” means, with respect to any Interest Determination Date relating to Federal Funds Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Federal Funds Rate,

(1)
the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Reuters Telerate LLC or any successor service on page 120 or any other page as may replace the applicable page on the service (“Telerate Page 120”).

(2)
if the rate referred to in clause (1) above does not appear on Telerate Page 120 or is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Federal Funds (Effective).”

(3)
if the Federal Funds Rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

(4)
If brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

LIBOR Securities.  Each LIBOR Security will bear interest at the rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that LIBOR Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, “LIBOR” means:

(1)
If “LIBOR Telerate” is specified in the applicable prospectus supplement, or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated (the “Index Currency”) having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

(2)
If “LIBOR Reuters” is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence).  If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

The following procedures will be followed if LIBOR cannot be determined as described above:

(1)
With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable  Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time.  If at least two quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of those quotations.

(2)
If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable prospectus supplement), in the applicable Principal Financial Center, on the applicable Interest Determination Date, by three major banks, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

(3)
If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Designated LIBOR Page” means either:

·
if “LIBOR Telerate” is designated in the applicable prospectus supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Reuters Telerate LLC or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

·
if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency.

Treasury Rate Securities.  Each Treasury Rate Security will bear interest calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, it any, specified in the Treasury Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, “Treasury Rate” will mean, with respect to any Interest Determination Date relating to a Treasury Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Treasury Rate,

(1)
the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable prospectus supplement, under the heading “INVESTMENT RATE” on the display on Reuters Telerate LLC, or any successor service on page 56 or any other page as may replace page 56 of that service (“Telerate Page 56”) or page 57 or any other page as may replace page 57 of that service (“Telerate Page 57”).

(2)
If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(3)
If the rate described in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(4)
If the rate described in clause (3) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury, Bills having the Index Maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)
If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily

Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(6)
If the rate described in clause (5) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate for the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement.

(7)
If the dealers selected by the Calculation Agent are not quoting as described in clause (6) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =          D x N        x 100
                               360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Prime Rate:  Unless otherwise indicated in the applicable prospectus supplement, “Prime Rate” will mean, with respect to any Interest Determination Date relating to a Prime Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Prime Rate,

(1)	the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan," or

(2)
if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York business day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or

(3)
if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York business day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)
if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related Calculation Date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement), or

(5)
if the banks selected by the calculation agent (as specified in the applicable prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on the next preceding Prime Rate Interest Determination Date for which the Prime Rate may be determined as provided above.

“Reuters Screen US PRIME 1 Page” means the display on the Reuters Money 3000 Service or any successor service on the "US PRIME 1 Page" or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Any class of Notes (other than some classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days elapsed and a 360-day year, as set forth in the applicable prospectus supplement. See “The Notes — Principal and Interest on the Notes” and “The Certificates — Payments of Principal and Interest” in this prospectus.

Revolving Period

The applicable prospectus supplement for an Issuing Entity may provide that all or a portion of the amounts that represent principal collections on the related Specified Leases that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase a beneficial interest in additional Leases and the related Leased Vehicles during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to securityholders during that period.  The revolving period will be no longer than three years.  The related prospectus supplement will specify the percentage of the aggregate Securitization Value represented by the revolving period and the maximum amount of additional SUBIs that may be acquired during the revolving period, in each case, to the extent determinable.  These Securities would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid.  Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the Securities upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

Prefunding Period

The applicable prospectus supplement for an Issuing Entity may provide on the closing date a portion of the proceeds specified in the related prospectus supplement received from the sale of the applicable Notes and/or Certificates will be deposited into a segregated prefunding account.  The related prospectus supplement also will specify the percentage of the aggregate Securitization Value represented by the prefunded amount.  Following the closing date, and continuing until the date specified in the related prospectus supplement, commonly referred to as a prefunding period, the Issuing Entity will have the ability to purchase beneficial interests in additional Leases and Leased Vehicles to the extent there are sufficient funds on deposit in the related prefunding account.  The prefunding period will be no longer than one year.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Securities.  Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of Securities specified in the related prospectus supplement upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

Derivative Arrangements

The Issuing Entity may also include a derivative arrangement for the payment of interest on the Notes of a series or any class of Notes.  A derivative arrangement may include an interest rate cap or floor agreement or an interest rate or currency swap agreement.  The type of derivative arrangement, if any, for a series of Notes or class of Notes, as well as a description of the provider of such derivative arrangement, will be described in the applicable prospectus supplement.

Like-Kind Exchange Program

BMW FS has implemented a Like-Kind Exchange Program (the “LKE Program”) for its lease portfolio. Previously, BMW FS recognized a taxable gain on the resale of most vehicles returned to the Vehicle Trust upon lease termination. The LKE Program is designed to permit BMW FS to defer recognition of taxable gain by exchanging Matured Vehicles, Defaulted Vehicles and Specified Vehicles related to an Early Termination Lease for new vehicles (the “replacement vehicles”):

·
The LKE Program requires the proceeds from the sale of a Matured Vehicle, a Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to BMW FS, as servicer.

·
In order to enable BMW FS to take advantage of the tax deferral, the Matured Vehicle, Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease, as applicable, will be reallocated from the related SUBI to the UTI at the same time and in exchange for the same dollar amount that such Matured Vehicle, Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease, is sold.

·	The qualified intermediary will use the proceeds of the sale, together with additional funds, if necessary, to purchase replacement vehicles.

·	The replacement vehicles will then be transferred to the Vehicle Trust and become part of the UTI.

·
The Vehicle Trust is then deemed to have exchanged Matured Vehicles, Defaulted Vehicles, or Specified Vehicles related to Early Termination Leases, as applicable, for the replacement vehicles and BMW FS is not required to recognize any taxable gain.

·
The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary. Consequently, the indenture trustee for a series of securities will waive any security interest in any amounts held by the qualified intermediary.

Because the servicer will deposit amounts equal to the Sales Proceeds of the Leased Vehicles subject to the LKE Program at the required time into the related SUBI Collection Account, the LKE Program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by an Issuing Entity from the disposition of related Leased Vehicles. However, in the event of a bankruptcy of the servicer, an indenture trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, related investors could incur losses.

Book-Entry Registration

Each class of Notes offered by this prospectus and the related prospectus supplement will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as “Clearstream, Luxembourg” or the Euroclear System (in Europe or Asia), which is referred to in this prospectus as “Euroclear,” directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No securityholder will be entitled to receive a certificate representing that person’s interest in the Securities, except as set forth below.  Unless and until Securities of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders, certificateholders or securityholders will refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders, certificateholders or securityholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to securityholders in accordance with DTC procedures.  Therefore, it is anticipated that the only noteholder, certificateholder or securityholder will be Cede, as nominee of DTC.  Securityholders will not be recognized by the related indenture trustee as noteholders, certificateholders or securityholders as those terms will be used in the relevant agreements, and securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which are referred to in this prospectus as “Clearstream, Luxembourg Participants” and “Euroclear Participants”, respectively, through customers’ securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the “Depositaries,” which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series.  Indirect access to the DTC system also is available to the “Indirect DTC Participants,” either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.

Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the Securities on DTC’s records.  The ownership interest of each securityholder will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.  Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the securityholder entered into the transaction.  Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of securityholders.

To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC.  The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership.  DTC will have no knowledge of the actual securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the securityholders.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the Securities of a series are held in book-entry form, securityholders will not have access to the list of securityholders of that series, which may impede the ability of securityholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities.  DTC Participants and Indirect DTC Participants with which securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the related indenture trustee (or any paying agent appointed by the indenture trustee), the Depositor or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related indenture trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related securityholders will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or securityholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.

DTC has advised the Depositor that it will take any action permitted to be taken by a securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the securityholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the Securities.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related indenture trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,

Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear S.A./N.V. as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of 27 currencies, including United States dollars.  The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is operated by Euroclear S.A./N.V., which is referred to in this prospectus as the “Euroclear Operator”, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to in this prospectus as the “Cooperative.”  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and supervised by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, generally referred to as the “Terms and Conditions.”  The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to “Material Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among DTC Participants, Clearstream Luxembourg Participants and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Securities

The Certificates of a given series will be issued in fully registered, certificated form.  The Notes of a given series will be issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.
the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Depositor, the administrator or the indenture trustee is unable to locate a qualified successor;

2.	the administrator, at its option, with the consent of the applicable DTC Participants, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

3.
after the occurrence of an Indenture Default with respect to those Securities, holders representing in the aggregate at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those notes or certificates is no longer in the best interests of the holders of those Securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the applicable indenture trustee will be required to notify all applicable securityholders of a given series through DTC Participants of the availability of definitive securities.  Upon surrender by DTC of the definitive notes representing the corresponding Notes and receipt of instructions for re-registration, the applicable indenture trustee will reissue those Notes as definitive notes to those noteholders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the applicable indenture trustee in accordance with the procedures set forth in the related Indenture directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those Securities in the applicable prospectus supplement.  Those payments will be made by wire transfer or, if the indenture trustee is not provided wire transfer instructions, by check mailed to the address of that holder as it appears on the register maintained by the applicable indenture trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable securityholders.  The applicable indenture trustee will provide notice to the applicable securityholders not less than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Description of the Transaction Documents

The following summary describes the material terms of each Trust Agreement pursuant to which an Issuing Entity will be created and Certificates will be issued, each SUBI Trust Agreement pursuant to which the Vehicle Trust will issue the related SUBI Certificate, each Servicing Agreement pursuant to which the servicer will agree to service the related Specified Leases and Specified Vehicles and each Administration Agreement pursuant to which BMW FS will undertake specified administrative duties with respect to an Issuing Entity that issues Notes (collectively, the “Transaction Documents”).  Forms of the Transaction Documents have been filed as exhibits to the registration statement of which this prospectus forms a part.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transaction Documents.

Transfer, Assignment and Pledge of the SUBI Certificate

On or prior to the closing date specified with respect to any given Issuing Entity in the applicable prospectus supplement, the UTI Beneficiary will direct the Vehicle Trust to create a SUBI in connection with the Specified Leases and Specified Vehicles related to that Issuing Entity.  Pursuant to the terms of the SUBI Certificate Transfer Agreement, the UTI Beneficiary will sell, transfer and assign its interest in such SUBI to the Depositor. On the related closing date, pursuant to the terms of the Issuer SUBI Certificate Transfer Agreement, the Depositor will transfer and assign the related SUBI Certificate to the Issuing Entity, as described in the applicable prospectus supplement.  The related Issuing Entity will pledge its interest in such SUBI Certificate to the related indenture trustee as security for the Notes of the related series. See “The SUBI—Transfers of the SUBI Certificate” in this prospectus.  The net proceeds received from the sale of the Securities of a given series will be applied, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the Reserve Fund and the Prefunding Account, if any, and to purchase the related SUBI Certificate.

Representations and Warranties

Unless otherwise provided in the related prospectus supplement, the UTI Beneficiary, pursuant to a SUBI Certificate Transfer Agreement, and the Depositor, pursuant to an Issuer SUBI Certificate Transfer Agreement, will represent and warrant, among other things, that:

1.	Immediately prior to the transfer of the related SUBI Certificate, such party was the true and lawful owner of such SUBI Certificate;

2.	Such party had the legal right to transfer the related SUBI Certificate; and

3.	Such party had good and valid title to the related SUBI Certificate.

Upon the discovery by the UTI Beneficiary, the Depositor or the Issuing Entity of a breach of these representation and warranties, the party discovering such breach will give prompt written notice to the other parties.

Accounts

The SUBI Collection Account. On or prior to the related closing date, the servicer will establish and the related indenture trustee will maintain a trust account in the name of the Vehicle Trust for the benefit of the holders of interests in the SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the “SUBI Collection Account”).  Pending deposit into the related SUBI Collection Account, SUBI collections for a related Issuing Entity may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Amounts held in any SUBI Collection Account will be invested by the indenture trustee, at the written direction of the servicer, in Permitted Investments.  On each Deposit Date, all net income or other gain from the investment of funds on deposit in a SUBI Collection Account in respect of the related collection period will be deposited in such SUBI Collection Account.

“Permitted Investments” mean, at any time, any one or more of the following instruments, obligations and securities:

(a)	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)
demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof will have a credit rating from any two rating agencies in the highest investment category granted thereby;

(c)
repurchase obligations held by the Vehicle Trustee with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(d)
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state so long as at the time of such investment or contractual commitment providing for such investment either the long-term, unsecured debt of such corporation has one of the two highest available ratings from any two rating agencies or commercial paper or other short-term debt rated by any rating agency in one of its two highest rating categories;

(e)
investments of proceeds maintained in sweep accounts, short-term asset management accounts and the like utilized for the commingled investment, on an overnight basis, of residual balances in investment accounts maintained at the Vehicle Trustee or any affiliate thereof; and

(f)
any other money market, common trust fund or obligation, or interest bearing or other security or investment (including those managed or advised by the indenture trustee or any affiliate thereof), (A) rated in the highest rating category by each Rating Agency (if rated by such Rating Agency) or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes of the related Series.  Such investments in this subsection (f) may include money market mutual funds or common trust funds, including any fund for which the indenture trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the indenture trustee or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the indenture trustee or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed for such funds and pursuant to the Indenture may converge at any time.

Permitted Investments are generally limited to investments acceptable to the Rating Agencies rating the Securities as being consistent with the rating of those Securities, including obligations of the servicer and its affiliates, to the extent consistent with that rating.  Except as described in the related prospectus supplement, Permitted Investments are limited to obligations or securities that mature on or before the next payment date for that series.

The Reserve Fund. On or before the related closing date, the Depositor may establish, or may cause the indenture trustee to establish, a trust account in the name of the indenture trustee for the benefit of the securityholders (the “Reserve Fund”). The Reserve Fund will be established to provide additional security for payments on the Notes. On each payment date, amounts on deposit in the Reserve Fund, together with available funds, will be available to make the distributions to the Securityholders in the priorities set forth in the applicable prospectus supplement.  Any Reserve Fund initially will be funded by the Depositor, and the amounts on deposit in the Reserve Fund will be pledged to the Issuing Entity.  All payments, to the extent necessary to cause the amount therein to equal the amount required to be deposited in the Reserve Fund, which amount will be set forth in the applicable prospectus supplement, will be deposited in the Reserve Fund.  Amounts held in any Reserve Fund will be invested at the written direction of the servicer in Permitted Investments.  On each Deposit Date, all net income or other gain from the investment of funds on deposit in the Reserve Fund in respect of the related collection period will be deposited in the Reserve Fund.

Any amendment to the manner in which a Reserve Fund, if any, is funded, including the elimination of the Reserve Fund, may be made by amending the related SUBI Trust Agreement with the consent of the related noteholders holding at least a majority of the aggregate principal amount of the related Notes and, to the extent affected thereby, the consent of related Certificateholders holding at least a majority of the aggregate principal amount of the related Certificates.

The Distribution Accounts. On or before the related closing date, (a) the indenture trustee for a series will establish a trust account in the name of that indenture trustee on behalf of the related noteholders, into which amounts released from the related SUBI Collection Account and, when necessary, from the Reserve Fund, if any, for distribution to the noteholders of that series will be deposited and from which all distributions to the noteholders of that series will be made (the “Note Distribution Account”) and (b) the owner trustee for a series will establish (or will cause the related indenture trustee to establish) a trust account in the name of that owner trustee on behalf of the related Certificateholders, into which amounts released from the related SUBI Collection Account and, when necessary, from the Reserve Fund, if any, for distribution to the Certificateholders of that series will be deposited and from which all distributions to the Certificateholders of that series will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution accounts”).  The Distribution accounts will be under the sole dominion and control of the related indenture trustee.

Servicing Procedures

Under each Servicing Agreement, the servicer will perform on behalf of the Vehicle Trust all of the obligations of BMW FS under the related Specified Leases, including, but not limited to, collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the related Specified Leases, commencing legal proceedings to enforce related Specified Leases and servicing the related Specified Leases, including accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the related Specified Leases and, in a manner consistent with the related Servicing Agreement, will be obligated to service the related Specified Leases generally in accordance with the customary and usual procedures of the servicer in respect of automobile leases serviced by it for its own account. See “BMW FS’ Lease

Financing Program” in this prospectus.  The servicer has discretion in servicing the Specified Leases and the related Specified Vehicles, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures.

Each Servicing Agreement will require the servicer to obtain all licenses and make all filings required to be held or filed by the Vehicle Trust in connection with the ownership of the related Specified Leases and the Specified Vehicles and take all necessary steps to maintain evidence of the Vehicle Trust’s ownership on the certificates of title to the related Specified Vehicles.

The servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Vehicle Trustee or the Vehicle Trust.

Each Servicing Agreement will provide that, in accordance with its customary servicing practices, the servicer may, in its discretion, modify or extend the term of a Specified Lease.  If any extension of a Maturity Date exceeds six months, the servicer will be required to repurchase the Specified Lease by making a Reallocation Payment. The servicer will also be required to make a Reallocation Payment for any extension that causes such Specified Lease to mature later than the final scheduled maturity date for the latest maturing class of Notes or the related Certificates of the related series.

In addition, each Servicing Agreement will require the servicer to notify as soon as practicable the Depositor (in the event that BMW FS is not acting as the servicer) the indenture trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Vehicle Trust in any Specified Lease or Specified Vehicle.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the Leases and BMW FS’ own portfolio of leases, the Vehicle Trust will appoint the servicer as its agent, bailee and custodian of the Leases (or, if applicable, as the party that maintains control of any electronic chattel paper), the certificates of title relating to the Leased Vehicles, the insurance policies and insurance records and other documents related to the Leases and the related user-lessees and Leased Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the servicer, including Leases and Leased Vehicles which are not part of the related SUBI Assets. The accounting records and computer systems of BMW FS will reflect the allocation of certain Specified Leases and Specified Vehicles to certain SUBIs, and the interest of the holders of the related SUBI Certificates therein. UCC financing statements reflecting certain interests in such Specified Leases will be filed as described under “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests”.

Upon written instructions from the Vehicle Trust, setting forth a reasonable basis therefor, or in the exercise of its duties and powers under the Servicing Agreement, the servicer will release any Lease, certificate of title to a Leased Vehicle, or other related item to the Vehicle Trustee or its agent or designee.  In connection therewith, the servicer will not be responsible for any loss occasioned by the failure of the Vehicle Trustee to return any document or any delay in doing so.

Insurance on the Leased Vehicles

Each Lease will indicate that the related user-lessee will be required to provide during the related Lease Term a comprehensive liability, public liability, property damage liability and collision liability insurance policy covering the actual cash value of the related Leased Vehicle and naming BMW FS or the lessor as loss payee and as additional insured, as described herein under “BMW FS’ Lease Financing Program—Physical Damage and Liability Insurance; Additional Insurance Provisions.” Because user-lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If a user-lessee fails to obtain or maintain the required insurance, the related Lease will be in default and the servicer may either obtain insurance on behalf of, and at the expense of, the user-lessee or deem the related Lease in default. In that event, it is the practice of the servicer to repossess the related Leased Vehicle. BMW FS does not “force place” insurance.

BMW FS does not require user-lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the user-lessees in the event of disability or death. To the extent that this type of insurance coverage is obtained on behalf of a user-lessee, payments received in respect of the coverage may be applied to payments on the related Lease only to the extent that the user-lessee’s beneficiary chooses to do so.

In the event that a user-lessee fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to the related noteholders which is not covered by amounts on deposit in the related Reserve Fund or by subordination of payments on the Certificates to the extent described in this prospectus and the related prospectus supplement, the related Securityholders could suffer a loss on their investment.

Collections

Under each Servicing Agreement, except as otherwise permitted under the Monthly Remittance Condition, the servicer will deposit collections received on the related Specified Leased or Specified Vehicles into the related SUBI Collection Account within two business days of receipt. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a collection period until the business day immediately preceding the related payment date.

The “Monthly Remittance Condition” will be satisfied if (a)(1) the short-term unsecured debt rating of the commercial paper of BMW US Capital, LLC (or, if an affiliate of BMW US Capital, LLC is not the servicer, the entity that is the servicer) is rated in the highest rating category of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or is otherwise acceptable to, each Rating Agency rating the related Securities and (2) no Servicer Default has occurred or (b)(1) the servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the related SUBI Collection Account and (2) the related indenture trustee is provided with written confirmation from each Rating Agency rating the Securities of a series to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes or Certificates of such series, or, if specified in the related Transaction Documents, such Rating Agency has not provided written confirmation that such alternative remittance schedule will result in the qualification, reduction or withdrawal of its then-current ratings on any class of Notes or Certificates of such series. Pending deposit into a SUBI Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Sales Proceeds and Termination Proceeds

Under each Servicing Agreement, the servicer, on behalf of each Issuing Entity, will sell or otherwise dispose of the related Specified Vehicles under the circumstances described in the related prospectus supplement. In connection with the sale or other disposition of a Specified Lease that has reached its Maturity Date (a “Matured Vehicle”) or a vehicle related to a Defaulted Lease (a “Defaulted Vehicle”), within two business days of receipt, the servicer will deposit into the related SUBI Collection Account all proceeds from such sale or disposition (or an amount equal to such Sales Proceeds in lieu thereof if the Specified Vehicle is subject to the LKE Program), as further described in the related prospectus supplement; provided that if the Monthly Remittance Condition is satisfied, the servicer may retain such amounts until the Deposit Date.

A “Defaulted Lease” will mean a Specified Lease terminated by the servicer (a) following a default by or bankruptcy of the related user-lessee or (b) because the related Specified Vehicle has been lost, stolen or damaged beyond economic repair.

The servicer will be required to purchase a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account a Reallocation Payment calculated as of the effective date of repurchase if the related user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles and the Vehicle Trust has not been so licensed within 90 days of the servicer becoming aware of such a move.

Advances

Unless otherwise provided in the related prospectus supplement, on the Deposit Date, the servicer will be obligated to make, by deposit into the related SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of the Specified Leases related to an Issuing Entity and may, at its option, make, by deposit into the related SUBI Collection Account, a Sales Proceeds Advance equal to the Securitization Value of Specified Leases relating to certain Specified Vehicles for which the related Specified Lease has terminated. An “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance. The servicer will be required to make a Monthly Payment Advance only to the extent that it determines that such Advance will be recoverable from future payments on or with respect to the related Specified Lease or Specified Vehicle. In making Advances, the servicer will assist in maintaining a regular flow of scheduled payments on the related Specified Leases and, accordingly, in respect of the related Notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the servicer, without interest, as described in this prospectus and the applicable prospectus supplement.

A “Monthly Payment Advance” means an advance made by the servicer due to the failure of a user-lessee to make a Monthly Payment billed to the user-lessee for the related collection period.

The servicer will be entitled to reimbursement of all Monthly Payment Advances. The servicer will offset, on an ongoing basis, from amounts collected or received in respect of the related SUBI Assets, an amount to repay Monthly Payment Advances where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related user-lessee of the Monthly Payment due (the “Daily Advance Reimbursement”), or if a Monthly Payment Advance has been outstanding for at least 90 days as of the end of a Collection Period, it will be reimbursed on the related payment date as part of the payment date advance reimbursement.

A “Sales Proceeds Advance” means an advance made by the servicer, at its option, of an amount equal to the Securitization Value of the related Specified Lease if, during a collection period, the servicer has not sold a Specified Vehicle, the Specified Lease for which terminated during that collection period.

After the servicer makes a Sales Proceeds Advance for such a Specified Vehicle, an Issuing Entity will have no claim against or interest in that Specified Vehicle or any Sales Proceeds or Termination Proceeds, as the case may be, resulting from its sale or other disposition except for any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value. If the servicer sells or otherwise disposes of a Specified Vehicle after making a Sales Proceeds Advance, an Issuing Entity will retain the related Sales Proceeds Advance, and the servicer will retain the Sales Proceeds or Termination Proceeds, as the case may be, up to the Securitization Value of the related Specified Lease, and will deposit any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value into the related SUBI Collection Account.

If the servicer has not sold a Specified Vehicle within 90 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance as part of the payment date advance reimbursement.  Within six months of receiving that reimbursement, if the related Specified Vehicle has not been sold, the servicer will, if permitted by applicable law, cause that Specified Vehicle to be sold at auction and will remit the proceeds associated with the disposition of that Specified Vehicle to the related SUBI Collection Account.

Realization Upon Charged-off Leases

Each Servicing Agreement will provide that if the servicer decides to repossess a Defaulted Vehicle, the servicer will use commercially reasonable efforts to repossess and liquidate it. Such liquidation may be effected through repossession and disposition through sale, or the servicer may take any other action permitted by applicable law. The servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the servicer will follow such practices and procedures as are used by the servicer in respect of any leases serviced by it for its own account. The servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Specified Vehicles will constitute Sales Proceeds or Termination Proceeds and will be deposited into the related SUBI Collection Account. Collections in respect of a collection period will include all Sales Proceeds, Termination Proceeds and Recovery Proceeds collected during that collection period.

“Recovery Proceeds” will mean any insurance proceeds, any security deposit applied to an amount owed by a user-lessee, any total loss payoff, Early Termination Cost and end of lease term liability received from a user-lessee and any other net recoveries recovered by the servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

“Sales Proceeds” with respect to a Specified Vehicle will mean all proceeds received from the sale at auction of such Specified Vehicle, net of related disposition expenses, or an amount equal to the Sales Proceeds deposited by the servicer in lieu of actual Sales Proceeds in connection with the LKE Program.

“Termination Proceeds” will mean any Purchase Option Price received upon the purchase of a Specified Vehicle by the related user-lessee or the price received from the sale of a Specified Vehicle to a dealer minus amounts included in such price that represent third-party charges paid or payable (such as fees and taxes).

Servicing Compensation

The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the related SUBI Assets under each Servicing Agreement. The servicer will be entitled to receive a fee in respect of the related SUBI Assets allocable to the related SUBI equal to, for each collection period, one-twelfth of the product of (a) the servicing fee rate as set forth in the applicable prospectus supplement and (b) the aggregate Securitization Value of all related Specified Leases as of the first day of that collection period (the “Servicing Fee”). A Servicing Fee will be payable on each payment date in respect of the related collection period and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

The servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges and similar charges received with respect to Specified Leases, other than excess wear and tear or excess mileage charges.

The Servicing Fee will compensate the servicer for performing the functions of a third party servicer of any Specified Leases as an agent for the Vehicle Trust under each Servicing Agreement, including collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles and Defaulted Vehicles, overseeing the related SUBI Assets and administering the related Specified Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information.

Distributions on the Securities

With respect to each series of Securities, beginning on the payment date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled to payments of principal and interest will be made by the applicable indenture trustee to the noteholders and by the applicable owner trustee or paying agent to the Certificateholders of that series, in each case based solely on the statement provided by the servicer to the indenture trustee and the owner trustee.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable prospectus supplement.

As more fully described in the applicable prospectus supplement,

1.	payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

2.	payments in respect of one or more classes of Notes of that series may be subordinated to payments in respect of other classes of Notes of that series; and

3.	payments in respect of one or more classes of Certificates of that series may be subordinate to payments in respect of Notes, if any, of that series or other classes of Certificates of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of Notes of a given series, if any, will be set forth in the applicable prospectus supplement.  If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement for your class of Notes may be in the form of subordination of other classes Securities, a reserve fund, cash deposits, a letter of credit, a cash collateral account, a surety bond or insurance policy, excess interest, overcollateralization, guaranteed investment contracts, derivative arrangements, a credit or liquidity agreement, a yield supplement account, repurchase obligations or any combination of the above. The prospectus supplement for each series of Notes will specify the form, amount, limitations and provider of any credit or cash flow enhancement available to that series or, if applicable, to particular classes of that series. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series.

Subordination of Principal and Interest.  As further described in the related prospectus supplement, payments of interest on certain classes of Notes may be subordinated to payments of interest on other classes of more senior Notes, and, in certain circumstances, to payments of principal on such classes of more senior Notes.  In addition, payments of principal on certain classes of Notes will be subordinated to payments of interest and principal on other classes of more senior Notes. The applicable prospectus supplement will also set forth information concerning:

·	the amount of subordination of a class or classes of subordinated Notes within a series,

·	the circumstances in which that subordination will be applicable,

·	the manner, if any, in which the amount of subordination will change over time, and

·
the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated Notes will be distributed to holders of Notes of that series that are more senior.

In addition, payments on the Certificates of a series will be subordinated to payments on the Notes of that series to the extent described in the applicable prospectus supplement.

Reserve Fund.  If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve fund, which will be funded, to the extent provided in the applicable prospectus supplement, through (i) an initial deposit and/or (ii) periodic deposits of available excess cash from the related SUBI Assets. Amounts in the reserve fund on each payment date will be available to cover shortfalls in distributions of interest and principal on one or more classes of Notes and Certificates of a series.  On each payment date, after all required distributions have been made, the amount on deposit in the reserve fund in excess of the reserve fund requirement will be released to the certificateholder.

Cash Deposits. The Depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the securities issued by the issuing entity. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Letter of Credit.  If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the applicable prospectus supplement. The maximum liability of an issuer of a letter of credit will be set forth in the applicable prospectus supplement.

Cash Collateral Account.  The prospectus supplement may provide that upon the occurrence of an event of default by the servicer, a segregated cash collateral account may be established as security for the servicer’s obligations under the related Servicing Agreement.

Surety Bond or Insurance Policy.  If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the applicable prospectus supplement.  In addition, BMW FS may provide residual value insurance on Leased Vehicles with no additional cost to the user-lessee.  Such residual value insurance would insure the difference, if any, between the residual value originally estimated at the time that a lease contract was signed and the actual market value of the lease at lease termination. The related prospectus supplement for a series of Notes will describe such residual value insurance coverage, if any, on the related Specified Leases.

Excess Interest. More interest may be paid by the user-lessees in respect of the related Specified Leases than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the Notes of the related series for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from user-lessees will serve as additional credit enhancement.

Overcollateralization.  If so specified in the related prospectus supplement, the aggregate Securitization Value of the assets allocated to the related SUBI for an Issuing Entity may exceed the outstanding principal amount of the Notes.  This condition, referred to as overcollateralization, would mean that there would be additional assets generating collections that would be available to cover losses and residual losses on the Specified Leases and Specified Vehicles allocated to the related SUBI.

Guaranteed Investment Contracts.  If so specified in the related prospectus supplement, in exchange for either a fixed, one-time payment or a series of periodic payments, the related Issuing Entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

Derivative Arrangements. If specified in the related prospectus supplement, an Issuing Entity may enter into one or more currency or interest rate swap agreements to reduce its exposure to currency and/or interest rate risks or to offset basis risk between Specified Leases that pay based on one index and Notes that pay based on a different index.  Each Issuing Entity may also purchase an interest rate cap agreement to protect against interest rate risks or an interest rate floor agreement.  Each such swap, cap or floor agreement will be entered into with a counterparty acceptable to the Rating Agencies and will contain such terms as are usual and customary for derivative transactions of these type.  The related prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty.  In addition, the related prospectus supplement will set forth the “significance estimate” and “significance percentage” of such derivative agreement and all other information (including financial information pertaining to the counterparty, to the extent required) as set forth in Regulation AB Items 1115(a) and (b).

Credit or Liquidity Facilities.  Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the applicable trust, if so provided in the related prospectus supplement.

Yield Supplement Account.  A yield supplement account may be established with respect to any class or series of Notes.  The terms relating to any yield supplement account will be set forth in the applicable prospectus supplement.  Amounts on deposit in a yield supplement account are available to make certain payments on the related class or series of Notes.  These payments are designed to offset the effects of lower yielding leases contracts.

Repurchase Obligations.  Each Dealer Agreement, among other things, obligates the related Center to repurchase any lease contract BMW FS financed for the outstanding lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the lease contract and the transfer of the related Leased Vehicles and not the creditworthiness of the user-lessee under the lease contract. In addition, the servicer will be required to repurchase any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties of the Depositor by making Reallocation

Payments in respect thereof. Those representations and warranties relate primarily to the origination of the Specified Leases, and do not typically relate to the creditworthiness of the related user-lessees or the collectability of the Specified Leases. In addition, the servicer will be obligated to repurchase certain Specified Vehicles by making Reallocation Payments in the event the user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles or in the event that certain servicing obligations are not complied with.

The Vehicle Trust will receive the proceeds of any repurchase of a Specified Lease or Specified Vehicle or of any Reallocation Payment by the servicer with respect thereto.  To the extent those proceeds relate to the SUBI Assets, they will be allocated to the SUBI, and will constitute Collections as described above under “Description of the Transaction Documents—Collections.”

Net Deposits

For so long as BMW FS is the servicer, the servicer will be permitted to deposit into a SUBI Collection Account only the net amount distributable to the related Issuing Entity, as holder of the related SUBI Certificates, on the related business day immediately preceding the related payment date. The servicer will, however, account to the related Issuing Entity, the related indenture trustee and owner trustee and the related noteholders and certificateholders as if all of the deposits and distributions were made individually.

Statements to Trustees and the Trust

On a date on or prior to each payment date, to be specified in the applicable prospectus supplement, the servicer will provide to the applicable indenture trustee and the applicable owner trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports made available to securityholders of that series described under “—Statements to Securityholders” below.

Statements to Securityholders

With respect to each series of Securities, on or prior to each payment date, the servicer will prepare and provide to the related indenture trustee a statement to be made available to the related noteholders on that payment date.  In addition, on or prior to each payment date, the servicer will prepare and provide to the related owner trustee a statement to be made available to the related certificateholders.  Each statement to be delivered to securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable prospectus supplement) as to the Notes of that series and as to the Certificates of that series with respect to that payment date:

(a)	the amount of collections allocable to each related SUBI Certificate for that collection period;

(b)	the amount being distributed to the noteholders of that series (the “Note Distribution Amount”);

(c)	the amount of interest accrued with respect to each class of Notes and Certificates of that series;

(d)
the amount of the Note Distribution Amount allocable to interest on and principal of each class of the Notes of that series and the Certificate Distribution Amount for each class of Notes and Certificates of that series, respectively;

(e)	the amount of related available funds for that collection period;

(f)	the amount of related Sales Proceeds Advances and Monthly Payment Advances included in available funds;

(g)
the amount, if any, by which the net proceeds from the sale of Specified Vehicles during such collection period are less than the aggregate ALG Residual Values of the related Specified Leases (“Residual Value Losses”);

(h)
the applicable reserve fund draw amount, if any, the balance on deposit in the Reserve Fund on that payment date after giving effect to withdrawals therefrom and deposits thereto in respect of that payment date and the change in that balance from the immediately preceding payment date;

(i)	the aggregate outstanding principal amount of the Notes and the Certificates of that series after all distributions have been made;

(j)
the Note Factor for each class of Notes of that series after giving effect to the distribution of the Note Distribution Amount and the Certificate Factor for the Certificates of that series after giving effect to the distribution of the Certificate Distribution Amount;

(k)	the related payment date advance reimbursement;

(l)	the related turn-in rates and the Residual Value realization rates for the related Specified Leases and Specified Vehicles for the related collection period;

(m)	the Servicing Fee; and

(n)
any addition of special units of beneficial interests in connection with a prefunding or revolving period (and, in the case of additions, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the Leases or Leased Vehicles allocated to such additional special units of beneficial interest).

Each amount set forth pursuant to clauses (b), (d), (i) and (k) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or Certificate, as applicable. Copies of the statements may be obtained by Securityholders by a request in writing addressed to the related indenture trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the related indenture trustee will mail to each person who at any time during that calendar year was a noteholder of that series and who so requests in writing a statement containing that information as is reasonably necessary to permit such noteholder to prepare its state and federal income taxes.

Evidence as to Compliance

Each Servicing Agreement will provide that the servicer will be required to furnish to the related Issuing Entity and the administrator an annual servicer report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions as of and for the period ending the end of each fiscal year of the Issuing Entity (or in the case of the first report, from the related closing date). The servicer’s assessment report will also identify any material instance of noncompliance.

Each Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Issuing Entity and the administrator annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer or shorter than twelve months) with specified standards relating to the servicing of the applicable Specified Leases and related Specified Vehicles.

Each Servicing Agreement will also provide for delivery to the related owner trustee, indenture trustee and Rating Agencies, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the closing date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default.  The servicer has agreed to give each indenture trustee notice of specified Servicer Defaults under the related Servicing Agreement.

Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee.

Certain Matters Regarding the Servicer

Each Servicing Agreement will provide that the servicer may not resign from its obligations and duties under such Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer acceptable to the related indenture trustee (acting at the direction of a majority of the noteholders) has assumed the servicer’s obligations under the applicable Servicing Agreement.

Under the circumstances specified in each Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under the related Servicing Agreement.

In addition, the servicer will indemnify the vehicle trustee and its agents for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the servicer in connection with the performance of its duties under each Servicing Agreement but only to the extent such liability arose out of the servicer’s negligence, willful misconduct, bad faith or recklessness.

The related prospectus supplement will set forth the provisions to be contained in the related Servicing Agreement regarding how transition expenses will be funded.

Servicer Defaults

Except as otherwise provided in the related prospectus supplement, a “Servicer Default” under each Servicing Agreement will consist of the following:

(a)
any failure by the servicer to deliver to (1) the Vehicle Trustee for distribution to holders of interests in the UTI, the related SUBI or any Other SUBI, (2) the related indenture trustee for distribution to the noteholders or (3) the related owner trustee for distribution to the Certificateholders, any required payment, which failure continues unremedied for five business days after discovery thereof by an officer of the servicer or receipt by the servicer of notice thereof from the related indenture trustee, the related owner trustee or related noteholders evidencing not less than a majority of the aggregate principal amount of the Notes of the related series, voting together as a single class;

(b)
any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the related Servicing Agreement, which failure materially and adversely affects the rights of holders of interests in the related SUBI or the related noteholders or certificateholders, and which continues unremedied for 90 days after receipt by the servicer of written notice thereof given as described in clause (a) above;

(c)
any representation, warranty or statement of the servicer made in the Servicing Agreement, any other Transaction Document to which the servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement will prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the related SUBI or the related noteholders or the certificateholders, and which failure continues unremedied for 90 days after receipt by the servicer of written notice thereof given as described in clause (a) above;

(d)
the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the servicer in an involuntary case under the federal bankruptcy laws, or another present or future federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian sequestrator or other similar official of the servicer or of any substantial part of its property, the ordering the winding up or liquidation of the affairs of the servicer and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)
the commencement by the servicer of a voluntary case under the federal bankruptcy laws, or any other present or future or state bankruptcy, insolvency or similar law, or the consent by the servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or of any substantial part of its property or the making by the servicer of an assignment for the benefit of creditors or the failure by the servicer generally to pay its debts as such debts become due or the taking of corporate action by the servicer in furtherance of any of the foregoing.

provided, however, that the occurrence of any event set forth in clauses (a) through (e) with respect to a SUBI related to an Issuing Entity will be an Servicer Default only with respect to the related SUBI and will not be an Servicer Default with respect to the UTI or any Other SUBI.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (c) for a period of 120 days, under clause (a) for a period of 45 days or under clause (d) for a period of 60 days, will not constitute an Servicer Default if that failure or delay was caused by force majeure. Upon the occurrence of any such event, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the servicer will provide to the related indenture trustee, the Vehicle Trustee, the Depositor and the related Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicer Default

Each Servicing Agreement will provide that upon the occurrence of a Servicer Default, the Vehicle Trustee will, to the extent such Servicer Default relates to the related SUBI Assets, upon the written direction of the holder and pledgee of the related SUBI Certificate, waive any default by the servicer in the performance of its obligations under the Servicing Agreement or terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to the related SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of the related SUBI Certificate will be the related indenture trustee acting at the direction of the noteholders of the related series holding not less than 66 2/3% of the aggregate principal amount of the related Notes.  Upon any such waiver of a past default, such Servicer Default will cease to exist and will be deemed to have been remedied. If the servicer is terminated, the Vehicle Trustee will effect that termination by delivering notice thereof to the servicer, with a copy to each Rating Agency rating the Securities of that series or any other securities based on any Other SUBIs affected by that Servicer Default.

Upon the termination of the servicer with respect to the related SUBI Assets, the servicer subject to that termination will continue to perform its functions as servicer, until the date on which the Vehicle Trustee will have appointed a successor servicer under the Servicing Agreement.  Further, in such event, the servicer will use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Leases to the successor servicer and as promptly as practicable, the servicer will provide to the successor servicer a current computer tape containing all information regarding the related Leases required for the proper servicing of the affected Leases, together with documentation containing any and all information necessary for use of the tape.

In the event of a termination of the servicer as a result of a Servicer Default with respect to the related SUBI Assets only, the Vehicle Trustee, acting at the direction of the holder and pledgee of the related SUBI Certificate (which holder for this purpose will be the related indenture trustee, acting at the direction of the noteholders holding not less than 66 2/3% of the aggregate principal amount of the related outstanding Notes) will appoint a successor servicer. The Vehicle Trustee will have the right to approve that successor servicer, and that approval may not be unreasonably withheld.

Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to making Advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee, the noteholders or the Certificateholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefor in respect of the Advances made.

Insolvency Event

Each Issuing Entity will be structured, and each Transaction Document will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable Issuing Entity or the Depositor for a period of one year and one day after payment in full of any obligations relating to the related Notes or any of the related Transaction Documents.

Termination

The respective obligations of the Depositor, the servicer, the related owner trustee and the related indenture trustee, as the case may be, pursuant to a Transaction Document will terminate upon the earlier of:

·	the maturity or other liquidation of the last Specified Lease and the disposition of the last Specified Vehicle;

·
the final distribution of all funds or other property or proceeds of the related Trust Estate in accordance with the terms of the related Indenture and the final distribution on the related Certificates pursuant to the related Trust Agreement; or

·
the purchase by the servicer or the termination of the pledge of the related SUBI Certificate on any payment date on which either before or after giving effect to any payment of principal required to be made on that payment date, the sum of the aggregate balance of the related Notes and Certificates is less than or equal to 5% of the sum of the initial aggregate balance of the related Notes and Certificates.

The related indenture trustee and owner trustee will give written notice of termination to each securityholder of record.  The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s Security at any office or agency of the indenture trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity will be distributed, subject to applicable law, to the Depositor.

Upon termination of any Issuing Entity, the assets of that Issuing Entity will be liquidated and the proceeds from any liquidation, and amounts held in related accounts, will be applied to pay the Securities of the related series in full, to the extent of amounts available.

Administration Agreement

The administrator will enter into an Administration Agreement with the Issuing Entity, the Depositor and the related indenture trustee.  Under each Administration Agreement, the administrator will agree to perform all the duties of the related Issuing Entity and the owner trustee under the Transaction Documents to which the Issuing Entity is a party.  The administrator will monitor the performance of the Issuing Entity and will notify the related owner trustee when action is necessary to comply with the respective duties of such Issuing Entity and the owner trustee under such agreements. The administrator will prepare for execution by each Issuing Entity or the related owner trustee, or will cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it will be the duty of such Issuing Entity or the owner trustee to prepare, file or deliver.

In addition, the administrator will take (or cause to be taken) all appropriate action that each Issuing Entity or the related owner trustee is required to take pursuant to the related Indenture including, among other things:

·	the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the related indenture trustee;

·	the preparation of definitive securities in accordance with the instructions of the applicable clearing agency;

·	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of property from the lien of the Indenture;

·	the maintenance of an office in the city of New York, for registration of transfer or exchange of the Notes;

·	the duty to cause newly appointed paying agents, if any, to deliver to the related indenture trustee the instrument specified in the Indenture regarding funds held in trust;

·	the direction to the related indenture trustee to deposit monies with paying agents, if any, other than the indenture trustee;

·	the obtaining and preservation of each Issuing Entity’s qualifications to do business in each state where such qualification is required,

·
the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the related Trust Estate;

·
the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Trust Estate, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the Indenture;

·
the notification of the indenture trustee and the Rating Agencies of each Servicer Default and, if such Servicer Default arises from the failure of the servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the related SUBI Assets, the taking of all reasonable steps available to remedy such failure;

·	the notification of the indenture trustee and the Rating Agencies of each Indenture Default under the Indenture;

·
the monitoring of the related Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

·	the compliance with the Indenture with respect to the sale of the Trust Estate in a commercially reasonable manner if an Indenture Default will have occurred and is continuing;

·	the preparation of all required documents and delivery notice to noteholders of the removal of the indenture trustee and the appointment of a successor indenture trustee;

·
the preparation and delivery to the indenture trustee for delivery to each noteholder and certificateholder such information as may be required to enable such holder to prepare its federal and state income or franchise tax returns;

·
the preparation and, after execution by the related Issuing Entity, the filing with the SEC, any applicable state agencies and the indenture trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the SEC and any applicable state agencies and the transmission of such summaries, as necessary, to the related noteholders);

·	the opening of one or more accounts in the related Issuing Entity’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

·
the preparation of issuer requests, the obtaining of opinions of counsel, if necessary, and the certification to the indenture trustee with respect to the execution of supplemental indentures and the mailing to the noteholders of notices with respect to such supplemental indentures;

·	the duty to notify noteholders and the Rating Agencies of redemption of the Notes or to cause the indenture trustee to provide such notification pursuant to an optional purchase by the servicer; and

·
the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the Issuing Entity to the indenture trustee to take any action under the Indenture.

To the extent any notice must be delivered to the Rating Agencies by the Issuing Entity, the Owner Trustee, the Vehicle Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

In addition, and unless otherwise specified in the related prospectus supplement, it will be the obligation of the administrator to:

·	pay the related trustee fees for each Issuing Entity;

·
reimburse each owner trustee and indenture trustee for its expenses, disbursements and advances incurred by each such trustee in accordance with the Indenture or Trust Agreement, as applicable, (other than overhead charges) except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence (or gross negligence, in the case of the owner trustee) or bad faith; and

·
indemnify each owner trustee and indenture trustee and their respective agents for, and hold them harmless against, any loss, liability or expense incurred without negligence (or gross negligence, in the case of the owner trustee), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

As compensation for the performance of the administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount that will be set forth in the applicable prospectus supplement, which fee may be paid by the servicer out of the Servicing Fee.

Amendment

Each Servicing Agreement and SUBI Trust Agreement may be amended  by the parties thereto without the consent of the holders of the related Notes or the holder of the related SUBI Certificate, provided that any such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of the holder of the related SUBI Certificate or, in the case of any amendment to a Servicing Agreement, the holders of the related Notes.  Each Servicing Agreement and SUBI Trust Agreement may also be amended with the consent of a majority of the holders of the related Notes and, to the extent affected thereby, the consent of a majority of the holders of the related Certificates, provided that, to the extent that any such amendment materially affects the UTI or any Other SUBI, the related SUBI Certificate or the related SUBI Assets, such amendment will require the consent of at least a majority of the holders of each such security affected thereby.  In the case of any such amendment to a Servicing Agreement or SUBI Trust Agreement, the amendment will be deemed not to materially and adversely affect the interests of any holder of the related Notes if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then-current ratings of such Notes (or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing that such amendment will result in the withdrawal, qualification or reduction of the then current ratings of such Notes).  Notwithstanding the foregoing, the consent of the holder of the related SUBI Certificate or all of the holders of the related Notes and Certificates, as the case may be, will be required in the case of any amendment (i) increasing or reducing in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of the related SUBI or the related SUBI Certificate, (ii) distributions required to be made on the related Notes or Certificates, or (iii) reducing the percentage of the aggregate principal amount of the related Notes or Certificates required to consent to any such amendment.  An opinion of counsel as to certain tax matters is required with respect to any amendment to a Servicing Agreement or SUBI Trust Agreement.

Each Trust Agreement may be amended by the parties to such agreement, without the consent of the holders of the related Notes or Certificates, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision therein, add any other provisions with respect to matters or questions arising under such agreement that are not inconsistent with the provisions of the agreement, or add or amend any provision therein in connection with permitting transfers of the Certificates or otherwise, provided, that any such action does not materially adversely affect the interests of any holder of the related SUBI Certificate or any holder of the related Notes or Certificates.  In the case of any such amendment to a Trust Agreement, the amendment will be deemed not to materially and adversely affect the interests of any holder of the related Notes if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then-current ratings of such Notes (or, if specified in such Trust Agreement, such Rating Agency has not confirmed in writing that such amendment will result in the withdrawal, qualification or reduction of the then current ratings of such Notes).  Each Trust Agreement may also be amended from time to time by the parties thereto, with the consent of the holders of a majority of the Notes and, to the extent affected thereby, the consent of the holders of a majority of the Certificates, and if the Rating Agencies confirm that such amendment will not result in the withdrawal, qualification or reduction of the then-current ratings of such Notes (or, if specified in such Trust Agreement, such Rating Agency has not confirmed in writing that such amendment will result in the withdrawal, qualification or reduction of the then current ratings of such Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the related holders of the Notes or Certificates.  However, no such amendment described in the immediately preceding sentence may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on the related Notes or Certificates or (ii) reduce the percentage of the holders of the related Notes or Certificates required to consent to any such amendment, without the consent of all such holders, and any such amendment will not be permitted unless an opinion of counsel is furnished to the related indenture trustee and owner trustee to the effect that such amendment will not (A) affect the treatment of the related Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the related Notes for federal income tax purposes or (C) cause the related Issuing Entity or SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.  Each Trust Agreement may also be amended or supplemented from time to time, at the request of the holders of not less than 75% of the Certificates, to approve certain additional purposes of the Issuing Entity, upon not less than 90 days’ notice from the Administrator to each Rating Agency and each holder of the related Notes, with the consent of the holders of at least 75% of related Notes, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then-current ratings of such Notes (or, if specified in such Trust Agreement, such Rating Agency has not confirmed in writing that such amendment will result in the withdrawal, qualification or reduction of the then current ratings of such Notes), and provided that an  opinion of counsel is furnished to the related indenture trustee and owner trustee to the effect that such amendment or supplement will not affect the treatment of any related Notes for federal income tax purposes, or cause the related Issuing Entity or SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.  Notwithstanding the foregoing, each Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the Vehicle Trust, the related Issuing Entity or the Depositor will be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

For purposes of the three immediately preceding paragraphs, the related indenture trustee will be the holder of the SUBI Certificate for purposes of determining whether any proposed amendment to a SUBI Trust Agreement, Servicing Agreement or Trust Agreement will materially adversely affect the interests of the holders of such SUBI Certificate.  For additional information, see “The Notes—The Indenture—Modification of Indenture” in this prospectus.

Each SUBI Certificate Transfer Agreement and Issuer SUBI Certificate Transfer Agreement may be amended from time to time by the parties thereto without the consent of the holders of the related Notes or the related Certificates, provided that, in the case of any amendment to an Issuer SUBI Certificate Transfer Agreement, such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of such holders.

Each Administration Agreement may be amended from time to time by the parties thereto, with the written consent of the related owner trustee but without the consent of the holders of the related Notes or Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the holders of the related Notes and Certificates, provided, that such amendment will not materially and adversely affect the interest of any such holders.  The Administration Agreement may also be amended by the parties thereto, with the written consent of the related owner trustee and the holders of a majority of the related Notes and Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the holders of the related Notes and Certificates, provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Specified Leases or distributions that are required to be made for the benefit of the holders of the related Notes and Certificates or (ii) reduce the percentage of the holders of the related Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all such Notes and Certificates.  The Administrator may not amend the Administration Agreement without the permission of the Depositor, which permission may not be unreasonably withheld.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus, the related prospectus supplement and the Transaction Documents, any Notes owned by the Issuing Entity, the Depositor, the servicer (so long as BMW FS or one of its affiliates is the servicer) or any of their respective affiliates will be entitled to benefits under the Transaction Documents equally and proportionately to the benefits afforded other owners of the Notes. See “Formation of the Issuing Entities,” “The Transaction Documents—Servicer Defaults” and “—Amendment” in this prospectus.

Certain Legal Aspects of the Vehicle Trust and the SUBI

The Vehicle Trust

General.  The Vehicle Trust is a statutory trust under Delaware law. In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware. The Vehicle Trust has been so formed. The Vehicle Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the servicer, such action may be required.

Because the Vehicle Trust is a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the “Bankruptcy Code”), as further described under “—Insolvency-Related Matters”. To the extent that the Vehicle Trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws (the “Insolvency Laws”), the Vehicle Trustee is not authorized to commence a case or proceeding thereunder. Each of the Vehicle Trustee, the UTI Beneficiary and the holders from time to time of the UTI, the related SUBI and any Other SUBI have agreed not to institute a case or proceeding against the Vehicle Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the UTI, the related SUBI and any Other SUBI under the Vehicle Trust Agreement. See “Description of the Transaction Documents—Insolvency Event” in this prospectus.

Notwithstanding the foregoing, claims against Vehicle Trust Assets could have priority over the beneficial interest in those assets represented by the applicable SUBI. Additionally, claims of a third party against the Vehicle Trust Assets, including the related SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Vehicle Trust, such as an indenture trustee.

Structural Considerations. Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, an Issuing Entity will not directly own the related SUBI Assets. Instead, the Vehicle Trust will own the Vehicle Trust Assets, including the related SUBI Assets, and the Vehicle Trust will take actions with respect thereto in the name of the Vehicle Trust on behalf of and as directed by the beneficiaries of the Vehicle Trust (i.e., the holders of the UTI Certificate, the SUBI Certificate and all Other SUBI Certificates). The primary asset of an Issuing Entity will be the related SUBI Certificate evidencing a 100% beneficial interest in the SUBI Assets, and the owner trustee will take action with respect thereto in the name of the Issuing Entity and on behalf of the Securityholders and the Depositor. Beneficial interests in the related Specified Leases and the related Specified Vehicles represented by the SUBI Certificate, rather than direct legal ownership are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Specified Vehicles in the name of the transferee. The servicer and/or the Vehicle Trustee will segregate the applicable SUBI Assets from the other Vehicle Trust Assets on the books and records each maintains for such assets. Neither the servicer nor any holders of other beneficial interests in the Vehicle Trust will have rights in such SUBI Assets and, except under the limited circumstances described under “—Allocation of Vehicle Trust Liabilities”, payments made on any Vehicle Trust Assets other than the related SUBI Assets will be unavailable to make payments on the Securities of a series or to cover expenses of the Vehicle Trust allocable to such SUBI Assets.

Allocation of Vehicle Trust Liabilities. The Vehicle Trust Assets are comprised of several portfolios of Other SUBI Assets, together with the related SUBI Assets and the UTI Assets. The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Vehicle Trust Agreement will permit the Vehicle Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally. Pursuant to the Vehicle Trust Agreement, as among the beneficiaries of the Vehicle Trust, any Vehicle Trust liability relating to a particular portfolio of Vehicle Trust Assets will be allocated to and charged against the portfolio of Vehicle Trust Assets to which it belongs. Vehicle Trust liabilities incurred with respect to the Vehicle Trust Assets generally will be borne pro rata among all portfolios of Vehicle Trust Assets. The Vehicle Trustee and the beneficiaries of the Vehicle Trust, including the related Issuing Entity, will be bound by that allocation. In particular, the Vehicle Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to the related SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that such waiver is not given effect. Similarly, by virtue of holding Notes or a beneficial interest therein, noteholders will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets.

The Vehicle Trust Assets are located in several states, the tax laws of which vary. Additionally, the Vehicle Trust may in the future own Leases and Leased Vehicles located in states other than the states in which it conducts business as of the date of this prospectus and the related prospectus supplement.  Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that noteholders of a series could incur a loss on their investment in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Vehicle Trust Agreement provides for the UTI Beneficiary to be liable as if the Vehicle Trust were a disregarded entity and the UTI Beneficiary was the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of SUBI Certificate and any Other SUBI Certificates. However, it is possible that the noteholders and Certificateholders of a series could incur a loss on their investment to the extent any such claim were allocable to the related Issuing Entity as the holder of a SUBI Certificate, either because a lien arose in connection with the related SUBI Assets or in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The SUBI

The SUBI related to an Issuing Entity will evidence a beneficial interest in the related SUBI Assets. The SUBI will represent neither a direct legal interest in the related SUBI Assets, nor an interest in any Vehicle Trust Assets other than the related SUBI Assets. Payments made on or in respect of such other Vehicle Trust Assets will not be available to make payments on the Securities of a series or to cover expenses of the Vehicle Trust allocable to the related SUBI Assets. Any liability to third parties arising from or in respect of a Specified Lease or a Specified Vehicle will be borne by the holders of the related SUBI, including the Issuing Entity. If any such liability arises from a Lease or Leased Vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability.

Because the Issuing Entity’s primary asset will be the related SUBI Certificate, the Issuing Entity, and, accordingly, the related indenture trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the SUBI Assets allocable to the related SUBI. Except as otherwise described below or under “Certain Legal Aspects of the Leases and the Leased Vehicles”, generally an Issuing Entity will not have a perfected security interest in the related SUBI Assets, and in no circumstances will an Issuing Entity have a direct ownership or perfected security interest in any Specified Vehicle.

An Issuing Entity will generally be deemed to own the related SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the related Specified Leases and Specified Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the related SUBI Certificate to the related Issuing Entity, such Issuing Entity, or, during the term of the Indenture, the related indenture trustee, could instead be deemed to have a perfected security interest in the related SUBI Certificate, and certain rights susceptible to perfection under the UCC, but in no event would such Issuing Entity or the related indenture trustee be deemed to have a perfected security interest in the related Specified Vehicles.

Because an Issuing Entity will not directly own the related SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Vehicle Trust in the related SUBI Assets will take priority over the interests of the related Issuing Entity and the related indenture trustee in the related SUBI Assets. Therefore, a general creditor of the Vehicle Trust may obtain a lien on one or more SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Vehicle Trust

Agreement. Such liens could include tax liens, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the Vehicle Trust arising from the operation of the Specified Vehicles. See “Risk Factors—If ERISA liens are placed on the vehicle trust assets, you could suffer a loss on your investment” and “—Vicarious tort liability may result in a loss” and “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus for a further discussion of these risks.

Insolvency-Related Matters

Each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets related to an Issuing Entity and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of BMW LP, the Depositor believes that any SUBI Assets would not be treated as part of BMW LP’s bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificate would be enforceable. In addition, as described herein under “Risk Factors—The bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities”, each of BMW LP, the Vehicle Trust, or the Vehicle Trustee when acting on its behalf, and the Depositor has taken steps in structuring the transactions described in this prospectus and the related prospectus supplement and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against BMW FS under the Insolvency Laws, the separate legal existence of each of BMW FS, on the one hand, and the Vehicle Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Vehicle Trust, BMW LP or the Depositor should be consolidated with those of BMW FS.

With respect to the Depositor, these steps include its creation as a separate limited liability company under a limited liability company agreement containing certain limitations, including the requirement that it must have at all times a member with at least one independent director, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members.

There can be no assurance, however, that the limitations on the activities of BMW LP, the Vehicle Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of BMW FS, if BMW FS becomes the subject of a case or proceeding under any Insolvency Law.

If a case or proceeding under any Insolvency Law were to be commenced by or against any of BMW FS, the Vehicle Trust or the Depositor, if a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of BMW FS or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the related SUBI Certificate, and possible reductions in the amount of such distributions, to the related Issuing Entity and therefore to the noteholders of the related series, could occur. Because each Issuing Entity has pledged its rights in and to the related SUBI Certificate to the related indenture trustee, such distribution would be made to such indenture trustee, which would be responsible for retitling the applicable Specified Vehicles. The cost of that retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the Notes of a series, and in that event, the related noteholders could suffer a loss on their investment.

BMW LP will treat its conveyance of each SUBI Certificate to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against BMW LP, and BMW LP as debtor-in-possession or a creditor, receiver or bankruptcy trustee of BMW LP were to take the position that the sale, transfer and assignment of such SUBI Certificate by BMW LP to the Depositor should instead be treated as a pledge of such SUBI Certificate to secure a borrowing by BMW LP, delays in payments of proceeds of the SUBI Certificate to the related Issuing Entity, and therefore to the noteholders of the related series, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in the related SUBI Certificate as against BMW LP which the Depositor will assign to the related Issuing Entity and such Issuing Entity will assign to the related indenture trustee. Each indenture trustee will have a perfected security interest in each related SUBI Certificate, which will each be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements. Accordingly, if the conveyance of the related SUBI Certificate by BMW LP to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor, and ultimately the related Issuing Entity and indenture trustee as successors in interest, should be treated as a secured creditor of BMW LP, although a case or proceeding under any Insolvency Law with respect to BMW LP could result in delays or reductions in distributions on the related SUBI Certificate as indicated above, notwithstanding such perfected security interest.

In the event that the servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances and Reallocation Payments, may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from the servicer. See “Risk Factors—The bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities.”

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (the “OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust or a particular Issuing Entity, or any of their respective creditors.

Potential Applicability to BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

If BMW FS were determined to be a “covered financial company,” the UTI Beneficiary, the Vehicle Trust, the applicable Issuing Entity or the Depositor as “covered subsidiaries” could also potentially be subject to the provisions of OLA as a “covered financial company.”  For the UTI Beneficiary, the Vehicle Trust, an Issuing Entity or the Depositor to be subject to receivership under OLA as a covered subsidiary of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the UTI Beneficiary, the Vehicle Trust, the applicable Issuing Entity or the Depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of BMW FS or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or a particular Issuing Entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary thereof under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which BMW FS or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW FS’s or such covered subsidiary’s affairs. In January 2011, the then Acting General Counsel of the FDIC, later appointed as General Counsel (the “FDIC Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the applicable Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the applicable Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As no such regulations have been proposed, the foregoing FDIC Counsel’s interpretation currently remains in effect.  That advisory opinion also states that the FDIC staff anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or your Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the applicable Issuing Entity could be delayed or reduced.

We will structure the transfers of each SUBI Certificate under the related SUBI Certificate Transfer Agreement and Issuer SUBI Certificate Transfer Agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, BMW FS believes that the FDIC would not be able to recover the SUBI Certificate transferred under the SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the Depositor under the applicable SUBI Certificate Transfer Agreement would be treated as having made a loan to the UTI Beneficiary, as the seller, and the applicable Issuing Entity under the applicable Issuer SUBI Certificate Transfer Agreement would be treated as having made a loan to the Depositor, as the seller, in each case secured by the transferred SUBI Certificate. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If an Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the Notes issued by such Issuing Entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the related SUBI Certificate Transfer Agreement and Issuer SUBI Certificate Transfer Agreement are respected as legal true sales, as receiver for BMW FS or a covered subsidiary the FDIC could:

·	require the applicable Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related SUBI Certificate; or

·
if the Vehicle Trust were a covered subsidiary, require the Issuing Entity as the owner of the related SUBI Certificate or the indenture trustee as secured creditor with a security interest in the SUBI Certificate to go through an administrative claims procedure to establish its rights to payments on the SUBI Certificate; or

·
if an Issuing Entity were a covered subsidiary, require the indenture trustee for the related Notes to go through an administrative claims procedure to establish its rights to payments on the Notes; or

·
request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity); or

·
repudiate BMW FS’s ongoing servicing obligations under the Servicing Agreement and the related servicing supplement, such as its duty to collect and remit payments or otherwise service the leases and related leased vehicles; or

·	prior to any such repudiation of the Servicing Agreement and the related servicing supplement, prevent any of the indenture trustee or the securityholders from appointing a successor Servicer; or

·	repudiate the duties of the Vehicle Trust or the Vehicle Trustee under the Vehicle Trust Agreement and the related supplement thereto or any other agreements to which the Vehicle Trust is a party.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and any Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of BMW FS or any covered subsidiary or affect any contractual rights of BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and any Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If an Issuing Entity were itself to become subject to OLA as a “covered subsidiary”, the FDIC may repudiate the debt of such Issuing Entity. In such an event, the related series of noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or the applicable Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the Securities issued by the applicable Issuing Entity would be delayed and may be reduced.

Certain Legal Aspects of the Leases and the Leased Vehicles

General

The perfection of the interests in the related SUBI Assets and the enforcement of rights to realize on the Financed Vehicles as collateral for the Leases are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Leases will be either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the UCC.

All Leases acquired from Centers and Dealers name the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, as assignee and as the secured party.  BMW FS’ possession, as servicer, of tangible contracts and its control of electronic contracts on behalf of the Vehicle Trust and its assigns will perfect their interests in the Contracts against the related Center or Dealer, as applicable, and their creditors and also provide the Vehicle Trust and its assigns priority over any prior secured creditors, such as an inventory financer, that has a security interest in the Leases.

BMW FS, on behalf of the Vehicle Trust and its assigns, will have “control” of an electronic contract under the UCC in effect in each state if either (1) (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies the Vehicle Trust as the owner, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, (d) authorized revisions of the electronic contract cannot be made without the Vehicle Trust’s participation, and (e) the authoritative copy is communicated to and maintained by BMW FS or its designated custodian, or (2) except in New

York and Oklahoma, the system employed by or on behalf of the Vehicle Trust for evidencing the transfer of interests in the electronic chattel paper reliably establishes the secured party as the person to whom the electronic chattel paper is assigned.

Back-up Security Interests

Because an Issuing Entity will own the related SUBI Certificate, such Issuing Entity will have an indirect beneficial interest, rather than a security interest, in the related SUBI Assets.  Except as otherwise described below, the owner trustee generally will not have a perfected security interest in the property of any Issuing Entity or any SUBI Assets and in no circumstances will the owner trustee have a perfected security interest in any related Specified Vehicle.

As described herein under “Certain Legal Aspects of the Vehicle Trust and the SUBI”, the indenture trustee of a series will have a security interest in the related SUBI Certificate perfected by possession.

The SUBI Assets related to a series will consist principally of the related Specified Leases and the related Specified Vehicles, subject to the rights of the user-lessees under the related Specified Leases. The Specified Leases will be “tangible chattel paper” or “electronic chattel paper” as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in or transfer of chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the related Specified Leases will be filed naming:

·	the Vehicle Trust as debtor and the indenture trustee for the related series of securities as assignee secured party;

·	BMW LP as debtor and the indenture trustee for the related series of securities as assignee secured party;

·	the Depositor as debtor and the indenture trustee for the related series of securities as assignee secured party; and

·	the related Issuing Entity as debtor and the indenture trustee for the related series of securities as secured party.

Perfection and the effect of perfection or non-perfection of a security interest in Specified Vehicles are governed by the certificate of title statutes of the states in which such Specified Vehicles are located. Because of the administrative burden and expense of perfecting an interest in automobiles under the certificate of title statutes in the states in which the Specified Leases related to an Issuing Entity were originated, the indenture trustee’s interest in such Specified Vehicles will be unperfected, and therefore, the related indenture trustee will only have a perfected security interest in the related Specified Leases. An indenture trustee’s security interest in the related Specified Leases could be subordinate to the interests of some other parties who take possession of or, in the case of electronic chattel paper, “control” of the authoritative copy of, the related Specified Leases. Specifically, an Issuing Entity’s security interest in a Specified Lease could be subordinate to the rights of a purchaser of that Specified Lease who takes possession or control thereof without knowledge or actual notice that its purchase violates the rights of the Issuing Entity. The Specified Leases (or the authoritative copies thereof) will not be stamped to indicate the precautionary security arrangements. However, the Servicing Agreement requires the servicer to retain custody or control of all Specified Leases. To the extent that a valid lien is imposed by a third party against a Specified Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the related Issuing Entity in that Specified Vehicle. For further information relating to potential liens on the SUBI Assets, see “Description of the Transaction Documents—Notification of Liens and Claims” in the related prospectus supplement and “Description of the Transaction Documents—Custody of Lease Documents and Certificates of Title” and “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI” in this prospectus.

As noted under “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI”, various liens could be imposed upon all or part of the related SUBI Assets that, by operation of law, would take priority over the related issuing entity’s interest therein. Such liens would include tax liens, mechanics’, repairmen’s, garagemen’s and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Specified Vehicle, liens arising under various state and federal criminal statutes and some liens more fully described under “Risk

Factors—If ERISA liens are placed on the vehicle trust assets, you could suffer a loss on your investment” in favor of the Pension Benefit Guaranty Corporation. Additionally, any perfected security interest of an Issuing Entity in all or part of the property of that Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets sold, transferred and assigned by the Depositor to that Issuing Entity, as more fully described under “Risk Factors—The bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities.”

Vicarious Tort Liability

Although the Vehicle Trust will own all of the Specified Vehicles, they will be operated by the related user-lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor’s liability is capped at the amount of any liability insurance that the user-lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Vehicle Trust.

Following an accident involving a Specified Vehicle, under certain circumstances the Vehicle Trust may be the subject of an action for damages as a result of its ownership of that Specified Vehicle. To the extent that applicable state law permits such an action, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability. The laws of many states either do not permit such suits or provide that BMW FS’ liability is capped at the amount of any liability insurance that the user-lessee was required but failed to maintain. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner’s liability.

In California, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast, under New York law, the holder of title of a motor vehicle, including a vehicle trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the user-lessee for the negligent use or operation of such motor vehicle. In New York, unlike California, there does not appear to be a limit on an owner’s liability. Losses could arise if lawsuits are brought against either the Vehicle Trust or the servicer, as agent of the Vehicle Trust, in connection with the negligent use or operation of any Leased Vehicles which are part of the Vehicle Trust.

Although the Vehicle Trust’s insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the Vehicle Trust, claims could be imposed against the assets of the Vehicle Trust, including the Specified Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the related Issuing Entity had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the Specified Leases, as further described under “—Back-up Security Interests”. If any such claims were imposed against the assets of the Vehicle Trust, investors in the Notes of a series could incur a loss on their investment.

The Vehicle Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of Leased Vehicles and the business and the activities of the Vehicle Trust.

Repossession of Specified Vehicles

In the event that a default by a user-lessee has not been cured within a certain period of time after being sent notice of that default, the servicer will ordinarily repossess the related Specified Vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a user-lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if a user-lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.

After the servicer has repossessed a Specified Vehicle, it may provide the related user-lessee with a period of time within which to cure the default under the related Specified Lease. If, by the end of that period, the default has not been cured, the servicer will attempt to sell that Specified Vehicle.

The Sales Proceeds or Termination Proceeds therefrom may be less than the remaining amounts due under that Specified Lease at the time of default.

Deficiency Judgments

The proceeds of sale of a Specified Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Specified Lease. If the proceeds from the sale do not equal the Securitization Value of the related Specified Vehicle, the servicer may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment. In these states a deficiency judgment may be prohibited or reduced in amount if the user-lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting user-lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the lease, a description of the user-lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the user-lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to user-lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Vehicle Trust as owner or lessor of the Leases and may also apply to the Issuing Entity of a series as holder of the related SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the Vehicle Trust and the Vehicle Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the Vehicle Trust and the Vehicle Trustee may be subject to set-off as a result of any noncompliance. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a user-lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a user-lessee could compel the Vehicle Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease. Although the Vehicle Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a user-lessee is able to compel the Vehicle Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds. As described under “The Leases,” BMW FS will represent and warrant as of the applicable Cutoff Date that the related Leases and Leased Vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more Specified Vehicles will not become subject to return (and the related Specified Lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act, as amended, (the “Relief Act”) and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Relief Act, a user-lessee may terminate a lease of a vehicle at any time after the user-lessee’s entry into military service or the date of the user-lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the user-lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the user-lessee for such termination. In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the Leases.  No information can be provided as to the number of Leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related user-lessee’s period of active duty status and, in some cases, may require the servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the user-lessee’s military service. Thus, if a Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Vehicle Trust with respect to the Lease and the related Leased Vehicle in a timely fashion.  If a user-lessee’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the Notes and Certificates of a series on the related Payment Date.

Representations and warranties will be made in each Servicing Agreement that each Specified Lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a Specified Lease, has certain material adverse effects and is not timely cured, the servicer will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of that Specified Lease into the SUBI Collection Account. See “Description of the Transaction Documents” and “The Leases—Representations, Warranties and Covenants” in this prospectus for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the servicer to enforce the rights of the Vehicle Trust under the Leases. For example, if a user-lessee commences bankruptcy proceedings, the receipt of that user-lessee’s payments due under the related Lease is likely to be delayed. In addition, a user-lessee who commences bankruptcy proceedings might be able to assign the related Lease to another party even though that Lease prohibits assignment.

Material Income Tax Consequences

The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Notes and is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  The discussion is Tax Counsel’s opinion of the law and counsel is of the opinion that, to the extent they relate to matters of law or legal conclusions with respect thereto, the statements and discussions are correct in all material respects.  “Tax Counsel” with respect to each Issuing Entity will be specified in the related prospectus supplement.  Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the securities described herein as part of a straddle, hedging or conversion transaction), non-U.S. persons that treat the Notes as producing income effectively connected to a United States trade or business, or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary (a) assumes that the Notes will be held by the holders thereof as capital assets as defined in the Code and (b) except as indicated (and other than for purposes of the discussion under “—Treatment of the Notes as Debt” and “—Possible Alternative Characterization” below), describes the consequences of Notes that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Notes who buy the Notes at par or only at a discount that is less than a de minimis amount. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Notes or any federal alternative minimum tax or estate and gift tax considerations. Except for “—Non-U.S. Note Owners” and “—Information Reporting and Backup Withholding” below, the following discussion applies only to a U.S. Noteholder (defined below).

Prospective investors are therefore urged to consult their own tax advisors with regard to United States federal tax consequences of purchasing, holding and disposing of the Notes in their own particular circumstances, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction to which they may be subject.

For purposes of this discussion, “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated for United States federal income tax purposes as a corporation or a partnership) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or that is otherwise eligible to and has elected to be treated as a U.S. person. The term “U.S. Noteholder” means any U.S. Person. A “Non-U.S. Note Owner” means a person other than a U.S. Noteholder and persons subject to rules applicable to former citizens and residents of the United States.

Treatment of the Notes as Debt

The Issuing Entity and noteholders express in the Indenture the intent that, for United States federal, state and local income, franchise and other tax purposes, the Notes will be indebtedness secured by the assets of the Issuing Entity. The Issuing Entity, by entering into the Indenture, and each noteholder, by the acceptance of a Note or a beneficial interest therein, agree to treat the Notes as indebtedness for all such tax purposes.

The determination of whether the economic substance of a transfer of an interest in property is a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the depositor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon an analysis of such factors and although no transaction closely comparable to that contemplated herein has been the subject of any Regulations, revenue ruling or judicial decision, it is the opinion of Tax Counsel that, under current law, assuming due execution of and compliance with the Indenture, and subject to the assumptions set forth herein, for federal income tax purposes the Notes owned by parties unrelated to the applicable Issuing Entity will not constitute an ownership interest in the Issuing

Entity’s assets, but properly will be characterized as debt secured by the Issuing Entity’s assets. In the further opinion of Tax Counsel, the Issuing Entity will not constitute an association or publicly-traded partnership taxable as a corporation for federal income tax purposes.

Possible Alternative Characterization

Although as described above, it is the opinion of Tax Counsel that the Notes properly will be characterized as debt for federal income tax purposes, no ruling will be sought from the IRS on the characterization of the Notes for federal income tax purposes and the opinion of Tax Counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the Notes were not debt obligations for federal income tax purposes, the Issuing Entity would be classified for federal income tax purposes as a partnership.

If the Notes (whether some or all the classes of Notes) were treated as equity interests in a partnership, the Issuing Entity would be treated as a “publicly traded partnership” if the Notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the Notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The Issuing Entity is not expected to qualify for the “qualifying income” exception.

If the Issuing Entity was treated as a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its net income. Distributions on the Notes might not be deductible in computing the Issuing Entity’s taxable income, and distributions to the noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Non-U.S. Note Owners would be subject to withholding tax regardless of whether the Issuing Entity is taxed as a corporation or a partnership.

Alternatively, if the Issuing Entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuing Entity itself would not be subject to federal income tax, but noteholders that were determined to be equity interests may have adverse federal income tax consequences.  For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income,” foreign holders would be subject to federal income tax and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all noteholders treated as equity holders may have adverse timing and character consequences.

Because the Issuing Entity will treat the Notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Except where indicated to the contrary, the following discussion assumes that the Notes are debt for federal income tax purposes.

Interest Income to U.S. Noteholders

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations’’) relating to original issue discount (“OID’’), and that any OID on the notes (generally, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1⁄4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest on a Note should be taxable to a U.S. Noteholder as ordinary income at the time it accrues or is received in accordance with such noteholder’s method of accounting for federal income tax purposes.

It is anticipated that the Notes will be issued at par value (or at a de minimis discount from par value) and that, except as indicated, no original issue discount (“OID”) will arise with respect to the Notes. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income on a constant yield basis.  Except as provided below for Notes with a maturity of not more than one year (a “Short-Term Note”), stated interest does not have to be accrued under the OID regulations unless it fails to qualify as qualified stated interest.  Qualified stated interest is interest that is required to be paid at least annually and either reasonable legal remedies exist to compel timely payment or the terms of the instrument otherwise make late payment or not payment sufficiently remote.  It is possible that interest payable on the Notes, as well as any discount from par value, will constitute OID because late payment or nonpayment of interest would not be regarded as subject to penalties or to reasonable remedies to compel payment. Were the Notes treated as being issued with OID, the principal consequence would be that noteholders using the cash basis method of accounting would be required to report interest income from the Notes on an accrual basis. Subject to a de minimis rule for discounts, in any event, a purchaser who buys a Note for more or less than its issue price will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short- Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short- Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Exchange of Notes by U.S. Noteholders

If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange (excluding an amount equal to accrued interest not previously included in income by the holder) and the holder’s adjusted basis in the Note. The adjusted basis of a Note will equal its cost, increased by any interest, OID, and market discount includible in income with respect to the Note prior to its sale, and reduced by any principal payments previously received with respect to the Note and any bond premium amortization previously applied to offset interest income. Except to the extent of any accrued market discount not previously included in income, the gain or loss recognized on the sale or exchange of a Note will generally be capital gain or loss if the Note was held as a capital asset and will be long-term capital gain or loss if the Note was held by the U.S. Noteholder for the requisite holding period at the time of the disposition.

Medicare Tax

A 3.8% Medicare tax is imposed on the net investment income (which includes interest and net capital gains) of certain investors, including individuals, trusts and estates.

Non-U.S. Note Owners

As described above, Tax Counsel will render its opinion that the Notes will properly be classified as debt for federal income tax purposes. If the Notes are so treated:

(a)
interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable certification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Depositor nor is a controlled foreign corporation with respect to the Depositor nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable certification requirements will be satisfied if there is delivered (and updated and re-executed as required) to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E)

signed under penalty of perjury by the beneficial owner of the Notes stating that the holder is not a U.S. person and providing such holder’s name and address, (ii) IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) signed by the beneficial owner of the Notes or such owner’s agent claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form W-8ECI signed by the beneficial owner of the Notes or such owner’s agent claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

(b)
a holder of a Note who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

(c)
a Note held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual’s death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor, (ii) the holding of such Note was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

In the case of Notes held by a Non-U.S. Note Owner treated as a partnership or certain nominees, (x) the certification described in clause (a) above must be provided by the partners or beneficiaries rather than by the foreign partnership and (y) the partnership must provide certain information. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Note Owners are urged to consult their own tax advisors concerning the application of the certification requirements.

If the IRS were to contend successfully that some or all of the Notes were equity interests in a partnership (not taxable as a corporation), a holder of such a Note that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). In addition, if the Notes are equity interests in a partnership, an individual holder that is a nonresident alien at death may be required to include the value of the Notes in such holder’s gross estate (unless otherwise provided in an applicable treaty). If some or all of the Notes are recharacterized as equity interests in a “publicly traded partnership” taxable as a corporation, to the extent distributions of such Notes were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty. In addition, an individual holder that is a nonresident alien at death would be required to include the value of such Note in such holder’s gross estate (unless otherwise provided in an applicable treaty).

FATCA Withholding

In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the new Foreign Account Tax Compliance Act (“FATCA”) regime.  FATCA was enacted in the United States in 2010 as part of the “Hiring Incentives to Restore Employment (HIRE) Act” as a way to encourage tax reporting and compliance with respect to ownership of assets by U.S. persons through foreign accounts.  Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding on all payments, including principal payments.  Foreign financial institutions that fail to comply with the FATCA registration and certification requirements will be subject to a new 30% withholding tax on U.S. source payments made to them, including interest, OID and, after December 31, 2018, principal payments and sales proceeds.  Payments of U.S. source interest to foreign non-financial entities (and payments of principal and sales proceeds on such obligations) will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner.  The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.

Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a Note to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Noteholder must be reported to the IRS, unless the U.S. Noteholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Note Owner who is not an exempt recipient.

In addition, upon the sale of a Note to (or through) a “broker,” the broker must withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Note Owner certifies that the seller is a Non-U.S. Note Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status normally would be made on IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term “broker” includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

Any amounts withheld under the backup withholding rules from a payment to a noteholder would be allowed as a refund or a credit against such noteholder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

State and Local Tax Considerations

Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh plans from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans. Title I of ERISA also requires that fiduciaries of an employee benefit plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of an employee benefit plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these “prohibited transaction” rules and fiduciary requirements may result in liability under ERISA and the Code for such persons.

Prohibited Transactions

The prohibited transaction provisions of ERISA and Section 4975 of the Code (“Prohibited Transactions”) generally restrict a broad range of transactions directly or indirectly involving any pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh plans or any entity which may be deemed to hold assets of any such plans (collectively, “Plans”), and any “party in interest” or “disqualified person” (as those terms are defined in ERISA or Section 4975 of the Code, respectively) with respect to such Plans. In particular, a sale or exchange of property or an extension of credit between a Plan and a party in interest or disqualified person with respect to such Plan might constitute a Prohibited Transaction unless an exemption applies. In the case of indebtedness, the prohibited transaction provisions continually apply throughout the term of such indebtedness (and not only on the date of the initial borrowing). An excise tax is imposed under Section 4975 of the Code upon any disqualified person which engages in a non-exempt Prohibited Transaction, and penalties or other liabilities may be imposed under ERISA upon any fiduciary which causes a Plan to engage in a transaction that the fiduciary knows or should know constitutes a Prohibited Transaction or upon certain other persons who were involved in the Prohibited Transaction.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to substantially similar state or local law restrictions (“Similar Law”).  Plans, together with such plans, are collectively referred to as “Benefit Plans”.

“Look-through” Rule under the Plan Assets Regulation

The United States Department of Labor (the “DOL”) has issued a regulation (the “Plan Assets Regulation”) describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. Under a “look-through” rule set forth in the Plan Assets Regulation, the underlying assets owned by an entity (such as an Issuer) in which a Plan has an equity interest might be treated as if they were plan assets of such Plan. However, the “look-through” rule does not, by its terms, apply to an entity in which a Plan only owns debt of such entity and not an equity interest. The Plan Assets Regulation provides that an instrument treated as indebtedness under applicable local law and which has no substantial equity features is not treated as an equity interest for purposes of such Regulation.

Treatment of Notes as Debt

The Notes generally are expected to provide for a fixed principal amount and a rate of interest. Moreover, the Notes are not expected, by their terms, to specifically provide for payments other than payments designated as principal or interest to noteholders. In those situations, the terms of the Notes do not appear to include any substantial equity features for purposes of the Plan Assets Regulation. However, it is possible that the aggregate beneficial interest in the Issuing Entity might have a nominal value in relation to the principal amount of Notes issued by the Issuing Entity and, notwithstanding the terms of the Notes, the Notes might be treated as possessing substantial equity features. If a class of Notes is treated as equity interests for purposes of the Plan Assets Regulation, the assets of the Issuing Entity might be treated as “plan assets” of Plans that acquire or hold such Notes unless an exception to the look-through rule under the Plan Assets Regulation applies. Although there is no guidance under ERISA on how this definition applies generally, and in particular to a security such as the Notes, the Depositor believes that, unless otherwise indicated in the related prospectus supplement, the Notes should generally be treated as indebtedness without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the Notes, including the reasonable expectation that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a Prohibited Transaction in the event that the Issuing Entity becomes 50% owned by a disqualified person or party in interest with respect to a Plan, the Issuing Entity itself, as an entity owned by party in interest, may be deemed a party in interest with respect to a Plan and a Prohibited Transaction may be deemed to occur by reason of the extension of credit by a particular Plan to a party in interest, among other things. The Depositor can make no assurances that equity interests in the Issuing Entity will not be purchased by a party in interest to any particular Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; and PTCE 75-1 regarding transactions effected by broker-dealers.  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL.

By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not (A) give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of an applicable exemption or (B) cause a non-exempt violation of Similar Law.

The Notes may not be purchased with the assets of a Plan if the Depositor, the sponsor, servicer and administrator, the indenture trustee, the owner trustee, the Vehicle Trustee, any underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption.

Certificates

Certificates will not be eligible for purchase by Benefit Plans unless the related prospectus supplement states otherwise.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series, the Depositor will agree to sell or cause the related Issuing Entity to sell to the underwriters named in the underwriting agreement and in the applicable prospectus supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes of the related series set forth in the underwriting agreement and in the applicable prospectus supplement.

In the underwriting agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the Notes described in the underwriting agreement which are offered by this prospectus and by the applicable prospectus supplement if any of those Notes are purchased.

Each prospectus supplement will either:

·
set forth the price at which each class of Notes being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes; or

·	specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale.

After the initial public offering of those Notes, those public offering prices and those concessions may be changed.

Each underwriting agreement will provide that BMW FS and the Depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of the specified civil liabilities.

Each Issuing Entity may, from time to time, invest the funds in its accounts in eligible investments acquired from the underwriters or from the Depositor.

Pursuant to each underwriting agreement with respect to a given series of Notes, the closing of the sale of any class of Notes subject to that underwriting agreement will be conditioned on the closing of the sale of all other classes of Notes of that series.

The place and time of delivery for the Notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

Legal Opinions

Certain legal matters relating to the Notes of any series, including the legality of such Notes will be passed upon for the related Issuing Entity, the Depositor and the servicer by the general counsel of the servicer and Morgan, Lewis & Bockius LLP. In addition, certain United States federal and tax and other matters will be passed upon for the related Issuing Entity by Morgan, Lewis & Bockius LLP.

Index of Principal Terms

Set forth below is a list of certain of the more important capitalized terms used in this prospectus and the pages on which the definitions may be found.
Actuarial Payoff	29	Dodd-Frank Act	80
Administration Agreement	22	DOL	92
administrator	22	DTC	38
Advance	65	Due Date	33
ALG	37	Early Termination Cost	30
ALG Residual Value	37	Early Termination Lease	29
Auction	53	ERISA	91
Bank Prime Loan	54	Euroclear	56
Bankruptcy Code	77	Euroclear Operator	59
Base Rate	48	Euroclear Participants	56
Benefit Plan	91	Excess Mileage Payments	35
Benefit Plans	92	Excess Wear and Use Payments	35
BMW Facility Partners	24	Exchange Act	38
BMW FS	19	FATCA	90
BMW LP	22	FDIC	80
BMW NA	19	FDIC Counsel	80
BMW Products	1	Federal Funds Rate	51
Bond Equivalent Yield	54	Federal Funds Rate Securities	48
Calculation Agent	50	Fixed Rate Notes	55
CD Rate Securities	48	Fixed Rate Securities	47
CDs (secondary market)	50	Floating Rate Notes	55
Cede	38	Floating Rate Securities	47, 48
Centers	22	Indenture	40
Certificate Distribution Account	62	Indenture Default	43
Certificate Factor	40	indenture trustee	21
Certificates	22	Index Currency	52
chattel paper	82	Index Maturity	50
class	40	Insolvency Laws	77
Clearstream, Luxembourg	56	Interest Determination Date	48
Clearstream, Luxembourg Participants	56	Interest Reset Date	48
closed-end lease	29	Interest Reset Period	48
closing date	22	IRS	87
Code	87	Issuer SUBI Certificate Transfer Agreement	28
Collateral	20	Issuing Entity	21
Commercial Paper Rate	51	Lease Balance	29
Commercial Paper Rate Securities	48	lease contracts	32
Contingent and Excess Liability Insurance	34	Lease Default	30
Contract Residual Value	37	Lease Rate	29
Cooperative	59	Leased Vehicles	23
CPO	36	Leases	23
CSSF	58	Lemon Law	86
Cutoff Date	28	LIBOR	52
Daily Advance Reimbursement	65	LIBOR Securities	48
Dealer Agreement	32	LKE Program	55
Defaulted Lease	64	Matured Vehicle	64
Defaulted Vehicle	64	Maturity Date	29
Deposit Date	31	Maximum interest rate	49
Depositaries	57	MINI Products	1
Depositor	21	Money Market Yield	51
Designated LIBOR Page	53	Monthly Payment	29
Distribution Accounts	62	Monthly Payment Advances	65

Monthly Remittance Condition	64	Servicing Agreement	24
New Lease Incentives	36	Servicing Fee	66
Non-U.S. Note Owner	87	Similar Law	92
Note Distribution Account	62	Specified Leases	22
Note Distribution Amount	69	Specified Vehicles	22
Note Factor	40	Spread	50
Notes	22	Spread Multiplier	50
OID	89	Strip Notes	41
OLA	80	SUBI	22
Other SUBI	22	SUBI Assets	22, 28
Other SUBI Assets	25	SUBI Certificate	22
Other SUBI Certificates	24	SUBI Certificate Transfer Agreement	28
owner trustee	21	SUBI Collection Account	61
Permitted Investments	61	SUBI Supplement	28
Plan Assets Regulation	92	SUBI Trust Agreement	28
Plans	92	Tax Counsel	87
Prime Rate	54	Telerate Page 120	51
Prime Rate Securities	48	Telerate Page 56	53
prohibited transaction	92	Telerate Page 57	53
Prohibited Transactions	92	Termination Proceeds	66
PTCE	93	Terms and Conditions	59
Purchase Option Price	29	TIA	46
Rating Agency	21	Transaction Documents	60
Reallocation Payment	31	Transfer Documents	60
Receivables	20	Transportation Act	16
Recovery Proceeds	66	Treasury Bills	53
Regulations	87	Treasury Rate	53
Relief Act	86	Trust	21
Rent Charge	29	Trust Agreement	21
replacement vehicles	56	Trust Estate	23
Reserve Fund	62	U.S. Noteholder	87
Residual Value	37	U.S. Person	87
Residual Value Losses	69	UCC	27
Reuters Screen US PRIME 1 Page	55	UTI	22
Sales Proceeds	66	UTI Assets	25
Sales Proceeds Advances	65	UTI Beneficiary	22
SEC	iii	UTI Certificates	24
Securities	22	Vehicle Trust	22
Securities Act	38	Vehicle Trust Agreement	23
Securitization Value	37	Vehicle Trust Assets	23
servicer	19	Vehicle Trustee	23
Servicer Default	71

BMW Auto Leasing LLC Depositor	BMW Vehicle Lease Trust 2015-2 Issuing Entity
FREE-WRITING PROSPECTUS
BMW Financial Services NA, LLC Sponsor, Servicer and Administrator	Underwriters Credit Suisse Mizuho Securities RBC Capital Markets Co-Managers __________ __________
October 1, 2015